As filed with the Securities and Exchange Commission on September 14, 1994
                                     Registration No. 33-

                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                      FORM S-4

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    Conseco, Inc.
               (Exact name of Registrant as specified in its charter)

       Indiana                            6719                35-1468632
(State or other jurisdication   (Primary Standard Industrial  (I.R.S. Employer
of incorporation or              Classification Code Number)  Identification
organization)                                                 No.)

      11825 N. Pennsylvania Street, Carmel, Indiana 46032, (317) 573-6100 (Address, including zip code, and telephone number, including area code of
    Registrant's principal executive offices)

                                Lawrence W. Inlow
                                   Conseco, Inc.
                             11825 N. Pennsylvania St.
                              Carmel, Indiana 46032
                                 (317) 573-6100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copies to:
    Allen Finkelson           Arthur J. McGivern        Charles I. Cogut
Cravath, Swaine & Moore       Kemper Corporation    Simpson, Thacher & Bartlett
   825 Eighth Avenue           One Kemper Drive       425 Lexington Avenue
 New York, NY 10019          Long Grove, IL 60049      New York, NY 10017
   (212) 474-1000               (708) 320-4482          (212) 455-2000

    Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective and all other conditions to the merger (the "Merger") of a wholly owned subsidiary of the Registrant with and into Kemper Corporation ("Kemper") pursuant to the Merger Agreement described in the enclosed Joint Proxy Statement/Prospectus have been satisfied or waived.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                          CALCULATION OF REGISTRATION FEE

                                      Amount               Proposed Maximum           Proposed Maximum
 Title of Each Class of               to be                Offering Price Per         Aggregate Offering         Amount of
 Securities to Be Registered       Registered(1)               Unit(2)                     Price(2)          Registration Fee(2)
 ---------------------------       -------------               -------                     --------          -------------------
 Common stock, without par
  value                           9,097,109 shares          Not Applicable              Not Applicable           $82,659.77

(1) This Registration Statement relates to securities of the Registrant issuable to holders of common stock of Kemper, par value $5.00 per share ("Kemper Common Stock"), in the Merger. The number of shares to be registered is based upon the number of shares of Kemper Common Stock outstanding at June 30, 1994, together with the number of shares of Kemper Common Stock issuable upon conversion of outstanding shares of convertible preferred stock of Kemper and upon exercise of outstanding stock options (net of the number of shares owned by the Registrant and shares of restricted stock of Kemper) multiplied by .2173, the Conversion Number (as defined in the enclosed Joint Proxy Statement/Prospectus) calculated based
    upon the Average Conseco Price   (as defined in the Joint Proxy
    Statement/Prospectus) as of September 12, 1994.
(2) Pursuant to Rule 457(f), the registration fee was computed on the basis of the market value of the Kemper Common Stock to be exchanged in the Merger, computed in accordance with Rule 457(c) on the basis of the average of the high and low prices per share of such stock on the New York Stock Exchange Composite Transactions Tape on September 12, 1994, minus $2,358,311,151 (the amount of cash consideration to be paid by the Registrant in the transaction).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                 CONSECO, INC.

      Cross-Reference Sheet Pursuant to Item 501(b) of Regulation S-K

                                                                                       Location in Joint
                      Form S-4 Item                                               Proxy Statement/Prospectus
                      -------------                                               --------------------------
A.  INFORMATION ABOUT THE TRANSACTION

         1.    Forepart of Registration Statement and Outside Front
               Cover Page of Prospectus                                       Outside Front Cover Page

         2.    Inside Front and Outside Back Cover Pages of Pro-
               spectus                                                        Available Information; Incorporation of Certain
                                                                                  Documents by Reference; Table of Contents

         3.    Risk Factors, Ratio of Earnings to Fixed Charges and
               Other Information                                              Summary:  The Meetings; Conseco, Inc.; Kemper
                                                                                  Corporation; The Merger; Comparative Stock
                                                                                  Prices and Dividends; Other Matters

         4.    Terms of the Transaction                                       Summary:  The Meetings; The Merger; The
                                                                                  Merger Agreement; Management and
                                                                                  Operations After the Merger; Comparison of
                                                                                  Rights of Stockholders of Conseco and
                                                                                  Kemper

         5.    Pro Forma Financial Information                                Summary: Unaudited Pro Forma Condensed
                                                                                  Consolidated Financial Information

         6.    Material Contacts with the Company Being
               Acquired                                                       Summary:  The Merger

         7.    Additional Information Required for Reoffering by
               Persons and Parties Deemed To Be Underwriters                  Inapplicable

         8.    Interests of Named Experts and Counsel                         Experts; Legal Matters

         9.    Disclosure of Commission Position on
               Indemnification for Securities Act Liabilities                 Inapplicable

B.   INFORMATION ABOUT THE REGISTRANT

         10.   Information with Respect to S-3 Registrants                    Available Information; Incorporation of Certain
                                                                                  Documents by Reference

         11.   Incorporation of Certain Information by
               Reference                                                      Incorporation of Certain Documents by Reference

         12.   Information with Respect to S-2 or S-3
               Registrants                                                    Inapplicable

                                                                                       Location in Joint
                      Form S-4 Item                                               Proxy Statement/Prospectus
                      -------------                                               ---------------------------
         13.   Incorporation of Certain Information by
               Reference                                                      Inapplicable

         14.   Information with Respect to Registrants Other Than
               S-2 or S-3 Registrants                                         Inapplicable

C.   INFORMATION ABOUT THE COMPANY BEING ACQUIRED

         15.   Information with Respect to S-3 Companies                      Available Information; Incorporation of Certain
                                                                                 Documents by Reference

         16.   Information with Respect to S-2 or S-3
               Companies                                                      Inapplicable

         17.   Information with Respect to Companies Other Than
               S-2 or S-3 Companies                                           Inapplicable

D.   VOTING AND MANAGEMENT INFORMATION

         18.   Information if Proxies, Consents or Authorizations
               Are To Be Solicited                                            Incorporation of Certain Documents by
                                                                                  Reference; Summary; The Meetings; The
                                                                                  Merger; Appraisal Rights; Solicitation of
                                                                                  Proxies; Stockholder Proposals

         19.   Information if Proxies, Consents or Authorizations
               Are Not To Be Solicited, or in an Exchange Offer               Inapplicable


                               [Letterhead of]

                                 CONSECO, INC.
                                                              October  , 1994
Dear Stockholder:

                 You are cordially invited to attend a special meeting of the stockholders of Conseco, Inc., to be held at The Ritz Charles, 12156 North
Meridian Street, Carmel, Indiana, at    .m., _______ Time, on         ,    ,
1994.

                 At the meeting, you will be asked to consider and vote upon a proposal to approve the issuance of shares of Conseco common stock to stockholders of Kemper Corporation in connection with an Agreement and Plan of Merger among Conseco, a wholly owned subsidiary of Conseco and Kemper Corporation which provides for the merger of such wholly owned subsidiary with and into Kemper. In the merger, subject to certain exceptions described in the enclosed Joint Proxy Statement/Prospectus, each outstanding share of Kemper common stock will be converted into the right to receive (i) $56.00 in cash and
(ii) the fraction of a share of Conseco common stock determined by dividing $11.00 by the average closing price of Conseco common stock for a specified period preceding the effective date of the merger (which fraction may not be more than 0.2418 nor less than 0.1982). The proposed merger requires regulatory approval and the approval and adoption of the Agreement and Plan of Merger by the holders of a majority of the outstanding shares of Kemper common stock. Kemper stockholders will consider and vote upon the approval and adoption of the Agreement and Plan of Merger at their separate meeting also to
be held on               , 1994.

                 At the Conseco meeting of stockholders, you will also be asked to consider and vote upon a proposal to change the name of Conseco, Inc. to Kemper, Inc. in connection with the merger.

                 The Board of Directors of Conseco believes that the issuance of shares of Conseco common stock in connection with the merger is in the best interests of Conseco and its stockholders and unanimously recommends that you vote FOR the approval of the proposal. The Conseco Board also recommends that you vote FOR the proposed change of the name of the corporation to Kemper, Inc. The enclosed Joint Proxy Statement/Prospectus explains in detail the proposed merger. Please carefully review and consider all of this information.

                 It is especially important that your shares be represented and voted at the meeting. Although you may currently plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card. If you attend the meeting and vote in person, your vote will supersede your proxy.


                                                    Sincerely,


                                                    -------------------------
                                                    Stephen C. Hilbert
                                                    Chairman of the Board,
                                                    President and Chief
                                                    Executive Officer

                                             [Letterhead of]

                                           Kemper Corporation



         October   , 1994

Dear Stockholder:

                 On behalf of your Board of Directors, I am pleased to invite you to attend the 1994 Annual Meeting of Stockholders of Kemper Corporation,
which will be held at [     ] a.m., _______ Time, on [     ], 1994 in the
Stockholders Meeting Room on the 57th floor of The First National Bank of Chicago, One First National Plaza, Chicago, Illinois.

                 At the meeting, holders of Kemper common stock will be asked to consider and vote upon the approval and adoption of the Agreement and Plan of Merger among Conseco, Inc., a wholly owned subsidiary of Conseco and Kemper which provides for the merger of such wholly owned subsidiary with and into Kemper. Your Board of Directors, after careful consideration, has determined that the merger is in the best interests of Kemper and its stockholders. It unanimously recommends that you vote FOR the approval and adoption of the Agreement and Plan of Merger at the meeting.

                 In the merger, subject to certain exceptions described in the enclosed Joint Proxy Statement/Prospectus, each outstanding share of Kemper common stock will be converted into the right to receive (i) $56.00 in cash and
(ii) the fraction of a share of Conseco common stock determined by dividing $11.00 by the average closing price of the Conseco common stock for a specified period preceding the effective date of the merger (which fraction may not be more than 0.2418 nor less than 0.1982).

                 In addition, stockholders will be asked to elect four Class II directors to the Board of Directors and to ratify the Board's appointment of independent auditors.

                 A Notice of the Annual Meeting and a Joint Proxy
Statement/Prospectus containing detailed information concerning the merger and related transactions and the other matters of business discussed above is enclosed. I urge you to read this material carefully.

                 Your participation in this meeting, in person or by proxy, is very important. Please mark, date, sign, and return the enclosed proxy as soon as possible, whether or not you plan to attend the meeting.

                                                 Sincerely,


                                                 --------------------
                                                 David B. Mathis
                                                 Chairman of the Board and
                                                 Chief Executive Officer

CONSECO, INC.
11825 N. Pennsylvania Street
Carmel, Indiana 46032

              NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


         A special meeting of the stockholders of Conseco, Inc. ("Conseco") will be held at The Ritz Charles, 12156 North Meridian Street, Carmel, Indiana,
at _____, _____ Time, on       ,      , 1994.

         The special meeting is being held for the purpose of considering and voting upon:

                 1.  The issuance of shares of common stock,
         without par value, of Conseco ("Conseco Common Stock"), to stockholders of Kemper Corporation ("Kemper") pursuant to and in accordance with the Agreement and Plan of Merger dated as of June 26, 1994 (the "Merger Agreement"), among Conseco, KC Acquisition, Inc., a wholly owned subsidiary of Conseco ("Merger Sub"), and Kemper. The Merger Agreement provides for the merger of Merger Sub with and into Kemper (the "Merger").
         Upon the effectiveness of the Merger, Kemper will continue as the surviving corporation and will be a wholly owned subsidiary of Conseco. Pursuant to the Merger Agreement, subject to certain exceptions described in the enclosed Joint Proxy Statement/Prospectus, each outstanding share of common stock, par value $5.00 per share, of Kemper will be converted into the right to receive (i) $56.00 in cash and (ii) the fraction of a share of Conseco Common Stock determined by dividing $11.00 by the average closing price of Conseco Common Stock for a specified period preceding the effective date of the Merger (which fraction may not be more than 0.2418 nor less than 0.1982). A copy of the Merger Agreement is included as Annex 1 to the enclosed Joint Proxy Statement/Prospectus.

                 2.  The amendment of the Amended and Restated
         Articles of Incorporation of Conseco, Inc. to change the name of the corporation to Kemper, Inc. upon the effectiveness of the Merger.

         The close of business on             , 1994 has been
fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. Only holders of record of Conseco Common Stock on the record date are entitled to notice of, and to vote at, the meeting.

         All stockholders who are entitled to vote, even if they now plan to attend the meeting, are requested to execute the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Stockholders present at the meeting may withdraw their proxy and vote personally on each matter brought before the meeting.


                                           By Order of the Board of Directors,



                                           Lawrence W. Inlow
                                           Executive Vice President and
                                            Secretary

October ___, 1994

KEMPER CORPORATION
One Kemper Drive
Long Grove,
Illinois 60049--Telephone (708) 320-4700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS -- [    ], 1994

                                                             October  , 1994

To Our Stockholders:

                 You are cordially invited to attend the 1994
Annual Meeting of Stockholders of Kemper Corporation ("Kemper") at _____ a.m., _____ Time, on October ___, 1994
in the Stockholders Meeting Room on the 57th floor of The First National Bank of Chicago, One First National Plaza (intersection of Clark and Madison), Chicago, Illinois. Please enter on the Clark Street side of the building. The meeting is called for the purpose of considering and voting upon:

                 1. The approval and adoption of the Agreement and Plan of Merger dated as of June 26, 1994 (the "Merger Agreement"), among Conseco, Inc. ("Conseco"),
         KC Acquisition, Inc., a wholly owned subsidiary of Conseco ("Merger Sub"), and Kemper, a copy of which is included as Annex 1 to the enclosed Joint Proxy Statement/Prospectus, providing for the merger of Merger Sub with and into Kemper (the "Merger"), pursuant to which, subject to certain exceptions described in the enclosed Joint Proxy Statement/Prospectus, each outstanding share of common stock, par value $5.00 per share, of Kemper ("Kemper Common Stock") will be converted into the right to receive (i) $56.00 in cash and (ii) the fraction of a share of common stock, without par value, of Conseco ("Conseco Common Stock") determined by dividing $11.00 by the average closing price of Conseco Common Stock for a specified period preceding the effective date of the Merger (which fraction may not be more than 0.2418 nor less than 0.1982).

                 2.  The election of directors of Kemper.

                 3.  The ratification of the appointment of KPMG
         Peat Marwick as independent auditors for 1994.

                 4. The transaction of such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

                 The close of business on ___________, 1994 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. Only holders of record of Kemper Common Stock on the record date are entitled to vote at the meeting.

                 In connection with the Merger, appraisal rights will be available to those stockholders of Kemper who meet and comply with the requirements of Section 262 of the Delaware General Corporation Law (the "Delaware Corporation Law"). Any stockholder who wishes to seek appraisal rights must meet and comply with the requirements of Section 262 of the Delaware Corporation Law, a copy of which Section 262 is included as Annex 4 to the enclosed Joint Proxy Statement/Prospectus. Reference is made to the section entitled "APPRAISAL RIGHTS" in the enclosed Joint Proxy Statement/Prospectus for a discussion of procedures to be followed in asserting appraisal rights.

                 Whether or not you now expect to be personally present at the meeting, please complete, date and sign the enclosed proxy card and return it promptly. A self-addressed return envelope, requiring no postage if mailed in the United States, is enclosed for your use. You may revoke your proxy at any time before the authority granted by it is exercised. If you attend the annual meeting, you may vote in person although you have previously returned an executed proxy.

                 Kemper previously distributed its 1993 annual report to stockholders on March 28, 1994. A copy of Kemper's 1993 annual report to stockholders will be provided by first-class mail without charge to each person, including any beneficial owner, to whom a Joint Proxy Statement/Prospectus is delivered, upon oral or written request of any such person. Requests should be directed to John A Effrein, Director of Investor Relations, Kemper Corporation, One Kemper Drive, W-2, Long Grove, Illinois
60049 (telephone (708) 320-3435).

                                           By Order of the Board of Directors



                                                    Kathleen A. Gallichio
                                                    Corporate Secretary

                         CONSECO, INC.
                             AND
                      KEMPER CORPORATION
                    JOINT PROXY STATEMENT
                  ________________________

                        CONSECO, INC.

                         PROSPECTUS

                 This Joint Proxy Statement/Prospectus is being furnished to the stockholders of Conseco, Inc. ("Conseco")
and Kemper Corporation ("Kemper") in connection with the solicitation of proxies by the respective Boards of
Directors of Conseco and Kemper for use at the special
meeting of stockholders of Conseco and the annual meeting of
stockholders of Kemper to be held on        , 1994,
including any adjournments or postponements of the meetings.

                 At the Kemper stockholders meeting, the holders of common stock, par value $5.00 per share ("Kemper Common
Stock"), of Kemper will consider and vote upon the approval and adoption of the Agreement and Plan of Merger dated as of June 26, 1994 (the "Merger Agreement"), among Conseco, KC
Acquisition, Inc., a wholly owned subsidiary of Conseco
("Merger Sub"), and Kemper, pursuant to which Merger Sub will be merged with and into Kemper (the "Merger"). Kemper will be the surviving corporation in the Merger (the
"Surviving Corporation") and will become a wholly owned subsidiary of Conseco. Pursuant to the Merger Agreement, subject to certain exceptions described in this Joint Proxy
Statement/Prospectus with respect to shares owned by Conseco, Kemper or their subsidiaries, each outstanding share of Kemper Common Stock (other than Dissenting Common
Shares (as hereinafter defined)) will be converted upon the effectiveness of the Merger into the right to receive (i)
$56.00 in cash and (ii) the fraction of a share of common stock, without par value, of Conseco ("Conseco Common
Stock") determined by dividing $11.00 by the average closing price of Conseco Common Stock for a specified period preceding the effective date of the Merger (which fraction may not be more than 0.2418 nor less than 0.1982). In addition, holders of Kemper Common Stock will be asked to elect four Class II directors to the Board of Directors of Kemper and to ratify the Kemper Board of Directors' appointment of independent auditors.

                 At the Conseco stockholders meeting, the holders of Conseco Common Stock will consider and vote upon a proposal to approve the issuance of the shares of Conseco
Common Stock to be issued pursuant to the Merger Agreement
(the "Issuance") and a proposal to amend the Amended and Restated Articles of Incorporation of Conseco to change the name of the corporation to Kemper, Inc. upon the effectiveness of the Merger (the "Name Change Amendment").
It is currently expected that, in connection with the Merger, the Surviving Corporation will sell its two life insurance companies, Federal Kemper Life Assurance Company
("FKLA") and Kemper Investors Life Insurance Company
("KILICO"; together with FKLA, the "Life Companies") to a subsidiary of Conseco Capital Partners II, L.P. ("CCP II"), an affiliate of Conseco. In addition, certain real estate interests currently held by subsidiaries of Kemper will be transferred, by merger or otherwise, to indirect subsidiaries of CCP II. See "THE RESTRUCTURING".

                 The Merger is presently anticipated to be consummated prior to December 31, 1994.

                 This Joint Proxy Statement/Prospectus also serves as a Prospectus of Conseco under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Conseco Common Stock issuable in connection with the Merger.

                 This Joint Proxy Statement/Prospectus and the
accompanying forms of proxy are first being mailed to
stockholders of Conseco and Kemper on or about           ,
1994.
                        _________________

        THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN
         APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
           COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
           HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
              STATE SECURITIES COMMISSION PASSED UPON THE
               ACCURACY OR ADEQUACY OF THIS JOINT PROXY
        STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                       IS A CRIMINAL OFFENSE.
                         _________________

                 The date of this Joint Proxy Statement/Prospectus is October ___, 1994.

                                            TABLE OF CONTENTS
                                                                                                   Page
                                                                                                   ----
Available Information                                                                                6
Incorporation of Certain Documents by Reference                                                      7
Summary                                                                                             10
  The Meetings                                                                                      10
  Votes Required                                                                                    11
  The Merger                                                                                        11
  The Restructuring                                                                                 20
  Plan of Financing                                                                                 20
  Market Price and Dividend Data                                                                    22
  Selected Historical and Pro Forma Consolidated Financial Data                                     24
  Comparative Per Share Data                                                                        31
The Meetings                                                                                        32
  Conseco Meeting                                                                                   32
  Kemper Meeting                                                                                    34
Conseco, Inc.                                                                                       38
Kemper Corporation                                                                                  41
  Asset Management                                                                                  41
  Life Insurance                                                                                    41
  Securities Brokerage                                                                              42
  Real Estate                                                                                       42
The Merger                                                                                          42
  Background of the Merger                                                                          42
  Recommendations of the Boards of Directors and Reasons for the Merger                             51
  Opinions of Financial Advisors                                                                    55
  Certain Considerations                                                                            74
  Effective Time                                                                                    81
  Merger Consideration                                                                              82
  Paying Agent; Procedures for Exchange of Certificates; Dividends; No Fractional
    Shares                                                                                          83
  Stock Exchange Listing                                                                            84
  Expenses                                                                                          84
  Material Federal Income Tax Consequences                                                          85
  Accounting Treatment                                                                              86
  Effect on Employee Benefit and Stock Plans                                                        86
  Interests of Certain Persons in the Merger                                                        90
  Resale of Conseco Common Stock                                                                    93
  No Solicitation                                                                                   93
  Right of the Kemper Board of Directors to Withdraw Recommendation                                 94
  Certain Fees                                                                                      94

The Restructuring                                                                                   95
Plan of Financing                                                                                   95
  General                                                                                           95
  Description of Credit Agreements                                                                  97
  Description of Senior Subordinated Debentures                                                    111
  Description of CCP II Holdings PIK Preferred Stock                                               113
Certain Related Transactions                                                                       113
  Amendment to Kemper Rights Agreement                                                             113
  Other                                                                                            114
The Merger Agreement                                                                               114
  The Merger                                                                                       114
  Representations and Warranties                                                                   116
  Business of Kemper Pending the Merger                                                            118
  Business of Conseco Pending the Merger                                                           120
  Certain Additional Agreements                                                                    121
  Conditions to the Consummation of the Merger                                                     122
  Termination, Amendment and Waiver                                                                125
Management and Operations After the Merger                                                         127
  Directors After the Merger                                                                       127
  Conseco Directors                                                                                127
  Management                                                                                       128
  Operations After the Merger                                                                      129
  Projected Annual Cost Savings                                                                    129
Comparative Stock Prices and Dividends                                                             130
Unaudited Pro Forma Condensed Consolidated Financial Information                                   133
Comparison of Rights of Common Stockholders of Conseco and Kemper                                  159
Other Matters                                                                                      167
  Regulatory Approvals Required                                                                    167
  Certain Pending Litigation                                                                       167
Name Change Amendment                                                                              168
Appraisal Rights                                                                                   168
Solicitation of Proxies                                                                            173
Stockholder Proposals                                                                              173
Kemper Stockholder List                                                                            174
Principal Kemper Stockholders                                                                      174
Election of Kemper Directors                                                                       176
Security Ownership of Kemper Directors and Executive Officers                                      180
Committees of the Kemper Board                                                                     182
Executive Officers of Kemper as ofDecember 31, 1993                                                185
Compensation of Kemper Executive Officers                                                          187

Pension Plan Table                                                                                 195
Report on Kemper Executive Compensation of the Committee on
  Compensation and Organization                                                                    197
Kemper Versus Selected Composite Indices                                                           203
Compensation of Kemper Directors                                                                   204
Ratification of Appointment of Kemper's Independent Auditors                                       208
Experts                                                                                            208
Legal Matters                                                                                      209

ANNEXES
     Annex 1  Agreement and Plan of Merger
     Annex 2  Opinion of Morgan Stanley & Co. Incorporated
     Annex 3  Opinion of Goldman, Sachs & Co.
     Annex 4  Section 262 of the Delaware General Corporation Law

         NO PERSON IS AUTHORIZED BY CONSECO OR KEMPER TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, IN CONNECTION WITH THE SOLICITATION AND THE OFFERING MADE BY THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER
TO PURCHASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH
SUCH SOLICITATION OR OFFERING MAY NOT LAWFULLY BE MADE.

         NEITHER THE DELIVERY OF THIS JOINT PROXY
STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE
HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE
INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF CONSECO OR
KEMPER SINCE THE DATE HEREOF.

         FOR NORTH CAROLINA PURCHASERS:  THESE SECURITIES HAVE
NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF
INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE
COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR
ADEQUACY OF THIS DOCUMENT.

         State insurance holding company laws and regulations applicable to Conseco generally provide that no person may acquire control of Conseco, and thus indirect control of its insurance subsidiaries, unless such person has provided certain required information to, and such acquisition is approved (or not disapproved) by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% (or 15% in one of the applicable states) or more of the Conseco Common Stock would be presumed to have acquired such control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.

                  AVAILABLE INFORMATION

         Conseco and Kemper are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, Conseco and Kemper file proxy statements, reports and other information with the Securities and Exchange Commission (the "SEC"). This filed material can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: Chicago Regional Office (Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661) and New York Regional Office (7 World Trade Center, 13th Floor, New York, New York 10048). Copies of such material can be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005.

         Conseco has filed a Registration Statement on Form S-4 (the "Registration Statement") with the SEC under the Securities Act with respect to the Conseco Common Stock to be issued upon consummation of the Merger. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Copies of the Registration Statement are available from the SEC, upon payment of prescribed rates. For further information, reference is made to the Registration Statement and the exhibits filed therewith. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus relating to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.


   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following Conseco documents are incorporated by reference in this Joint Proxy Statement/Prospectus:
(i) Conseco's Annual Report on Form 10-K for the year ended December 31, 1993, (ii) Conseco's Quarterly Reports on
Form 10-Q for the quarterly periods ended March 31, 1994 and June 30, 1994, (iii) Conseco's Current Report on Form 8-K dated July 5, 1994 and (iv) the description of Conseco Common Stock set forth in Conseco's Registration Statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

         The following Kemper documents are incorporated by reference in this Joint Proxy Statement/Prospectus:
(i) Kemper's Annual Report on Form 10-K for the year ended December 31, 1993, (ii) Kemper's Quarterly Reports on
Form 10-Q for the quarterly periods ended March 31, 1994 and June 30, 1994, (iii) Kemper's Current Report on Form 8-K dated July 1, 1994, (iv) the description of Kemper Common Stock set forth in Kemper's Registration Statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description, and (v) the description of the Rights (the "Rights") issued by Kemper pursuant to the Rights Agreement dated as of July 18, 1990, between Kemper and Harris Trust and Savings Bank (the "Kemper Rights Agreement") contained in the Registration Statement on Form 8-A filed by Kemper on July 20, 1990, as amended on July 20, 1994, pursuant to which Kemper registered the Rights pursuant to Section 12 of the Exchange Act.

         The following documents filed by The Statesman Group, Inc. ("Statesman"), are incorporated by reference in this Joint Proxy Statement/Prospectus: (i) Statesman's Annual Report on Form 10-K for the year ended December 31, 1993, and (ii) Statesman's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1994 and June 30, 1994.

         A copy of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into the information incorporated herein) that are not presented herein or delivered herewith will be provided by first-class mail without charge to each person, including any beneficial owner, to whom a Joint Proxy Statement/Prospectus is delivered, upon oral or written request of any such person. With respect to Conseco's documents, requests should be directed to James W. Rosensteele, Vice President, Investor Relations, Conseco, Inc., 11825 N. Pennsylvania Street, Carmel, Indiana 46032 (telephone (317) 573-2893). With respect to Kemper's documents, requests should be directed to John A. Effrein, Director of Investor Relations, Kemper Corporation, One Kemper Drive, W-2, Long Grove, Illinois 60049 (telephone (708) 320-3435). In order to ensure timely delivery of the documents in advance of the meetings to which this Joint Proxy Statement/Prospectus relates, any such request should be made by October ___, 1994.

         All reports and definitive proxy or information statements filed by Conseco and Kemper pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the dates of their respective meetings of stockholders, shall be deemed to be incorporated by reference into this Joint Proxy Statement/Prospectus from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Joint Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement.

         All information contained in this Joint Proxy
Statement/Prospectus relating to Conseco has been supplied by Conseco, and all information relating to Kemper has been supplied by Kemper.

                                                 SUMMARY

         The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, in the attached Annexes and in the documents incorporated herein by reference. Stockholders are urged to read carefully this Joint Proxy Statement/Prospectus and the attached Annexes in their entirety, and in particular the section entitled "THE MERGER--Certain Considerations".

The Meetings

         Conseco. A special meeting of the stockholders of Conseco (including any adjournments or postponements thereof, the "Conseco Meeting") will be held at a.m.,
        Time, on         , 1994 at The Ritz Charles, 12156
North Meridian Street, Carmel, Indiana. Only holders of record of Conseco Common Stock at the close of business on
         , 1994 (the "Conseco Record Date") will be entitled to notice of, and to vote at, the Conseco Meeting. At the Conseco Meeting, holders of Conseco Common Stock will be asked to consider and vote upon the approval of the Issuance and the Name Change Amendment.

         Kemper. The annual meeting of stockholders of Kemper (including any adjournments or postponements thereof, the
"Kemper Meeting") will be held at      .m.,         Time, on
       , 1994 at The First National Bank of Chicago, One
First National Plaza, Chicago, Illinois. All holders of record of Kemper Common Stock and Kemper preferred stock, without par value (the "Kemper Preferred Stock"), at the
close of business on            , 1994 (the "Kemper Record
Date") will be entitled to notice of the Kemper Meeting, but only holders of record of Kemper Common Stock on the Kemper Record Date will be entitled to vote at the Kemper Meeting.
At the Kemper Meeting, holders of Kemper Common Stock will be asked to consider and vote upon the approval and adoption of the Merger Agreement, the election of four Class II directors to the Board of Directors of Kemper and the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for 1994. The nominees for election as directors at the Kemper Meeting are John T. Chain Jr.,
George D. Kennedy, David B. Mathis and Kenneth A. Randall.

Votes Required

         Conseco. Approval of the Issuance requires the affirmative vote of the holders of a majority of the shares of Conseco Common Stock voted thereon at the Conseco Meeting; provided that holders of a majority of the outstanding shares of Conseco Common Stock are present, in person or by proxy, at the Conseco Meeting and vote upon the Issuance. The affirmative vote of the holders of shares representing a plurality of the shares of Conseco Common Stock present, in person or by proxy, and entitled to vote thereon at the Conseco Meeting is required for the approval of the Name Change Amendment. As of the Conseco Record
Date, there were        shares of Conseco Common Stock
outstanding, of which approximately    % were beneficially
owned by directors and executive officers of Conseco and their respective affiliates.

         Kemper. The affirmative vote of the holders of a majority of the outstanding shares of Kemper Common Stock is required for the approval and adoption of the Merger Agreement. The affirmative vote of the holders of shares representing a plurality of the shares of Kemper Common Stock present, in person or by proxy, and entitled to vote thereon at the Kemper Meeting is required for the election of each director. The affirmative vote of the holders of shares representing a majority of the shares of Kemper Common Stock present, in person or by proxy, and entitled to vote thereon at the Kemper Meeting is required for approval of the ratification of the appointment of independent auditors. As of the Kemper Record Date, there were shares of Kemper Common Stock outstanding, of which
approximately    % were beneficially owned by directors and
executive officers of Kemper and their respective affiliates.

The Merger

         The Parties. Conseco is a holding company which owns, operates and provides services to companies in the financial services industry (primarily life insurance companies, to date). Historically, Conseco's earnings have resulted from three distinct activities: (i) operating life insurance companies and other financial services businesses;
(ii) providing investment management, administrative and other fee-based services to affiliated businesses as well as non-affiliates; and (iii) acquiring and restructuring life insurance companies in partnership with other investors.

Recently, Conseco has aggressively pursued a strategy to expand its fee-based business, with special emphasis on increasing assets under management. Conseco's operating strategy for acquired businesses is to consolidate and streamline management and administrative functions, to realize superior investment returns through active asset management, to eliminate unprofitable products and distribution channels and to focus resources on the development and expansion of profitable products and strong distribution channels. The insurance companies Conseco targets for acquisition have profitable niche products, strong distribution systems and progressive management teams who can work with Conseco to implement Conseco's operating and growth strategies.

         Conseco was organized in 1979 as an Indiana corporation and commenced operations in 1982. Its executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana,
46032, and its telephone number is (317) 573-6100. Since Conseco commenced operations in 1982, it has acquired 11 life insurance companies, the first seven as wholly owned subsidiaries and the last four through an investment partnership, Conseco Capital Partners, L.P. ("CCP I"), which has since been dissolved. In early 1994, Conseco formed
CCP II, its second investment partnership to invest in acquisitions of life insurance companies and related businesses. A wholly owned subsidiary of Conseco is the sole general partner of CCP II, as was the case with CCP I.
CCP II has entered into an Agreement and Plan of Merger dated as of May 1, 1994, pursuant to which CCP II will acquire Statesman (the "Statesman Acquisition").

         On July 13, 1994, Conseco announced its intention to explore the sale of its equity interest in one or more of Western National Corporation ("WNC"), CCP Insurance, Inc. ("CCP Insurance") and Bankers Life Holding Corp. ("BLH"), three publicly-held insurance holding companies in which Conseco owns 40% or more of the outstanding common equity, and stated that Morgan Stanley & Co. Incorporated ("Morgan Stanley") had been retained to identify potential buyers.

         Kemper is a financial services holding company with continuing operations in four business segments: asset management, life insurance, securities brokerage and real estate. Kemper was organized in 1967 as a Delaware corporation. Its executive offices are located at One Kemper Drive, Long Grove, Illinois 60049, and its telephone number is (708) 320-4700.

         Merger Sub, a Delaware corporation, is a wholly owned subsidiary of Conseco formed solely for the purpose of the Merger.

         Merger Consideration. At the effective time of the Merger (the "Effective Time"), subject to certain exceptions described in this Joint Proxy Statement/Prospectus with respect to shares owned by Conseco, Kemper or their subsidiaries, each outstanding share of Kemper Common Stock (other than Dissenting Common Shares) will be converted into the right to receive (i) $56.00 in cash, without interest (the "Cash Consideration"), and (ii) the fraction, rounded to the nearest ten-thousandth of a share (the "Conversion Number"), of a validly issued, fully paid and nonassessable share of Conseco Common Stock determined by dividing $11.00 by the Average Conseco Price (as defined below) (the "Stock Consideration"; together with the Cash Consideration, the "Merger Consideration"). The "Average Conseco Price" will be equal to the average of the closing prices of Conseco Common Stock on the NYSE Composite Transactions Reporting System, as reported in The Wall Street Journal, for the 20 trading days immediately preceding the second trading day prior to the Effective Time (the "Trading Average"); provided, however, that if the Trading Average is less than $45.50, then the Average Conseco Price will be $45.50, and if the Trading Average is greater than $55.50, then the Average Conseco Price will be $55.50. No fractional shares of Conseco Common Stock will be issued in the Merger and holders of shares of Kemper Common Stock will be entitled to a cash payment in lieu of any such fractional shares.

         Each share of (i) Series A Cumulative Convertible Preferred Stock of Kemper (the "Series A Preferred Stock"),
(ii) Series C Cumulative Preferred Stock of Kemper (the "Series C Preferred Stock"), (iii) Series D Index Exchangeable Preferred Stock of Kemper (the "Series D Preferred Stock") and (iv) Series E Cumulative Convertible Preferred Stock of Kemper (the "Series E Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Preferred Shares (as hereinafter defined)) will remain outstanding as one validly issued, fully paid and nonassessable share of preferred stock of the Surviving Corporation (collectively, "Surviving Corporation Preferred Stock") subsequent to the Effective Time, subject to the respective terms and covenants thereof.

   Recommendations of the Boards of Directors and Reasons for the Merger

         Conseco. The Board of Directors of Conseco has, by a unanimous vote of those directors present, approved the Merger and the Issuance. The Conseco Board of Directors unanimously recommends that the stockholders of Conseco vote FOR the approval of the Issuance. The Conseco Board of Directors believes that the Merger represents a unique opportunity for Conseco to acquire one of the premier financial services companies in the nation and to expand into the mutual fund and brokerage businesses with a nationally recognized brand name and experienced management teams. The Merger is consistent with Conseco's announced plan to increase its assets under management with specific emphasis on fee-based businesses. The Conseco Board believes that Kemper's and Conseco's businesses strategically complement each other in several significant areas including insurance and third party marketing.

         Kemper. The Board of Directors of Kemper has unanimously approved the Merger Agreement. The Board of Directors of Kemper has determined that the Merger is in the best interests of Kemper and its stockholders, and unanimously recommends that the stockholders of Kemper vote FOR the approval and adoption of the Merger Agreement. In reaching its decision to approve the Merger, the Board of Directors of Kemper considered a number of factors. See "THE MERGER--Background of the Merger" and "--Recommendations of the Boards of Directors and Reasons for the Merger".

         In evaluating the recommendations of the Boards of Directors summarized above, stockholders should carefully consider the matters described under "THE MERGER--Certain
Considerations".

   Opinions of Financial Advisors

         Conseco. Morgan Stanley has delivered its written opinion dated June 26, 1994, to the Board of Directors of Conseco that, as of such date, the consideration being paid to stockholders of Kemper is fair to Conseco from a financial point of view. The full text of the opinion of Morgan Stanley, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Morgan Stanley, is included as Annex 2 to this Joint
Proxy Statement/Prospectus. Conseco stockholders are urged to read the opinion in its entirety.

         Kemper. Goldman, Sachs & Co. ("Goldman Sachs") has delivered its written opinion dated June 26, 1994, to the Board of Directors of Kemper that, as of such date, the consideration to be received by holders of Kemper Common Stock in the Merger is fair to such holders. The full text of the opinion of Goldman Sachs, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Goldman Sachs, is included as Annex 3 to this Joint Proxy Statement/Prospectus. Kemper stockholders are urged to read the opinion in its entirety.

         Interests of Certain Persons in the Merger. In addition to (i) shares of Kemper Common Stock held by directors and executive officers of Kemper, for which they will receive the same consideration as other Kemper stockholders, and (ii) options to acquire shares of Kemper Common Stock and shares of restricted stock granted pursuant to certain Kemper incentive plans, which will be treated as described below under "THE MERGER--Effect on Employee Benefit and Stock Plans", certain executive officers of Kemper are parties to termination protection agreements with Kemper or are the beneficiaries of a Kemper severance program pursuant to which significant payments and other benefits may be provided to such persons following a "Change of Control" (which is defined to include approval and recommendation of the Merger by the Board of Directors of Kemper). The Merger Agreement also contains certain provisions with respect to employee benefit plans of Kemper. In addition, Conseco has agreed that the rights of present and former directors, officers and employees of Kemper and its subsidiaries to indemnification under provisions set forth in their respective certificates of incorporation and by-laws will be maintained for a period of not less than six years after the Effective Time and that, subject to certain limitations, Kemper's current directors' and officers' insurance policy will be continued for a period of not less than six years after the Effective Time. See "THE MERGER-- Interests of Certain Persons in the Merger".

         Regulatory Approvals Required. The consummation of the Merger and the Restructuring (as hereinafter defined) will be subject to, among other approvals, the prior approval of the Illinois Insurance Department and to the expiration or termination of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended
(the "HSR Act"). Applications for such approvals are being prepared or have been submitted and the HSR Act notification and report forms are being prepared or have been filed. The waiting period under the HSR Act applicable to the Merger
(but not the Restructuring described below) has been terminated. See "OTHER MATTERS--Regulatory Approvals
Required".

         Conditions to the Merger. The obligations of Conseco and Kemper to consummate the Merger are subject to various conditions, including obtaining requisite shareholder and regulatory approvals, certain approvals with respect to the registered investment companies for which certain Kemper subsidiaries act as investment adviser or sub-adviser, certain consents from the noninvestment company advisory clients of the asset management subsidiaries of Kemper, approval for listing (subject to official notice of issuance) on the NYSE of the additional shares of Conseco Common Stock to be issued in connection with the Merger and all financing necessary to pay the aggregate Cash Consideration payable in connection with the Merger.

         No Solicitation. The Merger Agreement provides that Kemper may not, nor may it permit any of its subsidiaries to, nor may it authorize or permit any officer, director or employee of, or any investment banker, attorney or other adviser or representative of, Kemper or any of its subsidiaries to, directly or indirectly (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. However, following the receipt by Kemper of an Acquisition Proposal that the Board of Directors of Kemper determines in good faith, following consultation with outside counsel, would permit the Board of Directors of Kemper to take any of the actions referred to under "Right of the Kemper Board of Directors to Withdraw Recommendation" below, any such person may participate in negotiations regarding such Acquisition Proposal. As used herein, an "Acquisition Proposal" means any proposal with respect to a merger, consolidation, share exchange or similar transaction involving Kemper or any significant subsidiary of Kemper, or any purchase of all or any significant portion of the assets of Kemper or any significant subsidiary of Kemper, or any equity interest in Kemper or any significant subsidiary of Kemper, other than the transactions contemplated in the Merger Agreement or in the Senior Facilities Commitment Letter dated June 21, 1994, from Citibank, N.A. and Citicorp Securities, Inc. to Conseco (the "Citibank Commitment Letter").

         Right of the Kemper Board of Directors to Withdraw Recommendation. Under the Merger Agreement, the Board of Directors of Kemper may not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Conseco or Merger Sub, its approval or recommendation of the Merger Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal, unless Kemper receives an Acquisition Proposal and the Board of Directors of Kemper determines in good faith, following consultation with outside counsel, that in order to comply with its fiduciary duties to stockholders under applicable law it is necessary for the Board of Directors to withdraw or modify its approval or recommendation of the Merger Agreement or the Merger, approve or recommend such Acquisition Proposal, enter into an agreement with respect to such Acquisition Proposal or terminate the Merger Agreement. In the event the Board of Directors of Kemper takes any of the foregoing actions, the Merger Agreement requires Kemper to, concurrently with the taking of any such action, pay to Conseco the fee described below under "Certain Fees".

         Certain Fees. The Merger Agreement requires Kemper to pay to Conseco on demand $100.0 million, plus all Expenses
(as defined below), if a bona fide Acquisition Proposal is commenced, publicly proposed, publicly disclosed or communicated to Kemper (or the willingness of any person to make such an Acquisition Proposal is publicly disclosed or communicated to Kemper) and (i) the Board of Directors of Kemper in accordance with the provision described under "Right of the Kemper Board of Directors to Withdraw Recommendation" above, withdraws or modifies, in a manner adverse to Conseco or Merger Sub, its approval or recommendation of the Merger Agreement or the Merger, approves or recommends such Acquisition Proposal, enters into an agreement with respect to such Acquisition Proposal, terminates the Merger Agreement, approves any transaction pursuant to certain sections of the Kemper Rights Agreement or amends or waives any provision of the Kemper Rights Agreement or redeems the Rights issued thereunder or (ii) the requisite approval of Kemper's stockholders for the Merger is not obtained at the Kemper Meeting. As used herein, "Expenses" means all documented out-of-pocket fees and expenses incurred or paid on behalf of Conseco in connection with the Merger or the consummation of any of the transactions contemplated by the Merger Agreement.

         Termination. The Merger Agreement may be terminated at any time prior to the Effective Time (i) by the mutual consent of Conseco and Kemper or (ii) by either party if
(a) any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; (b) the Merger is not consummated on or before March 31, 1995; (c) any approval of stockholders of Conseco or Kemper required for the Merger is not obtained at the applicable meeting; or (d) the Board of Directors of Kemper shall have exercised its right to withdraw or modify, in a manner adverse to Conseco or Merger Sub, its approval or recommendation of the Merger Agreement or the Merger, approve or recommend an Acquisition Proposal or enter into an agreement with respect to an Acquisition Proposal, in each case under the circumstances described under "Right of the Kemper Board of Directors to Withdraw Recommendation" above.

         Appraisal Rights. Subject to compliance with the procedures set forth in Section 262 of the Delaware General Corporation Law (the "Delaware Corporation Law"), the full text of which is included as Annex 4 to this Joint Proxy Statement/Prospectus, holders of Kemper Common Stock and Kemper Preferred Stock are entitled to appraisal rights in connection with the Merger. Any demand for appraisal must be made prior to the vote on the Merger Agreement at the Kemper Meeting. Holders of Kemper Common Stock or Kemper Preferred Stock who, prior to the stockholder vote on the Merger Agreement, properly demand appraisal of their shares and, in the case of holders of Kemper Common Stock, who do not vote in favor of the approval and adoption of the Merger Agreement (such shares being referred to herein as "Dissenting Common Shares" and "Dissenting Preferred Shares", respectively) will have the right to obtain a cash payment for the "fair value" of their shares (excluding any element of value arising from the accomplishment or expectation of the Merger). Such "fair value" would be determined in judicial proceedings, the result of which cannot be predicted. Failure to take any of the steps required under Section 262 of the Delaware Corporation Law on a timely basis may result in the loss of appraisal rights. Holders considering seeking appraisal should be aware that the fair value of their shares of Kemper Common Stock or Kemper Preferred Stock as determined under
Section 262 could be more than, the same as or less than the value of the Merger Consideration that they would otherwise receive, in the case of holders of Kemper Common Stock, or the Surviving Corporation Preferred Stock that they would otherwise continue to hold, in the case of holders of Kemper Preferred Stock, if they did not seek appraisal of their shares of Kemper Common Stock or Kemper Preferred Stock.
See "APPRAISAL RIGHTS".

         Under Section 23-1-44-8 of the Indiana Business
Corporation Law (the "Indiana Corporation Law"), holders of
Conseco Common Stock or Conseco's $3.25 Series D Cumulative
Convertible Preferred Stock are not entitled to dissenters' rights in connection with the Merger.

         Certain Federal Income Tax Consequences. Dispositions of Kemper Common Stock pursuant to the Merger will be taxable transactions for Federal income tax purposes, and may also be taxable transactions under applicable state, local, foreign and other tax laws. A holder generally will recognize gain or loss equal to the difference between
(i) the sum of (A) the fair market value of the Conseco
Common Stock received by the holder pursuant to the Merger and (B) the Cash Consideration received by the holder pursuant to the Merger and (ii) the holder's aggregate adjusted tax basis in the Kemper Common Stock the holder disposes of pursuant to the Merger. Gain or loss will be calculated separately for each block of Kemper Common Stock exchanged pursuant to the Merger. Gain or loss recognized by a holder will be capital gain or loss if the Kemper
Common Stock is held as capital assets, and any such capital gain will be long-term if, as of the date of the disposition, the Kemper Common Stock was held for more than one year. See "THE MERGER--Material Federal Income Tax Consequences".

         Anticipated Accounting Treatment. The Merger will be treated as a "purchase" for accounting and financial reporting purposes.

         Certain Considerations.  Stockholders of Conseco and
Kemper should carefully evaluate the matters set forth under "THE MERGER--Certain Considerations".

The Restructuring

         CCP II has organized CCP II Holdings Corp., a Delaware corporation ("CCP II Holdings"), to acquire an existing life insurance company ("Life Insurance Holdings") and to organize one or more real estate acquisition subsidiaries.
In connection with the Merger, the Surviving Corporation will sell all of the issued and outstanding shares of capital stock of the Life Companies to Life Insurance
Holdings (the "Life Company Dispositions"). In addition, certain real estate interests currently held by subsidiaries of Kemper will be transferred, by merger or otherwise, to one or more of CCP II Holdings' real estate acquisition subsidiaries (the "Real Estate Transfers"). It is currently anticipated that the purchase price to be paid to the Surviving Corporation by Life Insurance Holdings in connection with the Life Company Dispositions and the consideration to be paid in the Real Estate Transfers
(together with related transaction fees and expenses) will aggregate approximately $1.35 billion. The Life Company Dispositions and the Real Estate Transfers are referred to collectively as the "Restructuring". See "THE
RESTRUCTURING". The implementation of the Restructuring is an integral part of the plan of financing for the Merger.
See "--Plan of Financing" below.

Plan of Financing

         It is estimated that the total funds required to pay the aggregate Cash Consideration to be paid to stockholders of Kemper in the Merger and to pay related transaction and restructuring costs will be approximately $2.54 billion (the "Aggregate Acquisition Costs"). The Aggregate Acquisition Costs will be financed from four sources: (i) borrowings by the Surviving Corporation under a Credit Agreement dated as of August 31, 1994 with a syndicate of banks for which Citicorp USA, Inc. is acting as Administrative Agent (the "Surviving Corporation Credit Agreement") in an aggregate amount of $823.5 million (consisting of (a) a Senior
Tranche A Term Loan in the amount of $523.5 million; (b) a

Senior Tranche B Term Loan in the amount of $200.0 million; and (c) a Senior Bridge Loan in the amount of $100.0 million); (ii) the proceeds from the sale by the Surviving Corporation through Morgan Stanley of its senior subordinated debentures in the aggregate principal amount of $350.0 million (the "Surviving Corporation Senior Subordinated Debentures"); (iii) the proceeds to the Surviving Corporation of the Life Company Dispositions and the Real Estate Transfers, which (together with related transaction fees and expenses) are currently expected to aggregate approximately $1.35 billion and to be financed as described below and (iv) Kemper cash available at the Effective Time. In connection with the Merger, Kemper Financial Services, Inc., a Delaware corporation ("KFS"), will transfer all of the broker-dealer businesses of KFS and all of the property and assets related thereto into a new wholly owned subsidiary of KFS, as a result of which KFS will no longer be subject to the net capital requirements applicable to broker-dealers (the "KFS Broker-Dealer Transfer"). It is anticipated that the Senior Bridge Loan will be repaid promptly following the Effective Time in part with funds to be made available to the Surviving Corporation out of assets no longer required to be maintained by KFS in connection with its broker-dealer businesses as a result of the KFS Broker-Dealer Transfer.

         The total amount of funds required by CCP II Holdings to pay to the Surviving Corporation the purchase price for the Life Company Dispositions and the consideration for the Real Estate Transfers (together with related transaction fees and expenses) is currently anticipated to be approximately $1.35 billion and will be financed from four sources: (i) borrowings by CCP II Holdings under a Credit Agreement dated as of August 31, 1994 with a syndicate of banks for which Citicorp USA, Inc. is acting as Administrative Agent (the "CCP II Holdings Credit
Agreement"; together with the Surviving Corporation Credit Agreement, the "Credit Agreements") in an aggregate amount of $400.0 million; (ii) the proceeds from the sale by CCP II Holdings through Morgan Stanley of its senior subordinated debentures in the aggregate principal amount of $400.0 million (the "CCP II Holdings Senior Subordinated Debentures"; together with the Surviving Corporation Senior Subordinated Debentures, the "Senior Subordinated Debentures"); (iii) the proceeds from the sale by CCP II Holdings in a private placement of its pay-in-kind preferred stock (the "CCP II Holdings PIK Preferred Stock") with an aggregate stated value of $250.0 million and (iv) additional equity capital (the "CCP II Equity Contribution") to be contributed by the partners of CCP II in the aggregate amount of $300.0 million.

         Pursuant to a letter dated June 22, 1994, from Morgan Stanley to Conseco (the "Morgan Stanley Highly Confident Letter"), Morgan Stanley has confirmed to Conseco that, based upon and subject to the matters set forth therein, it is highly confident that it could arrange, as exclusive placement agent or lead managing underwriter, the sale of the Senior Subordinated Debentures referred to above.

         The sources of the funds to pay the Aggregate
Acquisition Costs are expected to be as follows (in millions):

Surviving Corporation Credit Agreement:
   Senior Tranche A Term Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $523.5
   Senior Tranche B Term Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   200.0
   Senior Bridge Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   100.0*/
Surviving Corporation Senior
   Subordinated Debentures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   350.0
Restructuring:
   Senior Term Loan to CCP II Holdings. . . . . . . . . . . . . . . . . . . . . . . . . . . .   400.0
   CCP II Holdings Senior Subordinated Debentures . . . . . . . . . . . . . . . . . . . . . .   400.0
   CCP II Holdings PIK Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .   250.0
   CCP II Equity Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   300.0
Kemper cash . . . . . . . . . . . . . . . . . . .                                                15.1
                                                                                             --------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$2,538.6
                                                                                             ========
__________________

         */ It is anticipated that the Senior Bridge Loan will be repaid promptly following the Effective Time in part with funds to be made available to the Surviving Corporation out of assets no longer required to be maintained by KFS in connection with its broker-dealer businesses as a result of the KFS Broker-Dealer Transfer.


Market Price and Dividend Data

         Conseco Common Stock (symbol:  CNC) and Kemper Common
Stock (symbol:  KEM) are listed for trading on the NYSE.

         The following table sets forth the last reported sales prices per share of the Conseco Common Stock and Kemper
Common Stock on the NYSE Composite Transactions Tape on
June 24, 1994, the last trading day before announcement of the Merger Agreement, and on October , 1994, the latest practicable trading day before the printing of this Joint
Proxy Statement/Prospectus, and equivalent per share prices for Kemper Common Stock based on the Conseco Common Stock prices:

                                                        Conseco             Kemper              Kemper
                                                      Common Stock        Common Stock         Equivalent*
                                                      ------------        ------------         ----------
June 24, 1994 . . . . . . . .                           $49 1/4             $61 3/8               $67
October  , 1994
- ----------------------

* Represents the equivalent of one share of Kemper Common Stock calculated by adding the Cash Consideration per share payable in the Merger to the product of the Average Conseco Price and the Conversion Number. For purposes of this calculation, (i) the Average Conseco Price for June 24, 1994 was calculated using the average of the closing prices of Conseco Common Stock over the 20 trading day period ending on June 21, 1994, which average was $55.45 and (ii) the Average Conseco Price for October , 1994 was calculated using the average of the closing prices of Conseco Common Stock over the 20 trading day period ending on October , 1994, which average was $______.


         The shares of Conseco's $3.25 Series D Cumulative Convertible Preferred Stock (symbol: CNCpD) are listed for trading on the NYSE. The following table sets forth the high and low sales prices per share of such shares on the NYSE Composite Transactions Tape on June 24, 1994, the last trading day before announcement of the Merger Agreement, and
on October   , 1994, the latest practicable trading day
before the printing of this Joint Proxy Statement/
Prospectus.

                                                                           Conseco
                                                                        $3.25 Series D
                                                                          Cumulative
                                                                          Convertible
                                                                        Preferred Stock
                                                                        ---------------
                                                                      High           Low
                                                                      ----           ---
June 24, 1994. . . . . . . . .                                      $48 7/8          $47
October   , 1994

Selected Historical and Pro Forma Consolidated Financial
Data

         The following tables present selected historical consolidated financial data for each of Conseco and Kemper and selected pro forma consolidated financial data for Conseco and Kemper combined. The selected historical consolidated financial data are derived from the historical consolidated financial statements of Conseco and Kemper that are incorporated by reference in this Joint Proxy Statement/Prospectus. The selected pro forma consolidated financial data are derived from the unaudited pro forma condensed consolidated financial statements of Conseco and Kemper included in this Joint Proxy Statement/Prospectus.
See "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION". The information set forth below should be read in conjunction with such historical and pro forma financial statements and the notes thereto, the historical financial statements of Statesman as of June 30, 1994 and for the six months then ended contained in Statesman's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1994 and as of December 31, 1993 and for the year then ended contained in Statesman's Annual Report on Form 10-K for the year ended December 31, 1993 and the unaudited pro forma financial information of Conseco as of June 30, 1994 and for the six months then ended and for the year ended December 31, 1993 contained in Exhibit 99.1 to Conseco's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1994. The historical consolidated financial statements of Conseco have been audited by Coopers & Lybrand, independent certified public accountants, for each of the five years in the period ended December 31, 1993. The historical consolidated financial statements of Kemper have been audited by KPMG Peat Marwick LLP, independent certified public accountants, for each of the five years in the period ended December 31, 1993. The historical consolidated financial statements as of and for the six months ended June 30, 1994 and 1993 are unaudited but, in each of Conseco's and Kemper's opinion (with respect to its own statements), reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of its financial position and results of operations for such periods. The results of operations for the six months ended June 30, 1994 may not be indicative of results of operations to be expected for a full year.

         Conseco previously acquired certain insurance companies through CCP I, an investment partnership (which has since been dissolved) for which a wholly owned subsidiary of Conseco acted as sole general partner. Conseco expects to effect certain future acquisitions through CCP II, an investment partnership for which a wholly owned subsidiary of Conseco is acting as sole general partner. CCP II has entered into an Agreement and Plan of Merger dated as of May 1, 1994 to acquire Statesman. In conjunction with the Merger, pursuant to the Restructuring CCP II will also acquire the Life Companies and certain real estate interests currently held by subsidiaries of Kemper. Because a subsidiary of Conseco was the sole general partner of CCP I (prior to its dissolution), Conseco unilaterally controlled
CCP I and, because a subsidiary of Conseco is the sole general partner of CCP II, Conseco unilaterally controls CCP
II. Accordingly, the historical consolidated financial statements of Conseco include all financial information of CCP I and the companies owned by CCP I on a consolidated basis for all relevant periods. Similarly, Conseco's consolidated financial statements will include (and the unaudited pro forma consolidated financial information for Conseco and Kemper includes) all financial information of CCP II and the companies owned by CCP II, including, following the Statesman Acquisition, Statesman and, following the Merger and the Restructuring, the Life
Companies and certain real estate interests currently held by subsidiaries of Kemper. The interests of other investors in CCP I and CCP II and the companies owned by them are eliminated in the consolidated financial statements of Conseco through a minority interest account. For purposes of the selected pro forma consolidated financial data, such other investors are assumed to have a 77% ownership interest in CCP II. See "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION".

         Conseco, both directly and through CCP I, has effected several transactions during the periods covered by the historical financial statements included and incorporated herein that significantly affect the comparability of the financial information presented. Such transactions include
(i) the initial public offering of WNC on February 15, 1994, which reduced Conseco's ownership interest therein to 40% and caused WNC to be included in Conseco's financial statements on the equity (rather than consolidated) basis since the first quarter of 1994, (ii) the acquisition of Bankers Life and Casualty Company ("Bankers Life") by CCP I as of November 1, 1992 (the "November 1992 BLH
Acquisition"), the initial public offering of BLH in March
1993 and the subsequent acquisition by Conseco of
13.3 million additional shares of BLH common stock in September 1993 (the "September 1993 BLH Stock Purchase"), all of which resulted in the inclusion of BLH and its subsidiaries in Conseco's financial statements on a consolidated basis since November 1, 1992, (iii) the acquisitions of Great American Reserve Insurance Company, Jefferson National Life Insurance Company and Beneficial Standard Life Insurance Company by CCP I on June 27, 1990, November 27, 1990 and April 24, 1991, respectively, and
(iv) the formation, as of June 30, 1992, of CCP Insurance to act as the holding company for the insurance companies previously acquired by CCP I, and CCP Insurance's initial public offering, which transactions caused CCP Insurance to be included in Conseco's financial statements on the equity (rather than the consolidated) basis since July 1, 1992, and the purchase by Conseco of 2.0 million additional shares of CCP Insurance common stock in September 1993 (the "September 1993 CCP Insurance Stock Purchase"), which increased
Conseco's ownership interest therein to 40%. See the notes to the consolidated financial statements included in Conseco's Annual Report on Form 10-K for the year ended December 31, 1993, incorporated by reference herein, and the pro forma financial information contained in Exhibit 99.1 to Conseco's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1994, incorporated by reference herein.

           The selected pro forma consolidated financial data for the year ended December 31, 1993 and the six months ended June 30, 1994 reflect the consolidated operating results for Conseco as if the initial public offering of

WNC, the September 1993 CCP Insurance Stock Purchase, the initial public offering of BLH, the September 1993 BLH Stock Purchase, the Statesman Acquisition, the Merger, the Restructuring, the KFS Broker-Dealer Transfer and Kemper's disposition (the "IFTC Disposition") of its interest in Investors Fiduciary Trust Company ("IFTC") had all occurred on January 1, 1993. The selected pro forma consolidated balance sheet data give effect to the Statesman Acquisition, the Merger, the Restructuring, the KFS Broker-Dealer Transfer and the IFTC Disposition as if they had all occurred on June 30, 1994. The pro forma financial data are provided for informational purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had the transactions set forth above actually occurred as of the dates indicated or of the future results of operations or financial condition of Conseco. The Merger will be accounted for under the purchase method of accounting. See "THE MERGER--Accounting Treatment" and "AVAILABLE INFORMATION".

                                                      CONSECO, INC. AND SUBSIDIARIES
                                                    SELECTED FINANCIAL DATA - HISTORICAL
                                                (dollars in millions, except per share data)

                                                           Year Ended December 31,                       Six Months Ended June 30,
                                           ------------------------------------------------------        -------------------------
                                           1989         1990         1991        1992        1993        1993                 1994
                                           ----         ----         ----        ----        ----        ----                 ----
OPERATING DATA:

  Total revenues                          $662.7       $753.3     $1,391.8     $1,523.9    $2,636.0     $1,370.6            $904.1

  Earnings excluding realized
      investment gains (losses)
      and extraordinary charge (1)          32.1         39.0         84.0        162.7       301.9        187.9             123.6

  Income before extraordinary charge        47.2         41.7        121.0        174.8       308.9        193.8             116.7

  Net income                                47.2         41.7        116.0        169.5       297.0        182.9             114.3

  Preferred dividends                        8.3          5.6          6.8          5.5        20.6         10.8               9.3

  Earnings applicable to common stock       38.9         36.1        109.2        164.0       276.4        172.1             105.0

PER SHARE DATA:

  Net income before extraordinary
    charge, primary                        $1.75        $1.37       $ 4.30        $5.59       $9.86        $6.24             $3.92

  Net income, primary                       1.75         1.37         4.10         5.43        9.45         5.87              3.83

  Net income before extraordinary
    charge, fully diluted                   1.26         1.36         4.22         5.56        9.12         5.75              3.66

  Net income, fully diluted                 1.26         1.36         4.02         5.40        8.77         5.42              3.58

  Earnings excluding realized
    investment gains (losses)
    and extraordinary charge (1)             .81         1.25         2.89         5.18        8.92         5.58              3.88

  Dividends declared                        .050         .055         .070         .085        .300         .050              .250

  Book value per outstanding common share   4.30         5.83        15.44        21.86       33.78        30.10             23.02

  Ratio of earnings to fixed charges        1.26X        1.17X        1.32X        1.54X       2.19X        2.43X             3.29X

  Ratio of earnings to fixed charges,
    excluding interest on annuities
    and financial products                  2.49X        1.97X        3.41X        6.24X       8.85X       10.77X             5.59X

  Ratio of earnings to fixed charges
    and preferred dividends                 1.20X        1.14X        1.30X        1.50X       2.04X        2.25X             2.74X

  Ratio of earnings to fixed charges
    and preferred dividends, excluding
    interest on annuities and
    financial products                      1.94X        1.74X        2.99X        5.09X       6.00X        6.99X             3.98X

BALANCE SHEET DATA:

  Total assets                          $5,267.1     $8,371.1    $11,832.4    $11,772.7   $13,749.3    $13,392.4          $5,599.4

  Long-term debt for which
    Conseco is directly liable             300.3        268.9        177.6        163.2       413.0        214.6             230.5

  Notes payable of BLH, not direct
    obligations of Conseco                  __           __           __          392.0       290.3        298.2             279.7

  Notes payable related to CCP
    Insurance, not direct
    obligations of Conseco                  __          258.1        319.3         __          __           __                __

  Shareholders' equity                     158.3        180.2        431.6        594.3     1,142.6      1,088.9             854.9
_______________________

(1) Represents net income excluding net realized gains (losses) and extraordinary charge, less applicable amortization, changes in future policy benefits, taxes and minority interest.

                                                 KEMPER CORPORATION
                                        SELECTED FINANCIAL DATA - HISTORICAL
                                    (dollars in millions, except per share data)

                                                           Year Ended December 31,                       Six Months Ended June 30,
                                           ------------------------------------------------------        -------------------------
                                           1989         1990         1991        1992        1993        1993                 1994
                                           ----         ----         ----        ----        ----        ----                 ----
OPERATING DATA:

  Total revenues                          $1,790.6     $1,829.3   $1,815.8     $1,503.7    $1,549.2     $804.2              $874.2

  Net income (loss) from
    continuing operations                    124.1        (69.9)      76.1       (214.7)     (101.3)     (41.5)               75.1

  Net income (loss) before discontinued
    operations, extraordinary charge and
    cumulative effect of change in
    accounting principle                     124.1        (69.9)      76.1       (200.2)      (89.4)     (29.6)               75.1

  Net income (loss)                          307.4         11.9      204.5       (203.4)      235.5      (14.4)               77.6

  Preferred dividends                         --            --        --           --          18.7        6.9                11.8

  Earnings (loss) applicable to
    common stock                             307.4         11.9      204.5       (203.4)      216.8      (21.3)               65.8

PER SHARE DATA (1):

  Net income (loss) before discontinued
    operations, extraordinary charge and
    cumulative effect of change in
    accounting principle, primary            $2.39       $(1.44)     $1.58       $(4.10)     $(2.52)     $(.74)              $1.86

  Net income (loss) from continuing
    operations, primary                       2.39        (1.44)      1.58        (4.39)      (2.80)      (.98)               1.86

  Net income (loss), primary                  5.96          .25       4.25        (4.16)       5.06       (.43)               1.93

  Net income (loss) from continuing
    operations, fully diluted                 2.39        (1.44)      1.58        (4.39)      (2.36)      (.98)               1.78

  Net income (loss) before discontinued
    operations, extraordinary charge
    and cumulative effect of change
    in accounting principle,
    fully diluted                             2.39        (1.44)      1.58        (4.10)      (2.11)      (.74)               1.78

  Net income (loss), fully diluted            5.96          .25       4.25        (4.16)       4.87       (.43)               1.84

  Dividends declared                          .810         .920       .920         .920        .920       .460                .460

  Book value per outstanding
    common share                             35.25        34.20      37.92        33.77       38.24      35.23               28.68

  Ratio of earnings to fixed charges          1.33X        (2)        1.17X         (2)         (2)        (2)                1.54X

  Ratio of earnings to fixed charges,
    excluding interest on annuities
    and financial products                    2.32X        (2)        1.90X         (2)         (2)        (2)                3.32X

  Ratio of earnings to fixed charges
    and preferred dividends                   1.33X        (2)        1.17X         (2)         (2)        (2)                1.50X

  Ratio of earnings to fixed charges
    and preferred dividends,
    excluding interest on annuities
    and financial products                    2.32X        (2)        1.90X         (2)         (2)        (2)                2.72X

BALANCE SHEET DATA:

  Total assets                           $11,295.7    $12,164.0  $13,104.6    $13,176.3   $14,038.1  $13,849.2           $13,349.7

  Total long-term obligations and
    redeemable securities                    225.3        245.2      320.0         265.5      439.8       258.1              431.6

  Shareholders' equity                     1,724.3      1,625.9    1,838.5       1,766.1    1,619.0     2,112.8            1,324.2
_______________________

(1) Net income per share for 1989 through 1993 and for the six months ended June 30, 1994, reflects the effect of employee interests in Kemper Financial Companies, Inc. ("KFC").

(2) The ratios for the years ended December 31, 1990, 1992, 1993 and six months ended June 30, 1993, are not presented since fixed charges exceeded available earnings by approximately $68.6 million, $274.0 million, $110.9 million and $42.0 million, respectively.

                                     CONSECO, INC.  AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA - PRO FORMA CONSOLIDATED
                              (dollars in millions, except per share data)

                                                             Year Ended                     Six Months Ended
                                                         December 31, 1993                    June 30, 1994
                                                         -----------------                    --------------
OPERATING DATA:

  Total revenues                                             $4,176.0                           $1,943.5

  Net income before extraordinary charge                        167.7                               43.9

  Preferred dividends                                            64.6                               35.1

PER SHARE DATA:

  Earnings before extraordinary charge, primary                 $3.94                               $.98

  Earnings before extraordinary charge, fully diluted            3.94                                .98

  Dividends declared (1)                                          .30                                .25

  Book value per outstanding common share                                                          30.71

  Ratio of earnings to fixed charges                             1.30x                              1.23x

  Ratio of earnings to fixed charges, excluding interest
      on annuities and financial products                        1.84x                              1.62x

  Ratio of earnings to fixed charges and preferred
      dividends                                                  1.19x                              1.11x

  Ratio of earnings to fixed charges and preferred
      dividends, excluding interest on annuities and
      financial products                                         1.47x                              1.24x

BALANCE SHEET DATA:

  Total assets                                                                                 $25,491.9

  Total long-term debt for which Conseco is directly
     liable                                                                                      1,665.1

  Total long-term debt, including debt for which Conseco
      is not directly liable                                                                     3,011.6

  Shareholders' equity                                                                           1,293.9
_______________________

(1) Represents Conseco's historical dividend per share.

                                       COMPARATIVE PER SHARE DATA

                 The following table sets forth for Conseco Common Stock and Kemper Common Stock certain historical, pro forma consolidated and pro forma equivalent per share financial data for the six months ended June 30, 1994 and for the year ended December 31, 1993. The following information should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and accompanying notes of Conseco, Statesman and Kemper included in the documents described under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and the pro forma condensed consolidated financial statements and accompanying discussion and notes set forth under "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION".

                                                                                 Six Months
                                                             Year Ended            Ended
                                                             December 31,         June 30,
                                                                 1993              1994
                                                                 ----              ----
Conseco Common Stock

  Earnings before extraordinary charge per fully diluted common share and common equivalent share:

     Historical                                                 $9.12              $ 3.66

     Pro forma consolidated                                      3.94                 .98

  Dividends per common share:

      Historical                                                  .30                 .25

      Pro forma consolidated (1)                                   .30                 .25

  Book value per common share at period end:

      Historical                                                33.78               23.02

      Pro forma consolidated                                      N/A               30.71

Kemper Common Stock

  Earnings (loss) before discontinued operations, extraordinary charge and cumulative effect of change in accounting principle, per fully diluted common share:

     Historical                                                 (2.11)               1.78

     Pro forma equivalent (2)                                     .82                 .20

     16% of historical amount (3)                                (.34)                .28

  Dividends per common share:

     Historical                                                   .92                 .46

     Pro forma equivalent (3)                                     .06                 .05

     16% of historical amount (3)                                 .15                 .07

  Book value per common share at period end:

     Historical                                                 38.24               28.68

     Pro forma equivalent (2)                                    N/A                 6.40

     16% of historical amount (3)                                6.12                4.59
________

(1)  Amounts represent historical dividends per share of Conseco Common Stock.
(2) Amounts are calculated by multiplying the Conseco pro forma consolidated amounts by the Conversion Number. For purposes of this calculation, the Conversion Number was calculated based on the Average Conseco Price over the 20 trading day period ended on June 30, 1994.

(3) Kemper historical per common share data multiplied by .16 which is the approximate percentage of the Merger Consideration payable in Conseco Common Stock. Shown for comparative purposes only. For purposes of this calculation, the Conversion Number was calculated based on the Average Conseco Price over the 20 trading day period ended on June 30, 1994.

N/A--not applicable.

                         THE MEETINGS

                 This Joint Proxy Statement/Prospectus is being provided to the stockholders of Conseco and Kemper in connection with the Conseco Meeting and the Kemper Meeting, respectively. The meetings will be held on the date, at the times, in the locations and to consider the matters set forth under "--Conseco Meeting" and "--Kemper Meeting" below. The Boards of Directors of Conseco and Kemper are soliciting proxies for use at their respective meetings.
The applicable form of proxy is being provided to the respective holders of Conseco Common Stock and Kemper Common Stock with this Joint Proxy Statement/Prospectus.

Conseco Meeting

                 The Conseco Meeting is scheduled to be held at
        .m.,          Time, on        , 1994 at The Ritz
Charles, 12156 North Meridian Street, Carmel, Indiana. At the Conseco Meeting, the holders of Conseco Common Stock will be asked to consider and vote upon the Issuance and the Name Change Amendment.

         The Board of Directors of Conseco has, by a unanimous vote of those directors present, approved the Merger and the Issuance. The Board of Directors of Conseco has unanimously approved the Name Change Amendment. The Conseco Board of Directors unanimously recommends that the Conseco stockholders vote FOR the approval of the Issuance and the Name Change Amendment.

                 Conseco Record Date and Voting Rights.  Only
holders of record of Conseco Common Stock on the Conseco Record Date will be entitled to notice of, and to vote at, the Conseco Meeting. As of the Conseco Record Date, there
were      shares of Conseco Common Stock outstanding.  Each
share of Conseco Common Stock will entitle the holder thereof to one vote.

                 Conseco Stockholder Vote Required. Holders of at least a majority of the outstanding shares of Conseco Common
Stock must be represented, either in person or by proxy, at the Conseco Meeting for a quorum to be present. Because of the number of shares of Conseco Common Stock to be issued in the Merger, the rules and regulations of the NYSE require that the Issuance be approved by the affirmative vote of the holders of a majority of the shares of Conseco Common Stock voted thereon at the Conseco Meeting; provided that holders of a majority of the outstanding shares of Conseco Common
Stock are present, in person or by proxy, at the Conseco
Meeting and vote upon the Issuance. The affirmative vote of the holders of shares representing a plurality of the shares of Conseco Common Stock present, in person or by proxy, and entitled to vote thereon at the Conseco Meeting is required for the approval of the Name Change Amendment.

                 Holders of shares of Conseco Common Stock who are present, in person or by proxy, at the Conseco Meeting but who abstain from voting on the Issuance will be counted as present for quorum purposes, and will be deemed to have voted upon the Issuance, but such abstentions will have the same effect as votes against the Issuance. Abstentions will have no effect on the approval of the Name Change Amendment.

                 Brokers who hold shares of Conseco Common Stock in "street name" who have not received instructions from the beneficial owners of such shares and who are present, in person or by proxy, at the Conseco Meeting will be counted as present for quorum purposes and will be entitled to vote upon the Name Change Amendment, but will be unable to vote such shares on the Issuance ("broker non-votes").
Accordingly, the holders of such shares will not be counted as having voted upon the Issuance.

                 Conseco Proxies. Each properly completed proxy returned in time for voting at the Conseco Meeting will be voted in accordance with the instructions indicated on the proxy, or, if no instructions are provided, will be voted
FOR the approval of the Issuance and the Name Change
Amendment. It is not expected that any matters other than the Issuance and the Name Change Amendment will be brought before the Conseco Meeting. If, however, other matters are properly presented, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy will also confer discretionary authority on the persons named in the proxy as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Conseco Meeting.

                 A Conseco stockholder may revoke a proxy at any time before it is voted by filing with the Corporate
Secretary of Conseco, Lawrence W. Inlow, 11825 N.
Pennsylvania Street, Carmel, Indiana 46032, an instrument revoking the proxy, or by submitting a duly executed proxy bearing a later date, or by attending the Conseco Meeting and voting in person. Attendance at the Conseco Meeting will not by itself constitute revocation of a proxy.

CONSECO STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH
THEIR PROXY CARDS AND WILL NOT EXCHANGE THEIR CERTIFICATES
AFTER THE MERGER.

                 Conseco Share Ownership. As of February 25, 1994, Alex. Brown Investment Management ("Alex. Brown"), 135 East
Baltimore Street, Baltimore, MD 21202, reported beneficial
ownership of 4,247,150 shares of Conseco Common Stock or
16.6% of shares outstanding.  Alex. Brown reported that it
had shared dispositive power and sole voting power with
respect to 424,764 shares, and sole dispositive power with
respect to 3,822,386 shares.  According to Alex. Brown, all
of the shares were owned by its investment advisory clients.
As of February 11, 1994, KFS, 120 South LaSalle Street,
Chicago, Illinois 60603, reported beneficial ownership of
2,028,600 shares of Conseco Common Stock or 8.03% of shares
outstanding.  KFS reported that it had shared dispositive
and voting power with respect to such shares.  Conseco knows of no other person who beneficially owned more than 5% of
any class of Conseco's voting securities as of            ,
1994.  As of the Conseco Record Date, the directors and
executive officers of Conseco and their respective
affiliates as a group beneficially owned      shares (   %)
of Conseco Common Stock, including      shares that the
directors, executive officers and their respective
affiliates had the right to acquire within 60 days after
  , 1994 through the exercise of stock options, and
including   shares as to which the directors, executive
officers and their respective affiliates either disclaimed beneficial ownership or did not have sole dispositive and voting power. The directors and executive officers of Conseco have indicated that they intend to vote the shares as to which they have sole voting power FOR the approval of the Issuance and the Name Change Amendment.

Kemper Meeting

                 The Kemper Meeting is scheduled to be held at
       .m.,         Time, on         , 1994 at The First
National Bank of Chicago, One First National Plaza, Chicago, Illinois. At the Kemper Meeting, the holders of Kemper
Common Stock will be asked to consider and vote upon the approval and adoption of the Merger Agreement, the election of Class II directors of Kemper and the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for 1994. The approval and adoption of the Merger Agreement by the holders of Kemper Common Stock will constitute approval of each of the transactions contemplated by the Merger Agreement.

                 The Board of Directors of Kemper has unanimously approved the Merger Agreement. The Board of Directors of
Kemper has determined that the Merger is in the best interests of Kemper and its stockholders, and unanimously recommends that the stockholders of Kemper vote FOR the approval and adoption of the Merger Agreement, the election of each nominee as a Class II director and the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors.

                 Kemper Record Date and Voting Rights. All holders of record of Kemper Common Stock and Kemper Preferred Stock on the Kemper Record Date will be entitled to notice of the
Kemper Meeting, but only holders of record of Kemper Common
Stock on the Kemper Record Date will be entitled to vote at
the Kemper Meeting.  As of the Kemper Record Date, there
were   shares of Kemper Common Stock outstanding.  Each
share of Kemper Common Stock will entitle the holder thereof to one vote.

                 Kemper Stockholder Vote Required. Holders of at least a majority of the outstanding shares of Kemper Common
Stock must be represented, either in person or by proxy, at the Kemper Meeting for a quorum to be present. The approval and adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Kemper Common Stock. The election of each director requires the affirmative vote of the holders of a plurality of the outstanding shares of Kemper Common
Stock present, either in person or by proxy, at the Kemper Meeting. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors requires the affirmative vote of the holders of a majority of the outstanding shares of Kemper Common Stock represented, either in person or by proxy, at the Kemper Meeting.

                 With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified with respect to the approval and adoption of the Merger Agreement or the ratification of appointment of independent auditors and will be counted as present for the purpose of determining the existence of a quorum but will have the effect of a negative vote due to the voting requirements described in the previous paragraph with respect to such proposals.

                 Under the rules of the NYSE, brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions who are present, in person or by proxy, at the Kemper
Meeting will be counted as present for quorum purposes and will be entitled to vote on the election of directors and the ratification of the appointment of independent auditors but will not be entitled to vote on the approval and adoption of the Merger Agreement. Under applicable Delaware law, a broker non-vote will have the effect of a negative vote on the approval and adoption of the Merger Agreement.

                 Kemper Proxies. Each properly completed proxy returned in time for voting at the Kemper Meeting will be voted in accordance with the instructions indicated on the proxy or, if no instructions are provided, will be voted FOR the approval and adoption of the Merger Agreement, the election of each nominee as a Class II director and the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for 1994. It is not expected that any matters other than those referred to in this Joint Proxy Statement/Prospectus will be brought before the Kemper
Meeting. If, however, other matters are properly presented, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy will also confer discretionary authority on the persons named in the proxy as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Kemper Meeting.

                 Any Kemper stockholder may revoke a proxy at any time before it is voted by filing with the Corporate
Secretary of Kemper an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Kemper Meeting and voting in person. Any such filing should be made to the attention of Kathleen A.
Gallichio, Corporate Secretary, One Kemper Drive, C-3,
Kemper Corporation, Long Grove, Illinois 60049. Attendance at the Kemper Meeting will not by itself constitute revocation of a proxy.

KEMPER STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH
THEIR PROXY CARDS.  A TRANSMITTAL FORM WITH INSTRUCTIONS
WITH RESPECT TO THE SURRENDER OF KEMPER STOCK CERTIFICATES
WILL BE MAILED TO EACH KEMPER STOCKHOLDER AS SOON AS
PRACTICABLE AFTER THE EFFECTIVE TIME.

                 Kemper Share Ownership. For information regarding each beneficial owner of more than 5% of the Kemper Common
Stock, see "PRINCIPAL KEMPER STOCKHOLDERS".  As of the
Kemper Record Date, the directors and executive officers of
Kemper and their respective affiliates as a group
beneficially owned        shares (   %) of Kemper Common
Stock, including 1,492,382 shares that the directors, executive officers and their respective affiliates had the right to acquire through the exercise of stock options, all of which are immediately exercisable, and including shares as to which the directors, executive officers and their respective affiliates either disclaimed beneficial ownership or did not have sole dispositive and voting power.
The directors and executive officers of Kemper have indicated that they intend to vote the shares as to which they have sole voting power FOR the adoption and approval of the Merger Agreement, the election of each nominee as a Class II director and the ratification of KPMG Peat Marwick LLP as independent auditors for 1994.

                 As of the Kemper Record Date, Kemper's
subsidiaries and the trusts established under certain Kemper
employee benefit plans held            shares or    % of
outstanding Kemper Common Stock, in various fiduciary, representative and custodial capacities. Where a Kemper subsidiary has shared voting power with respect to the adoption and approval of the Merger Agreement, it will permit the other party or parties with voting power to vote on the Merger Agreement as such party or parties deem appropriate. Where a Kemper subsidiary has sole voting power, or where the other party or parties sharing voting power do not exercise that power, the Kemper subsidiary will vote in what it determines to be the best interests of the beneficial owners of such shares.

                             CONSECO, INC.

                 Conseco is a holding company which owns, operates and provides services to companies in the financial services industry (primarily life insurance companies, to date). Historically, Conseco's earnings have resulted from three distinct activities: (i) operating life insurance companies and other financial services businesses; (ii) providing investment management, administrative and other fee-based services to affiliated businesses as well as non-affiliates;
and (iii) acquiring and restructuring life insurance companies in partnership with other investors. Recently, Conseco has aggressively pursued a strategy to expand its fee-based business, with special emphasis on increasing assets under management. Conseco's operating strategy for acquired businesses is to consolidate and streamline management and administrative functions, to realize superior investment returns through active asset management, to eliminate unprofitable products and distribution channels and to focus resources on the development and expansion of profitable products and strong distribution channels. The insurance companies Conseco targets for acquisition have profitable niche products, strong distribution systems and progressive management teams who can work with Conseco to implement Conseco's operating and growth strategies.

                 Conseco was organized in 1979 as an Indiana corporation and commenced operation in 1982. Its executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana, 46032, and its telephone number is (317) 573-6100. Since Conseco commenced operation in 1982, it has acquired 11 life insurance companies, the first seven as wholly owned subsidiaries and the last four through an investment partnership, CCP I. CCP I was dissolved in 1993 after distributing to its partners the proceeds of the sale of, or the securities of, the companies it had acquired. In early 1994, Conseco formed CCP II, its second investment partnership to invest in acquisitions of life insurance companies and related businesses. A wholly owned subsidiary of Conseco is the sole general partner of CCP II, as was the case with CCP I.

                 The insurance companies in which Conseco has made investments develop, market, issue and administer primarily annuities, individual health insurance and life insurance products.

                 Conseco currently holds ownership interests in the following life insurance businesses: (i) BLH, a NYSE listed company in which Conseco currently holds a 56% interest (and which is the parent company of Bankers Life, one of the nation's largest writers of individual health insurance policies and a leader in the market for Medicare supplement and long-term care insurance products); (ii) WNC, a NYSE listed company in which Conseco currently holds a 40% interest and which is the parent of Western National
Life Insurance Company ("Western National"), which develops, markets and issues annuity products through niche distribution channels; (iii) CCP Insurance, a NYSE listed company which Conseco manages and in which Conseco currently holds a 40% ownership interest (and which is the parent company of Great American Reserve Insurance Company,
Beneficial Standard Life Insurance Company and Jefferson
National Life Insurance Company, which offer annuity, life and employee benefit related insurance products); and
(iv) Bankers National Life Insurance Company, National
Fidelity Life Insurance Company and Lincoln American Life
Insurance Company, all of which are wholly owned by Conseco and which have profitable blocks of in-force life business, although new sales are currently not being emphasized.

                 On July 13, 1994, Conseco announced its intention to explore the sale of its equity interest in one or more of WNC, CCP Insurance and BLH and that Morgan Stanley had been retained to identify potential buyers.

                 On February 7, 1994, Conseco announced the closing of CCP II, an investment partnership formed to invest in acquisitions of life insurance companies and related businesses, and Conseco's second such investment partnership. CCP II contemplates effecting acquisitions using partnership equity capital, together with mezzanine and debt financing from various sources. CCP II has equity capital commitments of $623.8 million from limited partner investors, primarily large institutional investors.
Commitments to CCP II include $100.0 million from Conseco,
$25.0 million from Bankers Life, $25.0 million from CCP
Insurance and $50.0 million from Western National. In addition, certain executive officers and directors of Conseco and its affiliates have committed $36.0 million to CCP II. Conseco, through its direct investment and through its equity interest in the investments made by Bankers Life, CCP Insurance and Western National, is expected to have a 23% ownership interest in CCP II. As set forth above, Conseco has announced its intention to explore the sale of its equity interests in one or more of WNC, CCP Insurance and BLH. Any such sale would have the additional effect of reducing Conseco's ownership interest in CCP II. Companies acquired by CCP II (including, as described below, the Life
Companies) will be included in Conseco's financial statements on a consolidated basis because such companies will be unilaterally controlled by Conseco. See "UNAUDITED
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION".

                 CCP II currently expects to consummate the Statesman Acquisition in the Fall of 1994. Statesman is the indirect parent of American Life and Casualty Insurance Company and Vulcan Life Insurance Company. See "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION".

                 Conseco believes that the use of the partnership vehicle for acquisitions of life insurance companies enables it to (i) broaden its access to the capital markets,
(ii) increase the size and number of potential acquisitions it can effect and (iii) generate fee income through management of the acquired companies and their investments. Conseco participates in the acquisitions effected by CCP II through its direct and indirect ownership interest in CCP II and through incentive compensation fees payable (if CCP II generates returns in excess of prescribed targets) by CCP II to the wholly-owned subsidiary of Conseco that acts as general partner of CCP II.

                 As described under "THE RESTRUCTURING", in connection with the consummation of the Merger, the Life Company Dispositions will be effected, pursuant to which CCP II Holdings, a subsidiary of CCP II, will purchase all of the issued and outstanding shares of capital stock of the Life Companies from the Surviving Corporation. In addition, the Real Estate Transfers will be consummated, pursuant to which certain real estate interests currently held by subsidiaries of Kemper will be transferred, by merger or otherwise, to subsidiaries of CCP II Holdings. It is currently anticipated that the Surviving Corporation will be paid an aggregate of approximately $1.35 billion in connection with the Life Company Dispositions and the Real Estate Transfers.

                        KEMPER CORPORATION

                 Kemper is a financial services holding company that gathers, manages and protects the assets of individual, corporate and institutional clients. Kemper's operations include asset management, life insurance, securities brokerage and real estate subsidiaries. The principal executive offices of Kemper are located at One Kemper Drive, Long Grove, Illinois 60049-0001. Its telephone number is
(708) 320-4700.


Asset Management

                 KFS, with $65.1 billion in assets under management at June 30, 1994, is one of the nation's largest asset managers. KFS' product offerings include 21 stock and bond funds, each of which offers fund shareholders the choice of three pricing configurations: (i) the traditional front-end load option, (ii) a spread load (contingent deferred sales charge) and annual distribution fees charged pursuant to a plan complying with Rule 12b-1 under the General Rules and Regulations under the Investment Company Act of 1940 ("12b-1
Fees") or (iii) a level load charging annual service and 12b-1 Fees with no advance commission on the sale. KFS' products also include the 12th largest money market portfolio in the country. KFS also offers investment management and advisory services for individual and institutional investors. KFS distributes its products and services primarily through securities brokerage firms, banks and other financial institutions, independent brokers and agents, financial planners and corporate pension and profit-sharing plans.

                 INVEST Financial Corporation ("INVEST"), a KFS subsidiary, is also an important distributor of Kemper products. INVEST, a registered broker-dealer, is the nation's largest distributor of securities and insurance products through financial institutions.


Life Insurance

                 FKLA is a leader in the term life insurance market. FKLA's products are designed for individuals and small business owners and include features such as premium guarantee levels and premium reduction options. FKLA distributes its products through independent general agents and various other channels.

                 KILICO specializes in variable and fixed annuities. KILICO has been offering products in the variable annuity marketplace for more than 10 years. KILICO markets its products primarily through financial institutions, securities brokerage firms, financial planners and other specialty distributors of financial products. In 1992, the management, operations and employees of KILICO were integrated with those of FKLA to increase efficiencies and coordinate strategic directions of both companies.


Securities Brokerage

                 Kemper Securities, Inc. ("KSI") is a full-service securities brokerage firm, providing a wide array of investment vehicles and advisory services to individual, business and institutional investors. Although KSI's market focus is primarily retail, the firm also provides investment banking services to corporate and municipal clients. The firm is also the largest distributor of KFS mutual funds and one of the largest distributors of KILICO annuity products.


Real Estate

                 This segment includes Kemper's real estate subsidiaries. These subsidiaries include companies which act as general or limited partners in and lenders to various joint ventures.

                         THE MERGER

Background of the Merger

                 In the Spring of 1993, representatives of Conseco, including Rollin M. Dick, Conseco's Chief Financial Officer, had discussions with representatives of KILICO with regard to the possible purchase of two large blocks of annuity business written by KILICO. During the course of the discussions, Mr. Dick suggested to the KILICO representatives that a more appropriate alternative from Conseco's viewpoint would be for Conseco to purchase KILICO itself. The KILICO representatives indicated they would not be interested in such a transaction.

                 A short time later, in the early Summer of 1993, Stephen C. Hilbert, Chairman of the Board, Chief Executive Officer and President of Conseco, Mr. Dick and Ngaire E.
Cuneo, Executive Vice President, Corporate Development, of Conseco, along with representatives of Conseco's placement agent for the offering of partnership interests in CCP II, made a presentation to representatives of KFS regarding the possible interest of KFS in making a partnership investment in CCP II. The representatives of KFS who attended the presentation included Stephen B. Timbers, the President and Chief Operating Officer of Kemper. During the course of this meeting Mr. Hilbert and Mr. Dick were introduced to Mr. Timbers. A short time after this meeting, Mr. Hilbert telephoned Mr. Timbers and suggested that they meet, along with David B. Mathis, Chairman of the Board and Chief
Executive Officer of Kemper, Mr. Dick and Ms. Cuneo, to talk about ways the two companies could possibly work together.
This meeting took place on July 21, 1993, at the offices of Kemper in Long Grove, Illinois. At the meeting Conseco expressed an interest in purchasing all or a portion of KILICO. No specific proposal was made by any party. It was agreed, however, that Conseco would send Kemper a list of documents regarding KILICO that Conseco would like to review. Although a comprehensive list was prepared and sent, as was a shorter list, Conseco received no information in response to either list, and no further discussions ensued regarding a Conseco purchase of KILICO.

                 In the Fall of 1993, Conseco began discussions with investment bankers to explore the possibilities for strategic investments outside the life insurance industry.
One of the opportunities discussed was the mutual fund business. A list of possible acquisition opportunities in the mutual fund business was prepared by Conseco in cooperation with its investment bankers, and Kemper was one of the companies included on the list. One of the investment bankers made an inquiry in November 1993 to Messrs. Mathis and Timbers as to whether Kemper might be interested in selling its asset management business to Conseco. Mr. Mathis and Mr. Timbers indicated at that time that Kemper was not interested in such a transaction.

                 On January 25, 1994, Gary Wendt, President and Chief Executive Officer of General Electric Capital
Corporation ("GECC"), a subsidiary of General Electric
Company ("GE"), telephoned Mr. Mathis and asked to meet the next day to get acquainted. Mr. Mathis agreed to the meeting. On January 26, 1994, Mr. Wendt arrived with Silas Cathcart, a GE director, and Paul Street, Senior Vice
President of GECC.  Mr. Wendt informed Mr. Mathis and
Mr. Timbers, who also attended the meeting, that GECC was interested in acquiring Kemper on a friendly basis for $45 per share, but would need to review Kemper's real estate portfolio before doing so. Following the meeting, in an effort to pursue an acquisition of Kemper, Mr. Wendt and other GECC representatives communicated again with Mr. Mathis and with representatives of Goldman Sachs, which had been retained by Kemper to provide general financial advisory services.

                 At a special meeting of the Board of Directors of Kemper held February 3, 1994, Mr. Mathis and Kemper's legal and financial advisors reviewed with the Board GECC's expression of interest and related matters, including whether or not a sale of Kemper at such time was likely to be in the best interests of stockholders. The next day
Mr. Wendt again expressed GECC's interest in acquiring
Kemper and sought to arrange a meeting between John
Welch, Jr., Chairman of the Board and Chief Executive
Officer of GE, and Mr. Mathis. Mr. Mathis said that Kemper was not for sale at this time and declined. Mr. Wendt stated that GECC would continue to pursue the matter.

                 In a letter dated March 2, 1994, Mr. Welch reaffirmed GECC's intention to acquire Kemper and made a firm proposal at a price of $55 per share, with the possibility of a higher price based on limited due diligence of Kemper, particularly its real estate portfolio. In response, Mr. Mathis reiterated to Mr. Welch Kemper's position that a sale at this time was not in the best interests of its stockholders, but that the proposal would be reviewed more formally at the Kemper Board of Directors' next meeting. At that meeting, held March 17, 1994, the Board reviewed Kemper's financial performance and future prospects, Goldman Sachs advised the Board, based on its review of such financial and other information, that in its opinion the GECC offer of $55 per share was inadequate and, after extensive discussions among the directors and with Kemper's legal and financial advisors, the Board of Directors unanimously rejected GECC's proposal and determined that Kemper was not for sale at that time.

                 Following the public announcement of GECC's
$55 per share offer, Mr. Hilbert telephoned Mr. Timbers. During their conversation, Mr. Hilbert indicated that, if Kemper decided to look for an alternative buyer for all or any part of Kemper, Conseco would be very interested.
Mr. Timbers stated that Kemper was not for sale at that time, but he would keep Conseco in mind if the position of Kemper's Board of Directors changed in that regard.

                 On March 24, 1994, GECC made a filing with the SEC that indicated it would seek to elect to the Kemper Board of Directors four former GE employees who were committed to a sale or merger of Kemper for a price of at least $55 per share. On or about April 4, 1994, GECC distributed a definitive proxy statement with respect to its proposal. On
April 7, 1994, Kemper formally retained Goldman Sachs to provide advisory services in connection with the proxy contest. On April 9, 1994, Kemper mailed its proxy statement for its annual meeting of stockholders to be held
May 11, 1994. Between April 4, 1994 and May 8, 1994, Kemper and GECC filed with the SEC various solicitation materials in connection with the proxy contest.

                 Shortly following the public announcement of GECC's intention to conduct a proxy contest, Mr. Hilbert again telephoned Mr. Timbers. He again expressed Conseco's interest in Kemper, and Mr. Timbers reiterated that Kemper was not for sale.

                 On May 8, 1994, Kemper and GECC entered into a letter agreement by which, among other things, GECC increased its offer to acquire Kemper to $60 in cash per share, subject to the satisfactory completion of due diligence and the satisfaction of certain other conditions. Kemper and GECC also agreed to vote their respective proxies at the Kemper annual meeting of stockholders to be held on May 11, 1994 to adjourn such meeting until August 22, 1994 prior to taking any vote on any other action. In light of the increased GECC offer, Kemper advised GECC pursuant to the letter agreement that the Kemper Board of Directors had authorized its management and advisors to take all appropriate actions to maximize value for Kemper stockholders.

                 At the Kemper annual meeting of stockholders held on May 11, 1994, a motion to adjourn the annual meeting to August 22, 1994 was submitted to stockholders and passed by a majority vote.

                 Following the public announcement of the decision of Kemper's Board of Directors to pursue actions to maximize value for Kemper stockholders, Mr. Hilbert telephoned
Mr. Mathis and indicated that Conseco would be interested in pursuing a possible transaction with Kemper. Mr. Mathis suggested that Mr. Hilbert contact Goldman Sachs and arrange for Conseco to be included as a potential buyer in the process to be conducted by Kemper and its advisors.

                 On May 16, 1994, Conseco engaged Morgan Stanley to act as its financial advisor in connection with a possible transaction with Kemper.

                 On May 16, 1994, Kemper engaged Goldman Sachs to investigate the possible sale of Kemper and to explore other alternatives for providing value to Kemper stockholders, including, without limitation, the sale of the various business segments of Kemper. Kemper and its advisors prepared a confidential selling memorandum and data rooms for review by potential buyers and contacted over one hundred entities to determine whether they would be interested in acquiring Kemper or any of its segments. The entities contacted by Kemper and its advisors included potential strategic and financial buyers, as well as domestic and foreign entities. Based on preliminary indications of interest, Kemper and its advisors negotiated confidentiality agreements with, and distributed copies of the selling memorandum and other confidential information about Kemper to, approximately 35 potential buyers, including Conseco and GECC. During the same period, Kemper and its advisors had conversations with various interested parties, primarily to respond to inquiries and to attempt to ascertain such parties' respective levels of interest. Such conversations included a meeting held on May 19, 1994, attended by Mr. Hilbert, Ms. Cuneo, Mr. Dick, Conseco's financial advisors, Mr. Mathis, Mr. Timbers and Kemper's financial advisors, in which Conseco's degree of potential interest in acquiring Kemper was explored. Potential buyers of the entire company were contacted before potential segment buyers and, subject to demonstrated interest, were given priority with respect to due diligence. Copies of the selling memorandum were distributed to interested potential segment buyers, but due diligence by potential segment buyers was conducted only by several prospective buyers of Kemper's real estate segment.

                 Three parties, including Conseco and GECC, manifested a serious interest in being included in a bidding process for the entire company and were invited to conduct an extensive due diligence review of Kemper in preparation for the submission of final acquisition proposals. The three parties participated in parallel due diligence processes, which included equal access to management, data rooms and follow-up data and information for all Kemper business segments. The parties also had equal access to Kemper's legal and financial advisors.

                 On June 7, 1994, the Board of Directors of Conseco held its regular annual meeting following the annual meeting of stockholders of Conseco. At the Board meeting, Mr. Hilbert reported on the discussions that had taken place with Kemper and its advisors with respect to a possible acquisition of Kemper, including a review of the proposal made to Kemper by GECC and the subsequent proxy contest and of Conseco's entry into the process. Mr. Hilbert described the proposed transaction structure that would be employed by Conseco in connection with any acquisition, the probable sources and structure of the financing of any acquisition, the due diligence that had been accomplished to date and the likely structure and timing of any bid that Conseco determined to make for Kemper. The Conseco Board authorized the management of Conseco to continue investigating a possible acquisition of Kemper, with the understanding that a subsequent meeting would be held to authorize any actual proposal.

                 On June 7 and June 13, 1994, Conseco's and
Kemper's legal and financial advisors held discussions, at Conseco's request, regarding the likely structure of any acquisition of Kemper by Conseco. In addition, Kemper's and Conseco's advisors discussed various aspects of possible elements of a potential bid.

                 On June 14, 1994, Mr. Hilbert, Ms. Cuneo and
Mr. Dick, together with Conseco's legal and financial advisors, met with Mr. Mathis and Kemper's legal and financial advisors. The Kemper representatives stated that a draft merger agreement would be distributed after the Kemper Board meeting scheduled for June 17 and that they anticipated requesting final proposals for the acquisition of Kemper during the last week of June. The Conseco representatives advised the Kemper representatives that Conseco was considering other possible transactions that it would pursue if Conseco were not the successful bidder for Kemper and that it was concerned about the length of time the sale process was taking. The Conseco representatives requested that the process be concluded with a single round of sealed bids to be due on June 20, and that the bidding procedures include expense reimbursement for any bidder that submitted a bona fide bid in excess of $60 per share.
Conseco indicated to Kemper that it was prepared to submit a final bid and requested a copy of the form of merger agreement that had been prepared by Kemper and its advisors.

                 Between June 14 and June 17, various conversations took place between Conseco's and Kemper's advisors, including discussions with respect to the nature of Conseco's financing commitments.

                 Kemper senior management determined it was necessary to attempt to bring the sale process to a prompt and orderly close in order to mitigate the risks inherent in a prolonged process, particularly the disruption to Kemper's businesses. In order to ascertain that none of the potential bidders would be prejudiced by this course of action, Kemper and its advisors consulted with the other two potential bidders and their respective advisors during the following days with respect to the status of their due diligence reviews and to ascertain when they would be prepared to submit final proposals for Kemper. At such time, GECC and the other potential bidder indicated that they needed additional time beyond the June 20, 1994 date requested by Conseco to complete their due diligence review. On June 17, 1994, the Kemper Board discussed in depth the status of the potential bidders in the process, including Conseco's request as to timing, determined to continue the pending process until at least the last week in June and instructed its advisors to inform Conseco that certain other potential bidders were continuing their due diligence reviews and that, in order to ensure that the sale process was conducted in a fair and orderly manner, final proposals for the acquisition of Kemper would not be requested until a later date.

                 On June 18, 1994, Kemper distributed to the three potential bidders a form of merger agreement containing terms that Kemper recommended be utilized by prospective acquirors in submitting a proposal for the acquisition of Kemper, together with a letter indicating that specific rules and procedures for the submission of final proposals
(then contemplated to be due at a specified time during the week of June 27th) would be transmitted within the next week.

                 While continuing its due diligence review, Conseco began finalizing financing commitments for a potential acquisition of Kemper. On June 21, 1994, Conseco received the Citibank Commitment Letter, in which Citibank, N.A.
provided Conseco with financing commitments for senior secured debt facilities of approximately $1.2 billion for the proposed acquisition. On June 22, 1994, Conseco received the Morgan Stanley Highly Confident Letter, in which Morgan Stanley stated that, based upon and subject to the matters set forth therein, it was highly confident that it could arrange, as exclusive placement agent or lead managing underwriter, up to $750 million of subordinated debt financing for the proposed acquisition.

                 At a meeting of the Conseco Board of Directors held on June 22, 1994, Mr. Hilbert reported on the status of the due diligence review undertaken by Conseco and its advisors and on the results of the discussions to date with representatives of Kemper and its legal and financial advisors. Mr. Hilbert then outlined for the Conseco Board the terms of a proposal recommended by management under which Conseco would acquire Kemper. The Conseco Board discussed the potential risks and benefits to Conseco of an acquisition of Kemper. Mr. Hilbert also reported that Morgan Stanley had been engaged by Conseco to render a fairness opinion on a transaction with Kemper.
Representatives of Morgan Stanley then advised the Conseco Board of the results of Morgan Stanley's analyses of the proposed acquisition, and advised the Conseco Board that it was prepared to deliver a written opinion to the Board that the consideration to be paid to the holders of Kemper Common Stock under the proposal being considered by the Conseco
Board was fair from a financial point of view to Conseco, which opinion was subsequently delivered on June 26, 1994.
The Conseco Board then reviewed the proposed financing structure for the acquisition, including the Citibank Commitment Letter and the Morgan Stanley Highly Confident Letter, and the terms and conditions of the merger agreement that would be included in Conseco's proposal to Kemper. The Conseco Board then authorized management to make an acquisition proposal to Kemper on the terms recommended by management and to execute and deliver the Merger Agreement. That evening Mr. Hilbert telephoned Mr. Mathis and informed him that Conseco would deliver to Kemper the following day a proposal for the acquisition of Kemper by Conseco.

                 Late on June 22, 1994, Kemper and its advisors completed the preparation of a form of final bid letter that contemplated the submission on July 5, 1994 of best and final firm proposals for the acquisition of Kemper. On
June 23, 1994, prior to the distribution by Kemper of the final bid letter, a letter from Mr. Hilbert was delivered to Mr. Mathis offering to enter into the Merger Agreement with Kemper (the "Conseco Offer"), pursuant to which a subsidiary of Conseco would be merged into Kemper and each outstanding share of Kemper Common Stock would be converted into the right to receive $56.00 in cash and the fraction of a share of Conseco Common Stock determined by dividing $11.00 by the average closing price of Conseco Common Stock for a specified period prior to the merger (such fraction not to be more than 0.2418 or less than 0.1982). Mr. Hilbert's letter stated that the Conseco Offer would expire if not accepted by 11:59 p.m. on June 26, 1994.

                 On June 23, 1994, after receiving the Conseco Offer, Kemper and its advisors contacted the other two potential bidders to determine whether they anticipated making an offer for Kemper within the range of the Conseco Offer. On the same day, GECC issued a press release that stated "in light of Conseco's $67 a share offer, GE Capital has determined, after significant due diligence, that it will not submit a firm bid for Kemper. We wish both Kemper and Conseco success." In addition, from June 23 through June 26, 1994, Kemper and Goldman Sachs had discussions with the third potential bidder, which indicated that such third party was not prepared to make an offer for Kemper by June 26 and that at such time, if any, as it would be prepared to make an offer, such offer would be below $67 per share and would include substantial non-cash consideration.

                 From June 23 through June 26, 1994,
representatives of Kemper, together with their legal and financial advisors, conducted a due diligence review of the business and financial condition of Conseco. During the same period, members of senior management of Conseco and Kemper, together with their legal and financial advisors, negotiated the provisions of the Merger Agreement.

                 On June 26, 1994, Kemper's Board of Directors held a special meeting. At such meeting, the Kemper Board reviewed with Kemper's senior management and its legal and financial advisors the discussions and negotiations between Kemper and the potential bidders since the last meeting of the Kemper Board. The Kemper Board also heard presentations by its legal advisors on the terms and conditions of the proposed merger agreement, by Goldman Sachs of its analysis of the Conseco Offer, by senior executive officers of Conseco as to Conseco's rationale for the transaction and by representatives of Citibank, N.A. and Morgan Stanley as to the plan of financing for the transaction. Representatives of Goldman Sachs then delivered the written opinion of Goldman Sachs to the Kemper Board that, as of such date, the consideration to be received by the holders of Kemper Common
Stock in the Merger was fair to such holders. After further deliberations, the Kemper Board unanimously approved the execution and delivery of the Merger Agreement as being in the best interests of Kemper and its stockholders. The
Merger Agreement was executed later that day. For a description of the factors considered by the Kemper Board in reaching its decision, see "--Recommendations of the Boards of Directors and Reasons for the Merger" below.

                 In light of the pending Merger, on July 18, 1994, the Kemper Board postponed the Kemper annual meeting of stockholders, which had been adjourned to August 22, 1994, to enable the Kemper stockholders to consider and vote on the adoption and approval of the Merger Agreement at such meeting.


Recommendations of the Boards of Directors and Reasons for the Merger

                 Conseco. The Board of Directors of Conseco approved the Merger by a unanimous vote of those directors present at the June 22 meeting. The Conseco Board unanimously recommends that the stockholders of Conseco vote
FOR the approval of the Issuance.

                 In reaching its conclusion, the Conseco Board considered information provided at the June 7 and 22 Board meetings, including, among other things, (i) information concerning the financial performance and condition, business operations and prospects of Kemper, including an analysis of Kemper's real estate portfolio (including with respect to required reserves, expected cash flows and future funding requirements), an analysis of possible cost savings and synergies, and a qualitative overview of the individual business segments, (ii) the potential long-term and short-term effect of the transaction on Conseco's earnings per share, (iii) the structure of the proposed transaction, (iv) the terms of the Merger Agreement, (v) the presentation and recommendation made by the management of Conseco and (vi) the views of Conseco's financial advisor.

                 Conseco's principal strategic objective since it commenced operations in 1982 has been to acquire financial services companies and to increase their value by implementing management strategies to reduce costs and improve administrative efficiency, centralize asset management, improve marketing and distribution, eliminate unprofitable products and focus resources on the development and expansion of profitable products. Conseco has completed
11 previous acquisitions of insurance companies and related businesses (excluding the Statesman Acquisition) since it commenced operations in furtherance of this strategy. In addition, Conseco has, over the past year, pursued a strategy of increasing the amount of assets it has under management with specific emphasis on fee-based businesses.
In that connection, Conseco had engaged in ongoing discussions with certain investment banking firms about the possibility of acquiring an asset management (mutual fund) firm and had from time to time evaluated specific acquisition opportunities in this area. Such an acquisition would serve to increase the percentage of Conseco's earnings derived from recurring fee income. In addition, Conseco believes that it would benefit from the similarities and synergies between the asset management business and the insurance business.

                 Accordingly, Conseco was interested in the possibility of an acquisition of Kemper because, among other reasons, Kemper owns a large, successful mutual fund asset manager with a nationally recognized brand name and experienced management teams. Conseco believes that the mutual fund industry is experiencing significant pressure for consolidation, and that the Kemper asset management business is attractively positioned to succeed in this environment because of its size, strong consumer name recognition and product and distribution channel diversification. After the Merger, Conseco would manage approximately $85 billion in assets, which is more than four times the approximately $19.0 billion of assets that Conseco had under management at year-end 1993. In addition, following the Merger, fee-based earnings would represent more than 40% of Conseco's pro forma earnings for the year ended December 31, 1993 as compared to approximately 5% of Conseco's historical net income for such period. Conseco's Board of Directors believes that Kemper's and Conseco's businesses complement each other in several other significant areas such as insurance (where Kemper's strong position in the annuity market would add critical mass to Conseco's operations and Kemper's status as a leading provider of term insurance would help to diversify Conseco's product offerings) and third party marketing (where Kemper's subsidiary INVEST, the nation's largest distributor of securities and insurance products through financial institutions, would complement Conseco's existing strategy of selling annuity and mutual fund products through its affiliate, Marketing Distribution Systems Consulting Group, Inc. ("Bankmark")). In addition, the acquisition of Kemper represents a unique opportunity to acquire a leading regional brokerage firm.

                 The Conseco Board of Directors believes that the management of Kemper shares Conseco's philosophy for building stockholder value (as evidenced by the significant steps taken to address certain difficulties that Kemper has experienced over the last several years, particularly with respect to its real estate portfolio) and that Kemper is now poised to see the results of these actions.

                 The Conseco Board of Directors believes that the Merger offers Conseco and Kemper the opportunity to improve their profitability and capitalization through the achievement of economies of scale, the elimination of redundancies and the enhancement of market position. By consolidating certain operations and eliminating expenses, Conseco expects to achieve, over time, significant savings of operating costs. See "MANAGEMENT AND OPERATIONS AFTER
THE MERGER--Operations After the Merger".

                 Kemper. The Board of Directors of Kemper has unanimously approved the Merger Agreement. The Board of Directors of Kemper has determined that the Merger is in the best interests of Kemper and its stockholders and unanimously recommends that the stockholders of Kemper vote FOR the approval and adoption of the Merger Agreement.

                 In determining to approve the Merger Agreement, the Kemper Board of Directors considered a number of factors, including, without limitation, the following:

                 (i) The facts that the Kemper Board had publicly announced that it had authorized its management and advisors to take all appropriate actions to maximize value for Kemper stockholders; that the Kemper Board had determined, in consultation with its advisors, that the most likely way to maximize value was through the sale of the whole company as opposed to the sale of various segments; that procedures to elicit proposals to acquire Kemper had been implemented; and that negotiations had been conducted with several interested parties in the context of a comprehensive sale process;

                 (ii) The fact that GECC's acquisition proposal for Kemper was made public on March 14, 1994 and that since
         May 11, 1994, Kemper and its advisors had contacted more than 100 entities to determine whether they would be interested in acquiring Kemper or any of its segments;

                 (iii) The Kemper Board's review of presentations from, and discussion of the terms and conditions of the Merger (and the financing therefor) with, senior executive officers of Kemper, representatives of its legal counsel, representatives of Goldman Sachs, senior executive officers of Conseco and representatives of Citibank, N.A. and Morgan Stanley;

                 (iv) The assurances the Kemper Board received from representatives of Citibank, N.A. and Morgan Stanley with respect to the feasibility of Conseco's financing plans;

                 (v) The Kemper Board's consideration of, among other things, information with respect to the financial condition, results of operations and business of Kemper, on both an historical and a prospective basis, and current industry, economic and market conditions;

                 (vi) The Kemper Board's review of the historical market prices of Kemper Common Stock compared to the Merger Consideration;

                 (vii) The Kemper Board's consideration of, among other things, information with respect to the financial condition, results of operations and business of Conseco, on both an historical and a prospective basis, its review of the historical market prices of Conseco Common Stock and its consideration of certain pro forma financial information with respect to the Merger;

                 (viii) The Kemper Board's determination, taking into account, among other things, the public announcement on June 23, 1994 by GECC that it would no longer pursue a transaction with Kemper as well as discussions that Kemper and Goldman Sachs had between June 23 and
         June 26, 1994 with a third potential bidder, which indicated that such third party was not prepared to submit an offer by June 26, 1994 and that at such time, if any, as it would be prepared to make an offer, such offer would be below $67 per share and would include substantial non-cash consideration;

                 (ix) The Kemper Board's consideration of the provisions of the Merger Agreement which contemplate that the sale process would continue unrestricted until July 6, 1994 and permit, if another acquisition proposal were received, the Kemper Board in the exercise of its fiduciary duties to terminate the Merger Agreement prior to such date with the payment of a fee of $25 million plus Expenses (compared to a fee of $100 million plus Expenses if terminated on or after such date);

                 (x) The Kemper Board's receipt of the written opinion of Goldman Sachs that, as of June 26, 1994, the Merger Consideration to be received by the holders of shares of Kemper Common Stock is fair to such holders;

                 (xi) The risk that prolonging the sale process further and failing to reach an agreement with Conseco by the deadline specified in the Conseco Offer could result in the withdrawal of Conseco, which could have adversely affected the Kemper Board's ability to achieve the highest and best offer for Kemper's stockholders, as well as its ability to obtain an agreement with any of the remaining parties on the terms then being proposed; and

                 (xii) The risk that prolonging the sale process further could significantly disrupt Kemper's businesses.

                 The Kemper Board of Directors did not assign relative weights to the factors discussed above.


Opinions of Financial Advisors

                 Conseco. Morgan Stanley delivered to the Conseco Board of Directors its written opinion dated June 26, 1994, to the Board of Directors of Conseco that, as of such date, the Merger Consideration was fair from a financial point of view to Conseco. No limitations were imposed by Conseco with respect to the investigations made or the procedures followed by Morgan Stanley in rendering its opinion.

                 The full text of the opinion of Morgan Stanley, which sets forth assumptions made, matters considered and limitations on the review undertaken by Morgan Stanley, is included as Annex 2 to this Joint Proxy
Statement/Prospectus. Conseco stockholders are urged to read the opinion in its entirety. Morgan Stanley's opinion is directed only to the Merger Consideration and does not constitute a recommendation to any Conseco stockholder as to how such stockholder should vote at the Conseco Meeting.
The summary of the opinion of Morgan Stanley set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

                 In arriving at its opinion, Morgan Stanley
(i) analyzed certain publicly available financial statements and other information of Kemper and Conseco; (ii) analyzed certain internal financial statements and other financial and operating data concerning Kemper prepared by the management of Kemper; (iii) analyzed certain financial projections prepared by the management of Kemper;
(iv) discussed the past and current operations and financial condition and the prospects of Kemper with senior executives of Kemper; (v) analyzed certain internal financial statements and other financial and operating data concerning Conseco prepared by the management of Conseco; (vi) analyzed certain financial projections prepared by the management of Conseco; (vii) discussed the past and current operations and financial condition and prospects of Conseco with senior executives of Conseco, and analyzed the pro forma impact of the Merger on Conseco's earnings per share, consolidated capitalization, credit ratings, cash flow and financial ratios; (viii) reviewed the reported prices and trading activity for Kemper Common Stock; (ix) compared the financial performance of Kemper and the prices and trading activity of Kemper Common Stock with that of certain other comparable publicly traded companies and their securities;
(x) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
(xi) reviewed and discussed with the senior management of Conseco the strategic rationale for the Merger and the benefits of the Merger to Conseco; (xii) participated in discussions and negotiations among representatives of Kemper and Conseco and their financial and legal advisors;
(xiii) reviewed the Merger Agreement and certain related documents; (xiv) reviewed the plan under which CCP II will acquire, through subsidiaries, the life insurance subsidiaries of Kemper and certain real estate interests currently held by subsidiaries of Kemper engaged in holding interests in real estate businesses and related activities (including the plan of financing for such acquisitions);
(xv) reviewed the plan under which the broker-dealer businesses of KFS will be transferred into a new wholly owned subsidiary; (xvi) reviewed financial information provided by Kemper and discussed specific real estate assets of Kemper with Kemper management; and (xvii) performed such other analyses as it deemed appropriate.

                 Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for purposes of rendering its opinion, including information provided to it regarding the ownership structure and corresponding cash flows of Kemper's real estate assets. Morgan Stanley also relied upon the assumptions of Conseco's management regarding cost savings to be realized in the Merger and regarding the effects on statutory reserve capital of the KFS Broker-Dealer Transfer. Morgan Stanley also assumed that the financial projections provided to it were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Kemper. Morgan Stanley did not make any independent valuation or appraisals of the assets or liabilities of Conseco or Kemper. Morgan
Stanley's opinion was based on the economic, market and other conditions in effect on, and the information made available to it as of, the date of the opinion.

                 The following is a summary of the analyses Morgan Stanley utilized in arriving at its opinion as to the fairness of the Merger Consideration and that Morgan Stanley discussed with the Conseco Board of Directors on June 22, 1994.

                 Overview. Morgan Stanley summarized the principal terms of and the structure of the proposed transaction, evaluated the positions and strengths of the combined company after the Merger and qualitatively reviewed the significant issues and opportunities represented by the transaction. Morgan Stanley reviewed certain historical financial information for Kemper for the five-year period ended December 31, 1993 and the first quarters of 1993 and 1994. In addition, Morgan Stanley reviewed the trading volume and price history of Kemper Common Stock and the relationship between movements of Kemper Common Stock and movements of the Standard &
         Poor's 500 Index (the "S&P 500 Index") and a composite index comprised of the common stock of certain comparable companies. The comparable companies included in the composite index are T. Rowe Price Associates, Inc., Franklin Resources, Inc., The
         Equitable Companies Incorporated, First Colony Corporation, The Lincoln National Life Insurance
         Company and Transamerica Corporation.

                 Kemper Valuation Analysis. Morgan Stanley arrived at a range of values for Kemper by separately valuing
         KFS, INVEST, KSI and the Life Companies.  Morgan
         Stanley utilized three principal valuation methodologies in valuing these businesses: a comparable company analysis; a precedent transactions analysis and a discounted cash flow analysis.
         Comparable company analysis analyzes a company's operating performance and outlook relative to a group of publicly traded peers to determine an implied unaffected market trading value. Precedent transactions analysis provides a valuation range based upon financial information of companies in the same or similar industries as the target which have been acquired in selected recent transactions. Discounted cash flow analysis provides insight into the intrinsic value of a company based on projected earnings and capital requirements and the subsequent cash flows generated by the assets of the target company. No company used in the comparable company analyses described below is identical to KFS, INVEST, KSI or the Life Companies and no transaction used in the precedent transactions analyses described below is identical to the Merger. Accordingly, an analysis of the results of analyses described below necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value or the acquisition value of the companies to which they are being compared.

                          KFS

                          Comparable Company Analysis.  Morgan Stanley
                 compared certain financial information of KFS with the following group of companies that Morgan
                 Stanley believed to be appropriate for comparison:
                 Franklin Resources, Inc., The John Nuveen Company,
                 T. Rowe Price Associates, Inc., The Pioneer Group, Inc., Eaton Vance Corp., The Colonial Group, Inc., United Asset Management Corporation, Duff & Phelps Corp., Atalanta/Sosnoff Capital Corporation,
                 Alliance Capital Management L.P., New England Investment Companies, L.P. and
                 Oppenheimer Capital, L.P. The financial information compared included market value, common stock price, common stock price as a percentage of the last 12-month's ("LTM") low and high sales prices, assets under management, percentage of mutual fund assets, LTM return on average equity, the ratio of equity to assets, estimated 5-year growth, income as a percentage of assets under management, market value as a percentage of assets under management and market price as a multiple of
                 (i) estimated adjusted earnings for 1994 and 1995,
                 (ii) book value and (iii) LTM revenue. This analysis resulted in a range of values for KFS of between $958.0 million and $1,643.0 million.

                          Precedent Transactions Analysis.  The
                 transactions used in the analysis included PNC Bank Corp.'s acquisition of Blackrock Financial Management, L.P., Fleet Financial Group, Inc.'s acquisition of IBM Credit Investment Management Corporation, Mellon Bank Corporation's acquisition of The Dreyfus Corporation, Torchmark Corporation's acquisition of United Investors Management Company, Clayton Dubilier & Rice, Inc.'s acquisition of The Van Kampen Merritt Companies, Inc. and Franklin Resources, Inc.'s acquisition of Templeton, Galbraith & Hansberger, Ltd. The financial information compared in the analysis included aggregate transaction value, assets under management, return on equity of the acquired company and the price paid for the acquired company as a multiple of (i) net income,
                 (ii) book value, (iii) market value and
                 (iv) assets under management. Applying the multiples derived from the precedent transactions resulted in a range of values for KFS of between $730.2 million and $2,772.0 million.

                          Discounted Cash Flow Analysis.  The stand-
                 alone valuation of KFS was determined by adding
                 (i) the present value of projected cash flows over a 10-year period from 1994 through 2004 and
                 (ii) the present value of KFS's 2004 terminal value. The terminal value of KFS's common equity at the end of the 10-year period was determined by applying a range of multiples (ranging from 11 to 13) to KFS's terminal year earnings. Earnings were projected assuming KFS performed in accordance with its management's forecast and certain variations thereof. The cash flows and terminal values of KFS were discounted to present values using different discount rates (ranging from 13% to 14%) chosen to reflect different assumptions regarding KFS' estimated cost of capital. This analysis resulted in a range of values for KFS of between $1,454.5 million and $1,675.9 million.

                          KFS Valuation Summary.  By analyzing the
                 results obtained from utilizing the foregoing methodologies, Morgan Stanley arrived at a valuation range for KFS of between $1,500.0 million and $1,625.0 million.

                          INVEST

                          Comparable Company Analysis.  Morgan Stanley
                 compared certain financial information of INVEST with the following group of companies that Morgan Stanley believed to be appropriate for comparison:
                 Merrill Lynch & Company, Inc., Dean Witter,
                 Discover & Co., Morgan Stanley Group, Inc.,
                 Salomon Inc, The Bear Stearns Companies Inc.,
                 Lehman Brothers Inc., Paine Webber Group Inc.,
                 A. G. Edwards & Sons Inc., Alex. Brown Inc.,
                 Raymond James Financial, Inc., Legg Mason, Inc., Piper Jaffray Inc., Inter-Regional Financial
                 Group, Inc., Morgan Keegan & Company,
                 Incorporated, McDonald & Company Securities, Inc., The Advest Group, Inc., Jefferies & Company, Inc.
                 and Concord Financial Group, Inc. The financial information compared included market value, stock price, LTM net income, LTM net margin, LTM return on average equity, the 1993 ratio of subordinated debt to total capital, the 1993 ratio of total capital to assets, the composition of 1993 revenues and market price as a multiple of book value, LTM earnings, LTM revenues and estimated earnings for 1994 and 1995. This analysis resulted in a range of values for INVEST of between $30.6 million and $65.1 million.

                          Precedent Transactions Analysis.  The
                 transactions used in the analysis included the management and employee acquisition of Furman Selz Incorporated, Primerica Corporation, Inc.'s acquisition of the domestic retail brokerage and asset management businesses of Shearson Lehman Brothers Holdings Inc. and Prudential Securities Incorporated's acquisition of Thompson McKinnon, Inc. The financial information reviewed included aggregate transaction value and price paid as a multiple of the number of registered representatives and the number of branch offices. Because of the absence of publicly available information as to the net income, book value or market value of the acquired companies in these transactions, Morgan Stanley did not calculate a range of values for INVEST using this methodology but instead used it as a point of reference in analyzing the other valuation methodologies.

                          Discounted Cash Flow Analysis.  The stand-
                 alone valuation of INVEST was determined by adding
                 (i) the present value of projected cash flows over a 10-year period from 1994 through 2004 and
                 (ii) the present value of INVEST's 2004 terminal value. The terminal value of INVEST's common equity at the end of the ten-year period was determined by applying a range of multiples (ranging from 8 to 10) to INVEST's terminal year earnings. Earnings were projected assuming INVEST performed in accordance with its management's forecast and certain variations thereof. The cash flows and terminal values of INVEST were discounted to present values using different discount rates (ranging from 12% to 13%) chosen to reflect different assumptions regarding INVEST's estimated cost of capital. This analysis resulted in a range of values for INVEST of between $90.5 million and $103.9 million.

                          INVEST Valuation Summary.  By analyzing the
                 results obtained from utilizing the foregoing methodologies, Morgan Stanley arrived at a valuation range for Kemper's 95% interest in INVEST of between $90.0 million and $95.0 million.

                          KSI

                          Comparable Company Analysis.  Morgan Stanley
                 compared certain financial information of KSI with the following group of companies that Morgan
                 Stanley believed to be appropriate for comparison:
                 Merrill Lynch & Company, Inc., Dean Witter,
                 Discover & Co., Morgan Stanley Group, Inc.,
                 Salomon Inc, The Bear Stearns Companies Inc.,
                 Lehman Brothers Inc., Paine Webber Group Inc.,
                 A. G. Edwards & Sons Inc., Alex. Brown, Raymond
                 James Financial, Inc., Legg Mason, Inc., Piper Jaffray Inc., Inter-Regional Financial Group,
                 Inc., Morgan Keegan & Company, Incorporated,
                 McDonald & Company Securities, Inc., The Advest Group, Inc., Jefferies & Company, Inc. and Concord Financial Group, Inc. The financial information compared included market value, stock price, LTM net income, LTM net margin, LTM return on average equity, the 1993 ratio of subordinated debt to total capital, the 1993 ratio of total capital to assets, the composition of 1993 revenues and market price as a multiple of book value, LTM earnings, LTM revenues and estimated earnings for 1994 and 1995. This analysis resulted in a range of values for KSI of between $127.5 million and $172.0 million.

                          Precedent Transactions Analysis.  The
                 transactions used in the analysis included the management and employee acquisition of Furman Selz Incorporated, Primerica Corporation, Inc.'s acquisition of the domestic retail brokerage and asset management businesses of Shearson Lehman Brothers Holdings Inc. and Prudential Securities Incorporated's acquisition of Thompson McKinnon, Inc. The financial information reviewed included aggregate transaction value and price paid as a multiple of the number of registered representatives and the number of branch offices. Because of the absence of publicly available information as to the net income, book value or market value of the acquired companies in these transactions, Morgan Stanley did not calculate a range of values for KSI using this methodology but instead used it as a point of reference in analyzing the other valuation methodologies.

                          Discounted Cash Flow Analysis.  The stand-
                 alone valuation of KSI was determined by adding
                 (i) the present value of projected cash flows over a 10-year period from 1994 through 2004 and
                 (ii) the present value of KSI's 2004 terminal value. The terminal value of KSI's common equity at the end of the 10-year period was determined by applying a range of multiples (ranging from 7.5 to 8.5) to KSI's terminal year earnings. Earnings were projected assuming KSI performed in accordance with its management's forecast and certain variations thereof. The cash flows and terminal values of KSI were discounted to present values using different discount rates (ranging from 13% to 14%) chosen to reflect different assumptions regarding KSI's estimated cost of capital. This analysis resulted in a range of values for KSI of between $170.1 million and $193.6 million.

                          KSI Valuation Summary.  By analyzing the
                 results obtained from utilizing the foregoing methodologies, Morgan Stanley arrived at a range of values for KSI of between $170.0 million and $180.0 million.

                          Life Companies

                          Comparable Company Analysis.  Morgan Stanley
                 compared certain financial information of the Life Companies with groups of companies that Morgan Stanley believed to be appropriate for comparison:
                 American General Corporation, BLH, Conseco,
                 Providian Corporation, The Equitable Companies Incorporated, Equitable Life Insurance Company of Iowa, First Colony Corporation, Jefferson-Pilot
                 Life Insurance Company, The Lincoln National Life Insurance Company, Torchmark Corporation, Transamerica Corporation, UNUM Corporation,
                 American Income Life Insurance Company, CCP
                 Insurance, Kansas City Life Insurance Company, The Liberty Corporation, Life Partners Group, Inc., Northwestern National Life Insurance Company, Protective Life Insurance Company, Provident
                 Life & Accident Insurance Company of America, Washington National Insurance Company and WNC.
                 The financial information compared included market capitalization, current price, price as a percentage of the previous 52-weeks' high and low sales price, estimated earnings per share for 1994 and 1995, 5-year growth rate, book value per share, return on average equity, dividend yield and price as a multiple of (i) estimated earnings for 1994 and 1995 in accordance with generally accepted accounting principles ("GAAP"), (ii) GAAP book value, (iii) statutory net gain and
                 (iv) statutory book value. This analysis resulted in a range of values for the Life Companies of between $1,126.4 million and $1,362.7 million.

                          Precedent Transactions Analysis.  The
                 transactions used in the analysis included GECC's acquisition of Heritage Insurance Group, Inc., the Statesman Acquisition, Irish Life PLC's acquisition of First Variable Life Insurance Company, Primerica Corporation's acquisition of The Travelers Corporation, GECC's acquisition of United Pacific Reliance Life Insurance Company, GECC's acquisition of GNA Corporation and UNUM Corporation's acquisition of Colonial Companies, Inc. The financial information compared in the analysis included aggregate transaction value, return on average equity of the acquired company and the price paid for the acquired company as a multiple of (i) GAAP and statutory (x) net income,
                 (y) book value and (z) net premiums and
                 (ii) market value. Applying the multiples derived from the precedent transactions resulted in a range of values for the Life Companies of between $1,703.4 million and $2,271.2 million.

                          Discounted Cash Flow Analysis.  The stand-
                 alone valuation of the Life Companies was determined by adding (i) the present value of the projected dividend streams of the Life Companies over a 10-year period from 1994 through 2004 and
                 (ii) the present value of the Life Companies' 2004 terminal value. The terminal value of the Life Companies' common equity at the end of the 10-year period was determined by projecting a range of real perpetual growth rates for dividends of from 1 to 3% after 2004. Earnings were projected assuming the Life Companies performed in accordance with the Life Companies' management's forecast and certain variations thereof. The dividend streams and terminal values of the Life Companies were discounted to present values using different discount rates (ranging from 11% to 12%) chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of the Life Companies' common equity. This analysis resulted in a range of values for the Life Companies of between $1,143.9 million and $1,372.0 million.

                          Life Companies Valuation Summary.  By
                 analyzing the results obtained from utilizing the foregoing methodologies, Morgan Stanley arrived at a range of values for the Life Companies of between $1,200.0 million and $1,300.0 million.

                 Projected Cost Savings. Cost savings estimated to result from the Merger (see "MANAGEMENT AND OPERATIONS
         AFTER THE MERGER--Operations After the Merger") were analyzed by area of cost reduction. The comparison included cost savings projected as a percentage of total expense.

                 Real Estate Portfolio. Morgan Stanley reviewed the available documentation for certain of the real estate assets in the Kemper portfolio and discussed the portfolio with representatives of Kemper who have responsibility for the real estate assets. Morgan Stanley then reviewed Kemper's valuation estimates and recalculated values for certain real estate assets in the portfolio based on current market capitalization rates and discount rates, assuming an orderly liquidation of the portfolio over a several year period. Morgan Stanley also reviewed the cash flows relating to the real estate portfolio, reviewed the overhead levels for Kemper allocated to real estate operations and estimated the future contractual funding obligations of Kemper related to real estate assets.

                 Total Kemper Valuation. By combining the stand-alone valuations for KFS, INVEST, KSI and the Life Companies described above and making certain adjustments to reflect corporate overhead, the real estate portfolio, corporate debt and preferred stock obligations, the assumed conversion of options and estimated cost savings, Morgan Stanley arrived at a valuation range for Kemper to Conseco of between $2,795.0 million and $3,003.0 million, or from $66 to $71 per share.

                 The summary set forth above does not purport to be a complete description of the analyses performed by Morgan
Stanley. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Morgan Stanley believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In performing its analyses, Morgan
Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Conseco or Kemper. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which such businesses actually may be sold. Because such analyses are inherently subject to uncertainty, none of Conseco, the Conseco Board of Directors or management, Morgan Stanley or any other person assumes responsibility if future events do not conform to the judgments reflected in the opinion of Morgan Stanley.

                 The Conseco Board of Directors retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is a nationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

                 Pursuant to a letter agreement dated May 16, 1994, between Conseco and Morgan Stanley (the "Engagement
Letter"), Conseco agreed to pay Morgan Stanley an advisory fee based on time expended and estimated to be between $250,000 and $300,000. If the Merger is consummated, Conseco will pay Morgan Stanley a fee of $9,174,900, against which any advisory fees paid will be credited. The
Engagement Letter with Morgan Stanley provides that Conseco will reimburse Morgan Stanley for its reasonable out-of-pocket expenses and will indemnify Morgan Stanley against certain liabilities incurred in connection with its services.

                 The Engagement Letter also provides that, if, at any time during the term of or within two years following the termination or completion of the engagement of Morgan Stanley, Conseco decides to recapitalize, spin off, sell (privately or in a public offering) or otherwise dispose of any interest in the assets, businesses or securities of Kemper, Conseco will retain Morgan Stanley as its exclusive financial advisor in executing such transactions, upon terms and conditions, including compensation, mutually acceptable to Conseco and to Morgan Stanley.

                 The Engagement Letter provides that Morgan Stanley will have the option, to the extent that Conseco uses external advisors, to act as lead manager or exclusive placement agent, as the case may be, in connection with any public or private debt or equity financing, real estate financing, asset or real property sales or interest rate or currency exposure exchanges or hedges in conjunction with the assignment described in the Engagement Letter, upon terms and conditions, including compensation, mutually acceptable to Conseco and to Morgan Stanley.

                 Morgan Stanley has delivered to Conseco the Morgan Stanley Highly Confident Letter, pursuant to which Morgan
Stanley has confirmed to Conseco that, based upon and subject to the matters set forth therein, it is highly confident that it could arrange, as exclusive placement agent or lead managing underwriter, for the sale of the Senior Subordinated Debentures. Pursuant to a letter agreement dated June 22, 1994 between Conseco and Morgan
Stanley, Conseco agreed to pay Morgan Stanley a fee of $8.0 million in consideration for issuance of the Morgan
Stanley Highly Confident Letter, payable at the time of closing of the sale of the Senior Subordinated Debentures.
This amount will be credited against any financing fees
Morgan Stanley receives from underwriting these securities.

                 Morgan Stanley has been retained by Conseco to provide financial advisory and financing services to Conseco in connection with the Statesman Acquisition. Morgan
Stanley has also been retained by Conseco to provide financial advisory services in connection with Conseco's announced intention to explore the sale of its equity interests in one or more of WNC, CCP Insurance and BLH.
Morgan Stanley will receive customary fees for the rendering of these services.

                 Kemper. Goldman Sachs has delivered its written opinion dated June 26, 1994 to the Board of Directors of Kemper that, as of such date, the Merger Consideration to be received by the holders of Kemper Common Stock pursuant to the Merger Agreement was fair to such holders. No limitations were imposed by Kemper with respect to the investigations made or the procedures followed by Goldman
Sachs in rendering its opinion.

                 The full text of the opinion of Goldman Sachs, which sets forth assumptions made, matters considered and limitations on the review undertaken by Goldman Sachs, is included as Annex 3 to this Joint Proxy
Statement/Prospectus. Kemper stockholders are urged to read the opinion in its entirety. Goldman Sachs' opinion does not constitute a recommendation to any Kemper stockholder as to how such stockholder should vote at the Kemper Meeting.
The summary of the opinion of Goldman Sachs set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

                 In connection with its opinion, Goldman Sachs reviewed, among other things, (i) the Merger Agreement;
(ii) the Annual Reports to Stockholders and Annual Reports on Form 10-K of Kemper and Conseco for the 5 years ended December 31, 1993; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Kemper and Conseco; (iv) certain other communications from Kemper and Conseco to their respective stockholders; and
(v) certain internal and other financial information, analyses and forecasts for Kemper and Conseco prepared by their respective managements. Goldman Sachs also held discussions with members of the senior management of Kemper and Conseco regarding the past and current business operations, financial condition and future prospects of their respective companies. Goldman Sachs also reviewed with members of senior management of Kemper the results of Kemper's due diligence examination of Conseco and also held discussions with the independent auditors of each of Kemper and Conseco regarding the financial and accounting affairs of Kemper and Conseco. In addition, Goldman Sachs reviewed the reported price and trading activity for Kemper Common Stock and Conseco Common Stock, compared certain financial and stock market information for Kemper and Conseco with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the insurance and investment management industries specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

                 Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Kemper or Conseco or any of their respective subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal.

                 The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its written opinion to Kemper's Board of Directors on June 26, 1994.

                 (i) Historical Stock Trading Analysis. Goldman Sachs reviewed and analyzed the historical trading prices and volumes for Kemper Common Stock and analyzed the consideration to be received by holders of Kemper Common Stock pursuant to the Merger Agreement in relation to historical market prices of Kemper Common Stock. Such review of trading prices indicated that the price per share of Kemper Common Stock to be paid pursuant to the Merger Agreement represented a premium of approximately 64% based on the closing NYSE market price of $40.875 per share of Kemper Common Stock on March 14, 1994, the trading day immediately prior to GECC's first public announcement of its interest in acquiring Kemper, assuming the Average Conseco Price is between $45.50 and $55.50 per share.

                 (ii) Analysis of Consideration at Various Conseco Stock Prices. Goldman Sachs analyzed and outlined the value of the consideration per share of Kemper Common Stock at various prices for the Conseco Common Stock.
         Such analysis indicated that the consideration per share of Kemper Common Stock to be paid pursuant to the Merger Agreement equaled $67.00 based on a Conseco
         Common Stock price of $45.50 to $55.50 per share.  On
         June 23, 1994, the trading day on which the first public announcement was made of the Conseco Offer, the market price for the Conseco Common Stock was $51.00 per share. This analysis also demonstrated that the market price for Conseco Common Stock would have to fall below $16.54 per share (or approximately 67%, based on the market price on June 23, 1994) before the consideration package offered by Conseco would be worth less than the $60.00 per share offered by GECC prior to the withdrawal of GECC's offer.

                 (iii) Analysis of Conseco Stock Price. Goldman Sachs also reviewed and analyzed historical market prices of Conseco Common Stock. Goldman Sachs reviewed a monthly indexed common stock history from May 31, 1989 to May 31, 1994 comparing Conseco's monthly closing prices to (i) the S&P 500 Index and (ii) the Standard & Poor's 56 Financial Index (the "S&P 56 Index"). This analysis revealed that the market price of Conseco Common Stock rose over 1500% from May 31, 1989 to May 31, 1994, compared to substantially smaller increases in the S&P 500 Index and the S&P 56 Index for the corresponding period. Goldman Sachs also reviewed and compared the daily stock prices of Kemper Common Stock and Conseco Common Stock during the week of the announcement of the Conseco Offer with (i) the S&P
         500 Index, (ii) the S&P 56 Index and (iii) the Dow
         Jones Industrial Average (the "DJIA"), which analysis revealed that Conseco Common Stock rose approximately 1.0% on the day of the announcement, compared to reductions in the S&P 500 Index, the S&P 56 Index and the DJIA of approximately 0.8%, 0.8% and 0.7%, respectively. In addition, Goldman Sachs reviewed and analyzed a comparison of price/earnings ratios for selected life insurance companies, which were based on median I/B/E/S Inc. (Institutional Broker Estimate System) projected earnings per share as of June 9, 1994. This analysis revealed that Conseco's estimated price/earnings ratios for 1994 and 1995 were 7.0 and 5.8, respectively, compared to the estimated median price/earnings ratios of the selected life insurance companies for 1994 and 1995 of 8.6 and 7.4, respectively. Furthermore, Goldman Sachs reviewed Conseco's interests in its affiliates, CCP Insurance, WNC and BLH, and noted that such interests had a fair market value of approximately $1.1 billion as of June 24, 1994.

                 (iv) Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the Merger. Using earnings estimates for Kemper and Conseco prepared by their respective managements for the years 1995 and 1996, Goldman Sachs compared the earnings per share ("EPS") of Conseco Common Stock on a stand alone basis to the EPS of the common stock of the combined companies on a pro forma basis. Goldman Sachs performed this analysis based on a price of $50 per share of Conseco Common Stock. Based on such analysis, the proposed transaction would be slightly dilutive to Conseco's stockholders on an earnings per share basis in the years 1995 (3.8%) and 1996 (2.9%).

                 (v) Breakup Analysis. Goldman Sachs reviewed a hypothetical breakup analysis which outlined the proceeds per share of Kemper Common Stock that Kemper stockholders hypothetically could receive if Kemper's business segments were sold independently, rather than Kemper being sold as a whole company. In preparing this analysis, it was assumed that each of its business segments could be sold independently for certain assumed prices or multiples (i.e., the assumed proceeds from the separate sale of Kemper's businesses were:
         $100.0 million for IFTC, $1.0-$1.35 billion for the Life Companies and Kemper's real estate businesses, $250.0 million for KSI and $1.4-$1.6 billion for KFS, plus $171 million assumed proceeds from the exercise of options, less $562 million for the repayment of debt and perpetual preferred stock and less $100 million for shutdown costs and other contingencies). Based on these assumptions, the analysis indicated that total proceeds from such segment sales would range from $2.259 billion (or $53 per share of Kemper Common
         Stock) to $2.809 billion (or $66 per share of Kemper Common Stock). Goldman Sachs did not perform independent analyses as to whether all of Kemper's business segments could in fact be sold independently or, if so, at what price.

In addition to the foregoing, Goldman Sachs also took into account the fact that contact was made with over 100 potential buyers following May 11, 1994 and that, although indications of interest were received from a significant number of those contacted, except for GECC's offer at $60 a share, no other offers were received. See
"-- Background of the Merger" above.

                 The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman
Sachs considered the results of all such analyses. No company used in the above analysis as a comparison is identical to Kemper or Conseco, and no transaction used in the above analysis as a comparison is identical to the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs providing its opinion as to the fairness of the Merger Consideration to be received by the holders of shares of Kemper Common Stock pursuant to the Merger Agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. As described above, Goldman Sachs' opinion and presentation to the Kemper Board of Directors was one of many factors taken into consideration by the Kemper Board of Directors in making its determination to approve the Merger Agreement.
The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman
Sachs included as Annex 3 to this Joint Proxy
Statement/Prospectus.

                 Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements, and valuations for estate, corporate and other purposes. Kemper selected
Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger.

                 Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Kemper and/or Conseco for its own account and for the account of customers. In addition, Goldman
Sachs has provided certain investment banking services to Kemper from time to time for which it has received, or expects to receive, customary fees, including having acted as managing underwriter for the issuance of $260 million of preferred stock and $200 million of long-term debt of Kemper in 1993, having acted as its financial advisor in Kemper's divestiture of its reinsurance and risk management subsidiaries in 1993 and having acted as its financial advisor in connection with and having participated in certain of the negotiations leading to the Merger Agreement. Goldman Sachs is also familiar with Conseco, having provided certain investment banking services to Conseco from time to time for which it has received, or expects to receive, customary fees, including having acted as co-manager of the initial public offering of WNC earlier in 1994, and acting, on June 26, 1994, as its financial advisor in connection with a then-proposed acquisition.

                 Pursuant to a letter agreement dated May 16, 1994, supplementing an April 7, 1994 letter agreement (the
"Goldman Engagement Letter"), Kemper engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transactions. Pursuant to the terms of the Goldman Engagement Letter, Kemper agreed to pay Goldman
Sachs upon consummation of any such transaction (which would include the Merger) a transaction fee equal to the greater of (i) $6.5 million or (ii) the fee established in accordance with a schedule based upon the aggregate value received by the stockholders of Kemper. The schedule provides that the fee payable to Goldman Sachs will be $6.5 million if the price per share of Kemper Common Stock is equal to $60.00 per share, $8.5 million if the price per share of Kemper Common Stock is equal to $61.00 per share, $10.0 million if the price per share of Kemper Common Stock equal to $62.50 per share, $12.5 million if the price per share of Kemper Common Stock is equal to $65.00 per share and 50 basis points of the aggregate value of the consideration if the price per share of Kemper Common Stock is $67.50 or above. The schedule provides for the interpolation of a fee if the price per share of Kemper
Common Stock is between the specified amounts, which would result in a fee payable to Goldman Sachs of $13.2 million based on the Merger Consideration. Kemper also paid Goldman
Sachs $1.0 million pursuant to a separate engagement letter dated May 16, 1994 relating to potential transactions involving Kemper's real estate interests. Kemper has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify
Goldman Sachs against certain liabilities, including certain liabilities under the Federal securities laws.

Certain Considerations

                 In deciding whether to approve and adopt the Merger Agreement or to approve the Issuance, respectively, Kemper and Conseco stockholders should consider the following factors, in addition to the other matters set forth or incorporated by reference herein:

                 Real Estate Exposure. As of June 30, 1994, Kemper held a $1.4 billion real estate portfolio (net of reserves and write-downs), consisting of joint venture and third-party mortgage loans and other real estate related-investments. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS" incorporated in Kemper's Annual Report on Form 10-K for the year ended
December 31, 1993, and included in Kemper's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1994, each of which is incorporated by reference herein. As described under "THE RESTRUCTURING", immediately following the Merger, the Real Estate Transfers will be effected, pursuant to which certain real estate interests currently held by subsidiaries of Kemper will be transferred, by merger or otherwise, to one or more of CCP II Holdings' real estate acquisition subsidiaries, and the Life Company
Dispositions will be effected, pursuant to which the Life
Companies (which also hold real estate loans and investments) will be acquired by Life Insurance Holdings.
Accordingly, following the Merger, the Kemper real estate portfolio will be held by CCP II. However, holders of Conseco Common Stock are expected to continue to hold an indirect 23% ownership interest in such portfolio through Conseco's direct and indirect interest in CCP II, and the financial statements of CCP II Holdings will be consolidated with those of Conseco.

                 As of June 30, 1994, the total future legal commitments relating to Kemper's real estate portfolio were $570.2 million (the maximum amount that Kemper could be required to fund under outstanding agreements related to real estate). As of June 30, 1994, Kemper expected to fund approximately $268.7 million of these commitments, along with providing working capital to existing projects.

                 As of June 30, 1994, before reserves and cumulative write-downs, Kemper had $1.1 billion of troubled real estate investments, including $958.6 million of nonaccrual loans, $69.4 million of real estate owned and $59.5 million of performing restructured loans. As of June 30, 1994, total reserves and cumulative write-downs (excluding fair value adjustments to real estate owned) were 61.1% of total troubled real estate-related investments and 33.3% of Kemper's total real estate portfolio before reserves and write-downs.

                 Through June 30, 1994, Kemper has caused certain of its real estate subsidiaries to acquire $804.1 million of real estate assets from the Life Companies. Such acquisitions were made to reduce the real estate assets of the Life Companies. There can be no assurance that CCP II Holdings will or will be able to continue such acquisitions following the Restructuring. Additionally, the indebtedness to be incurred by CCP II Holdings in connection with the Restructuring could restrict the ability of CCP II Holdings to provide future funding for development projects in the real estate portfolio.

                 Real estate markets have been depressed in recent periods in areas where most of Kemper's real estate portfolio is located. Approximately half of Kemper's real estate holdings are in California and Illinois. In
California, real estate market conditions have continued to be worse than in many other areas of the country.
Undeveloped land (including certain real estate development projects in Spain carried as equity investments in real estate and representing approximately 10.9% of the book value of Kemper's real estate portfolio as of June 30, 1994) represented approximately 21.1% of the book value of Kemper's real estate portfolio as of June 30, 1994. To maximize the value of certain land and other projects, additional development is proceeding or is planned. Such development of existing projects may continue to require substantial funding, either from Kemper or third parties.
In the present real estate markets, third-party financing can require credit enhancing arrangements from Kemper. The values of development projects are dependent on a number of factors, including obtaining necessary permits and market demand for the permitted use of the property. There can be no assurance that such permits will be obtained as planned or at all, nor that such expenditures will occur as scheduled, nor that Kemper's plans with respect to such projects may not change substantially.

                 The real estate portfolio could continue to be adversely affected by overbuilding and weak economic conditions in certain real estate markets and by tight lending practices by banks and other lenders. Stagnant or worsening economic conditions in the areas in which Kemper has made loans, or additional adverse information becoming known through regular reviews or otherwise, could result in further deterioration in the real estate portfolio.

                 Due to the adverse real estate environment affecting Kemper's portfolio in recent years, Kemper has devoted significant attention to its real estate portfolio, enhancing monitoring of the portfolio and formulating specific action plans addressing nonperforming and potential problem credits. Since 1991, Kemper has intensified its attention to evaluating the asset quality, cash flow and prospects associated with each of its projects. However, there can be no assurance that such efforts will result in an improvement in the performance of the portfolio.

                 Merger Consideration. If the Trading Average for Conseco Common Stock is less than $45.50, holders of Kemper
Common Stock will receive at the Effective Time, for each share of Kemper Common Stock, in addition to the Cash Consideration, a fraction of a share of Conseco Common Stock having a value of less than $11.00. If the Trading Average for Conseco Common Stock is greater than $55.50, holders of Kemper Common Stock will receive at the Effective Time, for each share of Kemper Common Stock, in addition to the Cash Consideration, a fraction of a share of Conseco Common Stock having a value of greater than $11.00. In addition, the price of a share of Conseco Common Stock at the Effective
Time as well as at the date of this Joint Proxy Statement/Prospectus and at the date of the Kemper Meeting may vary as a result of changes in the business, operations or prospects of Conseco, market assessments of the likelihood that the Merger will be consummated and the timing thereof, general market and economic conditions and other factors. Because the Effective Time will occur after the Kemper Meeting, there can be no assurance that the closing price of Conseco Common Stock on the date of the Kemper Meeting (or the average price during the period prior to the Kemper Meeting) will be indicative of the closing price of the Conseco Common Stock for the 20 trading days immediately preceding the second trading day prior to the Effective Time, which is the period during which the Trading Average is calculated.

                 Insurance Regulation. Kemper's insurance companies (which, following the Merger and the Restructuring, will be held by CCP II, in which holders of Conseco Common Stock are expected to hold an indirect 23% ownership interest) and Conseco's insurance companies are subject to regulation by state insurance authorities of various states in which they transact business. State insurance authorities regulate, among other activities, the payment of dividends and other transactions between affiliates, impose solvency, capital and reserve standards, limit the types of investments permitted and risks assumed, set forth accounting and actuarial standards and require reports of financial condition. Oversight of state regulation by the National Association of Insurance Commissioners (the "NAIC") has resulted recently in the enactment or proposal of a number of significant regulatory changes, including risk-based capital requirements (discussed below), a proposed model investment law and a proposed model regulation for reserves on term issuance. In addition, pending in Congress are legislative proposals pertaining to possible federal oversight of insurance. No assurance can be given as to future legislative or regulatory changes, nor that one or more changes will not have a material adverse effect on the operations or financial condition of Conseco.

                 The NAIC has adopted Risk-Based Capital ("RBC") requirements, effective December 31, 1993, to evaluate the adequacy of statutory capital and surplus in relation to investment and insurance risks associated with: (i) asset quality; (ii) mortality and morbidity; (iii) interest rate risk and (iv) other business factors. The RBC formula is intended to be used by the states as an early warning tool to identify possible weakly capitalized companies for the purpose of initiating regulatory action, and is not designed to be a basis for ranking the relative financial strength of insurance companies. In addition, the formula defines a new minimum capital standard which will supplement the prevailing system of low, fixed minimum capital and surplus requirements on a state-by-state basis.

                 In states which adopt the NAIC regulations, the new RBC requirements provide for four different levels of regulatory attention depending on the ratio of the company's total adjusted capital (defined as the total of its statutory capital, surplus, valuation reserve and other adjustments) to its RBC. The "Company Action Level" is triggered if a company's total adjusted capital is less than

200% but greater than or equal to 150% of its Authorized Control Level RBC, or if a "negative trend" has occurred (as defined by the regulations) and total adjusted capital is less than 250% of Authorized Control Level RBC. At the Company Action Level, the company must submit a comprehensive plan to the state regulatory authority which discusses proposed corrective actions to improve its capital position. The "Regulatory Action Level" is triggered if a company's total adjusted capital is less than 150% but greater than or equal to 100% of its Authorized Control Level RBC. At the Regulatory Action Level, the regulatory authority may perform a special examination of the company and issue an order specifying corrective actions that must be followed. The "Authorized Control Level" is triggered if a company's total adjusted capital is less than 100% but greater than or equal to 70% of its Authorized Control Level RBC (as determined under the RBC Formula), and the regulatory authority may take any action it deems necessary, including placing the company under regulatory control. The "Mandatory Control Level" is triggered if a company's total adjusted capital is less than 70% of its Authorized Control Level RBC, and the regulatory authority is mandated to place the company under its control.

                 Calculations using the NAIC formula and the relevant statutory financial statements as of June 30, 1994, indicate that the total adjusted capital of each of Western National, CCP Insurance, Bankers Life, Conseco's wholly owned insurance subsidiaries and each of the Life Companies is in excess of its respective Company Action Level. Should a future deficiency occur with respect to any such company, such company will be subject to an increased level of regulatory attention and possibly to actual control by regulatory authorities. There can be no assurance that any such deficiency will not occur in the future.

                 Indebtedness and Restrictions Imposed by the Financing Agreements. Conseco, through the Surviving Corporation and CCP II Holdings, is incurring substantial consolidated indebtedness in connection with the Merger, including under the Credit Agreements and through the issuance of the Senior Subordinated Debentures. However, Conseco will only be directly liable, as guarantor, for the indebtedness outstanding under the Surviving Corporation Credit Agreement. After giving effect to the borrowings under the Credit Agreements and the issuance of the Senior Subordinated Debentures, Conseco's pro forma total consolidated indebtedness (which includes indebtedness for which it is not directly liable) would have been 70% of total capitalization as of June 30, 1994, compared to Conseco's actual total consolidated indebtedness of 37% of total capitalization as of such date and Kemper's actual total consolidated indebtedness of 23% of total capitalization as of such date.

                 The Credit Agreements contain a number of significant covenants that, among other things, restrict the ability of Conseco and its subsidiaries and CCP II Holdings and its subsidiaries to incur debt, pay dividends, create liens, make capital expenditures and make certain investments or acquisitions and otherwise restrict corporate activities. The obligations arising under the Credit Agreements and related documentation are secured by, among other things, pledges of the stock of various subsidiaries of Conseco (including the stock of the Surviving Corporation owned by Conseco) and CCP II Holdings and by liens on certain accounts receivable and certain other assets of Conseco and its subsidiaries and CCP II Holdings and its subsidiaries. In addition, Conseco, the Surviving Corporation and CCP II Holdings will be required to maintain specified consolidated financial ratios and tests, including minimum interest coverage ratios. The ability of Conseco and its subsidiaries and CCP II Holdings and its subsidiaries to comply with such provisions will be affected by certain events that are beyond their control. There can be no assurance that Conseco and its subsidiaries and CCP II Holdings and its subsidiaries will be able to achieve results that comply with such provisions. The breach of any of these covenants could result in a default under one or both of the Credit Agreements. In the event of any such default, the banks who are parties to such Agreement could elect to declare all amounts borrowed under the applicable Credit Agreement, together with accrued interest, to be due and payable. Any such acceleration would also constitute a default under the Surviving Corporation Senior Subordinated Debentures or the CCP II Holdings Senior Subordinated Debentures, as the case may be. See "PLAN OF FINANCING-- Description of Credit Agreements".

                 The Indentures under which the Senior Subordinated Debentures will be issued will also contain a number of significant covenants that, among other things, will restrict the ability of the Surviving Corporation and its subsidiaries or CCP II Holdings and its subsidiaries, as the case may be, to incur debt, pay dividends, sell assets and take certain other corporate actions. See "PLAN OF
FINANCING--Description of Senior Subordinated Debentures".

                 Holding Company Structure. Conseco is a holding company. All of its operating income is generated by its subsidiaries. Conseco must rely on dividends or other payments from its subsidiaries to generate the funds necessary to meet Conseco's obligations. The ability of such subsidiaries to pay such dividends or other amounts will be subject to, among other things, applicable state laws, including, in the case of insurance subsidiaries, state insurance laws. See "-- Dividend Restrictions" below.

                  Dividend Restrictions. The current principal operating subsidiaries of Conseco, as well as the Life Companies (which after the consummation of the Restructuring will be held by CCP II), are life insurance companies organized under state laws and are subject to regulation by state insurance authorities. These state insurance laws and regulations limit the ability of insurance subsidiaries to make cash dividends, loans or advances to a holding company such as Conseco or CCP II Holdings. However, these laws generally permit the payment, without prior notice or approval, of dividends by subsidiaries which, when aggregated with other dividends paid during the 12 months preceding the proposed dividend, do not exceed the greater of: (i) the subsidiary's net income for the prior calendar year, or (ii) 10% of the subsidiary's surplus at the prior year-end, both computed on the statutory basis of accounting prescribed for insurance companies. Any proposed dividend in excess of the amount determined pursuant to the foregoing formula would be characterized as an "extraordinary dividend" requiring prior regulatory approval. In any case, the maximum amount of dividends that an insurance company may pay is in general limited to its earned surplus, also known as unassigned funds (although cash in such amounts might not be readily available for payment to Conseco or CCP II Holdings at any given time). As of June 30, 1994, KILICO had negative unassigned surplus of $13.3 million.
While Conseco and Kemper do not believe that the foregoing dividend limitations adversely affect the ability of Bankers Life, Western National, Conseco's wholly owned insurance companies and the Life Companies to pay dividends in the amounts required for Conseco and CCP II to meet their respective financial and operating obligations, no assurance can be given that the cash flow provided by such insurance companies, together with the other sources of cash available to Conseco and CCP II, will be sufficient to meet such obligations. In addition, there can be no assurance that any request for an extraordinary dividend would be approved or that future changes in applicable state laws will not further limit the insurance companies' ability to pay dividends. Finally, the maximum dividend permitted by law is not necessarily indicative of an insurer's actual ability to pay dividends, which may be constrained by business and regulatory considerations, such as the impact of dividends on surplus, which could affect an insurer's ratings or competitive position, the amount of premiums that can be written by such insurer and its ability to pay future dividends. Furthermore, beyond the limits described above, the state insurance regulators have discretion to limit the payment of dividends by insurance companies domiciled in their state.

                 Ability to Realize Cost Savings. Because of the inherent uncertainties associated with merging two large companies, there can be no assurance that the combined company will be able to realize the full cost savings
Conseco currently expects to realize as a result of the Merger and the consolidation of the operations of Conseco and Kemper or that such savings will be realized at the times currently anticipated. Furthermore, there can be no assurance that cost savings which are realized will not be offset by increases in other expenses, operating losses, other charges to earnings or losses of revenue, including losses due to problems in integrating the two companies.
See "MANAGEMENT AND OPERATIONS AFTER THE MERGER --
Operations After the Merger".


Effective Time

                 The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware or such later time as is specified in such certificate. The filing with respect to the Merger will occur at 1:00 p.m. on the second business day after satisfaction or waiver of the conditions to the Merger, unless another date is agreed to in writing by Kemper and Conseco. See "THE MERGER AGREEMENT--Conditions to the
Consummation of the Merger".

Merger Consideration

                 Upon consummation of the Merger, each share of Kemper Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Kemper Common
Stock beneficially owned by Conseco, Kemper or their subsidiaries (excluding shares held in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties and shares held in the ordinary course of business by subsidiaries of Kemper or Conseco that are insurance companies or broker-dealers) and other than Dissenting Common Shares) will be converted into the right to receive the Merger Consideration.  Based upon
the capitalization of Conseco and Kemper as of
                , 1994, the stockholders of Kemper
immediately prior to the consummation of the Merger will own
Conseco Common Stock representing approximately   %
(assuming issuance of all shares reserved for issuance upon exercise of options, warrants, conversion rights and other rights to acquire Kemper Common Stock and assuming that the Conversion Number is _______ (calculated using the Average Conseco Price of $________ determined over the 20 trading day period ending on ________)) of the shares of Conseco
Common Stock outstanding following consummation of the Merger.

                 Each share of Kemper's Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and
Series E Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Preferred Shares) will remain outstanding as one validly issued, fully paid and nonassessable share of preferred stock of the Surviving Corporation subsequent to the Effective Time, subject to the respective terms and covenants thereof.

Paying Agent; Procedures for Exchange of Certificates;
Dividends; No Fractional Shares

                 Paying Agent.  The Merger Agreement requires
Conseco to deposit as of the Effective Time, with or for the account of a bank or trust company designated by Conseco, and reasonably satisfactory to Kemper (the "Paying Agent"), for the benefit of the holders of shares of Kemper Common Stock and the holders of shares of Series A Preferred Stock and Series E Preferred Stock, cash in an aggregate amount sufficient to pay the aggregate Cash Consideration and certificates representing the shares of Conseco Common Stock constituting the aggregate Stock Consideration (assuming in each case the full conversion of all outstanding shares of Series A Preferred Stock and Series E Preferred Stock).

                 Procedures for Exchange of Certificates. As soon as practicable after the Effective Time (but in no event more than 5 days thereafter), the Surviving Corporation will cause the Paying Agent to send a transmittal form to each holder of Kemper Common Stock. The transmittal form will contain instructions with respect to the surrender of certificates representing Kemper Common Stock to be exchanged for Merger Consideration. No interest will be paid or will accrue on any cash payable as Merger
Consideration.


                 KEMPER STOCKHOLDERS SHOULD NOT FORWARD KEMPER
STOCK CERTIFICATES TO THE PAYING AGENT UNTIL THEY HAVE
RECEIVED TRANSMITTAL FORMS.  KEMPER STOCKHOLDERS SHOULD NOT
RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

                 Dividends. Until the certificates representing Kemper Common Stock are surrendered for exchange after the consummation of the Merger, holders of such certificates will not be paid dividends on the Conseco Common Stock into which such shares have been converted. When such certificates are surrendered, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate which represents shares of Kemper Common
Stock outstanding at the Effective Time will be deemed to evidence ownership of the Merger Consideration into which those shares have been converted by virtue of the Merger.

                 The Merger Consideration paid upon conversion of shares of Kemper Common Stock (including any cash paid for fractional shares), will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Kemper Common Stock, subject, however, to the Surviving
Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Kemper on such shares of Kemper Common Stock in accordance with the Merger Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

                 No Fractional Shares.  No fractional shares of
Conseco Common Stock will be issued to any Kemper stockholder upon consummation of the Merger. For each fractional share that would otherwise be issued, Conseco will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average Conseco
Price.


Stock Exchange Listing

                 It is a condition to each party's obligation to consummate the Merger that the shares of Conseco Common
Stock to be issued in connection with the Merger be listed on the NYSE, subject to official notice of issuance.
Conseco has agreed to use its best efforts to cause such shares of Conseco Common Stock to be so listed, subject to official notice of issuance, prior to the Effective Time.


Expenses

                 The Merger Agreement provides that (except under the circumstances described under "--Certain Fees" below)
Conseco and Kemper each will pay their own expenses in connection with the Merger and the transactions contemplated thereby, including fees and expenses of their own financial or other consultants, investment bankers, accountants and counsel, except that Conseco and Kemper will divide equally all expenses incurred in connection with printing and mailing this Joint Proxy Statement/Prospectus and the Registration Statement and all expenses incurred in connection with preparing and distributing proxy materials for and of holding the meetings of the registered investment companies for which Kemper or any subsidiary acts as investment adviser or sub-adviser.

Material Federal Income Tax Consequences

                 The following discussion summarizes the principal Federal income tax consequences of the Merger to holders of Kemper Common Stock. The discussion is based on the Federal income tax laws and regulations as now in effect and currently interpreted, and does not take into account possible changes in such laws, regulations or interpretations, which changes may be retroactive. The discussion does not reflect the individual tax position of any holder of Kemper Common Stock and may not be applicable to holders of Kemper Common Stock with a special tax status or tax situations, including but not limited to financial institutions, broker-dealers, holders that are not citizens or residents of the United States, tax-exempt entities and holders that acquired Kemper Common Stock upon the exercise of employee stock options or otherwise as compensation.
Holders of shares of Kemper Common Stock are urged to consult with their own tax advisors regarding the tax consequences of the Merger, including the effects of Federal, state, local, foreign and other tax laws.

                 Dispositions of Kemper Common Stock pursuant to the Merger will be taxable transactions for Federal income tax purposes, and may also be taxable transactions under applicable state, local, foreign and other tax laws. A holder generally will recognize gain or loss equal to the difference between (i) the sum of (A) the fair market value of the Conseco Common Stock received by the holder pursuant to the Merger and (B) the Cash Consideration received by the holder pursuant to the Merger and (ii) the holder's aggregate adjusted tax basis in the Kemper Common Stock the holder disposes of pursuant to the Merger. Gain or loss will be calculated separately for each block of Kemper
Common Stock exchanged pursuant to the Merger.

                 Gain or loss recognized by a holder will be capital gain or loss if the Kemper Common Stock is held as capital assets, and any such capital gain will be long-term if, as of the date of the disposition, the Kemper Common Stock was held for more than one year. Long-term capital gains are taxable at a maximum Federal income tax rate of 28% for individuals and 35% for corporations. If the gain does not qualify for long-term capital gain treatment, such gain will be taxable at the same rate as ordinary income, which rate may be up to 39.6% for individuals and 35% for corporations. Capital losses are generally deductible only to the extent of capital gains and, in the case of individuals, to the extent of capital gains plus $3,000. Unused capital losses may be carried forward indefinitely by individuals. Unused capital losses may be carried back three years and carried forward five years by corporations. Holders will take a tax basis in the Conseco Common Stock received pursuant to the Merger equal to the fair market value of such stock, and the holding period for such stock will begin on the day following the Merger.

                 The Paying Agent will be required to withhold, and will withhold, 31% of the gross proceeds otherwise payable to a holder or other payee pursuant to the Merger unless either (i) the holder or other payee provides his taxpayer identification number (i.e., social security number or employer identification number) and certifies that such number is correct or (ii) an exemption applies under the applicable law and regulations concerning "backup withholding" of United States Federal income tax. Each holder will be required to complete and sign the main signature form and the Substitute Form W-9 included in the Letter of Transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is established in a manner satisfactory to Conseco and the Paying Agent.


Accounting Treatment

                 Conseco intends to treat the Merger as a "purchase" for accounting and financial reporting purposes.


Effect on Employee Benefit and Stock Plans

                 General. In the Merger Agreement, Conseco stated that its current intention is to cause Kemper and its subsidiaries, following the Effective Time, to maintain employee benefit plans that provide aggregate benefits to Kemper employees that are comparable to those currently provided by Conseco to its employees.

                 In that regard, Conseco and Kemper agreed in the Merger Agreement that each benefit plan made available to employees of Kemper or any subsidiary after the Effective
Time will be offered without any waiting period and that Kemper and, if applicable, Conseco will cause any restrictions and limitations for pre-existing conditions or insurability to be waived (other than any pre-existing conditions or lack of insurability that constituted a restriction or limitation with respect to the benefits available to an employee immediately prior to the Effective
Time).

                 Conseco and Kemper also agreed in the Merger
Agreement that each employee of Kemper or any subsidiary will be given full credit for his or her pre-Effective Time service with Kemper or any of its subsidiaries (and, to the extent such service is recognized under any benefit plan of Kemper or any of its subsidiaries as of the Effective Time, service with any predecessor employer) for all purposes (other than for benefit accrual under any defined benefit pension plan) under any benefit plan offered to employees of Kemper or any subsidiary on or after the Effective Time.

                 Defined Contribution Plans. The Merger Agreement provides that, as of the Effective Time, employees of Kemper or any subsidiary participating in the defined contribution benefit plans (including any non-contributory supplemental benefit plans) of Kemper and each of its subsidiaries will be fully vested as to all amounts contributed or accrued through the Effective Time or, if later, as a result of the provision described in the following sentence. In addition, Conseco agreed to cause Kemper and each of its subsidiaries or affiliates, as appropriate, to contribute to each of such benefit plans (or in the case of an unfunded benefit plan, to credit) for the benefit of Eligible Employees (as defined below) on December 31, 1994, (x) all matching and salary based contributions for 1994 provided for as of the date of the Merger Agreement in such benefit plan not made prior to the Effective Time and (y) subject to achievement of certain specified performance goals, all discretionary contributions for 1994 provided for as of the date of the Merger Agreement in such benefit plans. As used herein, "Eligible Employees" at any date means all employees of Kemper or any subsidiary as of the Effective Time other than employees who have resigned voluntarily prior to such date or whose employment has been terminated for "cause" prior to such date. Because consummation of the Merger Agreement effects a Change of Control under the supplemental plan, as of the Effective
Time each participant in the supplemental plan will receive the defined contribution portion of his or her supplemental plan account in one lump sum.

                 Target Bonuses. Conseco and Kemper agreed in the Merger Agreement that the Surviving Corporation and its subsidiaries would, not later than February 28, 1995, pay each bonus-eligible individual who is an Eligible Employee on the date of payment an incentive cash bonus for 1994 not less than a "Target Bonus" (or, in the case of an Eligible
Employee whose employment is terminated prior to December 31, 1994, a pro rata Target Bonus) subject to the achievement of certain specified performance goals. As used herein, "Target Bonus" means (x) an individual's target bonus as of the date of the Merger Agreement under the incentive compensation program in which such individual participates, or (y) if no such specific target exists as of the date of the Merger Agreement, two-thirds of the incentive cash bonus received by such individual for 1993
(or if such individual was not employed until after January 1, 1993, the bonus received by similarly situated individuals for 1993).

                 Severance Benefits. The Merger Agreement provides that the Surviving Corporation will maintain severance benefits after the Effective Time for each employee of the Surviving Corporation or any subsidiary that are no less favorable to such employee of the Surviving Corporation or any subsidiary than those provided under the severance plans in effect on the date of the Merger Agreement, until the first anniversary of the Effective Time (or until the second anniversary of the Effective Time in the case of the Kemper
Corporation Change of Control Severance Program).

                 Retiree Medical Benefits. Conseco and Kemper agreed in the Merger Agreement that the Surviving
Corporation would continue, after the Effective Time, to make medical expense benefits available to each individual retired as of the Effective Time and then participating in the various retiree medical expense benefits programs and plans sponsored as of the date of the Merger Agreement by Kemper and its subsidiaries that are no less favorable to such individuals than the medical expense benefits provided under such programs or plans as of the date of the Merger Agreement.

                 Restricted Stock.  Pursuant to the Merger
Agreement, Conseco and Kemper have agreed that each share of restricted stock granted under the 1993 Senior Executive Long-Term Incentive Plan would be cancelled and that Kemper would adopt a plan under which each individual who has had a share of restricted stock so cancelled may receive immediately prior to the Effective Time a cash payment up to the sum of (x) the Cash Consideration plus (y) the Stock Value Amount, multiplied by the number of shares cancelled. As used herein, the term "Stock Value Amount" means the product of (x) the Conversion Number and (y) the Average Conseco Price (determined without regard to the proviso to the definition thereof). Certain other restricted stock grants vested on the date of the Merger Agreement.

                 Options. As of the date of the Merger Agreement, the unexercisable portion of each outstanding option to purchase shares of Kemper Common Stock (a "Kemper Stock
Option") issued under Kemper's 1990 Stock Option Plan, 1985
Amended Stock Option Plan, 1982 Incentive Stock Option Plan and Non-Management Director Stock Option Plan (collectively, the "Kemper Stock Option Plans") became immediately exercisable in full, subject to all expiration, lapse and other terms and conditions thereof.

                 Certain Kemper Stock Options granted in 1994, specified in a disclosure schedule to the Merger Agreement and not exercised prior to the Effective Time, will be assumed by Conseco (an "Assumed Option"). Each Assumed
Option will be exercisable for a number of shares of Conseco Common Stock calculated by multiplying the number of shares of Kemper Common Stock subject to such Kemper Stock Option as of the Effective Time by a fraction, the numerator of which is the sum of (1) the Stock Value Amount and (2) the Cash Consideration and the denominator of which is the Average Conseco Price. The exercise price for each share of Conseco Common Stock under an Assumed Option will be calculated by multiplying the exercise price for one share of Kemper Common Stock under the related Kemper Stock Option as of the Effective Time by a fraction, the numerator of which is the Average Conseco Price and the denominator of which is the sum of (1) the Stock Value Amount and (2) the Cash Consideration.

                 Each Kemper Stock Option then outstanding (other than Assumed Options) will be cancelled immediately prior to the Effective Time in exchange for an amount in cash equal to the product of (i) the number of shares of Kemper Common
Stock subject to such Kemper Stock Option immediately prior to the Effective Time and (ii) the excess of (1) the sum of
(A) the Stock Value Amount and (B) the Cash Consideration over (2) the per share exercise price of such Kemper Stock Option.

Interests of Certain Persons in the Merger

                 The Merger Agreement provides that Conseco will maintain all rights of indemnification and exculpation from liability for all acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors, officers and employees of Kemper and its subsidiaries as provided in their respective certificates of incorporation or by-laws for a period of not less than six years from the Effective Time.

                 Conseco agreed in the Merger Agreement to cause to be maintained for a period of not less than six years from the Effective Time Kemper's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors, officers or employees of Kemper or any subsidiary on the date of the Merger Agreement, so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the date of the Merger
Agreement (200% of such premium, the "Maximum Premium");
provided, however, that Conseco may, in lieu of maintaining such existing D&O Insurance as provided above, cause comparable coverage to be provided under any policy maintained for the benefit of the directors and officers of Conseco or any of its subsidiaries, so long as (i) the issuer thereof has at least an equal claims-paying rating and (ii) the material terms thereof are no less advantageous than the existing D&O Insurance to the extent commercially available.

                 On March 18, 1994, Kemper and 13 senior
executives, including the five executive officers of Kemper named in the table entitled "COMPENSATION OF KEMPER EXECUTIVE OFFICERS" below (the "Executives"), entered into termination protection agreements (the "Agreements") to encourage the Executives to remain with Kemper during periods of uncertainty with respect to Kemper's ownership and to enhance their abilities to act in the best interests of Kemper and its stockholders with respect to any offer for Kemper, without being influenced by any uncertainties surrounding their respective situations with Kemper.

                 The Agreements provide the Executives with the severance benefits described below if the Executive's employment is terminated by Kemper without Cause (as defined below) or the Executive voluntarily terminates his or her employment for "Good Reason" (as defined below) within the three-year period following a Change of Control. The Kemper Board's approval and recommendation of the Merger on June 26, 1994 constituted a Change of Control under the Agreements.

                 The following severance benefits are provided for under the Agreements: (i) a payment equal to three times the sum of the Executive's base salary, target bonus and target equity awards (i.e., the value of the Executive's target awards of options and restricted stock under Kemper's long-term stock award program); (ii) a payment equal to three times the Executive's target profit sharing contribution from Kemper, reduced for each month of service after the Change of Control; (iii) payment of a pro-rata portion of the Executive's target bonus for the year of termination; (iv) continued welfare benefits for three years
(or, if shorter, until the Executive becomes covered under a new employer's plan); (v) payment of any accrued but unpaid bonuses (for prior years) and any deferred compensation;
(vi) three years additional age and service credit towards eligibility for post-retirement welfare benefits (offset by additional age and participation actually credited after the Change of Control); (vii) acceleration of vesting under Kemper's supplemental retirement plans, payment of the Executive's accrued benefit under these plans and, to the extent the Executive is entitled to a benefit under the defined benefit portion of any of these plans, three years additional age and service credit towards eligibility for all purposes, including benefit accrual and eligibility for early retirement (offset by additional age and service actually credited after the Change of Control); and
(viii) reimbursement for outplacement counseling services.
Any severance benefits payable are grossed-up to the extent an Executive would be subject to an excise tax under
Section 4999 of the Internal Revenue Code due to the receipt thereof. The Agreements preserve any applicable Change of Control provisions under other agreements or arrangements, such as Kemper's equity-based compensation programs. They also preserve the Executive's indemnification rights, require Kemper to maintain certain directors' and officers' liability insurance coverage and impose certain confidentiality obligations on the Executive.

                 Cause is defined generally as (i) willful malfeasance which has a material adverse effect on Kemper or
(ii) conviction of a felony. As to any Executive, Good Reason is defined to be any of the following actions, without the Executive's express prior written approval, other than due to the Executive's permanent disability or death: (i) any diminution in the Executive's titles, duties, responsibilities, status or reporting relationship from the positions, duties, responsibilities, status or reporting relationship existing immediately prior to the Change of Control; (ii) removal of the Executive from, or any failure to re-elect the Executive to, any of the positions the Executive held immediately prior to the Change of Control;
(iii) failure to pay the Executive's base salary when due;
(iv) any reduction of the Executive's base salary, target bonus or target equity award; (v) a material reduction in the Executive's employee or fringe benefits; (vi) a change of the Executive's principal place of employment to a location more than 20 miles from the Executive's principal place of employment immediately prior to the Change of Control; or (vii) any material breach of any provision of the Agreement.

                 On March 17, 1994, Kemper established the Kemper Corporation Holding Company Change of Control Severance
Program, which provides that if an Eligible Employee
(defined to include, among other persons, all corporate officers of Kemper who are not parties to a termination protection agreement) is terminated without Cause or resigns for Good Reason (the definitions of which are similar to the definitions of such terms for purposes of the termination protection agreements described above) within a two-year period following a Change of Control, the Eligible Employee will be entitled to the following severance benefits: (i) a single lump sum payment, in cash, equal to the Eligible Employee's monthly salary times the Eligible Employee's number of years of service (but not less than six nor more than 24); (ii) in the case of officers and certain other employees, a single lump sum amount, in cash, equal to a pro rata portion of such Eligible Employee's Target Bonus for the year of termination; (iii) continued welfare benefits until the earlier of the end of the Eligible Employee's
Severance Period (defined as the period commencing on the termination date and continuing for a number of calendar months equal to such Eligible Employee's number of years of service, but not less than six nor more than 24 months) or the date on which such Eligible Employee becomes employed by a new employer; (iv) payment of any accrued but unpaid bonus for the prior year and any deferred compensation and
(v) acceleration of vesting under Kemper's supplemental retirement plans and payment of the Eligible Employee's accrued benefit under these plans. See "-- Effect on Employee Benefit and Stock Plans" above.

Resale of Conseco Common Stock

                 The Conseco Common Stock issued pursuant to the Merger will be freely transferable under the Securities Act except for shares issued to any Kemper stockholder who may be deemed to be an "affiliate" of Conseco or Kemper for purposes of Rule 145 under the Securities Act. It is expected that each such affiliate will enter into an agreement with Conseco providing that such affiliate will not transfer any Conseco Common Stock received in the Merger, except in compliance with the Securities Act. This Joint Proxy Statement/Prospectus does not cover resales of shares of Conseco Common Stock received by any person who may be deemed to be an affiliate of Kemper.


No Solicitation

                 The Merger Agreement provides that Kemper may not, nor may it permit any of its subsidiaries to, nor may it authorize or permit any officer, director or employee of, or any investment banker, attorney or other adviser or representative of, Kemper or any of its subsidiaries to, directly or indirectly (i) solicit, initiate or encourage the submission of any Acquisition Proposal or
(ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition
Proposal. However, following the receipt by Kemper of an Acquisition Proposal that the Board of Directors of Kemper determines in good faith, following consultation with outside counsel, would permit the Board of Directors of Kemper to take any of the actions referred to under "--Right of the Kemper Board of Directors to Withdraw Recommendation" below, any such person may participate in negotiations regarding such Acquisition Proposal.

Right of the Kemper Board of Directors to Withdraw
Recommendation

                 Under the Merger Agreement, the Board of Directors of Kemper may not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Conseco or Merger
Sub, its approval or recommendation of the Merger Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or
(iii) enter into any agreement with respect to any Acquisition Proposal, unless Kemper receives an Acquisition
Proposal and the Board of Directors of Kemper determines in good faith, following consultation with outside counsel, that in order to comply with its fiduciary duties to stockholders under applicable law it is necessary for the Board of Directors to withdraw or modify its approval or recommendation of the Merger Agreement or the Merger, approve or recommend such Acquisition Proposal, enter into an agreement with respect to such Acquisition Proposal or terminate the Merger Agreement. In the event the Board of Directors of Kemper takes any of the foregoing actions, the Merger Agreement requires Kemper to, concurrently with the taking of any such action, pay to Conseco the fee described below under "--Certain Fees".


Certain Fees

                 The Merger Agreement requires Kemper to pay to Conseco on demand $100 million, plus all Expenses, if a bona fide Acquisition Proposal is commenced, publicly proposed, publicly disclosed or communicated to Kemper (or the willingness of any person to make such an Acquisition
Proposal is publicly disclosed or communicated to Kemper) and (i) the Board of Directors of Kemper in accordance with the provision described under "--Right of the Kemper Board of Directors to Withdraw Recommendation", withdraws or modifies, in a manner adverse to Conseco or Merger Sub, its approval or recommendation of the Merger Agreement or the Merger, approves or recommends such Acquisition Proposal, enters into an agreement with respect to such Acquisition Proposal, terminates the Merger Agreement, approves any transaction pursuant to certain sections of the Kemper
Rights Agreement or amends or waives any provision of the Kemper Rights Agreement or redeems the Rights issued thereunder or (ii) the requisite approval of Kemper's stockholders for the Merger is not obtained at the Kemper Meeting.

                       THE RESTRUCTURING

                 CCP II has organized CCP II Holdings to acquire Life Insurance Holdings and to organize one or more real estate acquisition subsidiaries. Immediately following the Effective Time, the Surviving Corporation will effect the Life Company Dispositions by selling all of the issued and outstanding shares of capital stock of the Life Companies to Life Insurance Holdings. In addition, immediately following the Effective Time, the Real Estate Transfers (the transfer, by merger or otherwise, of certain real estate interests currently held by subsidiaries of Kemper into one or more of CCP II Holdings' real estate acquisition subsidiaries) will be effected. It is currently anticipated that the purchase price to be paid to the Surviving Corporation by Life
Insurance Holdings in connection with the Life Company Dispositions and the consideration to be paid in the Real
Estate Transfers (together with related transaction fees and expenses) will aggregate approximately $1.35 billion. The implementation of the Restructuring described above is an integral part of the plan of financing for the Merger. See "PLAN OF FINANCING".


                       PLAN OF FINANCING

General

                 The Aggregate Acquisition Costs, estimated to be approximately $2.54 billion, will be financed from four sources: (i) borrowings by the Surviving Corporation under the Surviving Corporation Credit Agreement in an aggregate amount of $823.5 million (consisting of (a) a Senior
Tranche A Term Loan in the amount of $523.5 million; (b) a Senior Tranche B Term Loan in the amount of $200.0 million;
and (c) a Senior Bridge Loan in the amount of $100.0 million); (ii) the proceeds from the sale by the Surviving Corporation through Morgan Stanley of the
Surviving Corporation Senior Subordinated Debentures in the aggregate principal amount of $350.0 million, (iii) the proceeds to the Surviving Corporation of the Life Company Dispositions and the Real Estate Transfers, which (together with related transaction fees and expenses) are currently expected to aggregate approximately $1.35 billion and to be financed as described below and (iv) Kemper cash available at the Effective Time. Immediately following the Effective
Time, KFS will effect the KFS Broker-Dealer Transfer by transferring all of the broker-dealer businesses of KFS and all of the property and assets related thereto into a new wholly owned subsidiary of KFS. It is anticipated that the Senior Bridge Loan will be repaid promptly following the Effective Time in part with funds to be made available to the Surviving Corporation out of assets no longer required to be maintained by KFS in connection with its broker-dealer businesses as a result of the KFS Broker-Dealer Transfer.

                 The total amount of funds required by CCP II
Holdings to pay to the Surviving Corporation the purchase price for the Life Company Dispositions and the consideration for the Real Estate Transfers (together with related transaction fees and expenses) is currently anticipated to be approximately $1.35 billion and will be financed from four sources: (i) borrowings by CCP II Holdings under the CCP II Holdings Credit Agreement in an aggregate amount of $400.0 million; (ii) the proceeds from the sale by CCP II Holdings through Morgan Stanley of the CCP II Holdings Senior Subordinated Debentures in the aggregate principal amount of $400.0 million; (iii) the proceeds from the sale by CCP II Holdings in a private placement of the CCP II Holdings PIK Preferred Stock with an aggregate stated value of $250.0 million and (iv) the CCP II Equity Contribution in the aggregate amount of $300.0 million.

                 Pursuant to the Morgan Stanley Highly Confident
Letter, Morgan Stanley has confirmed to Conseco that, based upon and subject to the matters set forth therein, it is highly confident that it could arrange, as exclusive placement agent or lead managing underwriter, for the sale of the Senior Subordinated Debentures referred to above.

                 The sources of the funds to pay the Aggregate
Acquisition Costs are expected to be as follows (in millions):

Surviving Corporation Credit Agreement:
         Senior Tranche A Term Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $523.5
         Senior Tranche B Term Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   200.0
         Senior Bridge Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   100.0*/
Surviving Corporation Senior
         Subordinated Debentures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   350.0
Restructuring:
         Senior Term Loan to CCP II Holdings. . . . . . . . . . . . . . . . . . . . . . . . .   400.0
         CCP II Holdings Senior Subordinated Debentures . . . . . . . . . . . . . . . . . . .   400.0
         CCP II Holdings PIK Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . .   250.0
         CCP II Equity Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   300.0
Kemper cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15.1
                                                                                             --------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$2,538.6
                                                                                             ========
______________

                 */ It is anticipated that the Senior Bridge Loan will be repaid promptly following the Effective Time in part with funds to be made available to the Surviving Corporation out of assets no longer required to be maintained by KFS in connection with its broker-dealer businesses as a result of the KFS Broker-Dealer Transfer.


Description of Credit Agreements

                 The following is a summary of certain provisions contained in the Credit Agreements.

                 The Surviving Corporation Credit Agreement provides for the following loans to the Surviving
Corporation: the $523,500,000 Senior Tranche A Term Loan, the $200,000,000 Senior Tranche B Term Loan and the $100,000,000 Senior Bridge Loan. The CCP II Holdings Credit Agreement provides for a $400,000,000 Senior Term Loan to CCP II Holdings.

                 Borrowings under the Senior Tranche A Term Loan are repayable in quarterly installments, commencing at the end of the first full fiscal quarter after the Effective
Time, with annual reductions of no less than:

                 Year                                                   Amount
                 ----                                                   ------
            First Year                                               $28,000,000
            Second Year                                               68,000,000
            Third Year                                                88,000,000
            Fourth Year                                               20,000,000
            Fifth Year                                               103,000,000
            Sixth Year                                               102,500,000
            Seventh Year                                             114,000,000

                 Borrowings under the Senior Tranche B Term Loan are repayable in quarterly installments, commencing at the end of the first full fiscal quarter after the Effective
Time, with annual reductions of no less than:

                 Year                                                   Amount
                 ----                                                   ------
            First Year                                               $2,000,000
            Second Year                                               2,000,000
            Third Year                                                2,000,000
            Fourth Year                                               2,000,000
            Fifth Year                                                2,000,000
            Sixth Year                                               17,500,000
            Seventh Year                                             25,000,000
            Eighth Year                                             147,500,000

                 The Senior Bridge Loan is required to be repaid on the second business day after the Effective Time (and is expected to be paid in part with funds from KFS made available as a result of the KFS Broker-Dealer Transfer).

                 Borrowings under the CCP II Term Loan are repayable in annual installments, commencing April 3, 1995, with reductions of no less than:

                 Year Ending                                         Amount
                 -----------                                         ------
                 April 3, 1995                                       $24,000,000
                 April 1, 1996                                        32,000,000
                 April 1, 1997                                        40,000,000
                 April 1, 1998                                        48,000,000
                 April 1, 1999                                        52,000,000
                 April 3, 2000                                        60,000,000
                 April 2, 2001                                        68,000,000
                 April 1, 2002                                        76,000,000

                 The Surviving Corporation Credit Agreement requires that all net cash proceeds from the sale of assets of Conseco, the Surviving Corporation or their subsidiaries (other than any Insurance Company Subsidiary (as defined below) or a subsidiary of an Insurance Company Subsidiary and excluding sales in the ordinary course of business and certain other sales) and all proceeds from the issuance of additional equity by Conseco or by the Surviving Corporation (other than to Conseco or pursuant to stock option plans) and 50% of Conseco's Excess Cash Flow (as defined in the Surviving Corporation Credit Agreement), net of optional repayments, be applied to prepay the loans outstanding under the Surviving Corporation Credit Agreement. As used herein, an "Insurance Company Subsidiary" of a person means a subsidiary of that person that is a regulated insurance company or is engaged in the business of selling, issuing or underwriting insurance or reinsurance of any kind.

                 The CCP II Holdings Credit Agreement requires that all net cash proceeds from the sale of assets of CCP II
Holdings or any of its subsidiaries (other than any Insurance Company Subsidiary or a subsidiary of an Insurance
Company Subsidiary and excluding sales in the ordinary course of business and certain other sales) and all proceeds from the issuance of additional equity by CCP II Holdings
(other than the CCP II Holdings PIK Preferred Stock) and 50% of CCP II Holdings' Excess Cash Flow (as defined in the
CCP II Holdings Credit Agreement), net of optional repayments, be applied to prepay the loans outstanding under the CCP II Holdings Credit Agreement.

                 The outstanding borrowings under the Credit
Agreements will bear interest payable at the Applicable Margin above Citibank's Base Rate or, at the borrower's option, Citibank's Eurodollar Rate (adjusted for reserves). Interest based on the Base Rate will be payable quarterly in arrears. Interest based on the Eurodollar Rate will be payable in arrears at the earlier of the end of the applicable interest period and quarterly. Eurodollar Rate borrowings will be available for 1, 2, 3 or 6 month interest periods. Citibank's "Base Rate" is a fluctuating interest rate equal to the highest from time to time of (a) the rate of interest announced publicly by Citibank in New York as its base rate, (b) 1/2 of 1% per annum above the latest three-week moving average of secondary market morning offering rates for three-month certificates of deposit of major U.S. money market banks, as determined weekly by Citibank and adjusted for the cost of reserves and estimated insurance assessments from the Federal Deposit Insurance Corporation, and (c) a rate equal to 1/2 of 1% per annum above the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as determined for any day by Citibank. Citibank's Eurodollar Rate is the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 a.m. London time two business days before the first day of the relevant interest period in an amount substantially equal to Citicorp's portion of the relevant borrowing to be outstanding during the relevant interest period and for a period equal to such interest period.

                 The "Applicable Margin" means (i) prior to
January 1, 1996, (a) in the case of each of the loans under the Credit Agreements (other than the Senior Tranche B Term
Loan), 1.50% per annum for Base Rate borrowings and 2.75% per annum for Eurodollar Rate borrowings and (b) in the case of the Senior Tranche B Term Loan, 2.25% per annum for Base Rate borrowings and 3.50% per annum for Eurodollar Rate borrowings; and (ii) on or after January 1, 1996, rates per annum specified in the applicable Credit Agreement (which rates are equal to or less than those specified above) determined by reference to the performance of the borrower under such Agreement (and, in the case of the Surviving Corporation Credit Agreement, Conseco) with respect to certain financial targets and certain long-term senior unsecured debt ratings specified in the applicable Credit Agreement.

                 Conseco will unconditionally guaranty all of the obligations of each other Loan Party (as defined in the Surviving Corporation Credit Agreement) under the Surviving Corporation Credit Agreement and related loan documentation.
Each subsidiary of Conseco or the Surviving Corporation that is not an Insurance Company Subsidiary or a subsidiary of an Insurance Company Subsidiary will unconditionally guaranty all of the obligations of Conseco and the Surviving
Corporation under the Surviving Corporation Credit Agreement and related loan documentation. The liability of each of the guarantors (other than Conseco) under the guaranty will not exceed the greater of (i) 95% of the Adjusted Net Assets
(as hereinafter defined) of such guarantor on the date of execution of the guaranty and (ii) 95% of the Adjusted Net
Assets of such guarantor on the date of any payment thereunder. The term "Adjusted Net Assets", with respect to any of the guarantors at any date of determination, is defined as the lesser of (A) the amount by which the fair value of the property and assets of such guarantor exceeds the total amount of liabilities (including, without limitation, contingent liabilities, but excluding liabilities under the loan documentation) of such guarantor at such date and (B) the amount by which the present fair salable value of the property and assets of such guarantor at such date exceeds the amount that will be required to pay the probable liability of such guarantor on its debts
(excluding debt in respect of the loan documentation) as they become absolute and matured.

                 Each subsidiary of CCP II Holdings that is not an Insurance Company Subsidiary or a subsidiary of an Insurance
Company Subsidiary will unconditionally guaranty all of the obligations of CCP II Holdings under the CCP II Holdings
Credit Agreement and related loan documentation. The liability of each of the guarantors under the guaranty will be limited to 95% of its Adjusted Net Assets as described in the preceding paragraph.

                 To secure all obligations under the Surviving Corporation Credit Agreement and related loan documentation, each of Conseco, the Surviving Corporation and each subsidiary that is not an Insurance Company Subsidiary and that at least 90% of the capital stock of which will be directly or indirectly owned by Conseco or the Surviving Corporation following the Merger and the Restructuring and (each, a "Collateral Grantor") will grant a security interest in the collateral described below: (i) (a) all shares of capital stock of all direct subsidiaries of, and all partnership interests of, Conseco or the Surviving Corporation that are owned by Conseco, the Surviving Corporation or any of their subsidiaries upon consummation of the Merger (other than (1) shares of capital stock of any regulated Insurance Company Subsidiary or any subsidiary of any such Insurance Company Subsidiary, (2) capital stock of any non-U.S. subsidiary in excess of 65% of the outstanding shares of capital stock of such non-U.S. subsidiary and
(3) partnership interests that are prohibited by the relevant partnership agreements from being pledged) and
(b) all intercompany debt and certain U.S. Treasury securities and certain other investment securities held by such Collateral Grantor, (ii) all right, title and interest of such Collateral Grantor in and to all accounts receivable, (iii) the cash collateral account established by such Collateral Grantor for the purpose of holding payments of pledged accounts receivable, (iv) all right, title and interest in and to each Grantor Assigned Agreement (defined in the Surviving Corporation Credit Agreement loan documentation as all service agreements and certain other agreements, including, without limitation, all advisory or loan servicing agreements, executive management agreements and administration agreements of the Collateral Grantors, all tax sharing agreements to which the Surviving
Corporation is a party, and all agreements entered into by any Collateral Grantor in connection with the Merger) to which such Collateral Grantor is a party and (v) all proceeds of any and all of the foregoing. Following receipt of approval from insurance regulatory authorities in the applicable jurisdictions, each Insurance Company Subsidiary of Conseco or the Surviving Corporation will grant a security interest in its right, title and interest in and to each Insurance Company Assigned Agreement (defined in the Surviving Corporation Credit Agreement loan documentation as all service agreements and certain other agreements, including, without limitation, all advisory or loan servicing agreements, executive management agreements and administration agreements).

                 To secure all obligations under the CCP II
Holdings Credit Agreement and related loan documentation, each of CCP II (with respect to the collateral described in clause (i) below), CCP II Holdings and each subsidiary of CCP II Holdings (other than Life Insurance Holdings) that is not an Insurance Company Subsidiary (each, a "CCP II Holdings Collateral Grantor") will grant a security interest in the collateral described below: (i) (a) all shares of capital stock of all direct subsidiaries of, and all partnership interests of, CCP II or CCP II Holdings that are owned by CCP II, CCP II Holdings or any of their subsidiaries upon consummation of the Merger (other than (1) shares of capital stock of any regulated Insurance Company Subsidiary or any subsidiary of any such Insurance Company Subsidiary, (2) capital stock of any non-U.S. subsidiary in excess of 65% of the outstanding shares of capital stock of such non-U.S. subsidiary and
(3) partnership interests that are prohibited by the relevant partnership agreements from being pledged) and
(b) all intercompany debt and certain U.S. Treasury securities and certain other investment securities held by such CCP II Holdings Collateral Grantor, (ii) the cash collateral account of CCP II Holdings, (iii) all right, title and interest in and to each Grantor Assigned Agreement (defined in the CCP II Holdings Credit Agreement loan documentation as all service agreements, including, without limitation, all advisory or loan servicing agreements, executive management agreements and administration agreements of CCP II Holdings and its subsidiaries and all agreements entered into by CCP II Holdings or any of its subsidiaries in connection with the Merger) to which such CCP II Holdings Collateral Grantor is a party and (iv) all proceeds of any and all of the foregoing. Following receipt of approval from insurance regulatory authorities in the applicable jurisdictions, Life Insurance Holdings and each Insurance Company Subsidiary of CCP II Holdings will grant a security interest in its right, title and interest in and to each Insurance Company Assigned Agreement (defined in the CCP II Holdings Credit Agreement loan documentation as all service agreements, including, without limitation, all advisory or loan servicing agreements, executive management agreements and administration agreements).

                 The granting clauses contained in the loan documentation described in the preceding two paragraphs provide that no security interest will be granted in any assets to the extent such security interest is prohibited by applicable law, rule, regulation or undertaking with any governmental authority.

                 The obligation of each Lender (as defined in the Surviving Corporation Credit Agreement) to make an advance under the Surviving Corporation Credit Agreement is subject to a number of conditions precedent, including the following: (i) the Lenders' reasonable satisfaction with the corporate and legal structure and capitalization of each Loan Party and each of its subsidiaries to the extent that any such structure or capitalization is not consistent with, or was not otherwise previously disclosed as part of, the Pre-Commitment Information (defined generally as information furnished to or obtained by the Lenders prior to August 31,
1994); (ii) the consistency in all material respects with the Pre-Commitment Information of, and the Lenders' reasonable satisfaction with, the final terms and conditions of the Merger and the Restructuring; the Lenders' reasonable satisfaction with all legal and tax aspects of the Merger and the Restructuring and the Lenders' reasonable satisfaction with all documentation relating to each aspect of the transactions; the compliance with and performance in all material respects of the agreements and conditions set forth in the Merger Agreement required to be complied with or performed by each of Conseco, Merger Sub and the Surviving Corporation on or prior to the Effective Time and the effectiveness of the Merger Agreement; the absence of any action or event that would constitute a default under the Surviving Corporation Credit Agreement if all of the covenants set forth therein were in effect with respect to Conseco, Merger Sub and their subsidiaries as of the date of the Surviving Corporation Credit Agreement; (iii) the consummation of the Merger in accordance with the terms of the Merger Agreement, without any waiver or amendment of any material term, provision or condition set forth therein not consented to by the Lenders and in compliance with all applicable laws and with all necessary stockholder approvals and the Lenders' satisfaction that the restrictions in
Section 203 of the Delaware General Corporation Law or any other applicable state takeover law, and in any supermajority charter provisions, are not applicable to the Merger or that any conditions to avoiding the restrictions contained therein have been satisfied; (iv) the consummation of the Restructuring in accordance with all applicable laws and on terms and conditions reasonably satisfactory to the Lenders; (v) the Lenders' reasonable satisfaction with the documentation relating to the Surviving Corporation Senior Subordinated Debentures; (vi) the Lenders' reasonable satisfaction with the 12b-1 Facility (a $200.0 million credit agreement to be entered into prior to the Effective
Time among KFS, Conseco, the Surviving Corporation, KFC, the lenders party thereto (the "12b-1 Facility Lenders") and Citicorp, as agent) and related documentation, or the Supermajority Lenders' (defined as Lenders and 12b-1
Facility Lenders holding greater than 80% of the sum of the total commitments of the Lenders and the aggregate amount of the 12b-1 Facility commitments) satisfaction with any other arrangements for financing contingent deferred sales charge arrangements with customers of KFS and its subsidiaries;
(vii) the absence of a material adverse change since
December 31, 1993; (viii) the absence of any additional information relating to any Loan Party or any of its subsidiaries or to any aspect of the transactions coming to the attention of the Lenders that is inconsistent in any material respect with the Pre-Commitment Information or that could reasonably be expected to have a material adverse effect; (ix) the obtaining of all consents and approvals of any governmental authority and any other third party necessary in connection with each aspect of the transactions and the related financings and grants of security interests, and the making of all related filings; the expiration of all applicable waiting periods without any materially adverse action being taken by any competent authority and the inapplicability of any law or regulation in the judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon any aspect of the transactions or any of the financings thereof; (x) the Lenders' reasonable satisfaction that all of the outstanding debt of Conseco, Merger Sub, the Surviving Corporation and their respective subsidiaries has been, or simultaneously with the initial borrowing will be, prepaid, redeemed or defeased in full or otherwise satisfied or extinguished; (xi) the Lenders' reasonable satisfaction with all of the schedules and exhibits to the Surviving Corporation Credit Agreement and the related loan documentation, and any amendments and supplements thereto, in each case to the extent not attached thereto on August 31, 1994; (xii) the receipt by the Surviving Corporation of at least $350.0 million in gross cash proceeds from the issuance and sale of the Surviving Corporation Senior Subordinated Debentures and the aggregate amount of transaction costs not materially exceeding the amount previously disclosed as part of the Pre-Commitment Information; (xiii) the payment of certain fees and expenses of the Administrative Agent and the Lenders; (xiv) the Administrative Agent's receipt of, and the Lenders' reasonable satisfaction with, the loan documentation, related legal opinions, certificates, solvency letters and additional financial, business and other requested information; (xv) the correctness of the representations and warranties contained in the Surviving Corporation Credit Agreement and in the loan documentation on and as of the Effective Time, before and after giving effect to the initial borrowing and to the application of the proceeds therefrom, as though made on and as of such date and
(xvi) the absence of any event that constitutes a default under the Surviving Corporation Credit Agreement.

                 The obligation of each Lender (as defined in the CCP II Holdings Credit Agreement) to make an advance under the CCP II Holdings Credit Agreement is subject to a number of conditions precedent, including the following: (i) the Lenders' reasonable satisfaction with the corporate and legal structure and capitalization of each Loan Party (as defined in the CCP II Holdings Credit Agreement) and each of its subsidiaries to the extent that any such structure or capitalization is not consistent with, or was not otherwise previously disclosed as part of, the Pre-Commitment
Information (defined generally as information furnished to or obtained by the Lenders prior to August 31, 1994);
(ii) the consistency in all material respects with the Pre-Commitment Information of, and the Lenders' reasonable satisfaction with, the final terms and conditions of the

Merger and the Restructuring; the Lenders' reasonable satisfaction with all legal and tax aspects of the Merger and the Restructuring and the Lenders' reasonable satisfaction with all documentation relating to each aspect of the transactions; the compliance and performance in all material respects of the agreements and conditions set forth in the Merger Agreement required to be complied with or performed by each of Conseco, Merger Sub and the Surviving Corporation on or prior to the Effective Time and the effectiveness of the Merger Agreement; the absence of any action or event that would constitute a default under the CCP II Holdings Credit Agreement if all of the covenants set forth therein were in effect with respect to CCP II Holdings and its subsidiaries as of the date of the CCP II Holdings Credit Agreement; (iii) the consummation of the Merger in accordance with the terms of the Merger Agreement, without any waiver or amendment of any material term, provision or condition set forth therein not consented to by the Lenders and in compliance with all applicable laws and with all necessary stockholder approvals; (iv) the consummation of the Restructuring in accordance with all applicable laws and on terms and conditions reasonably satisfactory to the Lenders; (v) the Lenders' reasonable satisfaction with the documentation relating to the CCP II Holdings Senior Subordinated Debentures; (vi) the Lenders' reasonable satisfaction with the CCP II Holdings PIK Preferred Stock;
(vii) the absence of a material adverse change since December 31, 1993; (viii) the absence of any additional information relating to any Loan Party or any of its subsidiaries or to any aspect of the transactions coming to the attention of the Lenders that is inconsistent in any material respect with the Pre-Commitment Information or that could reasonably be expected to have a material adverse effect; (ix) the obtaining of all consents and approvals of any governmental authority and any other third party necessary in connection with each aspect of the transactions, and the related financings and grants of security interests, and the making of all related filings; the expiration of all applicable waiting periods without any materially adverse action being taken by any competent authority and the inapplicability of any law or regulation in the judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon any aspect of the transactions or any of the financings thereof; (x) the Lenders' reasonable satisfaction that all of the outstanding debt of CCP II Holdings and its subsidiaries has been, or simultaneously with the initial borrowing will be, prepaid, redeemed or defeased in full or otherwise satisfied or extinguished; (xi) the Lenders' reasonable satisfaction with all of the schedules and exhibits to the CCP II Holdings Credit Agreement and the related loan documentation, and any amendments and supplements thereto, in each case to the extent not attached thereto on August 31, 1994; (xii) the receipt by CCP II of at least $300.0 million in cash as a capital contribution from Conseco and its other partners; and the receipt by CCP II Holdings of at least (A) $400.0 million in gross cash proceeds from the issuance and sale of the CCP II Holdings Senior Subordinated Debentures and
(B) $250.0 million in gross cash proceeds from the issuance and sale of the CCP II Holdings PIK Preferred Stock and the aggregate amount of transaction costs not materially exceeding the amount previously disclosed as part the Pre-Commitment Information; (xiii) the payment of certain fees and expenses of the Administrative Agent and the Lenders;
(xiv) the Administrative Agent's receipt of, and the Lenders' reasonable satisfaction with, the loan documentation, related legal opinions, certificates, solvency letters and additional financial, business and other requested information; (xv) the correctness of the representations and warranties contained in the CCP II Holdings Credit Agreement and in the loan documentation on and as of the Effective Time, before and after giving effect to the initial borrowing and to the application of the proceeds therefrom, as though made on and as of such date and (xvi) the absence of any event that constitutes a default under the CCP II Holdings Agreement.

                 The Credit Agreements contain representations and warranties of, in the case of the Surviving Corporation
Credit Agreement, Conseco and the Surviving Corporation and, in the case of the CCP II Holdings Credit Agreement, CCP II Holdings, in each case as of the date of the respective
Credit Agreement, with respect to: due incorporation, good standing and corporate power and authority; due authorization of certain agreements; noncontravention of the loan documentation with charter documents or applicable law and absence of conflicts with material agreements; required consents; due execution, delivery and enforceability of the loan documentation; absence of litigation; surviving indebtedness and preferred stock. The Credit Agreements contain representations and warranties to be made at the Effective Time with respect to the due organization, qualification and corporate power and authority of each Loan
Party (as defined in the applicable Credit Agreement); the subsidiaries of each Loan Party and the capitalization and corporate status thereof; due authorization of the loan documentation; noncontravention of the loan documentation with charter documents or applicable law; no conflicts with material agreements; required consents; due execution and delivery and enforceability of the loan documentation;
financial statements; insurance regulatory matters; pro forma financial information; forecasted financial information; full disclosure; absence of litigation;
compliance with margin rules; use of proceeds, good title and absence of liens; Employee Retirement Income Security
Act of 1974, as amended ("ERISA") and employee benefit matters; environmental matters; burdensome agreements; tax matters; securities law matters; solvency; preferred stock; investments and insurance licenses.

                 The Credit Agreements contain certain covenants (applicable to, in the case of the Surviving Corporation
Credit Agreement, Conseco, the Surviving Corporation and in certain cases their subsidiaries and in the case of the CCP II Holdings Credit Agreement, applicable to CCP II
Holdings and in certain cases its subsidiaries), including, without limitation, the following: (a) affirmative covenants with respect to compliance with laws and regulations;
payment of taxes and other obligations; compliance with environmental laws; maintenance of appropriate and adequate insurance; preservation of corporate existence; visitation and inspection rights; keeping of books in accordance with GAAP (and, in the case of each Insurance Company Subsidiary in accordance with statutory accounting principles);
maintenance of properties; compliance with terms of leaseholds; performance of certain agreements; conducting transactions with affiliates on an arm's length basis; maintenance of cash collateral accounts; further assurances as to perfection and priority of security interests; in the case of the Surviving Corporation Credit Agreement, compliance by the Company Funds (as defined in the Merger Agreement) with investment policies and restrictions set forth in the most recent prospectus and statement of additional information, if any, and in the case of the

CCP II Holdings Credit Agreement, interest rate hedging and maintenance by Insurance Company Subsidiaries of a specified claims paying rating; (b) financial and other reporting requirements; (c) financial covenants including, in the case of the Surviving Corporation Credit Agreement, with respect to Conseco, net worth, cash flow, leverage, interest coverage and fixed charge coverage, with respect to the Surviving Corporation, net worth and, with respect to the Insurance Company Subsidiaries of Conseco or the Surviving Corporation, risk-based capital; and, in the case of the CCP II Holdings Credit Agreement, with respect to CCP II Holdings, net worth, leverage, interest coverage, cash coverage and fixed charge coverage and, with respect to the Insurance Company Subsidiaries of CCP II Holdings, minimum surplus, risk-based capital and statutory EBT and
(d) negative covenants with respect to liens; debt, guaranties or other contingent obligations; lease obligations; mergers and consolidations; dispositions of assets; loans, acquisitions and investments; creating new subsidiaries; becoming a general partner in any partnership; dividends, stock repurchases and other distributions to stockholders; prepaying, redeeming or repurchasing debt; operating leases; capital expenditures; new management compensation and fee arrangements; negative pledges; changing the nature of its business; amending organizational documents; changing its accounting policies or reporting practices; Insurance Company Subsidiary acquisitions; reinsurance agreements; entering into inconsistent agreements; and amending certain agreements. Under the CCP II Holdings Credit Agreement, the subsidiaries of CCP II Holdings succeeding to interests in real estate pursuant to the Real Estate Transfers will not be considered "subsidiaries" and, accordingly, will not be required to comply with the covenants described above, although such subsidiaries will be subject to certain other restrictions. In addition, the CCP II Holdings Credit Agreement contains a covenant permitting CCP II Holdings to enter into certain transactions with respect to its real estate assets (including making, extending, refinancing, or enforcing loans; incurring credit support obligations; permitting the existence of liens in favor of third parties and selling assets) subject to certain limitations set forth therein.

                 The Credit Agreements contain events of default, applicable, in most cases, to each Loan Party under the applicable loan documentation, including, without limitation, the following: (a) the failure to pay any principal when due, or failure to pay any other sum within three business days after such other sum becomes due;
(b) the material incorrectness when made of any representation or warranty in any of the applicable loan documentation; (c) the failure to perform or comply (within
30 days after notice or 20 days after knowledge, as applicable, of such failure in the case of certain covenants) with any term or covenant in any of the applicable loan documentation; (d) default under any debt obligation in excess of $20.0 million, in the case of the Surviving Corporation Credit Agreement, or $10.0 million, in the case of the CCP II Holdings Credit Agreement, if the effect of such default is to cause or permit acceleration of the maturity of such obligation; (e) certain events of bankruptcy or insolvency; (f) the rendering of one or more judgments for the payment of money aggregating in excess of $20.0 million, in the case of the Surviving Corporation
Credit Agreement, or $10.0 million, in the case of the CCP II Holdings Credit Agreement, or of a nonmonetary judgment that could reasonably be expected to have a material adverse effect, which in either case remains unsatisfied and unstayed for 30 days or any enforcement action shall be taken; (g) the unenforceability of any of the applicable loan documentation; (h) the failure of any collateral document to create a valid and perfected security interest in any collateral purported to be covered thereby
(other than to the extent permitted by the terms thereof);
(i) in the case of the Surviving Corporation Credit
Agreement, the occurrence and continuance of an Event of Default under the 12b-1 Facility; (j) the issuance by any applicable regulatory authority of any order of conservation, supervision, rehabilitation or liquidation or any other order of similar effect of any of the Insurance
Company Subsidiaries or, in the case of the Surviving
Corporation Credit Agreement, any of the Investment Advisory Subsidiaries (as defined in the Surviving Corporation Credit Agreement); in the case of the Surviving Corporation Credit Agreement, the termination or suspension (which suspension continues for 10 business days) arising out of a regulatory proceeding or investigation of Conseco's, the Surviving Corporation's or any Investment Advisory Subsidiary's federal or state licenses or registrations to act as an investment advisor; in the case of the Surviving Corporation Credit Agreement, the enjoining, barring or prohibiting of Conseco, the Surviving Corporation or any Investment
Advisory Subsidiary from acting as an investment adviser to any investment company registered under the Investment
Company Act of 1940, as amended (the "1940 Act"), or to any other client; or in the case of the Surviving Corporation
Credit Agreement, the making of an application by the Securities Investor Protection Corporation ("SIPC") for a decree adjudicating that the customers of any broker-dealer subsidiary are in need of protection under the Securities Investor Protection Act of 1970, as amended ("SIPA"), and the failure of such broker-dealer subsidiary to obtain the dismissal of such application within 30 days; (k) the occurrence of a change of control; (l) the occurrence of certain ERISA events or (m) in the case of the CCP II
Holdings Credit Agreement, the occurrence of a material adverse change.

Description of Senior Subordinated Debentures

                 The following is a summary of certain terms of the Senior Subordinated Debentures. The Senior Subordinated
Debentures are expected to be issued in concurrent public offerings pursuant to separate registration statements. The sales of the Senior Subordinated Debentures are expected to be consummated concurrently with the consummation of the Merger.

                 The Senior Subordinated Debentures will be unsecured senior subordinated obligations of their respective issuers, will bear interest, payable semiannually, at rates to be determined based upon market conditions at the time of issuance and will mature 10 years from their date of issuance. The Senior Subordinated
Debentures are expected to be redeemable at the option of their respective issuer (subject to any limitations imposed by the applicable Credit Agreement) after the fifth anniversary of their issuance at a redemption price initially representing a premium over the principal amount thereof plus accrued interest.

                 The Senior Subordinated Debentures will be unsecured and amounts payable with respect to the Senior
Subordinated Debentures will be subordinated in right of payment to the prior payment in full of all senior indebtedness including, as applicable, the obligations of the Surviving Corporation under the Surviving Corporation
Credit Agreement and the obligations of CCP II Holdings under the CCP II Holdings Credit Agreement.

                 The indentures under which the Senior Subordinated Debentures will be issued (the "Indentures") will contain certain covenants which, among other things, will limit:
(i) the incurrence of indebtedness by the applicable issuer;
(ii) the incurrence of indebtedness and the issuance of preferred stock by the subsidiaries of the applicable issuer; (iii) the issuance and disposition of stock of the subsidiaries of the applicable issuer and the sale of certain assets of the applicable issuer and its subsidiaries; (iv) the payment of dividends on and redemptions of the capital stock of the applicable issuer and its subsidiaries and the redemption of subordinated obligations of the applicable issuer; (v) the making of certain investments; (vi) the incurrence of restrictions on distributions from the subsidiaries of the applicable issuer; (vii) transactions with affiliates; (viii) certain liens; (ix) business activities; (x) issuance of guarantees of subsidiaries; and (xi) certain consolidations, mergers and asset transfers.

                 Upon a change of control of the Surviving
Corporation or CCP II Holdings, each holder of the Senior Subordinated Debentures of such issuer will have the right to require that such issuer repurchase such holder's Senior Subordinated Debentures at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of the repurchase.

                 The Indentures will contain provisions under which an event of default will occur if, among other things:
(i) there is a failure to pay when due the principal of or premium, if any, on any of the applicable issuer's Senior
Subordinated Debentures; (ii) there is a failure to pay an installment of interest on any of the applicable issuer's
Senior Subordinated Debentures for a specified period of time; (iii) the applicable issuer fails to perform or observe any other term, covenant or warranty for a specified period of time after receiving notice of such failure to perform or observe; (iv) a default occurs with respect to any obligation of the applicable issuer or of a subsidiary of such issuer (whether as a principal, guarantor, surety or other obligor) under any indebtedness in excess of a specified amount that results in the acceleration of such indebtedness; (v) any holder or holders of secured indebtedness of the applicable issuer in excess of a specified amount commences foreclosure proceedings against assets or properties of such issuer having a value in excess of a specified amount; (vi) one or more final nonappealable judgments, orders or decrees for the payment of money in excess of a specified amount is entered against the applicable issuer or any subsidiary of such issuer or any of its properties which is not covered by insurance, is not discharged, or either (A) an enforcement proceeding is commenced upon such judgment, order or decree or (B) there is a period during which a stay of enforcement of such judgment, order or decree, by reason of any appeal or otherwise, is not in effect; (vii) the occurrence of certain events of bankruptcy, insolvency, rehabilitation, liquidation, conservation or supervision with respect to the applicable issuer or (viii) in the case of the Surviving
Corporation (A) the termination or suspension arising out of a regulatory proceeding or investigation of the Surviving
Corporation or any of its subsidiaries' licenses or registrations to act as an investment advisor or a broker-dealer or (B) the making of an application by SIPC for a decree adjudicating that the customers of any of the Surviving Corporation's subsidiaries are in need of protection under SIPA.

Description of the CCP II Holdings PIK Preferred Stock

                 CCP II Holdings will issue 25,000 shares of CCP II Holdings PIK Preferred Stock having an aggregate stated value of $250.0 million to institutional investors
(including certain limited partners of CCP II) in a private placement. As partial consideration for the purchase of the CCP II Holdings PIK Preferred Stock, such investors will also receive approximately 20% of the common stock of CCP II
Holdings.

                 The CCP II Holdings PIK Preferred Stock is expected to (a) accrue cumulative paid-in-kind dividends at an approximate annual rate of 13%, payable annually in arrears, through the twelfth anniversary of its issuance and, thereafter, accrue cumulative dividends at an approximate annual rate of 15%, payable quarterly in arrears in cash; (b) rank senior to the common stock of CCP II Holdings with respect to dividends; (c) upon liquidation, carry a liquidation preference equal to $10,000 per share (plus accrued and unpaid dividends); (d) be subject to optional redemption at any time at $10,000 per share (plus accrued and unpaid dividends); and (e) be nonvoting. The CCP II Holdings Credit Agreement and the CCP II Holdings Senior Subordinated Debentures will generally prohibit redemptions of the CCP II Holdings PIK Preferred Stock.


                 CERTAIN RELATED TRANSACTIONS

Amendment to Kemper Rights Agreement

                 Kemper has amended the Kemper Rights Agreement so as to provide that neither Conseco nor Merger Sub will become an "Acquiring Person" and that no "Stock Acquisition
Date" or "Distribution Date" (as such terms are defined in the Kemper Rights Agreement) will occur solely as a result of the approval, execution or delivery of the Merger
Agreement or the consummation of the Merger.  See
"COMPARISON OF RIGHTS OF STOCKHOLDERS OF CONSECO AND KEMPER-
- -Rights Plan".

Other

                 In the ordinary course of conducting their respective businesses prior to the Effective Time, each of Conseco and Kemper, and their respective subsidiaries, may do business and engage in transactions with the other party and its subsidiaries. As described under "THE MEETINGS-- Conseco Meeting--Conseco Share Ownership", KFS, a subsidiary of Kemper, reported beneficial ownership of 8.03% of the outstanding shares of Conseco Common Stock as of February 11, 1994.

                       THE MERGER AGREEMENT

                 The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Annex 1 to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.


The Merger

                 The Merger. The Merger Agreement provides that, following the approval and adoption of the Merger Agreement by the stockholders of Kemper and the approval of the Issuance by the stockholders of Conseco and the satisfaction or waiver of the other conditions to the Merger, Merger Sub will be merged with and into Kemper (with Kemper being the Surviving Corporation). The Effective Time will occur upon the filing with the Secretary of State of the State of Delaware of a duly executed Certificate of Merger or at such time thereafter as is provided in the Certificate of Merger.

                 Certificate of Incorporation and By-laws. The Merger Agreement provides that the Second Restated
Certificate of Incorporation of Kemper as in effect immediately prior to the Effective Time will be amended as of the Effective Time so that Article FOURTH thereof reads in its entirety as follows: "The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 7,000,100 shares which shall be divided into two classes as follows: 7,000,000 shares of Preferred Stock, without par value, and 100 shares of Common Stock, par value $1.00 per share." As so amended, such certificate of incorporation will be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The Bylaws of Kemper as in effect at the Effective Time will become the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                 Directors and Officers. The directors of Kemper at the Effective Time will become the directors of the Surviving Corporation until their successors have been duly elected and qualified or until their earlier resignation or removal. As described in "MANAGEMENT AND OPERATIONS AFTER
THE MERGER -- Directors After the Merger," it is anticipated that such directors will resign immediately following the Effective Time and will appoint six executive officers of Conseco as the Board of Directors of the Surviving
Corporation. The officers of Kemper at the Effective Time will become the officers of the Surviving Corporation until their successors have been duly appointed and qualified or until their earlier resignation or removal.

                 Conversion of Kemper Stock in the Merger.   At the
Effective Time each share of Kemper Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Kemper Common Stock that are owned by Kemper or any subsidiary or by Conseco or any subsidiary (excluding shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties and shares held in the ordinary course of business by subsidiaries of Kemper or Conseco that are insurance companies or broker-dealers), all of which will be cancelled, and other than Dissenting Common Shares) will be converted into the right to receive the Merger
Consideration. No fractional shares of Conseco Common Stock will be issued to any Kemper stockholder upon the consummation of the Merger. See "THE MERGER--Procedures for Exchange of Certificates; Dividends; No Fractional Shares".

                 Each share of (i) Series A Preferred Stock of Kemper, (ii) Series C Preferred Stock of Kemper,
(iii) Series D Preferred Stock of Kemper and (iv) Series E Preferred Stock of Kemper issued and outstanding immediately prior to the Effective Time (other than Dissenting Preferred Shares) will remain outstanding as one validly issued, fully paid and nonassessable share of preferred stock of the Surviving Corporation subsequent to the Effective Time, subject to the respective terms and covenants thereof. In addition, certain shares of Kemper restricted stock granted under Kemper's 1993 Senior Executive Long-Term Incentive
Plan will be cancelled and the holders of such canceled restricted stock will receive, immediately prior to the Effective Time, a cash payment up to the sum of (x) the Cash Consideration plus (y) the Stock Value Amount, multiplied by the number of shares cancelled.

Representations and Warranties

                 The Merger Agreement includes various customary representations and warranties of the parties thereto. The Merger Agreement includes representations and warranties by Kemper as to, among other things, (i) the corporate organization, standing and power of Kemper and its significant subsidiaries; (ii) Kemper's capital structure;
(iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters and the Merger Agreement's noncontravention of any agreement, law, or charter or bylaw provision and the absence of the need for governmental or third-party filings, consents, approvals or actions with respect to any transaction contemplated by the Merger Agreement;
(iv) documents filed by Kemper with the SEC and the accuracy of information contained therein; (v) the accuracy of information supplied by Kemper in connection with this Joint Proxy Statement/Prospectus and the Registration Statement;
(vi) the absence of certain material changes or events since the date of the most recent audited financial statements filed with the SEC, including any change that would have a material adverse effect on the business, financial condition or results of operations of Kemper and its subsidiaries taken as a whole, the declaration of any dividend (other than regular quarterly cash dividends on Kemper Common Stock and regular dividends on Kemper Preferred Stock, in each case in accordance with Kemper's present dividend policy), any split, reclassification or combination of capital stock, certain increases in compensation, severance or termination pay, entry into certain employment, severance or termination agreements and certain changes in accounting methods, principles or practices; (vii) the absence of certain material changes in Kemper's benefit plans; (viii) the compliance with applicable laws of Kemper's benefit plans and certain other matters relating to ERISA; (ix) the filing of tax returns and payment of taxes; (x) the absence of "excess parachute payments" under the Internal Revenue Code of 1986 (the "Code"); (xi) the voting requirements for the approval of the Merger; (xii) compliance with applicable laws; (xiii) the receipt of an opinion of Kemper's financial advisor; (xiv) the inapplicability of Article Fifteenth of the Second Restated Certificate of Incorporation of Kemper;
(xv) the amendment of the Rights Agreement; (xvi) certain broker's fees and expenses; and (xvii) certain matters relating to the 1940 Act and the Investment Advisers Act of 1940 (the "Advisers Act").

                 The Merger Agreement also includes representations and warranties by Conseco and Merger Sub as to, among other things, (i) the corporate organization, standing and power of Conseco and Merger Sub and each significant subsidiary of Conseco; (ii) Conseco's and Merger Sub's capital structure;
(iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters and the Merger Agreement's noncontravention of any agreement, law, or charter or bylaw provision and the absence of the need for governmental or third-party filings, consents, approvals or actions with respect to any transaction contemplated by the Merger Agreement;
(iv) documents filed by Conseco with the SEC and the accuracy of information contained therein; (v) the accuracy of information supplied by Conseco in connection with this Joint Proxy Statement/Prospectus and the Registration
Statement; (vi) the absence of certain material changes or events since the date of the most recent audited financial statements filed with the SEC, including any change that would have a material adverse effect on the business, financial condition, results of operations of Conseco and its subsidiaries taken as a whole, the declaration of any dividend (other than regular quarterly cash dividends on Conseco Common Stock and regular cash dividends on Conseco's
$3.25 Series D Cumulative Convertible Preferred Stock, in each case in accordance with Conseco's current dividend policy), any split, reclassification or combination of capital stock, and certain changes in accounting methods, principles or practices; (vii) the voting requirements for the approval of the Issuance; (viii) the receipt of an opinion of Conseco's financial advisor; (ix) compliance of Conseco's benefit plans with applicable provisions of ERISA and the Code; (x) the filing of tax returns and payment of taxes; (xi) compliance with applicable laws; (xii) the receipt of certain financing commitment letters; (xiii) the absence of prior activities of Merger Sub; (xiv) certain matters relating to the 1940 Act and the Advisers Act; and
(xv) certain broker's fees and expenses.

Business of Kemper Pending the Merger

                 Kemper has agreed that, prior to the Effective Time, it will, and it will cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current key officers and employees and preserve the goodwill of those engaged in material business relationships with them. Kemper has also agreed that prior to the Effective
Time it will not, and it will not permit any of its subsidiaries to, among other things: (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of Kemper's outstanding capital stock (other than regular quarterly cash dividends not in excess of $.23 per share of Kemper Common Stock and regular cash dividends on Kemper Preferred Stock, in each case with usual record and payment dates and in accordance with Kemper's present dividend policy), (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares except, in the case of clause (z), for the acquisition of Kemper Common Stock from holders of Kemper Stock Options in full or partial payment of the exercise price payable by such holder upon the exercise of Kemper Stock Options outstanding on the date of the Merger Agreement or any mandatory redemption of the securities of KFC, in accordance with the terms thereof and as contemplated by the Merger Agreement; (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than pursuant to the Kemper Corporation Dividend Reinvestment and Stock Purchase Plan, upon the exercise of Kemper Stock Options outstanding on the date of the Merger Agreement, upon the conversion of Kemper
Preferred Stock outstanding on the date of the Merger
Agreement or the conversion of any floating rate convertible subordinated debentures of KFC or the exercise of any stock options respecting the common stock of KFC; (iii) amend its certificate of incorporation or bylaws or other comparable charter or organizational documents; (iv) acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof except as set forth in the disclosure schedule to the Merger Agreement; (v) sell, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets that are material to Kemper and its subsidiaries taken as a whole, except in the ordinary course of business, as set forth in the disclosure schedule to the Merger Agreement or as contemplated by the Merger Agreement; (vi) incur any indebtedness for borrowed money or guarantee any such indebtedness, other than indebtedness owing to or guarantees of indebtedness owing to Kemper, KFC or any direct or indirect wholly-owned subsidiary of Kemper or KFC or (y) make any loans or advances to any other person, other than to Kemper, to KFC or to any direct or indirect wholly-owned subsidiary of Kemper or KFC and other than routine advances to employees, except in the case of either (x) or (y) as set forth in the disclosure schedule to the Merger Agreement or, with respect to Kemper Clearing
Corp., in the ordinary course of business; (vii) make any tax election or settle or compromise any income tax liability that could reasonably be expected to be material to Kemper and its subsidiaries taken as a whole;
(viii) except as set forth in the disclosure schedule to the Merger Agreement, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Kemper included in the reports, forms and other documents filed by Kemper with the SEC since January 1, 1994, or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;
(ix) except in the ordinary course of business, modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which Kemper or any subsidiary is a party or waive, release or assign any material rights or claims thereunder; or
(x) authorize any of, or commit or agree to take any of, the foregoing actions.

Business of Conseco Pending the Merger

                 Conseco has agreed that, prior to the Effective Time, it will, and it will cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course substantially in the same manner as conducted prior to the execution of the Merger Agreement and, to the extent consistent therewith, use all reasonable efforts to preserve intact their respective current business organizations, keep available the services of their current key officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses will not be impaired as of the Effective Time. Conseco has also agreed that prior to the Effective Time, it will not, and it will not permit any of its subsidiaries to, among other things: (i) (x) declare or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of Conseco's outstanding capital stock
(other than regular quarterly cash dividends of $.125 per share of Conseco Common Stock and regular cash dividends on Conseco's $3.25 Series D Cumulative Convertible Preferred
Stock, in each case with usual record and payment dates and in accordance with Conseco's present dividend policy), or
(y) split, combine or reclassify any of its outstanding capital stock or issue, or authorize the issuance of, any other securities in respect of, in lieu of or in substitution for shares of Conseco's outstanding capital stock (other than exchanges in the ordinary course under Conseco's employee stock plans); (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, in each case if any such action could reasonably be expected to (A) delay materially the date of mailing of this Joint Proxy Statement/Prospectus, or (B) if it were to occur after such date of mailing, require an amendment of this Joint Proxy Statement/Prospectus; (iii) acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof, in each case if any such action could reasonably be expected to (A) delay materially the date of mailing of this Joint Proxy Statement/Prospectus, or (B) if it were to occur after such date of mailing, require an amendment of this Joint Proxy Statement/Prospectus; or (iv) authorize any of, or commit or agree to take any of, the foregoing actions.

Certain Additional Agreements

                 The Merger Agreement contains additional covenants of each party (i) to call its stockholders' meeting, (ii) to obtain a "comfort letter" from its accountants, (iii) to allow the other party reasonable access to its properties, books, contracts, commitments, personnel, and records, (iv) to use best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement, (v) to consult with the other party regarding any public announcement regarding the transactions contemplated by the Merger Agreement, (vi) to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper and advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement and (vii) to make and cause their respective subsidiaries to make all necessary filings in order to consummate the Merger and the other transactions contemplated by the Merger Agreement, to use best efforts to comply with all governmental requirements applicable to the Merger and the other transactions contemplated by the Merger Agreement and to obtain as promptly as practicable all necessary permits, orders or other consents of governmental entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by the Merger
Agreement. In addition Conseco has agreed (i) to take the actions with respect to the Kemper Stock Options and benefit plans described under "THE MERGER--Effect on Employee
Benefit and Stock Plans", (ii) to maintain all rights of indemnification in favor of current and former officers, directors and employees of Kemper and its subsidiaries, and to maintain Kemper's D & O Insurance as described under "THE
MERGER--Interests of Certain Persons in the Merger", (iii) to use its best efforts to assure the satisfaction of the conditions of Section 15(f) of the 1940 Act with respect to each of the Company Funds (as hereinafter defined); (iv) to use its best efforts to cause the shares of Conseco Common
Stock to be issued in the Merger to be approved for listing on the NYSE; (v) to use its best efforts to obtain the financing referred to in the Citibank Commitment Letter, the Morgan Stanley Highly Confident Letter and the letter dated
June 23, 1994, from the general partner of CCP II to the Chairman of the Board of Kemper (the "CCP II Letter") and to cause its subsidiaries to cooperate with it and take all reasonable actions necessary in order to assist it in obtaining such financing.

                 Under the Merger Agreement, Kemper has agreed (i) not to solicit other Acquisition Proposals or to withdraw its recommendation of the Merger except as set forth under "THE MERGER--No Solicitation" and "--Right of Kemper Board of Directors to Withdraw Recommendation", (ii) (x) to, and to cause each of KFS and the applicable subsidiaries of KFS (collectively, with KFS, the "Asset Management
Subsidiaries") to, use their best efforts to cause the boards of trustees/directors of the registered investment companies for which Kemper or any subsidiary of Kemper acts as investment adviser or sub-adviser (the "Company Funds") to approve, and to solicit their respective shareholders as promptly as practicable with respect to the approval of, new investment advisory agreements with the Asset Management Subsidiaries acting as investment advisers for such funds, to be effective on or as promptly as practicable after the Effective Time, pursuant to the provisions of Section 15 of the 1940 Act, and consistent with all requirements of the 1940 Act applicable thereto and (y) to, and to cause each of its Asset Management Subsidiaries to, use their best efforts to ensure the satisfaction of the conditions set forth in
Section 15(f) of the 1940 Act with respect to each of the Company Funds, (iii) as promptly as practicable, to cause the non-investment company advisory clients of its Asset Management Subsidiaries to be informed of the transactions contemplated by the Merger Agreement and to give such clients an opportunity to terminate their advisory contracts with such Asset Management Subsidiaries or any of their affiliates and (iv) to identify all persons who are, at the time the Merger is submitted for approval to the stockholders of Kemper, "affiliates" of Kemper for the purposes of Rule 145 under the Securities Act and to use best efforts to cause each such person not to dispose of shares of Conseco Common Stock received by them in connection with the Merger except in compliance with the Securities Act.


Conditions to the Consummation of the Merger

                 Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver of the following conditions: (i) the Merger Agreement shall have been approved and adopted by the affirmative vote of the stockholders of Kemper entitled to cast at least a majority of the votes which all stockholders of Kemper are entitled to cast thereon at the Kemper Meeting and the Issuance shall have been approved by the affirmative vote of the holders of a majority of the shares of Conseco Common
Stock present, or represented, and entitled to vote thereon at the Conseco Meeting; (ii) all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from any governmental agency or regulatory authority including, without limitation, those set forth in a disclosure schedule to the Merger Agreement, in connection with the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby by Kemper, Conseco and Merger Sub will have been made or obtained (as the case may be); provided, however, that such consents, approvals, permits and authorizations may be subject to (x) conditions customarily imposed by insurance regulatory authorities or
(y) other conditions that would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries taken as a whole (after giving effect to the consummation of the Merger); (iii) the waiting period under the HSR Act applicable to the Merger shall have expired or been terminated; (iv) there shall not be in effect any temporary restraining order, preliminary or permanent injunction or other order of any court or other legal restraint or prohibition preventing the consummation of the Merger; (v) in accordance with Section 15 of the 1940 Act, the respective boards of trustees/directors of the Company
Funds, including in each case a majority of trustees/directors who are not parties to the investment advisory contracts of such Company Funds or "interested persons" (as such term is defined in the 1940 Act) of any such party (the "Non-Interested Directors"), and holders of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of Company Funds which, as of May 31, 1994, represented at least 90% of all of the net assets of all of the Company Funds as of such date, shall have approved new investment advisory contracts with the Asset Management Subsidiaries acting as investment advisers of such funds upon terms identical with those of each such Company Fund (other than changes in the term of the contract); and the board of trustees/directors, including a majority of the Non-Interested Directors, of each of the Company Funds which has approved a new investment advisory contract shall have approved new underwriting, distribution or dealer contracts, if any, with the applicable subsidiaries of Kemper that are parties to such agreements pursuant to Section 15 of the 1940 Act and any other requirements applicable thereto contained in the 1940 Act;
(vi) Kemper shall have obtained the consent of non-investment company advisory clients of the Asset Management Subsidiaries who are not affiliated with Kemper and who, as of May 31, 1994, represent at least 80% of all of the net assets under management as of such date for all such advisory clients not affiliated with Kemper; (vii) at the time of the closing of the Merger: (x) at least 75% of the members of the board of trustees/directors of each Company
Fund which has approved a new investment advisory contract shall not be "interested persons" (as such term is defined in the 1940 Act) of Conseco (or such other entity which will act as adviser to such Company Funds following the Effective
Time), of Kemper or of any affiliate of Kemper that was the investment adviser of any such Company Fund immediately preceding the Effective Time; and (y) the requirements of
Section 15(f)(1)(B) of the 1940 Act shall have been complied with in that no "unfair burden" shall have been imposed on any of the Company Funds as a result of the Merger
Agreement, the transactions contemplated thereunder, new investment advisory contracts or otherwise; (viii) Kemper shall have divested its ownership interest in Investors
Fiduciary Trust Company or Conseco shall have obtained all regulatory approvals required in connection with acquiring the Kemper interest in IFTC; (ix) the shares of Conseco
Common Stock issuable to Kemper's stockholders pursuant to the Merger Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance; and
(x) the Registration Statement will have become effective and shall not be the subject of any stop order suspending the effectiveness thereof or any proceeding seeking such a stop order.

                 Conditions to the Obligations of Conseco and Merger Sub. The obligations of Conseco and Merger Sub to effect the Merger are further subject to the satisfaction or waiver of the following conditions: (i) the representations and warranties of Kemper set forth in the Merger Agreement that are qualified as to materiality being true and correct, and the representations and warranties of Kemper that are not so qualified being true and correct in all material respects, in each case as of the date of the Merger
Agreement and as of the closing date of the Merger (the "Closing Date") as though made on and as of the Closing

Date, except to the extent such representations and warranties speak as of an earlier date and Conseco shall have received a certificate signed on behalf of Kemper by the chief executive officer and chief financial officer of Kemper to the foregoing effect; (ii) Kemper shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement and Conseco shall have received a certificate signed on behalf of Kemper by the chief executive officer and chief financial officer of Kemper to the foregoing effect; (iii) Conseco shall have received agreements from each identified affiliate relating to the resale of Conseco Common Stock and (iv) Conseco shall have obtained all financing necessary to pay the aggregate Cash Consideration payable in connection with the Merger.

                 Conditions to the Obligation of Kemper. The obligation of Kemper to effect the Merger is further subject to the satisfaction or waiver of the following conditions:
(i) the representations and warranties of Conseco and Merger Sub set forth in the Merger Agreement that are qualified as to materiality being true and correct, and the representations and warranties of Conseco and Merger Sub that are not so qualified being true and correct in all material respects, in each case as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date and Kemper shall have received a certificate signed on behalf of Conseco by the chief executive officer and the chief financial officer of Conseco to the foregoing effect; and (ii) Conseco and Merger Sub shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement and Kemper shall have received a certificate signed on behalf of Conseco by the chief executive officer and the chief financial officer of Conseco to the foregoing effect.


Termination, Amendment and Waiver

                 The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Conseco or Kemper: (i) by mutual written consent of Conseco and Kemper; (ii) by either Conseco or Kemper if, upon a vote at a duly held meeting of the stockholders of Kemper or Conseco or any adjournment thereof, any required approval of the stockholders of Kemper or Conseco, as the case may be, shall not have been obtained; (iii) by either Conseco or Kemper if the Merger shall not have been consummated on or before March 31, 1995, unless the failure to consummate the Merger is the result of a willful and material breach of the Merger
Agreement by the party seeking to terminate the Merger
Agreement; (iv) by either Conseco or Kemper if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or (v) by either Conseco or Kemper if the Board of Directors of Kemper shall have taken any action described under "THE MERGER--Right of the Kemper
Board of Directors to Withdraw Recommendation".

                 In the event of termination of the Merger
Agreement by either Kemper or Conseco, the Merger Agreement will become void and have no effect, without liability or obligation on the part of Conseco, Merger Sub or Kemper other than under certain specified provisions of the Merger Agreement dealing with confidentiality agreements, broker's fees, the fee described under "THE MERGER--Certain Fees" and fees and expenses, except that no party will be relieved of any liability resulting from any wilful and material breach of the representations, warranties, covenants or agreements set forth in the Merger Agreement.

                 Subject to applicable law, (i) the Merger
Agreement may be modified or amended by written agreement executed and delivered by the respective duly authorized officers of Conseco, Merger Sub and Kemper (except that after the Merger has been approved by the stockholders of Kemper, no amendment may be made which reduces the consideration payable in the Merger or adversely affects the rights of Kemper's stockholders under the Merger Agreement without the approval of such stockholders) and (ii) the parties, by written agreement signed by each party, may extend the time for performance of any of the obligations or other acts of the other parties to the Merger Agreement, waive inaccuracies in representations and warranties or waive compliance with any of the agreements or conditions of the other parties contained in the Merger Agreement.

            MANAGEMENT AND OPERATIONS AFTER THE MERGER

Directors After the Merger

                 The nine directors of Conseco at the Effective Time will continue as the Board of Directors of Conseco after the Effective Time. Immediately after the Effective Time, the directors of Kemper prior to the Effective Time (other than Charles M. Kierscht) will resign and will appoint five executive officers of Conseco who, with Mr. Kierscht, will serve as the Board of Directors of the Surviving Corporation. Set forth below is certain information about each member of the current Board of Directors of Conseco who will continue to serve after the Effective Time. Additional information about such persons is contained in Conseco's Proxy Statement for its 1994
Annual Meeting of Shareholders, relevant portions of which are incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION".

    Conseco Directors
                                   Director        Positions with Conseco, Principal                           Term
Name and Age                        Since          Occupation and Business Experience                         Expiring
- ------------                        -----          ----------------------------------                         --------
Stephen C. Hilbert, 48               1979          Since 1979, Chairman of the Board and Chief                  1995
                                                   Executive Officer, and Since 1988, President
                                                   of Conseco.  Also Director of CCP Insurance,
                                                   Inc. and BLH.

Michael G. Browning, 47              1984          President of Browning Investments, Inc. (real                1996
(1, 2)                                             estate development, construction, management
                                                   and investment).  Also a Director of PSI
                                                   Resources, Inc. (electric utility and energy
                                                   services).

Ngaire E. Cuneo, 43                  1994          Since 1992, Executive Vice President of                      1997
                                                   Corporate Development of Conseco.  From 1986
                                                   to 1992, Senior Vice President and Corporate
                                                   Officer of GECC.  Also a Director of BLH.

Rollin M. Dick, 62                   1986          Since 1986, Executive Vice President and Chief               1997
                                                   Financial Officer of Conseco.  Also a Director
                                                   of CCP Insurance, BLH and Wholesale Cellular
                                                   USA, Inc.

Louis P. Ferrero, 51                 1988          Chairman of the Board and Chief Executive                    1996
(1,2,3)                                            Officer of Anacomp, Inc. (computer-based
                                                   information storage and management).

Donald F. Gongaware, 58              1985          Since 1985, Executive Vice President of                      1996
                                                   Conseco.  Also a Director of CCP Insurance
                                                   and BLH.

M. Phil Hathaway, 64                 1984          Retired.  Formerly, Treasurer of Cook Group,                 1995
(1,2)                                              Inc. (medical equipment, property and casualty
                                                   insurance, and real estate development
                                                   operations).

James D. Massey, 59                  1994          Retired.  From 1986 to June 1992 President and               1997
                                                   Deputy Chief Executive Officer of Merchants
                                                   National Corp. and Chairman, President and
                                                   Chief Executive Officer of Merchants National
                                                   Bank (banking).

Dennis F. Murray, Sr., 54            1994          Since 1964, partner and/or principal of the                  1997
                                                   Ohio law firm of Murray & Murray Co., L.P.A.
                                                   and its predecessor.
_____________________________________

(1) Member of Compensation Committee.

(2) Member of Audit Committee.

(3) On March 7, 1991, in response to a complaint filed by the Securities and Exchange Commission in the United
    States District Court in Indianapolis, Indiana, against Mr. Ferrero and three other individuals, Mr. Ferrero, without admitting or denying the allegations made in the complaint, consented to the entry of a judgment permanently enjoining him from engaging in transactions, acts, practices or courses of business which would constitute violations of Section 17(a) of the Securities Act or Sections 10(b) or 14(e) of the Exchange Act or
    Rules 10b-5 or 14e-3 thereunder, and requiring him to pay a civil penalty of $277,750.  The amount of the penalty represented alleged profits realized and losses avoided in securities trading by the other defendants, for whom Mr. Ferrero was allegedly a source of material nonpublic information concerning a pending transaction involving Anacomp, Inc.  It was not alleged that Mr. Ferrero or any member of his family used the information to profit from securities trading in any of their own accounts.



Management

                 After the Effective Time, the following individuals currently serving as the executive officers of Conseco will continue to serve as such:

                                                                   Positions with Conseco
           Officer                                                 Principal Occupation and
        Name and Age 1/                        Since               Business Experience    2/
        ---------------                        -----               -------------------------
     Stephen C. Hilbert, 48                    1979                 Since 1979, Chairman of the
                                                                    Board and Chief Executive
                                                                    Officer, since 1988, President,
                                                                    and from 1979 to 1986, Secretary
                                                                    of Conseco.

     Ngaire E. Cuneo, 43                       1992                 Since 1992, Executive Vice
                                                                    President of Corporate
                                                                    Development; from 1986 to 1992,
                                                                    Senior Vice President and
                                                                    Corporate Officer of GECC.

     Rollin M. Dick, 62                        1986                 Since 1986, Executive Vice
                                                                    President, Chief Financial
                                                                    Officer and Director, and from
                                                                    1988 to 1989, Treasurer, of
                                                                    Conseco.

     Donald F. Gongaware, 58                   1985                 Since 1985, Executive Vice
                                                                    President and Director and,
                                                                    since 1989, Chief Operations
                                                                    Officer of Conseco.

     Lawrence W. Inlow, 44                     1986                 Since 1986, Executive or Senior
                                                                    Vice President, Secretary and
                                                                    General Counsel of Conseco.
____________________

        1/ The executive officers serve as such at the discretion of the Board of Directors and are elected at the annual meeting of the Board.

        2/ Business experience is given for at least the last five years.


Operations After the Merger

                 Consolidation of Operations; Projected Cost Savings. Conseco expects to achieve substantial savings of operating costs through the consolidation of certain operations and the elimination of redundant expenses. Such savings would be realized over time as the consolidation is completed. Conseco expects to realize annual savings of approximately $95.0 million to $105.0 million within four years following the Merger. Conseco expects to realize such savings primarily through reductions in staff, the consolidation, elimination or relocation of certain office facilities and the consolidation of certain data processing and other back-office operations. In that connection, Conseco has announced that it plans to move the operations of the Life Companies, as well as Kemper's holding company functions, to Conseco's headquarters in Carmel, Indiana. There can be no assurance that such cost savings will be realized or that they will be realized on the schedule indicated below. See "THE MERGER--Certain Considerations". The following table sets forth Conseco's projected cost savings by business line anticipated to be achieved within three years following the Merger.

                           Projected Annual Cost Savings

        Area of Savings                                                              Amount
        ---------------                                                           (in millions)
                                                                             Year 1   Year 2   Year 3
                                                                             ------   ------   ------
Life Insurance Operations                                                     $ 5      $ 7      $ 8
Holding Company Operations                                                      8        8        8
Broker/Dealer Operations                                                        8       11       15
Real Estate Operations                                                          5        7        8
Data Processing and Technology                                                 18       23       29
  Other                                                                        17       17       17
                                                                              ---      ---      ---
        Total                                                                 $61      $73      $85
                                                                              ===      ===      ===

                 Restructuring Costs of Conseco.   Restructuring costs of
approximately $52.0 million are expected to be recorded at the Effective Time in connection with the Merger. These costs will reflect the creation of reserves for severance and benefit costs related to Kemper employees, costs for Kemper office facilities expected to be closed, vacant space costs, systems conversion costs and other restructuring expenses of Conseco and the Surviving
Corporation associated with the Merger and the Restructuring.

                 Potential Disposition of Certain Assets. Conseco is evaluating the possibility of selling or otherwise disposing of a significant amount of yet to be identified assets of Kemper, Conseco and CCP II after the Effective Time. These assets may include mortgage loans and real estate investments, strategic investments and other assets that are not deemed essential to Conseco's post-Merger strategic plan. As discussed above, Conseco is currently exploring the disposition of its current strategic investments in three life insurance holding companies. No buyer for any of such interests has yet been identified, and the forms and terms of any such transaction have not been determined. Some of such transactions would require regulatory or other approvals, none of which has yet been sought. There can be no assurance that any such transaction, or any other transaction involving assets of Conseco or Kemper, will be consummated in the near future. It is anticipated that the consideration received by Conseco for any assets disposed of would be based on their fair values as determined through independent appraisals or other objective means at the time of disposition.


                  COMPARATIVE STOCK PRICES AND DIVIDENDS

                 Conseco Common Stock (symbol: CNC) and Kemper Common Stock (symbol: KEM) are listed for trading on the NYSE. The following table sets forth, for the periods indicated, the high and low sales prices per share of Conseco Common Stock and Kemper Common Stock on the NYSE Composite Transactions Tape and the quarterly cash dividends per share paid, respectively, by Conseco and Kemper on such shares.
Conseco amounts have been adjusted to reflect a two-for-one stock split as of April 1, 1992.

                                                                                          Cash
                                                                                        Dividends
                            Conseco                     Kemper                         Per Share of
                          Common Stock                Common Stock                     Common Stock
                          ------------                ------------                     ------------
                      High           Low           High           Low
                      ----           ---           ----           ----           Conseco            Kemper
                                                                                 -------            ------
1992

  First Quarter     $41 1/2        $30 5/8       $46 1/8         $30 3/4          $0.02              $0.23

  Second Quarter     36 1/4         20 5/8        30 7/8          23 1/4           0.02               0.23

  Third Quarter      32 1/2         24 1/4        27 1/4          20 3/4           0.02               0.23

  Fourth Quarter     47 3/8         29 1/4        30 1/8          21 1/2           0.02               0.23

1993

  First Quarter     $73 5/8        $45 3/8       $43             $26 1/8         $0.025              $0.23

  Second Quarter     67 3/8         44 5/8        42 3/4          32 1/4          0.025               0.23

  Third Quarter      75 1/4         57 3/4        42 1/4          32 7/8          0.025               0.23

  Fourth Quarter     75 3/4         53 1/2        41 5/8          33 1/8          0.125               0.23

1994

  First Quarter     $66 1/4        $53           $62 1/8         $35 3/8         $0.125              $0.23

  Second Quarter     55 1/8         46 3/8        65              55 5/8          0.125               0.23

  Third Quarter
   (to October   )

                 The following table sets forth the last reported sales prices per share of the Conseco Common Stock and Kemper Common Stock on the NYSE Composite Transactions Tape on June 24, 1994, the last trading day before announcement of the Merger Agreement, and on October , 1994, the latest practicable trading day before the printing of this Joint
Proxy Statement/Prospectus, and equivalent per share prices for Kemper Common Stock based on the Conseco Common Stock prices:

                                            Conseco           Kemper              Kemper
                                          Common Stock      Common Stock        Equivalent*
                                          ------------      ------------        -----------
June 24, 1994                                $49 1/4          $61 3/8               $67
October  , 1994
- -------------------

* Represents the equivalent of one share of Kemper Common Stock calculated by adding the Cash Consideration per share payable in the Merger to the product of the Average Conseco Price and the Conversion Number. For purposes of this calculation, (i) the Average Conseco Price for June 24, 1994 was calculated using the average of the closing prices of Conseco Common Stock over the 20 trading day period ending on June 21, 1994, which average was $55.45 and (ii) the Average Conseco Price for October , 1994 was calculated using the average of the closing prices of Conseco Common Stock over the 20 trading day period ending on October , 1994, which average was $______.


                 The shares of Conseco's $3.25 Series D Cumulative Convertible Preferred Stock (symbol: CNCpD) are listed for trading on the NYSE.  The following table sets forth the
high and low sales prices per share of such shares on the
NYSE Composite Transactions Tape on June 24, 1994, the last
trading day before announcement of the Merger Agreement, and
on October   , 1994, the latest practicable trading day
before the printing of this Joint Proxy
Statement/Prospectus.


                                                             Conseco
                                                          $3.25 Series D
                                                            Cumulative
                                                            Convertible
                                                          Preferred Stock
                                                          ---------------
                                                         High            Low
                                                         ----            ---
June 24, 1994                                          $48 7/8           $47
October   , 1994

                           UNAUDITED PRO FORMA CONDENSED
                         CONSOLIDATED FINANCIAL INFORMATION

                 The unaudited pro forma condensed consolidated statements of operations of Conseco for the year ended
December 31, 1993 and the six months ended June 30, 1994 present the consolidated operating results for Conseco as if the Statesman Acquisition, the Merger, the Restructuring, the KFS Broker-Dealer Transfer and the IFTC Disposition had all occurred on January 1, 1993. The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 1994 gives effect to these transactions as if they had all occurred on June 30, 1994. The historical statement of operations data for Conseco set forth in the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1993 and for the six months ended June 30, 1994 under the column "Pro Forma Conseco
Before the Statesman Acquisition and the Merger", to which the pro forma adjustments for the Statesman Acquisition, the Merger, the Restructuring, the KFS Broker-Dealer Transfer and the IFTC Disposition are being applied, already reflect the prior application of certain pro forma adjustments for the following transactions, all of which occurred prior to June 30, 1994, as if such transactions had occurred on January 1, 1993: the initial public offering of WNC, the initial public offering of BLH, the September 1993 BLH Stock Purchase and the September 1993 CCP Insurance Stock
Purchase.  These pro forma adjustments are set forth in
Exhibit 99.1 to Conseco's Form 10-Q for the quarterly period ended June 30, 1994, incorporated by reference herein.

                 The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes, the historical financial statements and notes thereto of Conseco and Kemper incorporated by reference herein, the historical financial statements of Statesman as of June 30, 1994 and for the six months then ended contained in Statesman's Form 10-Q for the quarterly period ended June 30, 1994, and as of December 31, 1993 and for the year then ended contained in Statesman's Annual
Report on Form 10-K for the fiscal year ended December 31, 1993, and the unaudited pro forma financial information of Conseco as of June 30, 1994 and for the six months then ended and for the year ended December 31, 1993, contained in
Exhibit 99.1 to Conseco's Form 10-Q for the quarterly period ended June 30, 1994.

                 The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had the Statesman Acquisition, the Merger, the Restructuring, the KFS Broker-Dealer Transfer and the IFTC Disposition actually occurred as of the dates indicated, or of the future results of operations or financial condition of Conseco. The pro forma adjustments are based upon available information and certain assumptions that Conseco currently believes are reasonable in the circumstances.
If these transactions are consummated, Conseco's financial statements will reflect their effects only from the date each such transaction occurs. The pro forma adjustments (including those adjustments set forth in Exhibit 99.1 to Conseco's Form 10-Q for the quarterly period ended June 30,
1994) are applied to the historical consolidated financial statements of Conseco, Kemper and Statesman to account for the Statesman Acquisition and the Merger using the purchase method of accounting. Under purchase accounting, the total purchase cost of Statesman and Kemper will be allocated to the assets and liabilities acquired based on their relative fair values as of the dates the transactions are closed, with any excess of the total purchase costs over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The cost allocations will be based on appraisals and other studies, which are not yet completed. Accordingly, the final allocations will be different from the amounts reflected herein. Although the final allocations will differ, the pro forma condensed consolidated financial information reflects Conseco management's best estimate based on currently available information.

                 Conseco expects to effect certain future acquisitions through CCP II, an investment partnership for which a wholly owned subsidiary of Conseco is acting as sole general partner. CCP II has entered into an Agreement and Plan of Merger dated as of May 1, 1994 to acquire Statesman. Following the Merger, pursuant to the Restructuring CCP II will also acquire the Life Companies and certain real estate interests currently held by subsidiaries of Kemper. Because a subsidiary of Conseco is the sole general partner of CCP II, Conseco unilaterally controls CCP II. Accordingly, Conseco's consolidated financial statements will include (and the unaudited pro forma condensed consolidated financial information for Conseco and Kemper includes) all financial information of CCP II and the companies owned by

CCP II, including, following the Statesman Acquisition, Statesman and, following the Merger, pursuant to the Restructuring, the Life Companies and certain real estate interests currently held by subsidiaries of Kemper.
Conseco, through its direct investment and through its equity interest in the investments made by Bankers Life, CCP Insurance and Western National, is assumed to have a 23% ownership interest in CCP II and in the common stock of the companies owned by CCP II. All investors in CCP II, other than Conseco and other than Bankers Life, CCP Insurance and Western National to the extent of Conseco's interest therein, are assumed to have a 77% ownership interest in CCP II (the "CCP II Minority Interest") and in the common stock of the companies owned by CCP II. Conseco, through its direct investment and through its equity interest in the investments made by Bankers Life, CCP Insurance and Western National is assumed to have a 23% ownership interest in the pay-in-kind preferred stock issued by the companies owned by CCP II. All investors in CCP II, other than Conseco and other than Bankers Life, CCP Insurance and Western National to the extent of Conseco's interest therein, are assumed to have a 77% ownership interest in the pay-in-kind preferred stock (the "PIK Preferred Minority Interest") to be issued by certain companies owned by CCP II. The CCP II Minority Interest in the consolidated net income and the common equity of the companies owned by CCP II, and the PIK Preferred Minority Interest in the dividends on and in the pay-in-kind preferred stock to be issued by certain of such companies, are eliminated in the consolidated financial statements of Conseco through a minority interest account.

                                                 Conseco, Inc. and Subsidiaries
                                    Pro Forma Condensed Consolidated Statement of Operations
                                              For the Year Ended December 31, 1993
                                         (dollars in millions, except per share amounts)
                                                           (unaudited)

                              Pro Forma                                    Pro Forma                    Pro Forma
                            Conseco Before                Pro Forma     Conseco Before                 Adjustments
                            the Statesman                Adjustments       the Merger                  Relating to
                             Acquisition               Relating to the   And After the                 the Merger
                               and the      Statesman     Statesman        Statesman      Kemper          and the          Pro Forma
                               Merger       Historical   Acquisition (A)   Acquisition   Historical   Restructuring (B)     Conseco
                               ------       ----------   ---------------   -----------   ----------   -----------------     -------
Revenues:
  Insurance policy income    $1,272.7         $50.0        ($0.4) (1)       $1,322.3       $235.4           $6.3 (27)      $1,564.0
  Investment activity:
    Net investment income       279.5         298.9         (0.2) (2)          577.8        517.2           99.6 (28)       1,190.0
                                                           (0.4) (2)                                      (6.1)(29)
                                                                                                           1.5 (30)
    Net trading income (loss)    44.9                                           44.9         43.8                              88.7
    Net realized gain (loss)     64.9          24.8        (13.0) (2)           76.7       (255.7)         361.7 (28)         182.7
  Fee and commission revenue     41.5                                           41.5        986.3                           1,027.8
  Equity in earnings of
    CCP Insurance                40.1                                           40.1                         (.1)(29)          40.0
  Equity in earnings of WNC      47.4                                           47.4                         (.2)(29)          47.2
  Other income                    1.4           5.5                              6.9         33.5           (4.8)(30)          35.6
                              -------         -----       ------              ------       ------          -----            -------
     Total revenues           1,792.4         379.2        (14.0)            2,157.6      1,560.5          457.9            4,176.0
                              -------         -----       ------              ------       ------          -----            -------
Benefits and expenses:
  Insurance policy benefits
     and change in future
     policy benefits            943.2          31.7                            974.9        130.4                           1,105.3
  Interest expense on
     annuities and
     financial products          75.4         195.9                            271.3        383.9                             655.2
  Interest expense on
     long-term debt              54.4           6.1         24.8  (3)           85.3         47.7          174.7 (31)         305.0
                                                                                                         (2.7)(32)
  Interest expense on
     short-term debt              4.4                                            4.4         36.8           (1.4)(31)          39.8
  Amortization related
     to operations              134.2          31.7          4.4  (1)          174.9        108.4           27.8 (27)         360.4
                                                            4.6  (4)                                      49.3 (33)
  Amortization and change
     in future policy
     benefits related to
     realized gains              47.6           9.8         (3.2) (5)           54.2                        63.7 (34)         117.9
  Investment management
     expenses                    --                                                         295.8                             295.8
  Securities brokerage
     expenses                    --                                                         617.4          (30.0)(35)         587.4
  Other operating costs
     and expenses               219.6          35.5                            255.1         49.2           (5.5)(36)         308.5
                                                                                                          9.7 (37)
                              -------         -----       ------              ------       ------          -----             ------
        Total benefits
           and expenses       1,478.8         310.7         30.6             1,820.1      1,669.6          285.6            3,775.3
                              -------         -----       ------              ------       ------          -----            -------
          Income (loss)
           before income
           taxes                313.6          68.5        (44.6)              337.5       (109.1)         172.3              400.7


Income tax expense (benefit)     99.0          22.5        (13.0) (6)          108.5        (19.7)          38.3 (38)         127.1
                              -------         -----       ------              ------       ------          -----             ------
    Income (loss) before
      minority interest         214.6          46.0        (31.6)              229.0        (89.4)         134.0              273.6

Less minority interest           56.3           8.8          (.1) (7)           66.2                         7.0 (39)         105.9
                                                            (4.5) (8)                                     32.7 (40)
                                                             5.7  (9)
                              -------         -----       ------              ------       ------          -----             ------
    Income (loss) before
      discontinued operations,
      extraordinary charge
      and cumulative effect
      of change in accounting
      principle                $158.3         $37.2       ($32.7)             $162.8       ($89.4)         $94.3             $167.7
                               ======         =====        ======             ======       ======          =====             ======

Earnings before
  discontinued operations,
  extraordinary charge and
  cumulative effect of
  change in accounting
  principle per common
  share and common
  equivalent share:

  Primary:
    Weighted average
      shares               29,245,000                                     29,245,000                   8,123,000 (41)    37,368,000
                           ==========                                     ==========                   =========         ==========
     Earnings before
        discontinued
        operations,
        extraordinary
        charge and
        cumulative
        effect of
        change in
        accounting
        principle               $4.71                                           $4.86                                        $3.94
                                =====                                           =====                                        =====
   Fully diluted:
    Weighted average
      shares               33,495,000                                      33,495,000                   8,123,000 (41)   41,618,000
                           ==========                                      ==========                   =========        ==========
    Earnings before
        discontinued
        operations,
        extraordinary
        charge and
        cumulative
        effect of
        change in
        accounting
        principle               $4.62                                          $4.76                                       $3.94
                                =====                                          =====                                       =====

              The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                                                 Conseco, Inc. and Subsidiaries
                                    Pro Forma Condensed Consolidated Statement of Operations
                                              For the Six Months Ended June 30, 1994
                                         (dollars in millions, except per share amounts)
                                                           (unaudited)

                              Pro Forma                                    Pro Forma                    Pro Forma
                            Conseco Before                Pro Forma     Conseco Before                 Adjustments
                            the Statesman                Adjustments       the Merger                  Relating to
                             Acquisition               Relating to the   And After the                  the Merger
                               and the      Statesman     Statesman        Statesman       Kemper          and the       Pro Forma
                               Merger       Historical   Acquisition (A)   Acquisition   Historical   Restructuring (B)     Conseco
                               ------       ----------   ---------------   -----------   ----------   -----------------     -------
Revenues:
  Insurance policy income      $633.9         $26.3         ($.2) (1)         $660.0       $120.2           $3.0 (27)        $783.2
  Investment activity:
    Net investment income       142.4         160.8         (0.3) (2)          302.7        267.4           62.1 (28)         629.9
                                                           (0.2) (2)                                      (3.1)(29)
                                                                                                           0.8 (30)
    Net trading income (loss)    (2.4)                                          (2.4)         5.9                               3.5
    Net realized gain (loss)     (7.4)          5.1         (3.9) (2)           (6.2)        24.8          (20.2)(28)          (1.6)
  Fee and commission revenue     28.1                                           28.1        443.1                             471.2
  Equity in earnings of
    CCP Insurance                17.2                                           17.2                                           17.2
  Equity in earnings of WNC      20.3                                           20.3                         (.1)(29)          20.2
  Other income                    0.2           2.7                              2.9         19.8           (2.8)(30)          19.9
                              -------         -----       ------              ------       ------           -----            ------
     Total revenues             832.3         194.9         (4.6)            1,022.6        881.2           39.7            1,943.5
                              -------         -----       ------              ------       ------          -----            -------
Benefits and expenses:
  Insurance policy benefits
     and change in future
     policy benefits            476.7          16.3                            493.0         64.4                             557.4
  Interest expense on
     annuities and
     financial products          32.8         102.8                            135.6        171.9                             307.5
  Interest expense on
     long-term debt              24.2           4.1         11.3  (3)           39.6         24.2           85.3 (31)         147.0
                                                                                                          (2.1)(32)
  Interest expense on
     short-term debt              4.9                                            4.9         20.5           (0.7)(31)          24.7
  Amortization related
     to operations               64.0          19.5          1.4  (1)           87.2         68.2           46.3 (27)         226.3
                                                            2.3  (4)                                      24.6 (33)
  Amortization and change
     in future policy
     benefits related to
     realized gains              (0.3)          2.8         (1.8) (5)            0.7                         1.9 (34)           2.6
  Investment management
     expenses                    --                                                         133.0                             133.0
  Securities brokerage
     expenses                    --                                                         259.1           (6.0)(35)         253.1
  Other operating costs
     and expenses               103.6          17.3                            120.9         20.9           (2.7)(36)         144.2
                                                                                                           5.1 (37)
                              -------         -----       ------              ------       ------          -----             ------
        Total benefits
           and expenses         705.9         162.8         13.2               881.9        762.2          151.7            1,795.8
                              -------         -----       ------              ------       ------          -----            -------
          Income before
           income taxes         126.4          32.1        (17.8)              140.7        119.0         (112.0)             147.7


Income tax expense               37.7          10.3         (5.4) (6)           42.6         43.9          (30.0)(38)          56.5
                              -------         -----       ------              ------       ------          -----             ------
    Income before
      minority interest          88.7          21.8        (12.4)               98.1         75.1          (82.0)              91.2

Less minority interest           22.6           4.5          1.3  (7)           29.4                       (.2) (39)           47.3
                                                           (2.2) (8)                                     18.1 (40)
                                                            3.2  (9)
                              -------         -----       ------              ------       ------          -----             ------
    Income (loss) before
      discontinued operations
      and extraordinary charge $ 66.1         $17.3       ($14.7)             $ 68.7        $75.1         ($99.9)            $ 43.9
                               ======         =====       ======              ======       ======          =====             ======

Earnings before
  discontinued operations
  and extraordinary charge
  per common share and common
  equivalent share:

  Primary:
    Weighted average
      shares               27,396,000                                     27,396,000                   8,123,000 (41)    35,519,000
                           ==========                                     ==========                   =========         ==========
    Earnings before
      discontinued
      operations and
      extraordinary
      charge                    $2.07                                          $2.17                                          $ .98
                                =====                                          =====                                          =====
   Fully diluted:
    Weighted average
      shares               31,905,000                                     31,905,000                   8,123,000 (41)    40,028,000
                           ==========                                     ==========                   =========         ==========
    Earnings before
      discontinued
      operations and
      extraordinary
      charge                    $2.07                                          $2.16                                        $ .98
                                =====                                          =====                                        =====

              The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                                                 Conseco, Inc. and Subsidiaries
                                         Pro Forma Condensed Consolidated Balance Sheet
                                                          June 30, 1994
                                                      (dollars in millions)

                              Pro Forma                                    Pro Forma                    Pro Forma
                            Conseco Before                Pro Forma     Conseco Before                 Adjustments
                            the Statesman                Adjustments       the Merger                  Relating to
                             Acquisition               Relating to the   And After the                 the Merger
                               and the      Statesman     Statesman        Statesman      Kemper        and the          Pro Forma
                               Merger       Historical   Acquisition (A)   Acquisition   Historical   Restructuring(B)    Conseco
                               ------       ----------   ---------------   -----------   ----------   ----------------    -------
Assets
  Investments
    Fixed maturities
      Actively managed       $2,788.5         $2,612.0      $1,240.5 (10)   $6,641.0      $5,268.2                    $11,909.2
      Held to maturity           --            1,396.0      (1,240.5)(10)                                                  --
                                                              (155.5)(11)
    Equity securities            14.7             22.6                          37.3          34.1         112.5 (52)     183.9
    Mortgage loans and real
      estate investments         77.2             71.0           0.9 (11)      149.1       1,370.7        (550.0)(42)     969.8
    Credit-tenant loans          46.0                                           46.0                                       46.0
    Policy loans                116.9             58.1                         175.0         371.7                        546.7
    Investment in CCP
      Insurance                 218.1                                          218.1                                      218.1
    Investment in WNC           193.1                                          193.1                                      193.1
    Other invested assets        49.2             18.6                          67.8          73.1                        140.9
    Trading account securities   27.8                                           27.8         203.4                        231.2
    Short-term investments      472.0            110.5           2.3 (12)      612.4         431.8         210.9 (43)   1,111.0
                                                               422.0 (12)                                2,523.5 (43)
                                                              (378.0)(13)                               (2,538.6)(44)
                                                               (16.4)(14)                                  (94.0)(45)
                                                                                                           (35.0)(46)
    Assets held in separate
      accounts                   73.7             10.7                          84.4       1,826.5                      1,910.9
                             --------         --------        ------       ---------      ---------     --------      ---------
        Total investments     4,077.2          4,299.5        (124.7)        8,252.0       9,579.5        (370.7)      17,460.8

Cash                             --                2.3          (2.3)(12)                    210.9        (210.9)(43)      --
Securities purchased under
  resale agreements              --                                                          180.0                        180.0
Accounts receivable from
   brokerage firms and
   customers                     --                                                          833.0                        833.0
Other accounts and
   notes receivable              --                                                          307.3                        307.3
Accrued investment income        56.9             56.7                         113.6         190.2                        303.8
Reinsurance receivables          39.4                                           39.4         801.5                        840.9
Deferred income taxes            48.0             45.3          16.0 (15)      109.3         137.8          20.7 (47)     267.8
Cost of policies purchased      621.6                          478.2 (16)    1,099.8                     1,197.8 (48)   2,297.6
Cost of policies produced       216.7            346.2        (346.2)(17)      216.7         643.8        (643.8)(49)     216.7
Deferred investment product
   sales cost                    --               --            --              --           181.8                        181.8
Goodwill                        316.0              2.8         240.7 (18)      559.5           5.2       1,528.4 (50)   2,093.1
Property and equipment           74.3              9.9           2.2 (11)       86.4         155.1                        241.5
Securities segregated for
   the future redemption of
   preferred stock of wholly
   owned subsidiary               --              36.9          (1.1)(11)       35.8                                       35.8
Other assets                    149.3             20.2          (5.2)(19)      164.3         123.6          (5.5)(51)     231.8
                                                                                                           (50.6)(52)
                             --------         --------        ------       ---------      ---------     --------      ---------
       Total assets          $5,599.4         $4,819.8        $257.6       $10,676.8     $13,349.7      $1,465.4      $25,491.9
                             ========         ========        ======       =========      =========     ========      =========

                         The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                                                 Conseco, Inc. and Subsidiaries
                                         Pro Forma Condensed Consolidated Balance Sheet
                                                          June 30, 1994
                                                      (dollars in millions)

                              Pro Forma                                    Pro Forma                    Pro Forma
                            Conseco Before                Pro Forma     Conseco Before                 Adjustments
                            the Statesman                Adjustments       the Merger                 Relating to
                             Acquisition               Relating to the   And After the                the Merger
                               and the      Statesman     Statesman        Statesman      Kemper        and the        Pro Forma
                               Merger       Historical   Acquisition (A)   Acquisition   Historical  Restructuring(B)  Conseco
                               ------       ----------   ---------------   -----------   ----------  ----------------  -------
Liabilities
  Insurance liabilities      $3,527.6         $4,479.4                      $8,007.0       $8,095.8      ($16.4)(53)  $16,086.4
  Income tax liabilities         --                                                            13.3                        13.3
  Investment borrowings         189.7                                          189.7          152.5                       342.2

  Securities sold, not yet
    purchased, at market         --                                                            68.3                        68.3
  Accounts payable to
    brokerage firms and
    customers                    --                                                           333.5                       333.5
  Other liabilities             258.2             46.4       22.5 (20)         353.7          708.8         1.4 (54)    1,128.7
                                                             (3.5)(21)                                     64.8 (55)
                                                             30.1 (22)
  Liabilities related to
    separate accounts            72.9             10.7                          83.6        1,826.5                     1,910.1
  Convertible debentures
    of subsidiary                --                                                            40.6       (40.6)(56)       --
  Short-term debt                --                                                           394.2       (24.1)(56)      370.1
  Long-term debt                230.5                                          230.5          391.0     1,082.7 (56)    1,665.1
                                                                                                          (39.1)(57)

  Notes payable of CCP II
    entities, not direct
    obligations of Conseco      --               124.0      182.8 (23)         306.8                      760.0 (56)    1,066.8
  Notes payable of BLH,
    not direct obligations
    of Conseco                  279.7                                          279.7                                      279.7
                             --------         --------     ------          ---------      ---------    --------      ----------
      Total liabilities       4,558.6          4,660.5      231.9            9,451.0       12,024.5     1,788.7        23,264.2
                             --------         --------     ------          ---------      ---------    --------      ----------

Minority interest               185.9             95.4       81.6 (24)         368.9            1.0       123.9 (58)      933.8
                                                              6.0 (25)                                    440.0 (59)
Statesman Redeemable
  Preferred Stock                --                3.7       (3.7)(26)                                                     --

Shareholders' equity
  Preferred stock               287.5                                          287.5          360.5      (230.5)(60)      287.5
                                                                                                         (130.0)(58)

  Series Preferred Stock         --                0.3       (0.3)(26)                                                     --
  Common stock and
    additional paid-in
    capital                     172.4             65.5      (65.5)(26)         172.4          661.5      (661.5)(61)      601.4
                                                                                                          429.0 (62)
  Treasury stock                 --                                                        (1,022.6)    1,022.6 (61)       --
  Unrealized loss on
    foreign currency
    translations                 --                                                           (44.2)       44.2 (61)       --
  Unrealized appreciation
    (depreciation)             (118.5)           (99.9)      99.9 (26)        (118.5)        (231.0)      231.0 (61)     (118.5)
  Retained earnings             513.5             94.3      (94.3)(26)         515.5        1,600.0    (1,600.0)(61)      523.5
                                                              2.0 (14)                                      8.0 (45)
                             --------         --------     ------          ---------      ---------    --------      ----------
      Total shareholders'
        equity                  854.9             60.2      (58.2)             856.9        1,324.2      (887.2)        1,293.9
                             --------         --------     ------          ---------      ---------    --------      ----------
      Total liabilities
        and shareholders'
        equity               $5,599.4         $4,819.8     $257.6          $10,676.8      $13,349.7    $1,465.4       $25,491.9
                             ========         ========     ======          =========      =========    ========       =========

                         The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                                    CONSECO, INC. AND SUBSIDIARIES

                                      NOTES TO PRO FORMA CONDENSED
                                    CONSOLIDATED FINANCIAL STATEMENTS
                                               (Unaudited)



PRO FORMA ADJUSTMENTS

                 (A)  Transactions Relating to the Statesman
Acquisition. CCP II and Statesman signed an Agreement and Plan of Merger dated as of May 1, 1994 providing for the merger of Statesman with a subsidiary of CCP II. The agreement provides for all Statesman stockholders to receive $15.25 in cash per common equivalent share plus the contingent right to receive up to another $2.00 in cash per common equivalent share (the "Contingent Consideration") based on the outcome of Statesman's pending litigation against the U.S. Government concerning Statesman's former savings bank subsidiary.

                 The Statesman Acquisition and related transactions will be funded with: (i) $45.0 million of cash contributions made to CCP II by its partners,
(ii) $57.0 million in cash from the sale in a private placement of the pay-in-kind preferred stock of Statesman
(the "Statesman PIK Preferred Stock"), (iii) $150.0 million in cash from the sale in a public offering by a subsidiary of CCP II which will be merged into a subsidiary of Statesman (the "Merger Corp.") of its senior subordinated notes (the "Statesman Senior Subordinated Notes") and
(iv) $200.0 million in cash from a senior secured loan (the
"Statesman Senior Loan") to be obtained by the Merger Corp.
(collectively referred to herein as the "Statesman
Financing"). The sources and uses of this financing are summarized below (dollars in millions).

     Sources of Funds:
         Statesman Senior Loan:
             Borrowed upon closing of Statesman
               Acquisition                                                            $170.0
             Borrowed upon determination of
               pending litigation                                                       30.0   (i)
         Statesman Senior Subordinated Notes                                           150.0
         Statesman PIK Preferred Stock                                                  57.0
         Common equity contribution from CCP II                                         45.0
                                                                                      ------

                  Total sources                                                       $452.0
                                                                                      ======
     Uses of Funds:
         Payment of cash consideration to
           acquire Statesman                                                          $311.3   (ii)
         Payment upon determination of pending
           litigation                                                                   30.1   (i)
         Repayment of bank indebtedness of a
           subsidiary of Statesman                                                      61.0   (iii)
         Transaction fees and expenses                                                  14.8
         Purchase of surplus note from
             American Life (the principal
             operating subsidiary of Statesman)                                         24.0
         Cash retained                                                                  10.8
                                                                                      ------
                  Total uses                                                          $452.0
                                                                                      ======
        _____________________

         (i) In the event of an unfavorable determination of Statesman's pending litigation against the U.S. Government, $30.1 million will be paid to the holders of Statesman's 1988 Series I and II Preferred Stock, $1 Par (the "Statesman 1988 Series Preferred Stock"), which is currently held by the U.S. Government. In the event of a favorable determination of this litigation, the Contingent Consideration will be paid to the former stockholders of Statesman.

         (ii) This amount assumes conversion of all outstanding 6-1/4% Convertible Subordinated Debentures due 2003 of Statesman (the "Statesman Convertible Debentures"), which are convertible into an aggregate of 4,528,125 shares of Statesman common stock. To the extent that any holders of the Statesman Convertible Debentures do not convert such securities, the proceeds which would have been used to pay such holders will be used by Statesman for general corporate purposes until the Statesman Convertible Debentures mature or are converted or redeemed by Statesman.

         (iii) A subsidiary of Statesman is currently the borrower under a credit facility with an outstanding principal balance of $51.9 million as of June 30, 1994. The facility bears interest at a floating rate which, as of June 30, 1994, was approximately 5.4% and is repayable in quarterly installments through April 8, 1998. All outstanding amounts under this facility (assumed to be $61.0 million at the assumed date of the Statesman Acquisition) will be repaid with the proceeds of the Statesman Financing.

                 Adjustments to give effect to the Statesman
Acquisition and related transactions are summarized as follows:

                 (1) Amortization of deferred acquisition costs and the recognition of deferred revenues for policies sold by Statesman prior to January 1, 1993 are replaced with the amortization of cost of policies purchased (amortized in relation to estimated profits on the policies purchased with interest equal to the liability or contract rates ranging from 5.3% to 8.2%). See Note 16 below.

                 (2) Net investment income and net realized gains of Statesman are adjusted to include the effect of the restatement of (i) fixed maturities, (ii) mortgage loan investments and (iii) interest rate swap and collar agreements to estimated fair value as of January 1, 1993, the assumed date of the Statesman Acquisition. The reported value and estimated fair value of fixed maturities, mortgage loan investments and interest rate swap and collar agreements as of January 1, 1993 are as follows (dollars in millions):

                                                                 Reported                Estimated Fair
                                                                   Value                     Value
                                                                   -----                     -----

         Fixed maturities                                        $2,910.6                  $2,980.0
         Mortgage loan investments                                   87.1                      88.2
         Interest rate swap
           and collar agreements                                     (.7)                     (7.5)


In addition, net investment income is reduced to reflect the reduction in short-term investments in connection with the purchase of investments in CCP II and Statesman PIK
Preferred Stock by Conseco and its consolidated subsidiaries.

No additional investment income is assumed to be earned on the cash retained from the proceeds of the Statesman
Financing after payment of the costs of the Statesman
Acquisition and related transactions. Pro forma net realized gain (loss) represents the difference between
(i) the actual proceeds from the sales of investments and
(ii) the fair value of the investments as of the assumed date of the Statesman Acquisition, adjusted for the accretion of discount or premium based on the new cost basis.

                 (3) Interest expense is adjusted to reflect the following transactions as if they occurred as of the assumed date of the Statesman Acquisition:

                                                                                           Six Months
                                                                Year Ended                    Ended
                                                             December 31, 1993            June 30, 1994
                                                             -----------------            -------------
Use of proceeds to repay
certain bank indebtedness
of a subsidiary of
Statesman                                                          $(2.4)                     $(1.6)
The assumed conversion of all
of the Statesman
Convertible Debentures                                              (3.3)                      (2.4)
The borrowing of the Statesman
Senior Loan (i)                                                     12.1                        6.1
The issuance of the Statesman
Senior Subordinated
Notes (ii)                                                          17.3                        8.6
Amortization of debt issuance
costs (iii)                                                          1.1                         .6
                                                                   -----                      -----
                                                                   $24.8                      $11.3
                                                                   =====                      =====
          ------------------

         (i) Based on borrowings of $170.0 million ($130.0 million at an assumed interest rate of 7.0% and $40.0 million at an assumed interest rate of 7.5%).

         (ii) Based on a principal amount of $150.0 million at an assumed interest rate of 11.5%.

         (iii) Based on debt issuance costs of $6.8 million and $8.0 million related to the Statesman Senior Subordinated Notes and the Statesman Senior Loan, respectively, which are amortized at a level yield over the term of such debt.


A change in interest rates on the Statesman Senior Loan and the Statesman Senior Subordinated Notes of .5% would result in (i) an increase (or decrease) in pro forma interest expense of $1.6 million and $.8 million for the year ended December 31, 1993 and the six months ended June 30, 1994, respectively, and (ii) a decrease (or increase) in pro forma net income of $.2 million and $.1 million for the same respective periods. Under the terms of the Statesman Senior Loan, $30 million will remain available to borrow at a later date when needed to pay the Contingent Consideration or to pay to the holders of the Statesman 1988 Series Preferred Stock upon the determination of the litigation against the U.S. Government. If such $30 million were outstanding during 1993 and the six months ended June 30, 1994 (with an assumed interest rate of 7.0% during such periods), pro forma interest expense would increase by $2.1 million and $1.1 million, respectively, and pro forma net income would decrease by $.3 million and $.2 million, respectively.

                 (4) Amortization of goodwill calculated as of January 1, 1993 is recognized over a 40-year period on a straight-line basis.

                 (5) Anticipated returns, including realized gains and losses, from the investment of policyholder balances are considered in determining the amortization of the cost of policies purchased. Amortization of cost of policies purchased is adjusted to reflect pro forma gains realized by Statesman during the period.

               (6)  All applicable pro forma adjustments to
operations are tax effected at the appropriate rate.
Additionally, for the year ended December 31, 1993 income tax expense is increased by $1.1 million to reflect the effect of the increase in the corporate income tax rate to 35% from 34% on adjustments to deferred income tax liabilities resulting from pro forma adjustments.

                 (7)  The CCP II Minority Interest in the
consolidated net income of Statesman is eliminated.

                 (8) After the Statesman Acquisition, investment advisory services will be provided to Statesman by a subsidiary of Conseco. Statesman's historical net investment income is not reduced to reflect the advisory fees to be paid under the agreement in excess of investment expenses incurred prior to the Statesman Acquisition, since, in accordance with GAAP, such intercompany fees are eliminated in consolidation. Minority interest, however, is adjusted to charge the CCP II Minority Interest for its portion of such investment advisory fees. Net investment income is not increased to reflect any additional investment income and realized gains which may be earned as a result of services provided by the Conseco subsidiary.

                 (9) Income is reduced to reflect the dividends accrued on the Statesman PIK Preferred Stock attributable to the PIK Preferred Minority Interest.

                 (10) After the Statesman Acquisition, all of the existing fixed maturity investment portfolio will be classified as available-for-sale. Fixed maturities previously classified as held-to-maturity are reclassified as available-for-sale.

                 (11)  Statesman's fixed maturity investments,
mortgage loans, property and equipment and securities segregated for the future redemption of preferred stock of a wholly owned subsidiary are restated to market value as of the assumed date of the Statesman Acquisition.

                 (12) After the Statesman Acquisition, Conseco intends to invest all cash in short-term investments.
Short-term investments are increased to reflect the gross proceeds from the Statesman Financing.

                 (13) Short-term investments are reduced for the estimated amounts for disbursements related to the Statesman
Acquisition.

                 (14) Short-term investments are reduced to reflect the investment of Conseco and its consolidated subsidiaries in CCP II related to the Statesman Acquisition and in Statesman PIK Preferred Stock, offset by fees of $4.0 million paid to Conseco. Retained earnings is increased by $2.0 million to reflect net income attributable to the fees collected from the CCP II Minority Interest.

                 (15) All of the applicable pro forma balance sheet adjustments are tax effected at the appropriate rate.

                 (16) Cost of policies purchased reflects the estimated fair value of the business in force and represents the portion of the cost to acquire Statesman that is allocated to the value of the right to receive future cash flows from insurance contracts existing as of the assumed date of the Statesman Acquisition. Such value is the present value of the actuarially determined projected cash flows from the acquired policies.

                 The 15% discount rate used to determine such value is the rate of return required by CCP II to invest in the business being acquired. In determining such rate of return, the following factors are considered:

                 -- The magnitude of the risks associated with each of the actuarial assumptions used in determining expected future cash flows.

                 -- Cost of capital available to fund the acquisition.

                 -- The perceived likelihood of changes in insurance regulations and tax laws.

                 -- Complexity of the acquired company.

                 -- Prices paid (i.e., discount rates used in determining valuations) on similar blocks of business sold recently.

                 The value allocated to cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. On a pro forma basis, assuming that the Statesman
Acquisition occurred as of June 30, 1994, expected gross amortization using current assumptions and accretion of interest based on an interest rate equal to the liability or contract rate (such rates ranging from 5.3% to 7.7%) for each of the years in the five-year period ending June 30, 1999 is as follows (dollars in millions):

Year ended      Beginning         Gross           Accretion            Net                Ending
 June 30         Balance       Amortization      of Interest       Amortization          Balance
 -------         -------       ------------      -----------       -------------         -------
1995             $478.2           $68.5             $24.9              $43.6              $434.6
1996              434.6            69.6              22.0               47.6               387.0
1997              387.0            65.7              19.5               46.2               340.8
1998              340.8            61.4              17.1               44.3               296.5
1999              296.5            56.2              14.8               41.4               255.1

                 (17) Deferred acquisition costs of Statesman are eliminated since such amounts are reflected in the determination of the cost of policies purchased.

                 (18)  Goodwill reflects the excess of cost of
investment in Statesman over the net assets acquired.

                 (19) Several deferred costs of Statesman that are not relevant after the acquisition are eliminated as of the assumed date of the Statesman Acquisition.

                 (20) A liability is established to reflect the fair value of interest rate swap and collar agreements of Statesman outstanding as of the assumed date of the Statesman Acquisition. The fair value was determined based on estimates obtained from an unaffiliated dealer in such instruments.

                 (21) Deferred revenues on certain life insurance and annuity policies of Statesman are eliminated, since such amounts are reflected in the determination of the cost of policies purchased.

                 (22) A liability is established for the amount payable when the outcome of Statesman's pending litigation against the U.S. Government is determined.

                 (23) Long-term debt is reduced as of June 30, 1994 to reflect the repayment of the bank debt of a subsidiary of Statesman (with a principal balance as of June 30, 1994 of $51.9 million), repayment of notes payable issued by Statesman's employee stock ownership plan (principal balance as of June 30, 1994 of $4.0 million) and the assumed conversion and retirement of the Statesman Convertible
Debentures. Additionally, long-term debt is increased to reflect (i) $170.0 million gross proceeds from the Statesman
Senior Loan and (ii) $150.0 million gross proceeds from the Statesman Senior Subordinated Notes, reduced by
$14.8 million to reflect the costs associated with the issuance of such debt. Under the terms of the Statesman
Senior Loan, $30.0 million will remain available to borrow when needed to pay the Contingent Consideration or to pay to the holder of the Statesman 1988 Series Preferred Stock upon the determination of Statesman's pending litigation against the U.S. Government. See Note 22 above.

                 (24) An adjustment is made to reflect the CCP II Minority Interest in the common equity of Statesman and the PIK Preferred Minority Interest related to the Statesman PIK
Preferred Stock.

                 (25) The carrying value of the preferred stock of a subsidiary of Statesman is adjusted to its estimated fair value as of the assumed date of the Statesman Acquisition.

                 (26)  The prior shareholders' equity and the
redeemable preferred stock of Statesman are eliminated in conjunction with the Statesman Acquisition and related transactions.

                 (B) Transactions Relating to the Merger, the Restructuring, the KFS Broker-Dealer Transfer and the IFTC Disposition. On June 26, 1994, Conseco and Kemper signed the Merger Agreement. At the Effective Time, subject to certain exceptions described in this Joint Proxy Statement/Prospectus with respect to shares owned by Conseco, Kemper or their subsidiaries, each outstanding share of Kemper Common Stock (other than Dissenting Common Shares) will be converted into the right to receive the Merger Consideration. Based on the closing price of Conseco Common Stock on Thursday, June 30, 1994, the Merger Consideration would be $67.00, and the total value of the transaction would be $3.25 billion (based on the number of fully converted shares of Kemper Common Stock outstanding and the amount of existing debt and non-convertible preferred stock).

                 Immediately following the Effective Time, the Restructuring will be effected, pursuant to which the Surviving Corporation will sell all of the issued and outstanding shares of capital stock of the Life Companies to Life Insurance Holdings, a subsidiary of CCP II Holdings, and certain real estate interests currently held by subsidiaries of Kemper will be transferred to one or more of CCP II Holdings' real estate acquisition subsidiaries. It is currently anticipated that the amounts to be paid to the Surviving Corporation in connection with the Restructuring (together with related transaction fees and expenses) will aggregate approximately $1.35 billion. It is also anticipated that, immediately following the Effective Time, KFS will effect the KFS Broker-Dealer Transfer by transferring all of the broker-dealer businesses of KFS and all of the property and assets related thereto into a new wholly owned subsidiary of KFS.

                 Sources and uses of funds relating to the Merger and the Restructuring are summarized below (dollars in millions).

                                               Conseco              CCP II               Total
                                               -------              ------               -----
Sources of Funds:
  Surviving Corporation Credit
    Agreement:
    Senior Tranche A Term Loan                 $ 523.5             $   --               $ 523.5
    Senior Tranche B Term                        200.0                 --                 200.0
    Senior Bridge Loan                           100.0                 --                 100.0
   Surviving Corporation Senior
    Subordinated Debentures                      350.0                 --                 350.0
  CCP II Holdings Credit Agreement                --                  400.0               400.0
  CCP II Holdings Senior
    Subordinated Debentures                       --                  400.0               400.0
  CCP II Holdings PIK
    Preferred Stock                               --                  250.0               250.0
  CCP II Equity Contribution                      --                  300.0               300.0
  Kemper cash                                     15.1                 --                  15.1
                                              --------             --------            --------
     Total sources                            $1,188.6             $1,350.0            $2,538.6
                                              ========             ========            ========
Uses of Funds:
  Payment of Cash Consideration               $2,298.2             $   --              $2,298.2
  Life Company Dispositions
     and Real Estate Transfers                (1,296.9)             1,296.9                --
 Transaction fees and expenses                    56.0                 53.1               109.1
 Restructuring costs                              52.0                 --                  52.0
 Debt refinanced at Effective Time                79.3                 --                  79.3
                                              --------             --------            --------
     Total uses                               $1,188.6             $1,350.0            $2,538.6
                                              ========             ========            ========

                 It is anticipated that the Senior Bridge Loan will be repaid promptly following the Effective Time in part with funds to be made available to the Surviving Corporation out of assets no longer required to be maintained by KFS in connection with its broker-dealer businesses as a result of the KFS Broker-Dealer Transfer.

                 Adjustments to give effect to the Merger, the Restructuring, the KFS Broker-Dealer Transfer and the IFTC
Disposition are summarized as follows:

                 (27) Amortization of deferred acquisition costs for policies sold by the Life Companies prior to January 1, 1993 are replaced with the amortization of cost of policies purchased (amortized in relation to estimated profits on the policies purchased with interest equal to the liability or contract rates ranging from 4.3% to 7.8%).
Certain previously deferred policy charges collected during the periods for policies sold by the Life Companies prior to January 1, 1993, are recognized as revenue (net of deferred revenues previously recognized), since these amounts are considered in determining the cost of policies purchased and the amortization thereof. See Note 48 below.

                 (28) Net investment income and net realized gains (losses) of Kemper are adjusted to include the effect of the restatement of (i) fixed maturities, (ii) mortgage loan and real estate investments and (iii) interest rate swap agreements to estimated fair value as of January 1, 1993, the assumed Effective Time. The reported value and estimated fair value of fixed maturities, mortgage loan and real estate investments and interest rate swap agreements as of January 1, 1993 are as follows (dollars in millions):

                                               Reported               Estimated
                                                Value                 Fair Value
                                                -----                 ----------
Fixed maturities(i)                           $4,523.5                  $4,523.5
Mortgage loan and real
  estate investments                           1,951.3                     917.8
Interest rate swap agreements                     -0-                       14.8
__________________

(i) Amortized cost value was $4,440.2 million.

Pro forma net realized gains (losses) represent the difference between (i) the actual proceeds from the sales of investments and (ii) the fair value of the investments as of the assumed Effective Time, adjusted for the accretion of discount or premium based on the new cost basis.

                 After the Merger and the Restructuring, the estimated fair values of the mortgage loan and real estate acquired becomes the new cost basis for such investments.
The estimated fair values assigned to the mortgage loan and real estate investments are based on preliminary valuations which may be adjusted upon final determination of such values and the final determination of investment strategies with respect to such investments after the Effective Time. Differences between the estimated fair values of mortgage loan investments and the estimated cash flows derived from such investments are amortized based on the expected cash flows and the accretion of interest based on the market interest rates used to determine the estimated fair values (such interest rates range from 12% to 21% determined based on consideration of the risk associated with such investments and other factors). See Note 42 below.

                 (29) Net investment income is reduced to reflect the reduction in invested assets resulting from the use of cash held by Kemper to fund the Merger and the repayment of the $100 million Senior Bridge Loan subsequent to the Merger and the Restructuring. In addition, net investment income is reduced to reflect the reduction in short-term investments in connection with the purchase of investments in CCP II and CCP II Holdings PIK Preferred Stock by Conseco and its consoldiated subsidiaries. Additionally, equity in the earnings of CCP Insurance and equity in the earnings of WNC have been reduced to reflect the reduction in the investment income of these companies resulting from their investments in CCP II and CCP II Holdings PIK Preferred
Stock.

                 (30) Subsequent to June 30, 1994, Kemper signed a letter of intent to sell IFTC, a 50%-owned subsidiary, to State Street Boston Corporation ("State Street"). State
Street plans to exchange its common stock with an approximate market value of $112.5 million for Kemper's share of IFTC. Consummation of the transaction is subject to certain regulatory actions and approvals. Revenues are adjusted to eliminate the earnings related to IFTC as if the sale had occurred on January 1, 1993. Investment income equal to dividends declared on State Street common stock of $1.5 million in 1993 and $.8 million during the six months ended June 30, 1994 are assumed to be earned on the common stock received in exchange for Kemper's interest in IFTC.

                 (31)  Interest expense on long-term debt is
increased to reflect the net of (i) the additional borrowings set forth below at the assumed interest rates,
(ii) the amortization of debt issuance costs and (iii) the repayment of certain existing debt as follows (dollars in millions):

                                                                          Interest
                                                                        Expense for          Interest
                                                                          the Year          Expense for
                                                            Assumed        Ended              the Six
                                           Principal        Interest    December 31,        Months Ended
                                            Amount            Rate         1993            June 30, 1994
                                            ------            ----         ----            -------------
Surviving Corporation Credit
 Agreement:
  Senior Tranche A Term Loan               $523.5             7.3%         $38.3               $18.1
  Senior Tranche B Term Loan                200.0             8.1%          16.1                 8.0
Surviving Corporation Senior
  Subordinated Debentures                   350.0            11.0%          38.5                19.3
  CCP II Holdings Senior Term Loan          400.0             7.3%          29.2                13.7
  CCP II Holdings Senior
   Subordinated Debentures                  400.0            11.0%          44.0                22.0
Amortization of debt issue
  costs                                                                     11.5                 5.8
Less interest on debt repaid                                                (2.9)               (1.6)
                                                                          ------               -----
                                                                          $174.7               $85.3
                                                                          ======               =====

A change in interest rates on the borrowings summarized above of .5% would result in (i) an increase (or decrease) in pro forma interest expense of $9.3 million and $4.5 million for the year ended December 31, 1993 and the six months ended June 30, 1994, respectively, and (ii) a decrease (or increase) in pro forma net income of $4.1 million and $2.0 million for the same respective periods. Interest expense on short-term debt is adjusted to reflect the repayment of certain existing debt.

                 (32) Interest expense on long-term debt of Kemper that will remain outstanding is adjusted to reflect current interest rates as of the assumed Effective Time.

                 (33) Amortization of goodwill calculated as of January 1, 1993 is recognized over a 40-year period on a straight-line basis.

                 (34) Anticipated returns, including realized gains and losses, from the investment of policyholder balances are considered in determining the amortization of the cost of policies purchased. Amortization of cost of policies purchased is adjusted to reflect pro forma gains realized by Kemper during the period.

                 (35) Expenses are reduced to eliminate a special addition to Kemper's legal reserve in 1993 and principally to reflect certain recoveries in 1994 that were credited to the legal reserve.

                 (36) Operating expense is adjusted to reflect current market rental rates for office space leased under operating leases by Kemper as of the assumed Effective Time.

                 (37)  Other operating expenses (principally
commissions paid in excess of ultimate renewal commission rates) incurred by Kemper in 1993 and the first six months of 1994 on policies issued prior to 1993 had previously been capitalized. Costs incurred after the Merger related to policies in force as of the assumed Effective Time are not capitalized under purchase accounting methods; therefore, such amounts capitalized in 1993 and the first six months of 1994 are not expensed. However, such costs are considered in determining the present value of future profits of acquired business and the amortization thereof.

                 (38) All applicable pro forma adjustments to operations are tax effected at the appropriate rate. Additionally, for the year ended December 31, 1993 income tax expense is decreased by $8.9 million to reflect the effect of the increase in the corporate income tax rate to 35% from 34% on adjustments to the deferred tax assets resulting from pro forma adjustments. The increase to the valuation allowance of $31.4 million to reduce the deferred tax asset recognized by Kemper in 1993 is eliminated since, based on Conseco's judgment, the deferred tax asset is more likely to be realized than not.

                 (39)  The CCP II Minority Interest in the
consolidated net income of CCP II Holdings is eliminated.

                 (40) Minority interest reflects dividends on the preferred stock of subsidiaries. Such amount includes
(i) dividends on the Series C Preferred Stock which will remain outstanding after the Effective Time as Surviving
Corporation Preferred Stock, (ii) dividends on the Series D
Preferred Stock which will remain outstanding after the Effective Time as Surviving Corporation Preferred Stock and
(iii) dividends on the CCP II Holdings PIK Preferred Stock attributable to the PIK Preferred Minority Interest.

                 (41) Shares outstanding and earnings per share are adjusted to reflect the issuance of approximately
8.1 million shares of Conseco Common Stock in connection with the Merger as though they were outstanding since
January 1, 1993.

                 (42) The carrying values of mortgage loan and real estate investments in Kemper's historical financial statements generally reflect the underlying value of the collateral, calculated by discounting the properties' estimated future cash flows at the contractual rates of interest on such mortgage loan and real estate investments
(approximately 8% on a weighted average basis) in accordance with Statement of Financial Accounting Standards No. 114.
In connection with the Merger and the Restructuring, Conseco will calculate the carrying value of these assets in accordance with purchase accounting by valuing such cash flows discounted at current market interest rates
(determined based on the risks associated with those investments and other factors), which are estimated to range from 12% to 21%. The carrying values are also adjusted to reflect Conseco's disposition strategies for these assets.
No purchase accounting adjustment has been reflected in the accompanying pro forma financial statements for foreclosed real estate. The estimated fair values assigned to the mortgage loan and real estate investments are based on preliminary valuations which may be adjusted upon final determination of such values and the final determination of investment strategies with respect to such investments after the Effective Time.

                 (43)  After the Merger and the Restructuring,
Conseco intends to invest all cash in short-term investments. Short-term investments are increased to reflect the gross proceeds from the financings related to the Merger and the Restructuring.

                 (44) Short-term investments are reduced for the estimated amounts for disbursements related to the Merger and the Restructuring.

                 (45) Short-term investments are reduced to reflect the investment of Conseco and its consolidated subsidiaries in CCP II and in CCP II Holdings PIK Preferred Stock related to the Merger and the Restructuring, offset by fees of $16.0 million paid to Conseco. Retained earnings is increased by $8.0 million to reflect net income attributable to fees collected from the CCP II Minority Interest.

                 (46) Short-term investments are reduced to reflect the repayment of principal and accrued interest under a bank revolving credit agreement of Conseco.

                 (47) All of the applicable pro forma balance sheet adjustments are tax effected at the appropriate rate. In addition, certain additional adjustments have been made to the historical tax accounts including:

                 (i) The Real Estate Transfers will be treated as an asset purchase resulting in no temporary differences between GAAP and tax bases at the assumed Effective Time. Therefore, all historical deferred tax balances for the real estate operations are eliminated.

                 (ii) The valuation allowance recorded in Kemper's historical financial statements has been eliminated on a pro forma basis because, in the opinion of Conseco management, after the Merger, the deferred tax asset is more likely to be realized than not.

                 (iii) Kemper will recognize a net tax loss upon the Life Company Dispositions and the Real Estate Transfers which can be carried back to recover capital gains tax paid in previous years resulting in a tax receivable at the assumed Effective Time.

                 (iv) A tax liability was recorded at the appropriate rate for the IFTC Disposition.

                 (48) Cost of policies purchased reflects the same issues described in Note 16. The value allocated to cost of policies purchased is based on a preliminary determination of such value; accordingly, this allocation may be adjusted upon final determination of such value. On a pro forma basis, assuming an Effective Time of June 30, 1994, expected gross amortization using current assumptions and accretion of interest based on an interest rate equal to the liability or contract rate (such rates ranging from 4.3% to 8.0%) for each of the years in the five-year period ended June 30, 1999 is as follows (dollars in millions):

Year ended      Beginning         Gross           Accretion            Net                Ending
 June 30         Balance       Amortization      of Interest       Amortization          Balance
 -------         -------       ------------      -----------       -------------         -------

1995             $1,197.8         $237.8            $69.8             $168.0              $1,029.8
1996              1,029.8          209.3             60.0              149.3                 880.5
1997                880.5          183.5             51.4              132.1                 748.4
1998                748.4          158.8             43.9              114.9                 633.5
1999                633.5          134.4             37.3               97.1                 536.4


                 (49)  Deferred acquisition costs of the Life
Companies are eliminated since such amounts are reflected in the determination of the cost of policies purchased.

                 (50)  Goodwill reflects the excess of cost of
investment in Kemper over the net assets acquired.

                 (51)  Previously deferred debt issue costs of
Kemper are eliminated as of the assumed Effective Time since all existing debt is prepaid or adjusted to fair value.

                 (52) The balance sheet accounts are adjusted to reflect the IFTC Disposition described in Note 30 as if the sale had occurred on June 30, 1994.

                 (53) Deferred revenues on certain life insurance and annuity policies of Kemper are eliminated, since such amounts are reflected in the determination of the cost of policies purchased.

                 (54) Other liabilities are increased to reflect the actuarially determined amount allocated to pension, postretirement and postemployment benefit obligations.

                 (55) Other liabilities are increased to reflect the excess of existing operating lease obligations over the fair value of such obligations, based on current market rental rates.

                 (56) Long-term debt, convertible debentures of a subsidiary and short-term debt are reduced as of June 30, 1994, to reflect the repayment of certain outstanding debt.
Additionally, long-term debt, for which Conseco is directly liable, is increased to reflect (i) $523.5 million gross proceeds from the Senior Tranche A Term Loan,
(ii) $200.0 million gross proceeds from the Senior Tranche B
Term Loan and (iii) $350.0 million gross proceeds from the Surviving Corporation Senior Subordinated Debentures, reduced by $41.2 million to reflect the costs associated with the issuance of such debt. Long-term debt of CCP II, for which Conseco is not directly liable, is increased to reflect (i) $400.0 million gross proceeds from the CCP II
Holdings Senior Term Loan and (ii) $400.0 million gross proceeds from the CCP II Holdings Senior Subordinated
Debentures, reduced by $40.0 million to reflect the costs associated with the issuance of such debt.

                 (57) The value of Kemper's existing long-term debt remaining after the Merger and the Restructuring is adjusted to reflect current interest rates.

                 (58)  Shares of Series C Preferred Stock and
Series D Preferred Stock that are to remain outstanding as Surviving Corporation Preferred Stock are transferred to minority interest and are adjusted to fair value.

                 (59) An adjustment is made to reflect the CCP II Minority Interest in the common equity of CCP II Holdings and the PIK Preferred Minority Interest related to the CCP II Holdings PIK Preferred Stock.

                 (60)  It is assumed that all holders of Series A
Preferred Stock and Series E Preferred Stock will convert such shares to Kemper Common Stock at or prior to the assumed Effective Time.

                 (61) The prior shareholders' equity of Kemper is eliminated in conjunction with the Merger and the Restructuring.

                 (62) Conseco Common Stock and paid-in capital accounts are adjusted to reflect the issuance of approximately 8.1 million shares of stock issued in connection with the Merger. For the purpose of this calculation the Conversion Number was calculated based on the Average Conseco Price over the 20 day trading period ending on June 30, 1994.

               COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS
                          OF CONSECO AND KEMPER

                 The rights of Conseco stockholders are governed by Conseco's Amended and Restated Articles of Incorporation
(the "Conseco Articles of Incorporation"), its Amended and
Restated Code of By-laws (the "Conseco By-laws") and the
Indiana Corporation Law. The rights of Kemper stockholders are governed by its Second Restated Certificate of Incorporation (the "Kemper Certificate of Incorporation"), its Bylaws (the "Kemper Bylaws") and the Delaware
Corporation Law.  After the Effective Time, the rights of
Kemper stockholders who become Conseco stockholders will be governed by the Conseco Articles of Incorporation, the Conseco By-laws and the Indiana Corporation Law. In most respects, the rights of Conseco stockholders and Kemper stockholders are similar. The following is a summary of the material differences between the rights of Conseco stockholders and the rights of Kemper stockholders.

                 Voting with Respect to Certain Business
Combinations. The Conseco Articles of Incorporation provide that Conseco may not enter into a "Special Business Combination Transaction" (defined as a merger or other business combination transaction with or involving a beneficial owner of more than 10% of Conseco Common Stock (a "Related Person")) unless (i) the consideration to be received per share by holders of Conseco Common Stock in such transaction is at least equal to the highest per share price paid in order to acquire any shares of Conseco Common Stock beneficially owned by the Related Person or (ii) the transaction shall have been approved by two-thirds of the Continuing Directors (defined as the directors of Conseco in office prior to the date on which a Related Person became such).

                 Under the Kemper Certificate of Incorporation, a "Business Combination" (defined as any merger, consolidation or sale, lease, exchange or other disposition of all, or a substantial part, of the property and assets of Kemper other than in the usual course of business) must be approved by the affirmative vote of the holders of at least 80% of the outstanding stock entitled to vote generally in the election of directors, voting as a single class, unless a majority of the "Continuing Directors" vote to approve such Business Combination even if they are not a quorum of the entire
Board of Directors.  A "Continuing Director" is defined as
(i) any member of the Board of Directors of Kemper on May 20, 1987, (ii) any successor of a Continuing Director described in clause (i) who is recommended, or elected, to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors of Kemper or (iii) any director who is recommended, or elected, by the affirmative vote of a majority of Continuing Directors then on the Board of Directors of Kemper to fill a vacancy or a newly created directorship.

                 Right to Call Special Meeting. Under the Conseco By-laws, a special meeting of stockholders may be called by the president, the Board of Directors or stockholders holding at least one-fourth of the total number of shares of Conseco Common Stock entitled to vote on the proposed business to be transacted at such meeting.

                 Under the Kemper Certificate of Incorporation, a special meeting of stockholders may only be called by the Board of Directors of Kemper.

                 Right to Bring Business Before a Special Meeting of Stockholders. The Conseco Articles of Incorporation and the Conseco By-laws do not contain any restriction on the ability of stockholders to bring business before a special meeting of stockholders.

                 Under the Kemper Certificate of Incorporation, only business that has been approved by the Board of Directors may be brought before a special meeting of stockholders.

                 Notice of Stockholder Business.  The Conseco
Articles of Incorporation and the Conseco By-laws do not impose conditions on the submission of matters for a vote at stockholder meetings.

                 Under the Kemper Bylaws, a stockholder must give at least 30 days' prior written notice to Kemper's Corporate Secretary of any business the stockholder wishes to bring before an annual meeting of stockholders for a vote;
provided, however, that if there has been less than 40 days' prior notice or public disclosure of the annual meeting then the stockholder must give notice of such business within 10 days following the mailing of notice of or public disclosure of the annual meeting. The notice must contain a brief description of the business, the reason for conducting such business at the meeting, the name and address of the stockholder proposing the business, the class and number of shares of Kemper stock the stockholder beneficially owns and any material interest of the stockholder in such business.

                 Notice of Director Nominations.  The Conseco
Articles of Incorporation and the Conseco By-laws do not impose conditions on the submission of director nominations by Conseco stockholders.

                 Under the Kemper Bylaws, a stockholder must give at least 30 days' prior written notice to Kemper's Corporate Secretary if the stockholder wishes to nominate any person for election as a Kemper director at a stockholder meeting at which directors are to be elected; provided, however, that if there has been less than 40 days' prior notice or public disclosure of such stockholder meeting then the stockholder must give notice of such nomination within 10 days following the mailing of notice of or public disclosure of such stockholder meeting. The notice must contain the following information: with respect to each person the stockholder wishes to nominate, all information relating to the person required to be disclosed in solicitations of proxies for election of directors or otherwise required pursuant to Regulation 14A under the Exchange Act, including such person's written consent to be named in the proxy statement as a nominee and to serving as a director if elected; the name and address of the stockholder making the nomination; and the class and number of shares of Kemper stock the stockholder beneficially owns.

                 Stockholder Action by Written Consent.  The
Conseco By-laws specifically authorize stockholder action by written consent of all the stockholders entitled to vote on such action.

                 The Kemper Certificate of Incorporation prohibits stockholder action by written consent and requires that any stockholder action be taken at a meeting of stockholders.

                 Removal of Directors. Both the Conseco Articles of Incorporation and the Kemper Certificate of Incorporation provide for a classified ("staggered") board of directors.
Each board of directors is divided into three classes.
However, under the Conseco By-laws, a director may be removed, either for or without cause, at any special meeting of stockholders called for that purpose, by the affirmative vote of a majority in number of shares of the stockholders present in person or by proxy and entitled to vote for the election of such director.

                 Under the Kemper Certificate of Incorporation, a director may be removed only for cause and only by the affirmative vote of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting as a single class, subject to the rights of holders of Kemper Preferred Stock to elect directors under specified circumstances.

                 Director Liability.  The Conseco Articles of
Incorporation and the Conseco By-laws do not contain a specific exculpatory provision regarding director liability. However, the Indiana Corporation Law provides that a director is not liable for any action taken as a director, or any failure to take any action, unless (i) the director has breached or failed to perform the duties of the director's office in compliance with Section 23-1-35-1 of the Indiana Corporation Law (which requires, among other things, that a director discharge his duties as a director in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation), and (ii) the breach or failure to perform constitutes willful misconduct or recklessness.

                 The Kemper Certificate of Incorporation provides that no director of Kemper will be liable to Kemper or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Kemper or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                 Indemnification. The Conseco By-laws provide that any person will be indemnified for all reasonable expenses incurred in connection with any action to which he is made a party by reason of being a director, officer or employee of Conseco or of any corporation which he served as such at the request of Conseco except in relation to matters as to which it shall be adjudged in such matter that such officer, director or employee is liable for negligence or misconduct.

                 The Kemper Bylaws provide that directors, officers and certain other persons will be indemnified to the fullest extent authorized by Delaware law. Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

                 The Conseco By-laws do not specify whether a person otherwise entitled to indemnification is entitled to indemnification with respect to a suit against Conseco initiated by such person. The Kemper By laws permit indemnification with respect to any suit against Kemper (other than a suit to enforce indemnification rights) initiated by a person otherwise entitled to indemnification only if such suit was authorized by the Kemper Board of Directors.

                 The Conseco By-laws do not specify whether a person is entitled to any indemnification with respect to a suit by, or against, Conseco regarding the enforcement of indemnification rights. Under the Kemper Bylaws, a person is entitled to indemnification for the expense of prosecuting a suit against, or defending a suit by, Kemper regarding the enforcement of indemnification rights only if such person is successful in prosecuting or defending such suit, in whole or in part.

                 The Conseco Articles of Incorporation and Conseco By-laws do not provide for the advancement of expenses.
However, under the Indiana Corporation Law, a corporation may advance expenses if (i) the director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct called for by Section 23-1-37-8 of the Indiana
Corporation Law (which states that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the individual's conduct was in good faith; and (2) the individual reasonably believed: (A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and (B) in all other cases, that the individual's conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual either: (A) had reasonable cause to believe the individual's conduct was lawful; or (B) had no reasonable cause to believe the individual's conduct was unlawful), (ii) the director furnishes a written undertaking to repay the advance if it is ultimately determined that he did not meet such standard of conduct and (iii) a determination is made that the facts then known would not preclude indemnification under Indiana laws.

                 Under the Kemper Bylaws, Kemper must advance expenses incurred by a director, officer, employee or agent in defending an action prior to final disposition of such action; provided, however, officers and directors, but not employees and agents, are required to give an undertaking to repay amounts advanced if it is ultimately determined that they were not entitled to be indemnified.

                 Rights Plan.  On July 18, 1990, the Board of
Directors of Kemper declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Kemper Common Stock. Each Right entitles the registered holder to purchase from Kemper one two-hundredth of a share (a "Unit") of Series B Junior Participating Preferred Stock, without par value (the "Kemper Series B Preferred"), of Kemper at a price of $220 per Unit, subject to adjustment. The description and terms of the Rights are set forth in the Kemper Rights Agreement.

                 The Rights are attached to all Kemper Common Stock certificates. The Rights will separate from the Kemper
Common Stock and the "Distribution Date" of the Rights will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Kemper Common Stock
(the date of such announcement being the "Stock Acquisition
Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of such outstanding shares of Kemper Common Stock.

                 The Rights are not exercisable until the Distribution Date and will expire at the close of business on July 29, 2000, unless earlier redeemed by Kemper as described below. Holding unexercised Rights alone gives rise to no rights as a stockholder of Kemper, including, without limitation, any right to vote or to receive dividends.

                 In the event that, at any time following the Distribution Date, (i) Kemper (or its subsidiary) is the surviving corporation in a merger, consolidation or other business combination with an Acquiring Person in which Kemper Common Stock is not changed or exchanged, (ii) any person becomes the beneficial owner of more than 20% of the then outstanding shares of Kemper Common Stock (other than pursuant to a tender offer or exchange offer for all outstanding shares of Kemper Common Stock at a price and on terms determined by the independent members of the Board of Directors to be fair to stockholders and otherwise in the best interests of Kemper), (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Kemper Rights Agreement, or (iv) during such time as there is an Acquiring Person, an event occurs which results in such person's ownership interest being increased by more than 1% (e.g., a reverse stock split), each holder of a Right will thereafter have the right to receive, upon exercise, Kemper Common Stock (or, in certain circumstances, cash, property or other securities of Kemper) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

                 In the event that, at any time following any Stock Acquisition Date, (i) Kemper is acquired in a merger or other business combination transaction (other than a merger which follows a tender or exchange offer described in the preceding paragraph), or (ii) 50% or more of Kemper's assets or earning power is sold or transferred, each holder of a Right (except Rights which are void because held by an Acquiring Person) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

                 At any time until 10 business days following the Stock Acquisition Date, Kemper may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at the election of Kemper, in cash, shares of Kemper Common Stock or such other consideration as the Kemper Board of Directors may determine.

                 Kemper has amended the Kemper Rights Agreement so as to provide that neither the approval, execution or delivery of the Merger Agreement nor the consummation of the Merger will cause the Rights issued thereunder to become exercisable.

                 The Board of Directors of Conseco has not declared a comparable rights dividend.

                 General. The foregoing discussion of certain similarities and material differences between the rights of Conseco stockholders and the rights of Kemper stockholders is only a summary of certain provisions and does not purport to be a complete description of such similarities and differences, and is qualified in its entirety by reference to the Indiana Corporation Law and the common law thereunder, the Delaware Corporation Law and the common law thereunder, the full text of the Certificate or Articles, as the case may be, of Incorporation and By-laws of Conseco and Kemper and the Kemper Rights Agreement.

                     OTHER MATTERS

Regulatory Approvals Required

                 The consummation of the Merger and the
Restructuring is subject to, among other approvals, the prior approval of the Illinois Insurance Department and the expiration or termination of the relevant waiting period under the HSR Act. Applications for such approvals are being prepared or have been submitted and the HSR Act notification and report forms are being prepared or have been filed. The waiting period under the HSR Act applicable to the Merger (but not the Restructuring) has been terminated.


Certain Pending Litigation

                 Since March 15, 1994, Kemper and certain of its directors, including directors who are also executive officers, have been named defendants in six complaints filed in the Court of Chancery in the State of Delaware. The complaints were brought by stockholders of Kemper, individually and purportedly as class actions on behalf of all other stockholders of Kemper. The complaints allege breaches of fiduciary duty by Kemper and its directors arising primarily from the unsolicited GECC proposal and the defendants' alleged wrongful actions with respect thereto.
The complaints seek injunctive relief prohibiting Kemper from, among other things, utilizing certain defensive measures. The complaints also seek damages and other relief. On March 31, 1994, one of the complaints was amended to allege further that, among other things, the preliminary proxy statement (the "preliminary proxy") filed by Kemper in connection with the 1994 annual meeting of stockholders that was originally scheduled to be held on May 11, 1994 and was adjourned and then postponed as described in "THE MERGER -- Background of the Merger" did not provide full and fair disclosure with respect to the Agreements or the Board's unanimous decision to reject the GECC proposal. On April 4, 1994, plaintiffs filed a motion for expedited discovery with respect to the amended allegations. The Court of Chancery granted limited discovery with respect to the disclosure contained in the preliminary proxy concerning the Board's decision. On
May 4, 1994, the court heard oral argument on the motion for a preliminary injunction. As a consequence of the letter agreement, dated May 8, 1994, between Kemper and GECC pursuant to which Kemper and GECC agreed to adjourn the Kemper annual meeting of stockholders to be held on May 11, 1994, to August 22, 1994, and following consultation with the parties, the Court of Chancery determined to withhold issuance of an opinion with respect to plaintiffs' motion for a preliminary injunction.

                       NAME CHANGE AMENDMENT

                 At the Conseco Meeting, holders of Conseco Common Stock will be requested to approve the Name Change
Amendment, a proposed amendment to Article I of the Conseco
Articles of Incorporation to change the name of the corporation to Kemper, Inc. at, and subject to the occurrence of, the Effective Time. The Board of Directors of Conseco has unanimously approved the Name Change
Amendment. The Conseco Board of Directors unanimously recommends that the Conseco stockholders vote FOR the Name
Change Amendment. Approval of the Name Change Amendment is not required for the consummation of the Merger.

                 The Conseco Board of Directors is recommending the Name Change Amendment because it believes that the Kemper name is a nationally recognized brand name that will raise
Conseco's profile with the investor, analyst and consumer communities, the Kemper name carries with it a tradition of excellence in financial services and it is appropriate to recognize the significant contribution to the corporation represented by the Kemper businesses being acquired in the Merger.


                   APPRAISAL RIGHTS

                 Record holders of Kemper Common Stock and Kemper
Preferred Stock are entitled to appraisal rights under
Section 262 of the Delaware Corporation Law in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under the Delaware Corporation Law and is qualified in its entirety by the full text of Section 262 which is reprinted in its entirety as Annex 4 to this Joint Proxy
Statement/Prospectus. Except as set forth herein, stockholders of Conseco and Kemper will not be entitled to appraisal rights in connection with the Merger.

                 Section 262. Under the Delaware Corporation Law, record holders of shares of Kemper Common Stock or Kemper Preferred Stock who follow the procedures set forth in
Section 262 and who, in the case of holders of shares of Kemper Common Stock, have not voted in favor of the Merger will be entitled to have their shares of Kemper Common Stock or Kemper Preferred Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court.

                 Under Section 262, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the Kemper Meeting, not less than 20 days prior to the meeting, Kemper must notify each of the holders of Kemper Common Stock and Kemper Preferred
Stock at the close of business on the Kemper Record Date that such appraisal rights are available and include in each such notice a copy of Section 262. This Joint Proxy
Statement/Prospectus constitutes such notice. Any such stockholder who wishes to exercise appraisal rights should review the following discussion and Annex 4 carefully because failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the Delaware Corporation Law.

                 A holder of shares of Kemper Common Stock or Kemper Preferred Stock wishing to exercise appraisal rights must deliver to Kemper, before the vote on the approval and adoption of the Merger Agreement at the Kemper Meeting, a written demand for appraisal of such holder's shares of Kemper Common Stock or Kemper Preferred Stock. In addition, a holder of shares of Kemper Common Stock or Kemper
Preferred Stock wishing to exercise appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares through the Effective Time.

                 Only a holder of record of shares of Kemper Common Stock or Kemper Preferred Stock is entitled to assert appraisal rights for the shares of Kemper Common Stock or Kemper Preferred Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as the holder's name appears on the stock certificates.

                 If the shares of Kemper Common Stock or Kemper Preferred Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Kemper Common Stock or Kemper Preferred Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds Kemper Common Stock or Kemper Preferred Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the Kemper Common Stock or Kemper Preferred Stock held for one or more beneficial owners while not exercising such rights with respect to the Kemper Common Stock or Kemper Preferred Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all Kemper Common Stock or Kemper Preferred Stock held in the name of the record owner. Holders of Kemper Common Stock or Kemper Preferred Stock who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee. All written demands for appraisal of Kemper Common Stock or Kemper Preferred Stock should be sent or delivered to Kathleen A. Gallichio, Senior Vice President, General Counsel and Corporate Secretary,
Kemper Corporation, One Kemper Drive, C-3, Long Grove,
Illinois 60049 so as to be received before the vote on the approval and adoption of the Merger Agreement at the Kemper Meeting.

                 Within 10 days after the Effective Time, Kemper, as the surviving corporation in the Merger, must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of Section 262. Within 120 days after the Effective Time, but not thereafter, Kemper, or any holder of shares of Kemper Common Stock or Kemper Preferred Stock entitled to appraisal rights under Section 262 and who has complied with the foregoing procedures, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such shares. Kemper is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the fair value of the shares of Kemper Common
Stock or Kemper Preferred Stock. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

                 Within 120 days after the Effective Time, any record holder of shares of Kemper Common Stock or Kemper Preferred Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from Kemper a statement setting forth the aggregate number of shares of the Kemper Common Stock or Kemper Preferred Stock with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statements must be mailed within 10 days after a written request therefor has been received by Kemper.

                 If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the holders of shares of Kemper
Common Stock or Kemper Preferred Stock entitled to appraisal rights and will appraise the "fair value" of the shares of Kemper Common Stock or Kemper Preferred Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares of Kemper Common Stock or Kemper Preferred Stock as determined under Section 262 could be more than, the same as or less than the value of the Merger Consideration that they would otherwise receive, in the case of any holders of Kemper
Common Stock, or the Surviving Corporation Preferred Stock that they would otherwise continue to hold, in the case of holders of Kemper Preferred Stock, if they did not seek appraisal of their shares of Kemper Common Stock or Kemper Preferred Stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Kemper Common Stock or Kemper Preferred Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any holder of shares of Kemper Common Stock or Kemper Preferred Stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of Kemper Common Stock or Kemper Preferred Stock entitled to appraisal.

                 Any holder of shares of Kemper Common Stock or Kemper Preferred Stock who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective
Time, be entitled to vote the shares of Kemper Common Stock or Kemper Preferred Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of Kemper Common Stock or Kemper Preferred Stock as of a date prior to the Effective Time).

                 If any holder of shares of Kemper Common Stock who demands appraisal of shares under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, as provided in the Delaware Corporation Law, the shares of Kemper Common Stock of such holder will be converted into Merger Consideration in accordance with the Merger Agreement. If any holder of shares of Kemper
Preferred Stock who demands appraisal of shares under
Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, as provided in the Delaware
Corporation Law, the shares of Kemper Preferred Stock of such holder will be treated as if they had remained outstanding as of the Effective Time. A holder of shares of Kemper Common Stock or Kemper Preferred Stock will fail to perfect, or effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time. A holder may withdraw a demand for appraisal by delivering to Kemper a written withdrawal of the demand for appraisal and acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of the Surviving Corporation.

                 Failure to follow the steps required by Section
262 of the Delaware Corporation Law for perfecting appraisal rights may result in the loss of such rights.

                 The foregoing is a summary of certain of the provisions of Section 262 of the General Corporation Law of the State of Delaware and is qualified in its entirety by reference to the full text of such Section, a copy of which is attached hereto as Annex 4.


                     SOLICITATION OF PROXIES

                 Each of Conseco and Kemper will bear the cost of the solicitation of proxies from its stockholders, except that Conseco and Kemper will share equally the cost of printing and mailing this Joint Proxy Statement/Prospectus.
The solicitation is being made by mail, telephone, facsimile and personal interview. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons, and Conseco and Kemper will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. In addition, directors, officers and regular employees of Conseco, Kemper and their respective subsidiaries may solicit proxies from stockholders of their respective companies, without additional compensation, except for out-of-pocket expenses in connection therewith.

                 In addition,                  will assist in the
solicitation of proxies by Conseco for a fee of $      ,
plus reasonable out-of-pocket expenses.


                      STOCKHOLDER PROPOSALS

                 Proposals of stockholders for inclusion in the proxy statement for the 1995 annual meeting of Conseco
stockholders must be received on or before          , 1994.
Proposals should be mailed to Conseco Corporate Secretary's Office, 11825 N. Pennsylvania Street, Carmel, Indiana 46032.

                 If the Merger is not consummated, stockholder proposals intended to be presented at the next Kemper annual meeting in 1995 should be directed to the corporate secretary of Kemper and must be received by Kemper no later than _______, 1995 for inclusion in the proxy statement and proxy card relating to the meeting.


                     KEMPER STOCKHOLDER LIST

                 A certified list of Kemper stockholders entitled to be present and vote at the Kemper Meeting will be available at the office of Kemper's corporate secretary, Long Grove, Illinois, and at the office of Kemper's transfer agent, Harris Trust and Savings Bank, 311 West Monroe
Street, 11th floor, Chicago, Illinois, for inspection by any stockholder during normal business hours from ________, 1994 to one day prior to the date of the Kemper Meeting and at the Kemper Meeting site on the day of the Kemper Meeting.


                                      PRINCIPAL KEMPER STOCKHOLDERS

                 Based on reports filed with Kemper since
January 1, 1994, the following are the only persons known to Kemper management who may be deemed to beneficially own more than 5% of the outstanding voting securities of Kemper:

                                                                                Amount and
                                                                                 Nature of            Percent
Title of                     Name and Address                                   Beneficial               of
 Class                      of Beneficial Owner                                  Ownership            Class (a)
 -----                      -------------------                                  ---------            ---------
Common Stock                Franklin Resources, Inc.                             3,145,498 (b)         [9.3%]
($5 par value)              777 Mariners Island Blvd.
                            P.O.  Box 7777
                            San Mateo, California 94403-7777

Common Stock                Neuberger & Berman                                   1,658,310 (c)         [4.9%]
($5 par value)              605 Third Avenue
                            New York, New York 10158-3698

Common Stock                Southeastern Asset Management, Inc.                  2,635,700 (d)         [7.8%]
($5 par value)              860 Ridgelake Boulevard
                            Memphis, Tennessee 38120

(a) Based on the number of shares of Kemper Common Stock outstanding on August 1, 1994 and an assumption that share totals beneficially owned have remained equal to those reported as held as of year-end 1993 or, with respect to Southeastern Asset Management, Inc., as of March 15, 1994.

(b) In a report dated January 31, 1994, Franklin Resources, Inc. reported that as of year-end 1993 it or its investment advisory subsidiaries had sole voting power as to 2,797,998 shares, shared voting power as to 347,500 shares, sole dispositive power as to no shares and shared dispositive power as to 3,145,498 shares.

(c) In a report dated January 31, 1994, Neuberger & Berman reported that, on behalf of many unrelated clients (no one of which held an interest relating to 5% or more of Kemper's outstanding voting securities), as of year-end 1993 it had the sole voting power as to 402,025 shares, shared voting power as to 325,000 shares, sole dispositive power as to no shares and shared dispositive power as to 1,658,310 shares. Neuberger & Berman also reported that partners of the firm owned 155,450 shares in their personal securities accounts. Neuberger & Berman disclaimed beneficial ownership of these partners' shares, noting such shares were purchased with each partner's personal funds, and these partners had exclusive dispositive and voting power over the shares held in their respective accounts.

(d) In a report dated March 15, 1994, Southeastern Asset Management, Inc. reported that, as an investment advisor to various discretionary and non-discretionary accounts of its clients, as of such date it had sole voting power as to 2,018,700 shares, shared voting power as to 500,000 shares, no voting power as to 117,000 shares, sole dispositive power as to 2,135,700 shares and shared dispositive power as to 500,000 shares.

                   ELECTION OF KEMPER DIRECTORS

                 The Kemper Certificate of Incorporation provides that the Kemper Board of Directors shall be divided as nearly as possible among three equal classes which are designated as Class I, II or III, with each class serving for a three-year term of office. Any person elected to fill a vacancy or a newly-created directorship holds office for the remainder of the full term of the class to which such person is elected.

                 On March 17, 1994, the Kemper Board of Directors nominated John T. Chain Jr., George D. Kennedy, David
B. Mathis and Kenneth A. Randall, the current Class II directors, to stand for re-election at the annual meeting and, if elected, they shall hold office until the 1997 annual meeting of stockholders of Kemper or until their earlier resignation as described under "MANAGEMENT AND
OPERATIONS AFTER THE MERGER--Directors After the Merger" above.

                 After the June 26, 1994 board meeting at which the Merger Agreement was unanimously approved, Joseph E. Luecke retired from the Kemper Board to pursue more of a full-time retirement and to attend to various personal and family matters. On September 7, 1994, the Kemper Board, on the recommendation of its Nominating Committee, reduced the number of members of the Kemper Board to 12 in accordance with the Kemper Certificate of Incorporation. The Kemper
Board agreed that reducing the size of the Kemper Board was advisable, in lieu of filling the vacancy created by Mr. Luecke's retirement, due to the pendency of the Merger and thus the abbreviated term of office any replacement director could be expected to serve.

                 The persons named on the enclosed proxy card
(Peter B. Hamilton, George D. Kennedy and David B. Mathis) have agreed to represent holders of Kemper Common Stock submitting properly executed proxy cards and to vote for the election of the four nominees listed herein, unless otherwise directed by the authority granted or withheld on the proxy cards. Although the Kemper Board of Directors has no reason to believe that any of the nominees will be unable to serve as directors, if any one or more of the nominees shall not be available for election, the persons named on the proxy card have agreed to vote for the election of such other nominees as may be proposed by the Kemper Board of Directors. The names of the four nominees for election at this annual meeting, the names of the directors whose terms continue after the meeting and the principal occupations of all such persons during the past five years are as follows:

Nominees to be elected for terms expiring at the 1997 Annual
Meeting (Class II):

John T. Chain Jr.                                        Age 59
         Executive Vice President, Burlington Northern Railroad Co., Fort Worth, TX (railroad transportation) since January 1991; prior thereto, Commander in Chief, Strategic Air Command, and Director, Joint Strategic Target Planning Staff. Director of Northrop Corporation, RJR Nabisco Holdings and various subsidiaries of Burlington Northern Railroad Co.

         Director since 1991

George D. Kennedy                                          Age 68
         Chairman of Mallinckrodt Group Inc. (formerly, IMCERA Group, Inc.), Mundelein, IL (mining, manufacturing). Director of American National Can Company, Brunswick Corporation, Medical Care America, Inc., Illinois Tool Works, Inc., Mallinckrodt Group Inc., the Kemper National Insurance Companies, Scotsman Industries, Inc. and Stone Container Corp.

         Director since 1982

David B. Mathis                                           Age 56
         Chairman of the Board and Chief Executive Officer of Kemper since February 1992; prior thereto, President from May 1990 to September 1992, and Chief Operating Officer from May 1990 to February 1992; prior thereto, Executive Vice President. Chairman of the Board and Chief Executive Officer of Kemper Reinsurance Company until March 1990. Director of KFC and several other Kemper subsidiaries.

         Director since 1989

Kenneth A. Randall                                       Age 67
         Corporate Director. Director of Dominion Resources, Inc., Dominion Energy, Inc. and Prime Retail, Inc., and trustee of the principal Oppenheimer mutual funds.

         Director since 1981

Directors continuing in office with terms expiring at the 1995 Annual Meeting (Class I):

J.  Reed Coleman                                         Age 61
         Chairman of the Board of Madison-Kipp Corporation, Madison, WI (manufacturer of precision components serving the automotive and durable goods industries). Director of the Kemper National Insurance Companies, Lunar Corp., Madison-Kipp Corporation, NIBCO, Inc., Regal-Beloit Corporation and Xeruca Corporation.

         Director since 1968

Raymond F. Farley                                        Age 69
         Corporate Director. Prior to January 1990, President and Chief Executive Officer of S.C. Johnson & Son, Inc., Racine, WI (manufacturer of household and commercial cleaners, wax, insecticides and personal care products). Director of Hartmarx Corporation, Johnson International, Inc., Johnson Worldwide Associates and Snap-On Tools Corp.

         Director since 1983

Richard D. Nordman                                       Age 47
         President and Chief Operating Officer of Lawter International, Inc., Northbrook, IL (manufacturer of products for the graphic arts, adhesive and coatings industries). Director of Lawter International, Inc.

         Director since 1989

Stephen B. Timbers                                      Age 50
         President and Chief Operating Officer of Kemper since September 1992; Chief Investment Officer of Kemper Corporation from May 1991 until May 1993. Senior Executive Vice President and Chief Investment Officer of KFS from March 1990 until November 1993; prior thereto, Executive Vice President and Chief Investment Officer. Director of KFC, several other Kemper subsidiaries, Gillett Holdings, Inc. and LTV Corporation.

         Director since 1992

Directors continuing in office with terms expiring at the 1996 Annual Meeting (Class III):

John H. Fitzpatrick                                       Age 37
         Executive Vice President and Chief Financial Officer of Kemper since May 1993; prior thereto, Senior Vice President and Chief Financial Officer from May 1990; prior thereto, Vice President. Executive Vice President and Chief Financial Officer of KFC since January 1994. Director of KFC and several other Kemper subsidiaries.

          Director since 1990

Peter B. Hamilton                                            Age 47
         Vice President and Chief Financial Officer of Cummins
         Engine Company, Inc., Columbus, IN (manufacturer of diesel engines and related products). Director of various corporations that are wholly-owned by Cummins
         Engine Company, Inc.

         Director since 1992

Charles M. Kierscht                                          Age 55
         Executive Vice President since May 1993. Chairman of the Board, President and Chief Executive Officer of KFC since July 1991; prior thereto, Executive Vice
         President. Chairman, President and Chief Executive Officer of KFS since July 1991; prior thereto, President and Chief Operating Officer. President and director or trustee of all of the registered investment companies which are managed by KFS. Director of KFC, several other Kemper subsidiaries, IFTC (which is indirectly 50% owned by Kemper) and ICI Mutual
         Insurance Company.

         Director since 1991

Daniel R. Toll                                               Age 66
         Corporate and civic director. Director of Brown Group, Inc., A.P. Green Industries, Inc., Mallinckrodt Group Inc., the Kemper National Insurance Companies, Lincoln National Convertible Securities Fund, Inc., Lincoln National Income Fund, Inc. and NICOR, Inc.

         Director since 1986

Messrs. Chain, Coleman, Farley, Hamilton, Kennedy, Mathis,
Nordman, Randall and Toll are presently directors of Fidelity Life Association, a Kemper-affiliated mutual life insurance company.

                   SECURITY OWNERSHIP OF KEMPER DIRECTORS AND
                            EXECUTIVE OFFICERS

                 The following table shows the shares of Kemper Common Stock beneficially owned as of August 1, 1994 by the directors, nominees and other persons within the group of five most highly-compensated executive officers of Kemper during 1993, and by all directors, nominees and the 1993 executive officers of Kemper as a group:

                                                       Shares of Kemper Common                    Percent
Name of Beneficial Owner                              Stock Beneficially Owned                   of Class
- ------------------------                              ------------------------                   --------
John T. Chain Jr.                                              8,000(1)                              *
J.  Reed Coleman                                           1,518,382(1)(3)(4)(5)                   [4.6%]
Raymond F. Farley                                              8,750(1)                               *
John H. Fitzpatrick                                          145,658(2)(5)                            *
Peter B. Hamilton                                              7,000(1)                               *
George D. Kennedy                                          1,500,382(1)(4)                         [4.5%]
Charles M. Kierscht                                           84,160(2)(6)                            *
David B. Mathis                                              299,994(2)                               *
Richard D. Nordman                                             9,000(1)                               *
Kenneth A. Randall                                             9,684(1)(5)                            *
Stephen B. Timbers                                            99,000(2)                               *
Daniel R. Toll                                             1,501,382(1)(4)                         [4.5%]
Kathleen A. Gallichio                                         86,782(2)                               *
Directors, nominees and executive
  officers as a group (15 persons,
  including the above)                                     2,405,307(2)(3)(4)                      [7.1%]

*  Less than 1%.

(1) Includes 8,000 shares which each of Messrs. Coleman, Farley, Kennedy, Nordman, Randall and Toll, 7,000 shares which General Chain, and 6,000 shares which Mr. Hamilton, can acquire under stock options granted pursuant to the Kemper Corporation Non-Management Director Stock Option Plan. All of such options became immediately exercisable in full on June 26, 1994 when the Kemper Board's approval and recommendation of the Merger effected a Change of Control under such plan. The Kemper non-management directors as a group can thus presently acquire 61,000 shares under these stock options.

(2) Includes the following number of shares which the following persons or group have the right to acquire pursuant to stock options granted under the Kemper Corporation 1982 Incentive Stock Option Plan, 1985 Amended Stock Option Plan or 1990 Stock Option Plan:
         Mr. Fitzpatrick, 132,540 shares; Mr. Kierscht, 63,680 shares; Mr. Mathis, 256,765 shares; Mr. Timbers, 91,000 shares; Ms. Gallichio, 81,340 shares; and all directors and executive officers as a group, 731,665 shares. Those options granted prior to June 26, 1993 became exercisable in full on June 26, 1994 when the Kemper Board's approval and recommendation of the Merger effected a Change of Control under such plans. Options granted after June 26, 1993 became exercisable in full pursuant to the Merger Agreement.

(3) Excludes 6,876 shares held in several trusts created by Lumbermens Mutual Casualty Company ("Lumbermens"), principal company of the Kemper National Insurance Companies, for the prospective retirement benefit of certain Lumbermens officers. As a member of the distribution committee of these trusts, Mr. Coleman presently shares voting and investment power over, but disclaims beneficial ownership of, such shares.

(4)      Includes 1,492,382 shares held by Lumbermens, the James
         S. Kemper Foundation, American Manufacturers Mutual Insurance Company ("AMM"), another of the Kemper National Insurance Companies, and several trusts established for the benefit of Lumbermens' officers which certain of Kemper's directors, to the extent they are also members of Lumbermens' or AMM's boards of directors, or trustees of the foundation, could be deemed to control either through voting or dispositive power. Such directors disclaim beneficial ownership of such shares.

(5) Includes shares owned by or for the benefit of the spouse, minor children or other relatives of the director, nominee or executive officer.

(6) Mr. Kierscht beneficially owns 44,822.46 shares of Class B Common Stock of KFC, a publicly-reporting subsidiary of Kemper, 1,024.23 shares owned directly and an aggregate of 43,798.23 shares which he: (i) can acquire within 60 days of August 1, 1994 upon the conversion of various presently convertible series of floating rate convertible subordinated debentures issued by KFC; or (ii) can acquire within 60 days of August 1, 1994 pursuant to stock options issued under KFC's 1986 and 1988 Stock Option Plans. KFC issued debentures to various officers and designated employees of its subsidiaries during a period extending from 1986 through 1990. The debentures were issued in groups of five series (the series having staggered conversion and maturity dates) and are convertible into shares of KFC Class B Common Stock based on a formula price for such stock applicable when the particular series were issued. Also see "COMPENSATION OF KEMPER EXECUTIVE OFFICERS" later in this Joint Proxy Statement/ Prospectus. Mr. Kierscht beneficially owns approximately 8.5% of KFC's outstanding Class B Common Stock and approximately 1.6% of all series of KFC floating rate convertible subordinated debentures outstanding at August 1, 1994, and he would own approximately 2.6% of the outstanding KFC Class B Common Stock, assuming all of KFC's outstanding convertible securities and options at such date, including Mr. Kierscht's, had previously been converted or exercised.
/TABLE

                 COMMITTEES OF THE KEMPER BOARD

         Effective January 14, 1994, the configuration and membership of the various committees of the Kemper Board of Directors were changed to rebalance and streamline board committee participation to promote efficiencies. Also see "COMPENSATION OF KEMPER DIRECTORS" later in this Joint Proxy Statement/Prospectus.

         Kemper has a five-member Executive Committee presently consisting of Messrs. Mathis (chairman), Chain, Farley,
Kennedy and Timbers. The function of the committee is to exercise the authority of the Kemper Board of Directors in the management of the business and the affairs of Kemper as necessary and appropriate during the interim between meetings of the full board.

         Kemper has an Audit Committee composed of three non-management directors. (A non-management director is one other than a present officer of Kemper or of any affiliate thereof.) Members currently serving on the committee are Messrs. Coleman (chairman), Hamilton and Nordman. This committee oversees the selection and retention of an independent auditor and has responsibility for the content and oversight of Kemper's audit program, including review of the effectiveness of corporate accounting and financial practices and the adequacy of internal controls.

         The Investment Committee of Kemper (formerly the Finance Committee) currently consists of three non-management directors: Messrs. Randall (chairman), Farley and Toll. The function of the committee is to exercise the authority of the Kemper Board of Directors principally in connection with the supervision of investment policies and performance of Kemper's life insurance subsidiaries' portfolios, including the related activities of KFS, investment adviser to the portfolios. Investments made under the committee's general guidelines are approved by the respective investment committees and boards of directors of Kemper's life insurance subsidiaries.

         The Corporate Public Policy Committee of Kemper presently consists of three non-management directors:
Messrs. Chain (chairman), Kennedy and Randall. The committee is responsible for review of corporate policies with respect to corporate responsibility, legislative and regulatory matters and industry and consumer relations. Commencing in 1994, the Corporate Public Policy Committee maintains a regular subcommittee on Intercompany Conflicts, Accountability and Relationships. The subcommittee will scrutinize, evaluate, avoid where possible and resolve conflicts of interest among Kemper or its subsidiaries and those companies within the organization whose ownership constituencies and interests are distinct from those of Kemper and its stockholders; explore the equities and ethical considerations applicable to intercompany dealings; and review procedures and activities of management dealing with individual and intercompany conflicts of interest.
Mr. Kennedy will be the representative of Kemper at subcommittee meetings, Mr. Randall will represent Fidelity Life Association and Mr. Kierscht will be the invited representative of KFC. While its functions will now be exercised as a subcommittee of the Corporate Public Policy Committee, during 1993, Kemper maintained a Board Committee on Intercompany Conflicts, Accountability and Relationships composed of a chairman and board representatives for Kemper, KFC and Fidelity Life Association. During 1993, Mr. Luecke was the chairman of the committee, Mr. Farley was the representative of Kemper, Mr. Kierscht represented KFC and Mr. Nordman represented Fidelity Life Association.

         The Committee on Compensation and Organization is currently comprised of three non-management directors:
Messrs. Kennedy (chairman), Chain and Farley. The committee is responsible for reviewing with management (1) the overall objectives, structure, cost and administration of Kemper's compensation and benefit programs, (2) executive management's performance and (3) officer succession plans.

         The Nominating Committee of Kemper is currently composed of all non-management directors not standing for re-election within one year and not serving on the Executive Committee, except for the chairman who is appointed by the Kemper Board of Directors. Members currently serving on the committee are Messrs. Toll (chairman), Coleman, Hamilton and Nordman. The committee has the responsibility of recommending nominees to the full board to fill directorships which expire at the annual meeting of stockholders, board vacancies and newly-created directorships. Any stockholder who wishes to have the committee consider a candidate should submit in writing the name of the candidate along with any biographical or other relevant information regarding the qualifications of such individual and the written consent of the proposed candidate to serve if nominated and elected. Such recommendations should be addressed to the Chairman of the Nominating Committee, in care of the Corporate Secretary of Kemper, at One Kemper Drive, C-3, Long Grove, Illinois 60049.

         During 1993, 11 Board meetings, 9 Executive Committee meetings, 6 Audit Committee meetings, 4 Finance (now Investment) Committee meetings, 2 Corporate Public Policy Committee meetings, 9 Committee on Compensation and Organization meetings, 1 Nominating Committee meeting and 2 meetings of the Committee on Intercompany Conflicts, Accountability and Relationships of Kemper were held.

                                      EXECUTIVE OFFICERS OF KEMPER
                                         AS OF DECEMBER 31, 1993

                                           Kemper
                                          Officer           Principal Business Experience
Name, Age and Position                      Since         During Past Five or More Years(1)
- ----------------------                      -----         ---------------------------------
David B. Mathis (56)
Chairman of the Board
and Chief Executive
Officer                                        1989       Chairman of the Board and
                                                          Chief Executive Officer from
                                                          February 1992; prior thereto,
                                                          President from May 1990 until
                                                          February 1992 and Chief
                                                          Operating Officer from May
                                                          1990 until February 1992;
                                                          prior thereto, Executive Vice
                                                          President.  Chairman of the
                                                          Board and Chief Executive
                                                          Officer of Kemper Reinsurance
                                                          Company until March 1990.

Stephen B. Timbers (50)
President, Chief
Operating Officer and
Director                                       1991       President and Chief Operating
                                                          Officer since September 1992;
                                                          Chief Investment Officer from
                                                          May 1991 until May 1993.
                                                          Senior Executive Vice
                                                          President and Chief
                                                          Investment Officer of KFS
                                                          from March 1990 until
                                                          November 1993; prior thereto,
                                                          Executive Vice President and
                                                          Chief Investment Officer.

Charles M. Kierscht (55)
Executive Vice President
and Director                                   1993       Executive Vice    President from
                                                          May 1993.  Also Chairman of
                                                          the Board, President and
                                                          Chief Executive Officer of
                                                          KFC and KFS from July 1991;
                                                          prior thereto, Executive Vice
                                                          President of KFC and
                                                          President and Chief Operating
                                                          Officer of KFS.

John H. Fitzpatrick (37)
Executive Vice President,
Chief Financial Officer
and Director                                   1986       Executive Vice President and
                                                          Chief Financial Officer from
                                                          May 1993; prior thereto,
                                                          Senior Vice President and
                                                          Chief Financial Officer from
                                                          May 1990; prior thereto, Vice
                                                          President.

Alan J. Baltz (58)
Senior Vice President                          1990       Senior Vice President from
                                                          May 1990; prior thereto,
                                                          Controller of Lumbermens.

Kathleen A. Gallichio (39)
Senior Vice President,
General Counsel and
Corporate Secretary                            1990       Senior Vice President from
                                                          January 1994 and General
                                                          Counsel and Corporate
                                                          Secretary from May 1991;
                                                          prior thereto, Corporate
                                                          Counsel and Corporate
                                                          Secretary from May 1990;
                                                          prior thereto, Assistant
                                                          General Counsel of
                                                          Lumbermens.

John W. Burns (42)
Treasurer (principal
accounting officer)                            1986       Treasurer from January 1994;
                                                          prior thereto, Treasurer and
                                                          principal accounting officer
                                                          from May 1990; prior thereto,
                                                          Assistant Treasurer from
                                                          April 1989.  Treasurer of
                                                          Lumbermens until May 1990.

(1) All executive officers have similar business experience with various Kemper subsidiaries. Where indicated as having had business experience with Lumbermens, the executive officers also had similar business experience with Lumbermens' subsidiaries and affiliates.

                                                 COMPENSATION OF KEMPER EXECUTIVE OFFICERS
                                                       SUMMARY COMPENSATION TABLE

                                                                                                Long-Term
                                                                                               Compensation
                                                      Annual Compensation                         Awards
                                              ------------------------------------       ---------------------------
                                                                                                                       All
                                                                         Other           Restricted       Stock       Other
          Name and                                                       Annual            Stock       Underlying     Compen-
          Principal                                                      Compen-           Awards        Options      sation
          Position                 Year       Salary       Bonus         sation(1)           (2)       (Number)          (3)
- -----------------------------      ----       ------       -----         ---------         -------     --------      -------
David B. Mathis,
Chairman of the Board
  and Chief Executive Officer      1993      $531,308     $960,000        $193,357        $560,625(4)   45,000       $111,811
                                   1992       473,846      360,000         167,658         131,250      15,000         24,219
                                   1991       400,000      480,000         164,503         253,750      25,000         53,329

Stephen B. Timbers,
President and Chief
Operating Officer                  1993       448,269      816,000          25,508         560,625(4)   40,000        143,455
                                   1992       412,500      500,000           7,706         110,250      10,000        106,789
                                   1991       360,000      307,200(5)        6,744         119,625      10,000         57,344

Charles M. Kierscht,
Executive Vice President           1993       440,000      412,000          17,980         149,500(4)   20,867        188,398
                                   1992       400,000      650,000          10,629         110,250      10,000        115,648
                                   1991       387,500      300,000(5)       13,415         119,625      10,000        190,466

John H. Fitzpatrick,
Executive Vice President
  and Chief Financial Officer      1993       240,462      360,000          21,117         373,750(4)   25,000         59,675(6)
                                   1992       210,000      210,000          11,176          84,000       8,600         15,072(6)
                                   1991       190,000      250,000           9,948         108,750      10,000         86,935(6)

Kathleen A. Gallichio,
Senior Vice President,
  General Counsel and
  Corporate Secretary              1993       200,385      175,000          16,873         224,250(4)   15,000         39,183
                                   1992       175,000      112,000          10,130          70,875       6,800          6,006
                                   1991       135,100      140,000           7,749          72,500       6,000          9,721

(1)      The amounts disclosed in this column include:

         (a) Compensation income reported in 1993 of $145,625, in 1992 of $132,750, and in 1991 of $127,000, for
                 Mr. Mathis based upon the market value on the vesting date of restricted stock awarded in 1988, 1987 and 1986, respectively, under the Kemper Corporation Senior Executive Long-Term Incentive Plan.

         (b) Compensation amounts paid to each of the named executive officers as non-preferential dividend equivalents on shares of restricted stock awarded at various times.

         (c) The cash value of shares of Kemper Common Stock when awarded under the Kemper Corporation Anniversary Award Program. Employees of Kemper or participating subsidiaries are awarded shares on an increasing scale beginning with their 10th year of employment and every 5 years thereafter, with a pro rata award at retirement.

         (d) The taxable benefit from personal use of an employer-provided automobile, adjusted for the related tax expense.

(2) The values shown are based on the closing price for the Kemper Common Stock on the date any restricted stock was awarded applied to the number of award shares. A five-year restriction period on transfers or other dispositions applied to all awards of restricted stock when made. The Kemper Board's approval and recommenda-tion of the Merger on June 26, 1994 effected a Change of Control under the pertinent provisions of the Kemper Corporation 1989 Senior Executive Long-Term Incentive Plan and thus each of the named executive officers vested in all of the shares reflected in the table which were awarded in 1991 and 1992. See footnote (4) below for further information respecting the shares of restricted stock awarded in 1993.

         Until the shares of restricted stock vested, dividend equivalents, calculated based on the amount of the per share dividend declared and paid on Kemper Common Stock, were paid as additional compensation income to the named individuals when dividends were paid to Kemper's stockholders. Participants may settle their tax obligations on the vesting of restricted shares by utilizing a portion of the award shares.

         As of December 31, 1993 Mr. Mathis held a total 42,000 shares of restricted stock, with an aggregate value (based on the closing price for the Kemper Common Stock as of the date each award was granted) of $1,526,875; Mr. Timbers held a total 22,500 shares of restricted stock, with an aggregate value of $790,500;
         Mr. Kierscht held a total 11,500 shares of restricted stock, with an aggregate value of $379,375;
         Mr. Fitzpatrick held a total 16,200 shares of restricted stock, with an aggregate value of $556,500; and Ms. Gallichio held a total 10,700 shares of restricted stock, with an aggregate value of $367,625. But see footnote (4) below for further information respecting the cancellation since year-end 1993 of the restricted stock awards made in 1993.

(3)      Except for the amounts otherwise described in footnote
         (6) below with respect to Mr. Fitzpatrick, this column includes only the amounts of employer contributions and forfeitures allocated to the accounts of the named persons under profit sharing plans maintained by Kemper, in the case of Messrs. Mathis, Timbers and Fitzpatrick and Ms. Gallichio, or by KFS in the case of Mr. Kierscht, or under supplemental plans maintained by both employers to provide benefits in excess of applicable ERISA limitations.

         Kemper's profit sharing plan was contributory, with Kemper matching 50% of participant 401(k) contributions. Participants may elect 401(k) contributions of up to 5% of annual compensation. Discretionary profit sharing contributions are considered by the Kemper Board of Directors annually. A discretionary contribution of $1.95 for each 401(k) dollar contributed was approved for eligible participants in Kemper's plan for 1993.

         Under the provisions of the KFS profit sharing plan, the net profits of KFS were sufficient for a 1993 contribution to be made to the accounts of eligible participants in the amount of 15% of annual compensation.

         Under both the Kemper and KFS profit sharing plans, annual compensation which is attributable to restricted stock vesting or stock option exercise is not taken into account for employer contributions.

         Kemper's supplemental plan provides for an accelerated lump sum distribution of vested amounts credited to that plan which are attributable to Kemper's profit sharing plan upon a Change of Control. The Kemper Board's approval and recommendation of the Merger on June 26, 1994 constituted a Change of Control under this plan.

         Effective with the 1994 plan year, Kemper and KFS adopted uniform profit sharing provisions providing for a 50% match of the first 5% of participants' elective 401(k) contributions; a discretionary year-end profit contribution of up to 7 1/2% of eligible annual compensation based on Kemper's level of attainment of profit objectives; and a basic contribution of 5% of annual compensation (to a separate plan account) for eligible employees who continue employment through the end of the calendar year.

(4) In connection with the execution of the Merger Agreement, the restricted stock awards shown in the table for 1993 were cancelled. Pursuant to the Kemper Corporation Bonus Restoration Plan, on June 30, 1994, the Compensation and Organization Committee of the Kemper Board of Directors (the "Committee"), in its discretion, granted cash awards (which awards were ratified by the Kemper Board of Directors on July 19,
         1994) to the named individuals entitling each of them to receive an amount in cash immediately prior to the Effective Time equal to the product of the number of shares of restricted stock previously granted to such individual under the 1993 Senior Executive Long-Term Incentive Plan times the sum of (x) the Cash Consideration plus (y) the Stock Value Amount.

         As a result of these cash awards, Mr. Mathis will be eligible to receive a cash amount based on the 15,000 shares of restricted stock previously awarded to him in 1993 and 9,200 shares of restricted stock awarded to him in 1994; Mr. Timbers will be eligible to receive a cash amount based on the 15,000 shares of restricted stock previously awarded to him in 1993 and 7,800 shares of restricted stock awarded to him in 1994; Mr. Kierscht will be eligible to receive a cash award based on the 4,000 shares of restricted stock previously awarded to him in each of 1993 and 1994;
         Mr. Fitzpatrick will be eligible to receive a cash amount based on the 10,000 shares of restricted stock previously awarded to him in 1993 and 5,000 shares of restricted stock awarded to him in 1994 and Ms. Gallichio will be eligible to receive a cash amount based on the 6,000 shares of restricted stock previously awarded to her in 1993 and 2,700 shares of restricted stock awarded to her in 1994.

(5) Excludes a portion of Mr. Kierscht's bonuses earned in each of 1987 through 1989, $393,643 in the aggregate, and a portion of Mr. Timbers' bonuses earned in the same years, $154,027 in the aggregate, deferred under a mandatory contingent deferred plan maintained until December 31, 1990 by KFS and paid in 1991.

(6)      Includes $3,368, $3,368 and $61,135 paid to
         Mr. Fitzpatrick by Kemper in 1993, 1992 and 1991, respectively, to compensate him for the inability to continue to accrue any potential additional value under the various securities or options issued to him by KFC due to the mandatory redemption or lapse of such securities or options when his employment with KFS terminated in May 1990 upon commencement of his employment by Kemper.

         Mr. Timbers owned various KFC securities interests which became subject to mandatory redemption or lapsed when his KFS employment terminated at year-end 1992 upon commencement of his employment by Kemper. During a period extending to December 31, 2001, Mr. Timbers will, subject to continued employment by Kemper or one of its subsidiaries, be eligible to elect to receive phantom compensation amounts from Kemper based on the future appreciation, if any, which may pertain to the interests in KFC securities he previously owned. No such phantom compensation amounts were paid during any of the years reported in the table.

                                                                         KEMPER OPTION GRANTS IN 1993

                                                                              Potential Realizable Value of
                                                                              Assumed Annual Rates of Stock
                                                                                 Price Appreciation for
                                       Individual Grants                            Option Terms(4)
                      --------------------------------------------------     -----------------------------
                               % of Total
                                  Options
                       Number   Granted to
                      of Shares  Employees   Exercise
                     Underlying     in         of                                                               Value of 1993
                      Options     Fiscal   Base Price        Expiration                                         Stock Options
  Name               Granted(1)   Year(2)  Per Share(3)        Date                5%                10%         in Merger(5)
  ----               ----------   -------  ------------        ----                --                ---         ------------
David B.  Mathis       45,000      3.0%      $38.375      April 30, 2003      $1,086,022        $2,752,194      $1,288,125
Stephen B. Timbers     40,000      2.7%      $38.375      April 30, 2003         965,353         2,446,395       1,145,000
Charles M. Kierscht    15,000      1.0%      $38.375      April 30, 2003         362,007           917,398         429,375
                        5,867       .4%       $41.75      September 1, 2003      154,045           390,382         148,142
John H. Fitzpatrick    25,000      1.7%      $38.375      April 30, 2003         603,346         1,528,997         715,625
Kathleen A. Gallichio  15,000      1.0%      $38.375      April 30, 2003         362,007           917,398         429,375

(1) Each of the options reflected in the table, when granted, were subject to installment vesting provisions whereby only a portion of the underlying stock would become eligible for exercise on successive anniversaries of the date of grant. Notwithstanding these vesting provisions, the option granted to Mr. Kierscht on September 1, 1993 became fully exercisable pursuant to the Merger Agreement and the other options reflected in the table became fully exercisable on June 26, 1994 when the Kemper Board's approval and recommendation of the Merger effected a Change of Control of Kemper under the Kemper Corporation 1990 Stock Option Plan.

(2) Based on 1,481,100 shares, the total number of shares granted under options in 1993. This total includes 886,400 shares granted under options on September 1, 1993 to employees of KSI and subsidiary employee holders of KFC debentures under special incentive award programs. Of the named executive officers, only
         Mr. Kierscht participated in this award as a holder of KFC debentures.

(3) The option exercise price assigned by the Committee was the last sale price for Kemper Common Stock on the date of the respective grants.

(4) The assumed annual rates of stock price appreciation are prescribed in the proxy rules and are not intended to forecast any future appreciation in the market price for the Kemper Common Stock.

         The options disclosed in the table contain a "reload" feature which would, subject to certain conditions, entitle an optionee who pays all or any portion of the exercise price of an option with shares of Kemper Common Stock to receive a new non-qualified stock option to purchase a number of shares equal to the number of shares of Kemper Common Stock tendered in payment. Due to the pendency of the Merger, however, and the resultant inability, in all likelihood, of any optionee to satisfy the vesting provisions of the new option prior to the Effective Time, the reload features under any of Kemper's outstanding options are not expected to become operative.

(5) Assumes that the Merger Consideration will be $67 at the Effective Time.

                               AGGREGATE KEMPER OPTION EXERCISES IN 1993
                                 AND OPTION VALUES AT YEAR-END 1993

                                                                                             Value of
                                                                 Number of                  Unexercised
                                                                Unexercised                In-the-Money
                                                                  Options                    Options
                                  Shares                         at FY-End                 at FY-End(1)            Value of all
                                Acquired on       Value         Exercisable/                Exercisable            Stock Options
        Name                     Exercise        Realized       Unexercisable              Unexercisable           in Merger(3)
- -------------------------        --------        --------       -------------              -------------           ------------

David B. Mathis                      --             --         146,955/87,510(2)       $1,086,402/$358,898(2)       $8,648,479
Stephen B. Timbers                   --             --          12,500/47,500              25,000/  75,000           2,139,000
Charles M. Kierscht                  --             --          17,900/28,367(2)          116,584/  75,000(2)        1,790,389
John H. Fitzpatrick                  --             --          63,430/47,710             425,068/ 193,710           4,100,808
Kathleen A. Gallichio                --             --          41,480/31,360             287,443/ 141,148           2,663,045

(1)      Based on a value per share of $36.25 as of December 31, 1993 over the exercise price, if less.

(2)      Where needed, the figures are adjusted to reflect the 3-for-1 stock split in June 1986.

(3)      Assumes that the Merger Consideration will be $67 at the Effective Time and includes the value of stock options granted in April 1994 to each of the named individuals and a special incentive option granted to Mr. Kierscht in February 1994.

Retirement Plan

         The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age under the final pay formula contained in the Kemper Corporation Retirement Plan, a qualified defined benefit plan (the "Retirement Plan"), including any pension amounts which would be provided under Kemper's non-qualified supplemental retirement plan due to benefit limitations imposed by ERISA. The Retirement Plan includes an alternative career average benefit formula based on compensation earned during all years of plan participation (1.85% of the participant's first $10,000 of eligible compensation for each plan year and 2.40% of eligible compensation above $10,000), but Kemper estimates that the Retirement Plan's final pay formula will produce the greater benefit to the persons identified in the "SUMMARY
COMPENSATION TABLE" who participate in the Retirement Plan.

                                           PENSION PLAN TABLE
                                                      Years of Plan Participation
  Five-Year
   Average
 Compensation                   20                25                30                35                40
 ------------                   --                --                --                --                --
$ 200,000                 $ 38,110            $ 47,638          $ 57,165            $ 66,693          $ 76,220
  250,000                   48,110              60,138            72,165              84,193            96,220
  300,000                   58,110              72,638            87,165             101,693           116,220
  350,000                   68,110              85,138           102,165             119,193           136,220
  400,000                   78,110              97,638           117,165             136,693           156,220
  450,000                   88,110             110,138           132,165             154,193           176,220
  500,000                   98,110             122,638           147,165             171,693           196,220
  600,000                  118,110             147,638           177,165             206,693           236,220
  700,000                  138,110             172,638           207,165             241,693           276,220
  800,000                  158,110             197,638           237,165             276,693           316,220
  900,000                  178,110             222,638           267,165             311,693           356,220
1,000,000                  198,110             247,638           297,165             346,693           396,220

         A participant's remuneration covered by the Retirement Plan's final pay formula is his or her average annual salary plus bonus as reported in the "SUMMARY COMPENSATION TABLE", plus the value of any award received under Kemper's
Anniversary Stock Award Program (except that bonuses are covered in the year they are paid rather than when they accrue for purposes of the Retirement Plan), for the 60 months preceding a participant's retirement or, in the case of a participant who has participated in the plan for less than 60 months, the period of his or her participation. The estimated credited years of plan participation at normal retirement age for the named executive officers participating in the Retirement Plan as of December 31, 1993, were the Retirement Plan to continue in effect, are as follows: 42 years for Mr. Mathis, 17 years for Mr. Timbers,
37 years for Mr. Fitzpatrick and 31 years for Ms.
Gallichio. Actual years of participation for each individual are 33, 1, 10 and 5 years, respectively.

         Benefits shown are computed as a straight life single annuity beginning at age 65, and are not subject to reduction for social security or other offset amounts.
Because KFS has not adopted the Retirement Plan, Mr. Kierscht is not eligible to participate. Mr. Timbers, formerly a KFS employee, commenced participation in the Retirement Plan effective January 1, 1993.

         The consummation of the Merger will constitute a Change of Control under the Retirement Plan. As a result, at the Effective Time of the Merger, the Retirement Plan will provide for the following protections for plan participants:
(i) participants will become vested in all accrued benefits, regardless of length of service; (ii) plan assets will be allocated to provide the benefits accrued as of such date through the purchase of guaranteed annuities; and
(iii) surplus assets, if any, which become available after all accrued benefits have been provided for will be allocated to provide additional accrued benefits for participants. Kemper's supplemental plan provides for a lump sum distribution of the actuarial equivalent of accrued benefits attributable to the Retirement Plan portion of the supplemental plan upon a Change of Control. The Kemper
Board's approval and recommendation of the Merger effected a Change of Control under this plan.

Notwithstanding anything to the contrary set forth in any of Kemper's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Joint Proxy Statement/Prospectus, in whole or in part, the following report and the performance graph on page [ ] shall not be incorporated by reference into any such filings.

            REPORT ON KEMPER EXECUTIVE COMPENSATION OF THE COMMITTEE ON
                        COMPENSATION AND ORGANIZATION


Compensation Philosophy

         Kemper's executive compensation program has traditionally been founded on certain guiding principles designed to align compensation with Kemper's business strategy, performance and realization of stockholder value.
Overall objectives have been designed to:

 - Attract and retain key executives critical to the long-term success of Kemper;

 - Reinforce a common direction among Kemper's distinct business units;

 - Reward executives for long-term strategic management by delivering appropriate ownership interests in Kemper;

 - Support a performance-oriented environment that differentiates rewards based on contributions to business results;

 - Integrate the compensation program with Kemper's strategic planning and performance measurement process;
         and

 - Provide competitive total compensation opportunities consistent with those of other leading diversified financial organizations.

         Consistent with this policy, Kemper has developed compensation strategy and corresponding compensation plans that have tied a significant portion of executive compensation to success in meeting specified performance goals as well as in building stockholder value. As an executive's level of responsibility increases, a greater portion of potential total compensation is based on performance incentives and long-term equity awards and less on salary and employee benefits, often causing greater variability in the individual's compensation level from year to year.

         In evaluating competitor practices, Kemper's various operating subsidiaries have been compared with their specific industry peers while compensation elements for executive officers of Kemper have been measured against those of diversified financial companies. Each year, Kemper has participated in several compensation studies to determine the competitiveness of its executive compensation program. The peer group used at the Kemper level consists of approximately twenty selected diversified financial companies providing a cross-section of the diversified financial services industry. The group evaluated provides a relevant competitive frame of reference for the major segments of Kemper's business portfolio, including asset management, securities brokerage and life insurance.
Specific peer group companies have also been selected on the basis of comparable asset size, business portfolio and corporate strategy, and represent Kemper's most direct competitors for executive talent. Some of the companies comprising either the Dow Jones Insurance (Full Line) Peer Group or the Dow Jones Financial Services (Diversified) Peer Group are included within the industry peer group analyzed for compensation purposes. While peer group financial performance has not been directly analyzed, the influence of results on industry compensation practices have produced an indirect effect over time.


Compensation Vehicles

         Traditionally, the key elements of Kemper's executive compensation program have been base salary, annual incentive bonus and long-term equity awards.


Base Salaries

         Base salary levels for Kemper's executive officers and subsidiary officers have been normally positioned somewhat below those for comparable positions in competitor companies. In determining base salary levels and annual salary adjustments for executive officers, the Committee considers market compensation comparisons as well as the individual's performance and relative contribution to the organization. In the case of a head of a functional or operating unit, that unit's operating results have also generally been considered.

Annual Incentive Bonus Awards

         Kemper's executives have been eligible for an annual cash bonus. Goals have been established at the beginning of each year for Kemper, and for each functional and operating unit, to provide the basis for achieving bonus awards.
These include threshold, target and maximum performance goals which have been clearly linked with resultant bonus opportunities at each level.

         Bonus award opportunities throughout Kemper have been generally positioned above standard industry practices and have been contingent upon business results. As such, a greater portion of the executive's compensation would be placed at risk and tied more directly to operating performance. Bonus awards for executives in a functional or operating unit have reflected results of the particular unit whereas consolidated results have been the primary basis for bonuses for Kemper's officers and staff.

Long-Term Equity Awards

         Kemper's past practices respecting equity awards have been designed to foster significant ownership interests in Kemper Common Stock for key executives, thereby promoting greater identity between Kemper's management and its stockholders. Two types of awards have been granted to executive officers of Kemper and its major functional and operating units as well as to other key employees:

Stock Options -- a right to purchase shares of Kemper Common
Stock over a ten-year period at the fair market value per share as of the date the option was granted; and

Restricted Stock Awards -- shares of Kemper Common Stock which, when granted, provided the recipient could not sell or otherwise dispose of the shares awarded until a requisite employment period had lapsed.

         Kemper's past practices in granting options and restricted stock have been designed to provide opportunities fully competitive with those offered by other diversified financial companies. In establishing grant levels, the executive's responsibilities, past contributions to Kemper and attainment of corporate and personal objectives, together with the practices of the same peer companies utilized for all aspects of the compensation program (verified by external surveys), have been evaluated closely. The Committee has considered the particular executive's accomplishments, as measured against preset three-year goals focused on creating longer term stockholder value, in determining the number of shares awarded. The measurement goals have been established for Kemper as well as for each executive officer and generally include important strategic initiatives as measurement factors. Prior equity grants can and have influenced the Committee's determination of grant levels for a given period, particularly when evaluated against attainment of long-term performance objectives over the multi-year cycle of the overall compensation program.

Effect of Merger on Compensation

         Annual Incentive Bonus -- Pursuant to the terms of the Merger Agreement, Conseco and Kemper have agreed that the Surviving Corporation and its subsidiaries would, not later than February 28, 1995, pay each bonus eligible individual who is an Eligible Employee on the date the annual cash incentive is otherwise payable a payment of not less than the Target Bonus for 1994 (or, in the case of an Eligible Employee whose employment is terminated prior to December 31, 1994, a pro rata Target Bonus) subject to the achievement of certain specified performance goals. See
"THE MERGER -- Effect on Employee Benefit and Stock Plans".

         Stock Options and Long-Term Equity Awards -- As a result of the Kemper Board's approval and recommendation of the Merger on June 26, 1994, which effected a Change of Control under the pertinent plans, all options granted prior to June 26, 1993 became fully exercisable and all shares of restricted stock granted prior to 1993 became fully vested. Options granted after June 26, 1993 became exercisable in full pursuant to the Merger Agreement.

         In connection with the execution of the Merger Agreement, restricted stock awards under the 1993 Senior Executive Long-Term Incentive Plan were cancelled. On
June 30, 1994 the Committee adopted the Kemper Corporation Bonus Restoration Plan, the purpose of which is to compensate key employees for the cancelation of awards of restricted stock previously made during 1993 and 1994. In the exercise of its sole discretion pursuant to this plan, the Committee has granted cash awards to those actively-employed key employees who had been granted restricted stock during 1993 and 1994, entitling such employees to receive an amount in cash at the Effective Time equal to the product of the number of such shares of restricted stock previously granted to each such individual times the sum of (x) the Cash Consideration plus (y) the Stock Value Amount.

Generally, under normal circumstances, the Committee seeks to preserve all available tax deductions respecting each element of Kemper's executive compensation program. Earlier in 1994, the Committee had proposed various measures designed to preserve the deductibility of Kemper's annual incentive bonus awards and the compensation income realized on the vesting of its awards of restricted stock pursuant to
Section 162(m) of the Internal Revenue Code.
Section 162(m), commencing from January 1, 1994, inhibits the ability of public companies to deduct compensation expense in excess of $1.0 million paid in any taxable year to a chief executive officer or any other person included within the five named executive officers identified by a company as among its highest paid executive officers for such year unless such compensation is sufficiently performance-based so as to continue to qualify for deduction. Due to the advisability of eliminating various compensation-related uncertainties during the pendency of the Merger, however, the Committee endorsed the Merger Agreement's vesting of various outstanding long-term equity awards as well as its guarantee of Target Bonus payments and granted the bonus restoration awards, as each are described above. These measures, by fixing the right to receive at least these minimum compensation elements, preclude such forms of compensation from being considered performance-based within the meaning of Section 162(m). The Committee believes that, in Kemper's present circumstances, any desire to attempt to preserve tax deductibility was far outweighed by the employee relations and business transition objectives supported by these measures.

Compensation of the Chairman of the Board and Chief
Executive Officer of Kemper

         The Committee increased Mr. Mathis' base salary effective February 1, 1993 from $480,000 to $530,000 to recognize his achievements in repositioning Kemper for the future as a focused financial services organization dedicated to producing higher and more consistent earnings for its stockholders.

         Mr. Mathis' bonus for 1993 reflects the fact Kemper met or exceeded each of its 1993 performance targets established early in the year. Under Mr. Mathis' leadership, Kemper exceeded its target operating earnings goal and its objectives to increase the market price of the Kemper Common Stock, both on an absolute basis as well as relative to the Standard & Poor's 500 Index. Kemper also reduced its exposure to real estate-related assets beyond the level the Committee set to qualify for maximum performance-based compensation and, by divesting four major subsidiary operations in the year, met its targeted restructuring goal.
The Committee recognized these excellent accomplishments in each of the measurement areas in establishing the bonus awards for Mr. Mathis as well as the other named executive officers.

         The significant progress over the three-year compensation plan cycle in Kemper's restructuring efforts as well as in the various categories underlying the above-described performance targets, together with the overall improvements in Kemper's financial position, were all considered by the Committee in establishing awards of stock options, restricted stock and bonuses to Mr. Mathis and each of the other named executive officers.

Committee on Compensation and Organization

         Kemper's Committee on Compensation and Organization is comprised of the following non-management directors:

George D. Kennedy (Chairman)
John T. Chain Jr.
Raymond F. Farley

                                KEMPER VERSUS SELECTED COMPOSITE INDICES

         Until it divested its reinsurance operations, risk management subsidiary and two property-casualty subsidiaries during 1993, Kemper believed the most appropriate peer group for purposes of the following comparisons was the Dow Jones
Insurance (Full Line) Peer Group. With such divestitures completed and Kemper's focus on the asset management, life insurance and securities brokerage businesses confirmed, Kemper believes comparison to the Dow Jones Financial
Services (Diversified) Peer Group is now more appropriate.
Both comparisons are set forth below in a performance graph, but Kemper expects comparison to only the diversified financial services peer group will be presented in future periods. The performance graph was filed supplementally with the Branch Chief and is represented by the following table of data points:

Five-year Cumulative Total Return
1988-1993
                                    1988         1989        1990       1991       1992        1993
                                    ----         ----        ----       ----       ----        ----
Kemper Corporation                  100           200         104         172       138         174
S&P 500                             100           132         128         166       179         197
Dow Jones Financial Services
  (Diversified) Peer Group          100           135         110         157       183         211
Dow Jones Insurance (Full Line)
  Peer Group                        100           132          99         136       162         190

Assumes $100 invested on December 31, 1988 in Kemper Common
Stock, S&P 500, Dow Jones Financial Services (Diversified)
Peer Group and Dow Jones Insurance (Full Line) Peer Group.

(1)      Assumes reinvestment of dividends on a quarterly basis.

(2) Dow Jones Financial Services (Diversified) Peer Group consists of: Alexander & Alexander Services Inc.,
         American Express Company, Beneficial Corp., Dreyfus
         Corporation, Federal Home Loan Mortgage Corporation,
         Federal National Mortgage Association, Household
         International, Inc., Marsh and McLennan Companies Inc.,
         The Travelers Corp. and Student Loan Marketing
         Association.

(3)      Dow Jones Insurance (Full Line) Peer Group consists of:
         Aetna Life & Casualty Company, Aon Corporation, CIGNA
         Corporation, Kemper, Lincoln National Corp.,
         Transamerica Corporation and Unitrin Inc.
/TABLE

                COMPENSATION OF KEMPER DIRECTORS

1993 Compensation

         During 1993, Kemper paid all non-management directors an annual retainer of $17,500. Kemper paid the chairman of the Finance Committee an additional annual retainer of $12,000 (earned and paid on a monthly basis) and the chairmen of the Audit, Nominating and Corporate Public
Policy Committees and the Committees on Compensation and Organization and Intercompany Conflicts, Accountability and Relationships an additional annual retainer of $7,500 each (with these retainers paid semi-annually but earned 25% quarterly). Kemper also provided reimbursement for necessary travel and accommodation expenses incurred for attendance at each meeting of the Board of Directors of Kemper or committee thereof, and paid the following meeting fees during 1993:

        Meetings                                1993 Compensation
        --------                                -----------------
Board                                   A fee of $1,000 for each meeting attended.
Executive Committee                     A fee of $1,500 for each meeting attended.
Audit Committee                         A fee of $750 for each meeting attended.
Corporate Public Policy
  Committee                             A fee of $500 for each meeting attended.
Committee on
  Compensation and
  Organization                          A fee of $500 for each meeting attended.
Nominating Committee                    A fee of $1,000 for each meeting attended.
Finance Committee                       A fee of $500 for each meeting attended.
                                        The retainer paid the chairman of the
                                        committee was in lieu of any meeting fees.

         Kemper paid a fee of $500 to its representative serving on the Committee on Intercompany Conflicts, Accountability and Relationships for each meeting attended during 1993.

1994 Compensation

         Effective January 14, 1994, the Kemper Board changed the membership and configuration of its committees and the director compensation program. Such changes were designed to rebalance and streamline board committee participation to promote efficiencies; facilitate contemporaneous committee meetings to free additional time for full Board deliberations; de-emphasize meeting fees in favor of standardized retainers to better equalize director compensation; and increase total director compensation to better align with emerging standards for financial services companies. The cash compensation program for non-management directors was last amended in mid-1990.

         As a result of these changes, effective January 1, 1994, all non-management directors receive an annual retainer of $35,000 for Kemper Board service and an additional $15,000 annual retainer for committee service, the latter amount applying regardless of the number of committees on which a director serves. These retainers are earned quarterly but paid semi-annually.

         Kemper continues to provide reimbursement for necessary travel and accommodation expenses incurred for attendance at each meeting of the Kemper Board of Directors or committee thereof, and will pay the following meeting fees:

        Meetings                               1994 Compensation
        --------                               ------------------
Board                                   A fee of $500 for each meeting attended.
Executive Committee                     A fee of $250 for each meeting attended.
Audit Committee                         A fee of $500 for each meeting attended.
Corporate Public Policy
  Committee                             A fee of $1,000 for each meeting attended.
Committee on
  Compensation and
  Organization                          A fee of $250 for each meeting attended.
Investment Committee                    A fee of $500 for each meeting attended.
Nominating Committee                    A fee of $2,000 for each meeting attended.


         Other than the above compensation, non-management directors receive no additional cash remuneration from Kemper. Directors who are salaried employees of Kemper or any of its subsidiaries do not receive any annual retainer or meeting fees for service as a director or on any board committee.

Director Stock Options

         Until 1994, non-qualified stock options had automatically been granted once each year under the Kemper
Corporation Non-Management Director Stock Option Plan (the
"Director Plan") to Kemper's non-management directors. Two types of non-qualified stock options have been issuable under the Director Plan. An initial option to purchase up to 5,000 shares of Kemper Common Stock was granted to each of Kemper's non-management directors elected or continuing in office on May 16, 1990 and would be granted to any new non-management director on the date of the organizational
Board meeting (the Board meeting immediately following the annual stockholders' meeting) at which he or she first serves as a member of the Kemper Board.

         Also, each non-management director annually receives a non-qualified stock option to purchase 1,000 shares of Kemper Common Stock on the date of the organizational board meeting next following the date on which such director received an initial option and on the date of each succeeding organizational board meeting during the period of such director's incumbency. No organizational Board meeting has been convened thus far in 1994 since Kemper has yet to conduct its full 1994 annual meeting of stockholders. As such, no options have been granted under the Director Plan since May, 1993 and, in accordance with the terms of the Merger Agreement, no options will be granted under the Director Plan on the date of the organizational Board meeting which will follow the Kemper Meeting.

         The option exercise price of each option granted under the Director Plan was equal to the last sale price of Kemper Common Stock at the date of the automatic grant. Shares purchased through the exercise of an option must be paid for in full either in cash or with an amount of Kemper Common
Stock having a fair market value equal to the exercise price, or a combination of both.

         The Director Plan provides that each option granted thereunder has a ten-year term and is not exercisable during the first year from the date the option was granted. Thereafter, the director may purchase up to one-fourth of the shares covered by the option in the second year after grant, up to an additional one-fourth of the total shares in the third year after grant (one-half of the total shares cumulatively), up to an additional one-fourth of the total shares in the fourth year after grant (or cumulatively, for three-fourths) and become fully exercisable in or after the fifth year following grant. Notwithstanding these installment purchase provisions applicable to each of the options granted under the Director Plan, such options become fully exercisable upon the retirement of the director from Kemper's Board if such retirement occurs after one year from the date the particular option was granted.

         Any option granted under the Director Plan also becomes fully exercisable upon the occurrence of one of certain enumerated events resulting in a Change of Control of Kemper, provided such event occurs at least one year after the date the option was granted to a director. The Kemper
Board's approval and recommendation of the Merger on June
26, 1994 effected a Change of Control under the Director
Plan and fully vested all outstanding director options, including those held by Mr. Luecke.

Other Director Benefits

         Non-management directors have been able to elect to participate in the Kemper Corporation Director Deferred Compensation Plan prior to the commencement of any calendar year in which director compensation is earned. A decision to defer compensation is irrevocable once the relevant period begins. The deferred compensation and any earnings credited thereon can be accumulated in an Income Account (credited at the prime rate of interest), a phantom Stock Unit Account (credited with an amount based on the market performance and dividend rate of Kemper Common Stock) or a combination of both. All deferred compensation and any accumulated credited earnings are payable to the director either in quarterly payments, a single lump sum or partial lump sum payments, in each case commencing with the first quarter following cessation of service as a director or such later date(s) as earlier designated by the director. John
C. Stetson deferred fees under this plan until his retirement from the Kemper Board in May, 1993. The Kemper Board's approval and recommendation of the Merger on June 26, 1994 effected a Change of Control under the Deferred Compensation Plan. As a result, each participating non-management director will be entitled to immediate payment of any deferred amounts upon termination of board membership.

         The Kemper Corporation Director Retirement Plan provides that each non-management director (who is not entitled to a benefit under any qualified pension or profit sharing plan sponsored by Kemper or any of its subsidiaries) shall, upon the later of retirement or attaining age 72, receive a retirement benefit payable quarterly for ten years or the number of plan quarters in which the director served as a director of Kemper, whichever is less. Payments cease after the date of death of the director. The retirement benefit presently accrues at $3,000 per quarter. The average of the accrual rates for the last forty quarters of service (or the director's service period, if less) determines the amount of the quarterly retirement benefit. The Kemper Board's approval and recommendation of the Merger on June 26, 1994 effected a Change of Control under the Director Retirement Plan entitling each non-management director to the actuarial equivalent of his retirement benefit in a lump sum.

         For their periods of incumbency, the non-management directors are each provided life insurance coverage (without cash value) in the amount of $50,000, and accidental death and dismemberment insurance coverage while traveling on Kemper business (without cash value) in the amount of $250,000, in each case payable to the beneficiaries designated from time to time by each such director. Such coverages are reduced to the extent coverage is provided by an employee or retiree benefit plan sponsored by Kemper or any of its subsidiaries.

Director Emeritus

         Mr. Stetson, who served as a director of Kemper from 1973 to 1977 and again from 1979 to 1993 (having served as Secretary of the United States Air Force during the interim), retired from the Kemper Board effective with the May 12, 1993 annual meeting of stockholders and became director emeritus of Kemper. As director emeritus, Mr. Stetson may attend meetings of the board or any committee on which he previously served prior to his retirement. He will be paid fees for any meeting attended equal to those payable to directors and will continue to receive the annual board retainer of $30,000. His participation in the Director Deferred Compensation Plan and the Director Retirement Plan, as well as under the insurance coverages afforded directors, terminated effective with the 1993 annual meeting. His outstanding stock options became exercisable in accordance with their post-retirement exercise provisions and were exercised in April 1994.

RATIFICATION OF APPOINTMENT OF KEMPER'S INDEPENDENT AUDITORS

         Stockholder action at the Kemper Meeting is also requested with respect to the ratification of Kemper Board action appointing KPMG Peat Marwick LLP as independent auditors for Kemper for the calendar year ending
December 31, 1994. Representatives of KPMG Peat Marwick LLP are expected to be present at the Kemper Meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions raised at the meeting.

         The Kemper Board of Directors unanimously recommends a vote FOR ratification of the appointment of KPMG Peat
Marwick LLP.

                         EXPERTS

         The consolidated financial statements of Conseco and subsidiaries appearing in Conseco's Annual Report on Form 10-K as of and for the year ended December 31, 1993, have been audited by Coopers & Lybrand, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Kemper and subsidiaries appearing in Kemper's Annual Report on Form 10-K as of and for the year ended December 31, 1993 have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Statesman and subsidiaries appearing in Statesman's Annual Report on Form 10-K as of and for the year ended December 31, 1993 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

         Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Conseco Meeting and representatives of KPMG
Peat Marwick LLP are expected to be present at the Kemper
Meeting. In each case, such representatives are expected to be available to respond to appropriate questions.


                                              LEGAL MATTERS

         The validity of the shares of Conseco Common Stock
offered hereby will be passed upon for Conseco by
Lawrence W. Inlow, Executive Vice President, Secretary and
General Counsel of Conseco.  As of           , 1994,
Mr. Inlow had a direct or indirect interest in       shares
of Conseco Common Stock and had options to purchase an
additional       shares, of which             options were
exercisable.

                                                                   ANNEX 1



                AGREEMENT AND PLAN OF MERGER

                 DATED AS OF JUNE 26, 1994,

                            AMONG

                       CONSECO, INC.,

                    KC ACQUISITION, INC.

                             AND

                     KEMPER CORPORATION

                      TABLE OF CONTENTS

                                                            Page
                                                            ----
                          ARTICLE I

                         THE MERGER

SECTION 1.1.    The Merger                                     5
SECTION 1.2.    Closing                                        5
SECTION 1.3.    Effective Time                                 6
SECTION 1.4.    Effects of the Merger                          6
SECTION 1.5.    Certificate of Incorporation; By-laws          6
SECTION 1.6.    Directors                                      6
SECTION 1.7.    Officers                                       7

                         ARTICLE II

  EFFECT OF THE MERGER ON THE SECURITIES OF THE CONSTITUENT
                        CORPORATIONS

SECTION 2.1.    Effect on Capital Stock                        7
SECTION 2.2.    Stock Option Plans                             9
SECTION 2.3.    Exchange of Certificates                      10

                         ARTICLE III

               REPRESENTATIONS AND WARRANTIES

SECTION 3.1.    Representations and Warranties of
                   the Company                                13
SECTION 3.2.    Representations and Warranties of
                   the Parent and Sub                         23

                                                            Page
                                                            ----
                         ARTICLE IV

     COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO
                           MERGER

SECTION 4.1.    Conduct of Business of the Company            29
SECTION 4.2.    Other Actions                                 32

                          ARTICLE V

                    ADDITIONAL AGREEMENTS

SECTION 5.1.    Preparation of Form S-4 and the
                   Joint Proxy Statement                      32
SECTION 5.2.    Meetings of Stockholders                      33
SECTION 5.3.    Letter of Company's Accountants               33
SECTION 5.4.    Letter of Parent's Accountants                33
SECTION 5.5.    Access to Information; Confidentiality        34
SECTION 5.6.    Best Efforts                                  34
SECTION 5.7.    Benefit Plans and Employment Agreements       34
SECTION 5.8.    Indemnification and Insurance                 37
SECTION 5.9.    Public Announcements                          38
SECTION 5.10.   Acquisition Proposals                         38
SECTION 5.11.   Fiduciary Duties                              39
SECTION 5.12.   Consents, Approvals and Filings               39
SECTION 5.13.   Company Satisfaction of the Conditions
                   of Section 15 of the 1940 Act              39
SECTION 5.14.   Advisory Contract Consents                    40
SECTION 5.15.   Certain Fees and Expenses                     40
SECTION 5.16.   Compliance with Section 15(f) of the
                   1940 Act by Parent                         41
SECTION 5.17.   Affiliates and Certain Stockholders           41
SECTION 5.18    NYSE Listing                                  41
SECTION 5.19.   Stockholder Litigation                        41
SECTION 5.20.   Financing                                     42
SECTION 5.21.   Board Action Relating to Stock Option Plans   42

                                                            Page
                                                            ----
                         ARTICLE VI

                    CONDITIONS PRECEDENT

SECTION 6.1.    Conditions to Each Party's Obligation
                   To Effect the Merger                       42
SECTION 6.2.    Conditions to Obligations of Parent
                   and Sub                                    44
SECTION 6.3.    Conditions to Obligation of the Company       45

                         ARTICLE VII

              TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1.    Termination                                   45
SECTION 7.2.    Effect of Termination                         46
SECTION 7.3.    Amendment                                     46
SECTION 7.4.    Extension; Waiver                             46
SECTION 7.5.    Procedure for Termination, Amendment,
                   Extension or Waiver                        47

                        ARTICLE VIII

                     GENERAL PROVISIONS

SECTION 8.1.    Nonsurvival of Representations and
                   Warranties                                 47
SECTION 8.2.    Fees and Expenses                             47
SECTION 8.3.    Definitions                                   47
SECTION 8.4.    Notices                                       48
SECTION 8.5.    Interpretation                                49
SECTION 8.6.    Counterparts                                  49
SECTION 8.7.    Entire Agreement; Third-Party Beneficiaries   49
SECTION 8.8.    Governing Law                                 49
SECTION 8.9.    Assignment                                    50
SECTION 8.10.   Enforcement                                   50
SECTION 8.11.   Severability                                  50

EXHIBIT A - Affiliate Letter

                AGREEMENT AND PLAN OF MERGER
                  DATED AS OF JUNE 26, 1994
                            AMONG
                       CONSECO, INC.,
             AN INDIANA CORPORATION ("PARENT"),
                    KC ACQUISITION, INC.
   A DELAWARE CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF
                       PARENT ("SUB"),
                             AND
                     KEMPER CORPORATION,
           A DELAWARE CORPORATION (THE "COMPANY").


          WHEREAS, the Board of Directors of each of Parent, Sub and the Company has adopted resolutions approving this Agreement, pursuant to which Sub shall be merged with and into the Company and the Company shall become a wholly owned direct subsidiary of Parent (the "Merger"); and

          WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                          ARTICLE I

                         THE MERGER

          SECTION 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Upon the Effective Time, the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation").

          SECTION 1.2. Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at 1:00 p.m. on the second business day following the date on which the last to be fulfilled or waived of the conditions set forth in Section
6.1 and subsections (c) and (d) of Section 6.2 shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto.

          SECTION 1.3. Effective Time. The parties hereto will file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on the date of the Closing (or on such other date as Parent and the Company may agree) a certificate of merger or other appropriate documents, executed in accordance with the relevant provisions of the DGCL, and make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the certificate of merger with the Delaware Secretary of State, or at such later time as is specified in the certificate of merger (the "Effective Time").

          SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 1.5. Certificate of Incorporation; By-laws. (a) The Second Restated Certificate of Incorporation of the Company (the "Charter"), as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that Article FOURTH of the Charter reads in its entirety as follows: "The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 7,000,100 shares which shall be divided into two classes as follows: 7,000,000 shares of Preferred Stock, without par value, and 100 shares of Common Stock, par value $1.00 per share." and, as so amended the Charter shall, from and after the Effective Time, be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The By-laws of the Company as in effect at the Effective Time shall, from and after the Effective Time, be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.6. Directors. The directors of the Company at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.7. Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                         ARTICLE II

  EFFECT OF THE MERGER ON THE SECURITIES OF THE CONSTITUENT
                        CORPORATIONS

          SECTION 2.1. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of (i) any shares of common stock, par value $5.00 per share, of the Company (the "Common Stock") or any other shares of capital stock of the Company or (ii) any shares of capital stock of Sub:

          (a) Common Stock of Sub. Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of Common Stock, par value $1.00 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent-Owned Common Stock. Each share of Common Stock issued and outstanding immediately prior to the Effective Time that is owned by the Company or by any subsidiary of the Company or by Parent, Sub or any other subsidiary of Parent (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties and shares held in the ordinary course of business by subsidiaries of the Company or Parent that are insurance companies or broker-dealers) shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          (c) Conversion of Common Stock. Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Common Shares (as defined in Section 2.1(e)) shall be converted into the right to receive (i) $56.00 per share, without interest (the "Cash Consideration"), and (ii) the fraction (rounded to the nearest ten-thousandth of a share) (the "Conversion Number") of a validly issued, fully paid and nonassessable share of common stock, without par value, of Parent ("Parent Common Stock") determined by dividing $11.00 by the Average Parent Price (as defined below) (the "Stock Consideration"). The "Average Parent Price" shall be equal to the average of the closing prices of the Parent Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Reporting System, as reported in The Wall Street Journal, for the 20 trading days immediately preceding the second trading day prior to the Effective Time (the "Trading Average"); provided, however, that if the Trading Average is less than $45.50, then the Average Parent Price shall be $45.50, and if the Trading Average is greater than $55.50, then the Average Parent Price shall be $55.50. The Cash Consideration, the Stock Consideration and any cash to be paid in accordance with Section 2.3 in lieu of fractional shares of Parent Common Stock are referred to collectively as the "Merger Consideration".

          (d) Preferred Stock. Each share of (i) Series A Cumulative Convertible Preferred Stock of the Company (the "Series A Preferred Stock"),
(ii) Series C Cumulative Preferred Stock of the Company (the "Series C Preferred Stock"), (iii) Series D Index Exchangeable Preferred Stock of the Company (the "Series D Preferred Stock") and (iv) Series E Cumulative Convertible Preferred Stock of the Company (the "Series E Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Preferred Shares (as defined in Section 2.1(e))) will remain outstanding as one validly issued, fully paid and nonassessable share of preferred stock of the Surviving Corporation subsequent to the Effective Time, subject to the respective terms and covenants thereof. The Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are referred to collectively as the "Company Preferred Stock".

          (e) Dissenting Shares. (i) Notwithstanding anything in this Agreement to the contrary, shares of Common Stock issued and outstanding immediately prior to the Effective Time held by a holder (if any) who has the right to demand, and who properly demands, an appraisal of such shares in accordance with Section 262 of the DGCL (or any successor provision) ("Dissenting Common Shares") shall not be converted into a right to receive Merger Consideration unless such holder fails to perfect or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, each such share of such holder shall be treated as a share that had been converted as of the Effective Time into the right to receive Merger Consideration in accordance with this Section 2.1. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of shares of Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

          (ii) Notwithstanding anything in this Agreement to the contrary, shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time held by a holder (if any) who has the right to demand, and who properly demands, an appraisal of such shares in accordance with Section 262 of the DGCL ("Dissenting Preferred Shares") shall not be deemed to remain outstanding as of the Effective Time unless such holder fails to perfect or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, such shares shall be treated as if they had remained outstanding as of the Effective Time. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of shares of Company Preferred Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

          (f) Cancellation and Retirement of Common Stock. As of the Effective Time, all certificates representing shares of Common Stock, other than certificates representing shares to be cancelled in accordance with
Section 2.1(b) or Dissenting Common Shares, issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with
Section 2.3.

          (g) Cancellation of Certain Restricted Stock Grants. Immediately following the execution and delivery of this Agreement each share of restricted stock granted under the 1993 Senior Executive Long-Term Incentive Plan shall be cancelled. In addition, Parent hereby consents to the adoption by the Company of a plan under which each individual who has had a share cancelled pursuant to this Section 2.1(g) may receive immediately prior to the Effective Time a cash payment up to the sum of (x) the Cash Consideration plus (y) the Stock Value Amount, multiplied by the number of shares cancelled. For purposes of this Agreement, the term "Stock Value Amount" shall mean the product of (x) the Conversion Number and (y) the Average Parent Price (determined without regard to the proviso to the definition thereof).

          SECTION 2.2. Stock Option Plans. (a) As of the date hereof, the unexercisable portion of each outstanding option to purchase shares of Common Stock (a "Company Stock Option") issued under the Company's 1990 Stock Option Plan, 1985 Amended Stock Option Plan, 1982 Incentive Stock Option Plan and Non-Management Director Stock Option Plan (collectively, the "Company Stock Option Plans") shall become immediately exercisable in full, subject to all expiration, lapse and other terms and conditions thereof.

          (b) The Company Stock Options set forth on Section 2.2 of the disclosure schedule (the "Disclosure Schedule") delivered to Parent by the Company at the time of execution of this Agreement shall be assumed by Parent (an "Assumed Option"). Each Assumed Option shall be exercisable for a number of shares of Parent Common Stock calculated by multiplying the number of shares of Common Stock subject to such Company Stock Option as of the Effective Time by a fraction, the numerator of which is the sum of (1) the Stock Value Amount and (2) the Cash Consideration and the denominator of which is the Average Parent Price. The exercise price for each share of Parent Common Stock under an Assumed Option shall be calculated by multiplying the exercise price for one share of Common Stock under the related Company Stock Option as of the Effective Time by a fraction, the numerator of which is the Average Parent Price and the denominator of which is the sum of (1) the Stock Value Amount and
(2) the Cash Consideration.

          (c) Each Company Stock Option then outstanding (other than Assumed Options) shall be cancelled immediately prior to the Effective Time in exchange for an amount in cash equal to the product of (i) the number of shares of Common Stock subject to such Company Stock Option immediately prior to the Effective Time and (ii) the excess of (1) the sum of (A) the Stock Value Amount and (B) the Cash Consideration over (2) the per share exercise price of such Company Stock Option.

          SECTION 2.3. Exchange of Certificates. (a) Paying Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with or for the account of a bank or trust company designated by Parent, which shall be reasonably satisfactory to the Company (the "Paying Agent"), for the benefit of the holders of shares of Common Stock and the holders of shares of Series
A Preferred Stock and Series E Preferred Stock (together, the "Convertible Preferred Stock"), cash in an aggregate amount sufficient to pay the aggregate Cash Consideration and certificates representing the shares of Parent Common Stock representing the aggregate Stock Consideration (assuming in each case the full conversion of all outstanding shares of Series A Preferred Stock and Series E Preferred Stock) (such amount and certificates, together with any dividends or distributions with respect to such certificates, being hereinafter referred to as the "Payment Fund").

          (b) Exchange Procedures. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Common Stock shall, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, be entitled to the amount of cash and a certificate representing that number of whole shares of Parent Common Stock (and cash in lieu of fractional shares of Parent Common Stock as contemplated by this Section 2.3) which the aggregate number of shares of Common Stock previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to Section 2.1(c) of this Agreement. The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the consideration to be paid in the Merger (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate representing shares of Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Common Stock and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 2.3(b), each certificate representing shares of Common Stock (other than certificates representing shares to be cancelled in accordance with Section 2.1(b) or Dissenting Common Shares), shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon, as contemplated by Section 2.1. No interest will be paid or will accrue on any cash payable as Merger Consideration.

          (c) Letter of Transmittal. Promptly after the Effective Time (but in no event more than 5 days thereafter), the Surviving Corporation shall require the Paying Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented shares of Common Stock which have been converted pursuant to Section 2.1, a form of letter of transmittal and instructions for use in surrendering such certificates and receiving the consideration to which such holder shall be entitled therefor pursuant to Section 2.1.

          (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that immediately prior to the Effective Time represented shares of Common Stock which have been converted pursuant to Section 2.1, until the surrender for exchange of such certificate in accordance with this Article II. Following surrender for exchange of any such certificate, there shall be paid to the holder of such certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the number of whole shares of Parent Common Stock into which the shares of Common Stock represented by such certificate immediately prior to the Effective Time were converted pursuant to Section 2.1, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole shares of Parent Common Stock.

          (e) No Further Ownership Rights in Common Stock. The Merger Consideration paid upon the surrender for exchange of certificates representing shares of Common Stock in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Common Stock theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by the Company on such shares of Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

          (f) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented shares of Common Stock which have been converted pursuant to
Section 2.1, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

          (ii) Notwithstanding any other provisions of this Agreement, each holder of shares of Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the Average Parent Price.

          (g) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of the certificates representing shares of Common Stock or Convertible Preferred Stock for 120 days after the Effective Time shall be delivered to Parent, upon demand, and any holders of shares of Common Stock who have not theretofore complied with this Article II shall thereafter look only to Parent and only as general creditors thereof for payment of their claim for any Merger Consideration and any dividends or distributions with respect to Parent Common Stock.

          (h) No Liability. None of Parent, Sub, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(c))), any such cash, shares, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (i) Investment of Payment Fund. The Paying Agent shall invest the Payment Fund, as directed by Parent, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest or (iii) commercial paper rated the highest quality by both Moody's Investors Services, Inc. and Standard & Poor's Corporation, and any net earnings with respect thereto shall be paid to Parent as and when requested by Parent; provided that any such investment or any such payment of earnings shall not delay the receipt by holders of shares of Common Stock of the Merger Consideration or holders of shares of Convertible Preferred Stock of the amounts then due with respect to any shares of Convertible Preferred Stock theretofore converted in accordance with the terms thereof or otherwise impair such holders' respective rights hereunder. In the event the Payment Fund shall realize a loss on any such investment, Parent shall promptly thereafter deposit in such Payment Fund on behalf of the Surviving Corporation cash in an amount sufficient to enable such Payment Fund to satisfy all remaining obligations originally contemplated to be paid out of such Payment Fund.

          (j) Conversion of the Convertible Preferred Stock. Until the Payment Fund is terminated pursuant to Section 2.3(g), Parent and the Surviving Corporation shall, and shall require the Paying Agent to, make the Payment Fund available for the purpose of paying amounts due with respect to any shares of Convertible Preferred Stock theretofore converted in accordance with the terms thereof.


                         ARTICLE III

               REPRESENTATIONS AND WARRANTIES

          SECTION 3.1. Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub as follows:

          (a)  Organization, Standing and Corporate Power.  Each of the
     Company and each Significant Subsidiary of the Company (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each Significant Subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. The Company has delivered to Parent complete and correct copies of its Charter and By-laws, as amended to the date of this Agreement. For purposes of this Agreement, a "Significant Subsidiary" of the Company means each of Federal Kemper Life Assurance Company, Kemper Financial Companies, Inc. ("KFC"), Kemper Financial Services, Inc. ("KFS"), Kemper Investors Life Insurance Company, Kemper Securities Holdings, Inc. and Kemper Securities, Inc ("KSI") and any other subsidiary of the Company that would constitute a Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

          (b) Capital Structure. The authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, par value $5.00 per share, and (ii) 20,000,000 shares of preferred stock, without par value (the "Preferred Stock"). At the close of business on May 31, 1994:
     (i) 33,545,959 shares of Common Stock were issued and outstanding, 4,060,388 shares of Common Stock were reserved for issuance pursuant to outstanding Company Stock Options, 53,928 shares of Common Stock were reserved for issuance upon conversion of shares of Series A Preferred Stock, 4,755,996 shares of Common Stock were reserved for issuance upon conversion of shares of Series E Preferred Stock and 31,611,214 shares of Common Stock were held by the Company in its treasury; (ii) 6,690,636.5 shares of Preferred Stock, consisting of 23,998 shares of Series A Preferred Stock, 2,000,000 shares of Series C Preferred Stock, 66,638.5 shares of Series D Preferred Stock and 4,600,000 shares of Series E Preferred Stock, were issued and outstanding; and (iii) 500,000 shares of Series B Junior Participating Preferred Stock were reserved for issuance upon exercise of the rights (the "Rights") distributed to the holders of Common Stock pursuant to the Rights Agreement dated as of July 18, 1990, between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agreement"). Except as set forth above, at the close of business on May 31, 1994, no shares of capital stock or other equity securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Option Plans or the Kemper Corporation Stock Purchase and Dividend Reinvestment Plan (the "Dividend Reinvestment Plan") or upon the conversion of the Series A Preferred Stock and the Series E Preferred Stock or the exchange of the Series D Preferred Stock will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 3.1(b) of the Disclosure Schedule, no bonds, debentures, notes or other indebtedness of the Company or any Significant Subsidiary of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company or any Significant Subsidiary of the Company may vote are issued or outstanding. Except as disclosed in Section 3.1(b) of the Disclosure Schedule, all the outstanding shares of capital stock of each Significant Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more such subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except as set forth above or in Section 3.1(b) of the Disclosure Schedule, neither the Company nor any Significant Subsidiary of the Company has any outstanding option, warrant, subscription or other right, agreement or commitment which either (i) obligates the Company or any Significant Subsidiary of the Company to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of the Company or any Significant Subsidiary of the Company or (ii) restricts the transfer of Common Stock. The authorized capital stock of KFC consists of 150,000,000 shares of common stock, par value $.10 per share, which shares are divided into 135,000,000 shares of Class A Common Stock and 15,000,000 shares of Class B Common Stock. At the close of business on March 31, 1994, 43,268,038 shares of Series A Common Stock of KFC and 8,334.6464 shares of Series B Common Stock of KFC were issued and outstanding, 192,645 shares of Series B Common Stock of KFC were reserved for issuance pursuant to outstanding KFC employee stock options, no shares of Preferred Stock of KFC were outstanding and $44.2 million aggregate principal amount of KFC's floating rate convertible subordinated debentures was outstanding and not subject to mandatory redemption, which are convertible into an aggregate of 1,690,580.0017 shares of Series B Common Stock of KFC. $33.7 million aggregate principal amount of KFC's floating rate convertible subordinated debentures outstanding and not subject to mandatory redemption is currently redeemable, and all outstanding KFC floating rate convertible subordinated debentures will be redeemable on and after May 10, 1995. If determined as of March 31, 1994 in accordance with the terms of KFC's Fourth Restated Certificate of Incorporation, the formula purchase price per share for repurchases by KFC of shares of its Series
     B Common Stock would be negative $9.25 per share.
               (c) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of its stockholders as set forth in Section 6.1(a) with respect to the consummation of the Merger, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the approval of its stockholders as set forth in
     Section 6.1(a). This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as disclosed in Section 3.1(c) of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the Charter or By-laws of the Company or the comparable documents of any Significant Subsidiary of the Company, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, in the case of clauses (ii) and (iii) above, singly or in the aggregate, would have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency or regulatory authority (a "Governmental Entity") which has not been received or made, is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the Merger and with respect to the transactions contemplated by the Citibank Commitment Letter (as hereinafter defined), (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 3.1(c)(i) of the Disclosure Schedule, (iii) the filing with the SEC of (x) a proxy statement relating to the approval by the stockholders of the Company of the Merger and certain other corporate matters (such proxy statement, together with the proxy statement relating to the approval of the issuance of Parent Common Stock in the Merger by an affirmative vote of the holders of a majority of the shares of the Parent Common Stock present, or represented, and entitled to vote thereon at the meeting of holders of Parent Common Stock to be called therefor (the "Parent Stockholder Approval"), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), and (y) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing of the certificate of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (v) the consents, approvals and notices as are set forth in Sections 5.13 and 5.14 of this Agreement required under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Investment Advisers Act of 1940, as amended (the
     "Advisers Act"), (vi) such other consents, approvals, authorizations, filings or notices as are set forth in Section 3.1(c)(ii) of the Disclosure Schedule and (vii) any applicable filings under state anti-takeover laws, or filings, authorizations, consents or approvals the failure to make or obtain which, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

          (d) SEC Documents. (i) The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (such reports, schedules, forms, statements and other documents other than those that were filed by the Company with the SEC in connection with the proxy contest initiated by General Electric Capital Corporation are hereinafter referred to as the "SEC Documents"); (ii) as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the consolidated financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except to the extent that information contained in any SEC Document has been revised or superseded by a later Filed SEC Document (as defined in Section 3.1(f)), none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 5.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint
     Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

          (f) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") or in Section 3.1(f) of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which would have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock (other than regular quarterly cash dividends of $.23 per share of Common Stock and regular cash dividends on Company Preferred Stock, in each case in accordance with usual record and payment dates and in accordance with the Company's present dividend policy), (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) (x) any granting by the Company or any of its subsidiaries to any executive officer or other employee of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (y) any granting by the Company or any of its subsidiaries to any such executive officer of any increase in severance or termination pay, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (z) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer except in the ordinary course of business consistent with prior practice (it being understood that, as used in this clause (iv), "prior practice" shall mean the practice of the Company and its subsidiaries prior to 1994) or (v) any change in accounting methods, principles or practices by the Company or any of its subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles. Parent acknowledges that there may be or have been disruptions to the Company's business as a result of the anticipation of a merger or acquisition involving the Company and/or its subsidiaries, and Parent and Sub agree that such disruptions and any changes attributable thereto shall not constitute a breach of clause (i) of this Section 3.1(f).

          (g) Absence of Changes in Benefit Plans. Except as disclosed in the Filed SEC Documents or in Section 3.1(g) of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any Benefit Plan (as defined in Section 3.1(h)). Except as disclosed in the Filed SEC Documents or in Section 3.1(g) of the Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries.

          (h) Benefit Plans. (i) Each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (hereinafter a "Welfare Plan"), and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company and its subsidiaries for the benefit of any present or former officers, employees, agents, directors or independent contractors of the Company or any of its subsidiaries (all the foregoing being herein called "Benefit Plans") has been administered in accordance with its terms except where failure to administer in accordance with such terms would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. The Company, its subsidiaries and all the Benefit Plans are in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), all other applicable laws and all applicable collective bargaining agreements except where failure to comply would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

          (ii) None of the Company or any other person or entity that together with the Company is treated as a single employer under Section 414(b),
     (c), (m) or (o) of the Code (each a "Commonly Controlled Entity") (a) has incurred any liability to a Pension Plan covered by Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due) that, when aggregated with other such liabilities, would result in a material liability to the Company, which liability has not been fully paid as of the date hereof.

          (iii) No Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

          (i) Taxes. (i) Each of the Company and its subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually and in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. All tax returns filed by the Company and each of its subsidiaries are complete and accurate except to the extent that such failure to be complete and accurate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries has paid (or the Company has paid on the subsidiaries' behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, and, except as set forth on Section 3.1(j) of the Disclosure Schedule, no requests for waivers of the time to assess any such taxes have been granted or are pending. The Federal and Illinois income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service or the Illinois Department of Revenue, as the case may be, or the statute of limitations on assessment or collection of any Federal or Illinois income taxes due from the Company or any of its subsidiaries has expired, for all taxable years of the Company or any of its subsidiaries through the taxable year ended December 31, (a) 1983 for Federal income taxes, (b) 1979 for Illinois insurance unitary income taxes and (c) 1987 for Illinois non-insurance unitary income taxes.

        (iii) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise, employment, payroll, withholding and other taxes, tariffs or governmental charges of any nature whatsoever.

          (j) No Excess Parachute Payments; Section 162(m) of the Code. (i) Except as disclosed in Section 3.1(j) of the Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

          (ii) Except as disclosed in Section 3.1(j) of the Disclosure Schedule, the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any subsidiary of the Company under any contract, Benefit Plan, program, arrangement or understanding currently in effect.

          (k) Voting Requirements. The affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock entitled to vote thereon at the Stockholders Meeting with respect to the approval of the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

          (l) Compliance with Applicable Laws. (i) Each of the Company and its subsidiaries and the Company Funds has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. Except as disclosed in the Filed SEC Documents, the Company and its subsidiaries and the Company Funds are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for possible noncompliance which individually or in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.
     Except as disclosed in the Filed SEC Documents and except for routine examinations by state Governmental Entities charged with supervision of insurance companies ("Insurance Regulators"), as of the date of this Agreement, to the knowledge of the Company, no investigation by any Governmental Entity with respect to the Company or any of its subsidiaries or any of the Company Funds is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

          (ii) The Annual Statements (including without limitation the Annual Statements of any separate accounts) for the year ended December 31, 1993, together with all exhibits and schedules thereto, and financial statements relating thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and the Quarterly Statements for the periods ended after January 1, 1994, together with all exhibits and schedules thereto, with respect to each subsidiary of the Company that is a regulated insurance company (an "Insurance Company"), in each case as filed with the applicable Insurance Regulator of its jurisdiction of domicile, were prepared in conformity with statutory accounting practices prescribed or permitted by such Insurance Regulator applied on a consistent basis ("SAP"), present fairly, to the extent required by and in conformity with SAP, the statutory financial condition of such Insurance Company at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Insurance Company for each of the periods then ended, and were correct in all material respects when filed and there were no material omissions therefrom when filed. No deficiencies or violations material to the financial condition or operations of any Insurance Company have been asserted in writing by any Insurance Regulator which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator and which have not been disclosed in writing to Parent prior to the date of this Agreement.

          (m) Opinion of Financial Advisor. The Company has received the opinion of Goldman, Sachs & Co., dated the date hereof, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders.

          (n) Article Fifteenth of the Charter. The Board of Directors of the Company (including a majority of the "Continuing Directors", as defined in the Charter) has approved the execution and delivery by the Company of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, and such approval is sufficient to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement the restrictions contained in Article Fifteenth of the Charter.

          (o) Rights Agreement. The Rights Agreement has been amended so as to provide that neither Parent nor Sub will become an "Acquiring Person", and that no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) will occur, solely as a result of the approval, execution or delivery of this Agreement or the consummation of the Merger.

          (p) Brokers. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          (q) Ineligible Persons. None of the Company or any "affiliated person" (as defined in the 1940 Act) thereof (i) is ineligible pursuant to Section 9(a) of the 1940 Act to serve as an investment adviser (or in any other capacity contemplated by the 1940 Act) to a registered investment company or (ii) to the best knowledge of the senior officers of the Company as of the date hereof, has engaged in any of the conduct specified in Section 9(b) of the 1940 Act or Section 203(e) of the Advisers Act prior to the date hereof that would be reasonably likely to result in SEC action to disqualify the Company or any of its affiliates as an investment adviser.

          SECTION 3.2. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

          (a) Organization, Standing and Corporate Power. Each of Parent and Sub and each Significant Subsidiary of Parent (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub and each Significant Subsidiary of Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on the business, financial condition or results of operations of Parent and its subsidiaries taken as a whole. Parent has delivered to the Company complete and correct copies of its Articles of Incorporation and By-laws, as amended to the date of this Agreement. For purposes of this Agreement, a "Significant Subsidiary" of Parent means any subsidiary of Parent that would constitute a Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC.

          (b) Capital Structure. The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock, without par value, and 20,000,000 shares of preferred stock, without par value. At the close of business on June 24, 1994, (i) 24,435,774 shares of Parent Common Stock and 5,749,725 shares of $3.25 Series D Cumulative Convertible Preferred Stock of Parent were issued and outstanding, (ii) 16,138,366 shares of Parent Common Stock were held by subsidiaries of Parent or by Parent in its treasury, (iii) 5,986,666 shares of Parent Common Stock were reserved for issuance pursuant to outstanding options to purchase shares of Parent Common Stock granted under Parent's stock option plans (the "Parent Stock Plans") and (iv) 4,509,509 shares of Parent Common Stock were reserved for issuance upon conversion of Parent's $3.25 Series D Cumulative Convertible Preferred Stock. Except as set forth above, at the close of business on June 24, 1994, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $1.00 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien. No bonds, debentures, notes or other indebtedness of Parent or any Significant Subsidiary of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Parent or any Significant Subsidiary of Parent may vote are issued or outstanding. All the outstanding shares of capital stock of each Significant Subsidiary of

     Parent (other than Bankers Life Holding Corporation) have been validly issued and are fully paid and nonassessable and are owned by Parent, free and clear of all Liens. Except as set forth above, neither Parent nor any Significant Subsidiary of Parent has any outstanding option, warrant, subscription or other right, agreement or commitment which either (i) obligates Parent or any Significant Subsidiary of Parent to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Parent or any Significant Subsidiary of Parent or
     (ii) restricts the transfer of Parent Common Stock.

         (c) Authority; Noncontravention. Parent and Sub have all requisite corporate power and authority to enter into this Agreement and, subject to the Parent Stockholder Approval with respect to the issuance of Parent Common Stock in the Merger, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and by the stockholder of Sub, subject, in the case of the issuance of Parent Common Stock in the Merger, to the Parent Stockholder Approval. This Agreement has been duly executed and delivered by and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes a valid and binding obligation of each of Parent and Sub, enforceable against such party in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the Articles of Incorporation or By-laws of Parent, the Certificate of Incorporation or By-laws of Sub or the comparable documents of any Significant Subsidiary of Parent, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any of their assets is bound or affected, or
     (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, in the case of clauses (ii) and (iii) above, singly or in the aggregate, would have a material adverse effect on the business, financial condition or results of operations of Parent and its subsidiaries taken as a whole. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent or Sub or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger and with respect to the transactions contemplated by the Citibank Commitment Letter, (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 3.1(c)(i) of the Disclosure Schedule,
     (iii) the filing with the SEC of the Form S-4, the Joint Proxy Statement relating to the Parent Stockholder Approval and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) the filing of the certificate of merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (v) such other consents, approvals, authorizations, filings or notices as are set forth in Section 3.1(c)(ii) of the Disclosure Schedule and (vi) any applicable filings under state anti-takeover laws, or filings, authorizations, consents or approvals the failure to make or obtain which, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Parent and its subsidiaries taken as a whole.

          (d) SEC Documents. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later Filed Parent SEC Document (as defined in Section 3.2(f)), none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement will, at the date the Joint Proxy Statement is first mailed to Parent's stockholders or at the time of the Parent Stockholders Meeting (as defined in Section 5.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference in either the Form S-4 or the Joint Proxy Statement based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

          (f) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Parent SEC Documents"), since the date of the most recent audited financial statements included in the Filed Parent SEC Documents, Parent has conducted its business only in the ordinary course, and there has not been (i) any change which would have a material adverse effect on the business, financial condition or results of operations of Parent and its subsidiaries, taken as a whole, (ii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of Parent's outstanding capital stock (other than regular quarterly cash dividends of $.125 per share on Parent Common Stock and regular cash dividends on the Parent's $3.25 Series D Cumulative Convertible Preferred Stock, in each case in accordance with usual record and payment dates and in accordance with the Parent's present dividend policy), (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iv) any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the Filed Parent SEC Documents or required by a change in generally accepted accounting principles.

          (g) Voting Requirements. The affirmative vote of the holders of a majority of the shares of Parent Common Stock present, or represented, and entitled to vote thereon at the Parent Stockholders Meeting with respect to the issuance of shares of Parent Common Stock in the Merger is the only vote of the holders of any class or series of Parent's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

          (h) Opinion of Financial Advisor. Parent has received the opinion of Morgan Stanley & Co. Incorporated, to the effect that, as of the date of this Agreement, the consideration to be paid to the Company's stockholders in the Merger is fair to Parent from a financial point of view.

          (i) Benefit Plans. Parent and its subsidiaries are in compliance in all material respects with the applicable provisions of ERISA and the Code with respect to each material "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained, contributed to or required to be maintained or contributed to by Parent or its subsidiaries for the benefit of any present officers, employees or directors of Parent or any of its subsidiaries in the United States.

          (j) Taxes. (i) Each of Parent and its subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on Parent. All tax returns filed by Parent and each of its subsidiaries are complete and accurate in all material respects to the knowledge of Parent. Parent and each of its subsidiaries have paid (or Parent has paid on its subsidiaries' behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Filed Parent SEC Documents reflect an adequate reserve for all taxes payable by Parent and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Parent or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Parent, and no requests for waivers of the time to assess any such taxes have been granted or are pending. The Federal and Indiana income tax returns of Parent and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service or the Indiana Department of Revenue, as the case may be, or the statute of limitations for the assessment or collection of Federal or Indiana income taxes due from Parent or its subsidiaries has expired, for all taxable years of Parent or any of its subsidiaries through and including, the taxable year ended December 31, 1989, for Federal income taxes and
      December 31, 1991, for Indiana income taxes.

          (k)  Compliance with Applicable Laws.   Each of Parent, its
     subsidiaries and any other entity controlled by or under common control with Parent the business, financial condition or results of operations of which is material to Parent and its subsidiaries, taken as a whole (a "Material Parent Entity") has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of Parent and its subsidiaries taken as a whole. Except as disclosed in the Filed Parent SEC Documents, Parent, its subsidiaries and the Material Parent Entities are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for possible noncompliance which individually or in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of Parent and its subsidiaries taken as a whole.

          (l) Commitment Letters. True and correct copies of the Senior Facilities Commitment Letter dated June 21, 1994, from Citibank, N.A., and Citicorp Securities, Inc. to Parent (the "Citibank Commitment Letter"), the letter dated June 22, 1994, from Morgan Stanley & Co. Incorporated to Parent (the "Morgan Stanley Highly Confident Letter") and the letter dated June 23, 1994, from the general partner of Conseco Capital Partners II, L.P. to the Chairman of the Board of the Company (the "CCP II Letter") have been delivered to the Company.

          (m) No Prior Activities. Sub has not incurred, and will not incur, directly or through any subsidiary, any liabilities or obligations for borrowed money or otherwise, except incidental liabilities or obligations not for borrowed money incurred in connection with its organization and except in connection with obtaining financing in connection with the Merger. Except as contemplated by this Agreement, Sub (i) has not engaged, directly or through any subsidiary, in any business activities of any type or kind whatsoever, (ii) has not entered into any agreements or arrangements with any person or entity, and (iii) is not subject to or bound by any obligation or undertaking.

          (n) Ineligible Persons. None of Parent or any "affiliated person" (as defined in the 1940 Act) thereof (i) is ineligible pursuant to Section 9(a) of the 1940 Act to serve as an investment adviser (or in any other capacity contemplated by the 1940 Act) to a registered investment company or (ii) to the best knowledge of the senior officers of Parent as of the date hereof, has engaged in any of the conduct specified in Section 9(b) of the 1940 Act or Section 203(e) of the Advisers Act prior to the date hereof that would be reasonably likely to result in SEC action to disqualify Parent or any of its affiliates as an investment adviser.

          (o) Brokers. No broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.


                         ARTICLE IV

     COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO
                           MERGER

          SECTION 4.1. (a) Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current key officers and employees and preserve the goodwill of those engaged in material business relationships with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, without the prior consent of Parent:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of the Company's outstanding capital stock (other than regular quarterly cash dividends not in excess of $.23 per share of Common Stock and regular cash dividends on Company Preferred Stock, in each case with usual record and payment dates and in accordance with the Company's present dividend policy), (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares except, in the case of clause (z), for the acquisition of shares of Common Stock from holders of Company Stock Options and Director Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Stock Options or Director Options outstanding on the date of this Agreement, any mandatory redemption of the securities of KFC in accordance with the terms thereof and as contemplated by Section 2.2(c);

          (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than (w) pursuant to the Dividend Reinvestment Plan, (x) upon the exercise of Company Stock Options and Director Options outstanding on the date of this Agreement, (y) upon the conversion of shares of Preferred Stock outstanding on the date of this Agreement or (z) in accordance with their respective terms, upon the conversion of any floating rate convertible subordinated debentures of KFC or the exercise of any stock options respecting the common stock of KFC;

          (iii) amend its articles of organization, by-laws or other comparable charter or organizational documents;

          (iv) acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof, except as disclosed in Section 4.1(a)(iv) of the Disclosure Schedule;

          (v) sell, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material to the Company and its subsidiaries taken as a whole, except in the ordinary course of business, as disclosed in Section 4.1(a)(v) of the Disclosure Schedule or as contemplated by Section 6.1(g) hereof;

          (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to the Company, KFC or any direct or indirect wholly-owned subsidiary of the Company or KFC or (y) make any loans or advances to any other person, other than to the Company, to KFC or to any direct or indirect wholly-owned subsidiary of the Company or KFC and other than routine advances to employees, except in the case of either
     (x) or (y) as disclosed in Section 4.1(a)(vi) of the Disclosure Schedule or, with respect to Kemper Clearing Corp., in the ordinary course of business;

          (vii) make any tax election or settle or compromise any income tax liability that could reasonably be expected to be material to the Company and its subsidiaries taken as a whole;

          (viii) except as disclosed in Section 4.1(a)(viii) of the Disclosure Schedule, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

          (ix) except in the ordinary course of business, modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims thereunder; or

          (x) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b) Conduct of Business by Parent. During the period from the date of this Agreement to the Effective Time, Parent shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any of its subsidiaries to:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any outstanding capital stock of Parent (other than regular quarterly cash dividends of $.125 per share of Parent Common Stock and regular cash dividends on the Parent's $3.25 Series D Cumulative Convertible Preferred Stock, in each case with usual record and payment dates and in accordance with Parent's present dividend policy) or (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent's outstanding capital stock (other than exchanges in the ordinary course under Parent's employee stock plans);

          (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, in each case if any such action could reasonably be expected to (A) delay materially the date of mailing of the Joint Proxy Statement or, (B) if it were to occur after such date of mailing, require an amendment of the Joint Proxy Statement;

          (iii) acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof, in each case if any such action could reasonably be expected to (A) delay materially the date of mailing of the Joint Proxy Statement or, (B) if it were to occur after such date of mailing, require an amendment of the Joint Proxy Statement; or

          (iv) authorize any of, or commit or agree to take any of, the foregoing actions.

          SECTION 4.2. Other Actions. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions of the Merger set forth in
Article VI not being satisfied.


                          ARTICLE V

                    ADDITIONAL AGREEMENTS

          SECTION 5.1.  Preparation of Form S-4 and the Joint Proxy
Statement. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Joint Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its best efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, and Parent will use its best efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of the Common Stock as may be reasonably requested in connection with any such action.

          SECTION 5.2. Meetings of Stockholders. The Company will take all action necessary in accordance with applicable law and its Charter and By-laws to convene a meeting of its stockholders (the "Stockholders Meeting") to consider and vote upon the approval of the Merger. Parent will take all action necessary in accordance with applicable law and its Articles of Incorporation and By-laws to convene a meeting of its stockholders (the "Parent Stockholders Meeting") to consider and vote upon the approval of the issuance of Parent Common Stock in the Merger. Subject to Section 5.11 hereof in the case of the Company, the Company and Parent will, through their respective Boards of Directors, recommend to their respective stockholders approval of the foregoing matters. Without limiting the generality of the foregoing, the Company agrees that, subject to its right to terminate this Agreement pursuant to Section 5.11, its obligations pursuant to the first sentence of this Section 5.2 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (as defined in Section 5.10) or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Merger. Parent and the Company will use reasonable efforts to hold the Stockholders Meeting and the Parent Stockholders Meeting on the same day and use their best efforts to hold such Meetings as soon as practicable after the date hereof.

          SECTION 5.3. Letter of the Company's Accountants. The Company shall use its best efforts to cause to be delivered to Parent a letter of KPMG Peat Marwick, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and a letter of KPMG Peat Marwick, dated a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          SECTION 5.4. Letter of Parent's Accountants. Parent shall use its best efforts to cause to be delivered to the Company a letter of Coopers & Lybrand, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and a letter of Coopers & Lybrand, dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          SECTION 5.5. Access to Information; Confidentiality. Each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, counsel, financial advisors and other representatives of such other party reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish as promptly as practicable to the other party such information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, Parent will hold, and will cause its respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from the Company in confidence to the extent required by, and in accordance with, the provisions of the letter dated May 25, 1994, between Parent and the Company. Except as required by law, the Company will hold, and will cause its directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from Parent in confidence to the extent required by, and in accordance with, the provisions of the letter dated June 23, 1994, between Parent and the Company.

          SECTION 5.6. Best Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

          SECTION 5.7. Benefit Plans and Employment Agreements. (a) Parent currently intends to cause the Surviving Corporation and each of its subsidiaries to maintain employee benefit plans which provide aggregate benefits to Continuing Employees (as defined below) that are comparable to those currently provided by Parent to its employees.

          (b)  Notwithstanding the provisions of Section 5.7(a):

          (i) Each benefit plan made available to Continuing Employees after the Effective Time shall be offered to Continuing Employees (and, if applicable, their dependents) without any waiting period and the Surviving Corporation and, if applicable, Parent shall cause any restrictions and limitations for pre-existing conditions or insurability to be waived (other than any pre-existing conditions of lack of insurability that constituted a restriction or limitation with respect the benefits available to a Continuing Employee immediately prior to the Effective
     Time).

          (ii) Each Continuing Employee shall be given full credit for his or her pre-Effective Time service with the Company or any of its subsidiaries (and, to the extent such service is recognized under any Benefit Plan of the Company or any of its subsidiaries as of the Effective Time, service with any predecessor employer) for all purposes (other than for benefit accrual under any defined benefit Pension Plan) under any benefit plan offered to Continuing Employees on or after the Effective Time.

          (iii) As of the Effective Time, Continuing Employees participating in the defined contribution Benefit Plans (including any non-contributory supplemental benefit plans) of the Company and each of its subsidiaries shall be fully vested as to all amounts contributed or accrued through the Effective Time or, if later, as a result of the following sentence. In addition, Parent shall cause the Surviving Corporation and each of its subsidiaries or affiliates, as appropriate, to contribute to each of such Benefit Plans (or in the case of an unfunded Benefit Plan, shall credit) for the benefit of individuals who are Eligible Employees (as defined below) on December 31, 1994, (x) all matching and salary based contributions for 1994 currently provided for in such Benefit Plan not made prior to the Effective Time and (y) all discretionary contributions for 1994 provided for in such Benefit Plans, subject in the case of this clause (y) to achievement of the performance goals set forth in Section 5.7(b)(iii) of the Disclosure Schedule.

          (iv) Parent shall cause the Surviving Corporation and each of its subsidiaries or affiliates, as appropriate, not later than February 28, 1995, to pay each bonus eligible individual who is an Eligible Employee on date of payment an incentive cash bonus for 1994 not less than a Target Bonus (or, in the case of an Eligible Employee whose employment is terminated prior to December 31, 1994, a pro rata Target Bonus) subject to the achievement of the performance goals set forth in Section 5.7(b)(iii) of the Disclosure Schedule. Target Bonus means (x) an individual's current target bonus under the incentive compensation program in which such individual participates, or (y) if no such specific target currently exists, two-thirds of the incentive cash bonus received by such individual for 1993 (or if such individual was not employed until after January 1, 1993, the bonus received by similarly situated individuals for
     1993).

          (v) Parent shall cause the Surviving Corporation and each of its subsidiaries and affiliates to maintain severance benefits after the Effective Time for each Continuing Employee that are no less favorable to such Continuing Employee than those provided under the severance plans included in Section 5.7(b)(v) of the Disclosure Schedule, until the first anniversary of the Effective Time (or until the second anniversary of the Effective Time in the case of the Kemper Corporation Change of Control Severance Program).

          (vi) Parent shall cause the Surviving Corporation and each of its subsidiaries and affiliates to continue, after the Effective Time, to make medical expense benefits available to each individual retired as of the Effective Time and then participating in the various retiree medical expense benefits programs and plans currently sponsored by the Company and its subsidiaries, that are no less favorable to such individuals than the medical expense benefits provided under such programs or plans as of the date hereof.

          (c)  As used in Sections 5.7(a) and 5.7(b):

          (i) "Continuing Employees" means all employees of Company or a subsidiary of the Company as of the Effective Time.

          (ii) "Eligible Employees" at any date means all Continuing Employees other than employees who have resigned voluntarily prior to such date or whose employment has been terminated for "Cause" prior to such date.

          (iii) "Cause" means (x) willful breach of, willful neglect of or willful refusal to perform the duties associated with a Continuing Employee's employment or (y) commission of a felony, or a misdemeanor involving dishonesty, fraud, theft, larceny or embezzlement.

          (d) The Surviving Corporation agrees to honor and shall not challenge the validity and enforceability of the termination protection agreements between the Company and the individuals listed in Section 5.7(d) of the Disclosure Schedule.

          (e) The Surviving Corporation agrees to honor all, and shall not challenge the validity and enforceability of any, obligations of the Company and its subsidiaries to non-management directors, including, without limitation, the obligations under the Kemper Corporation Director Deferred Compensation Program and the Kemper Corporation Director Retirement Plan.

          SECTION 5.8.  Indemnification and Insurance.   Parent and Sub agree
that all rights to indemnification and exculpation from liability for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors, officers or employees of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time. Parent will cause to be maintained for a period of not less than six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors, officers or employees of the Company or any subsidiary on the date of this Agreement, so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the date of this Agreement (200% of such premium, the "Maximum Premium"); provided, however, that Parent may, in lieu of maintaining such existing D&O Insurance as provided above, cause comparable coverage to be provided under any policy maintained for the benefit of the directors and officers of Parent or any of its subsidiaries, so long as (i) the issuer thereof has at least an equal claims-paying rating and (ii) the material terms thereof are no less advantageous than the existing D&O Insurance to the extent commercially available. If the existing D&O Insurance expires, is terminated or cancelled during such six-year period, Parent will use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O Insurance to the extent commercially available. The Company represents to Parent that the Maximum Premium is $1,840,000.

          SECTION 5.9. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

          SECTION 5.10. Acquisition Proposals. From and after July 6, 1994, the Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Prior to July 6, 1994, the Company, any of its subsidiaries or any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries may do any of the foregoing. On or after July 6, 1994, the Company, its subsidiaries and all officers, directors, employees of, and all investment bankers, attorneys and other advisors and representatives of, the Company and its subsidiaries shall cease doing any of the foregoing; provided, however, that on or after July 6, 1994, notwithstanding the provisions of the first sentence of this Section 5.10, the Company, any of its subsidiaries or any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries may, following the receipt of an Acquisition Proposal by the Company that the Board of Directors of the Company determines in good faith, following consultation with outside counsel, would permit the Board of Directors to take any of the actions referred to in the first sentence of Section 5.11, participate in negotiations regarding such Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, from and after July 6, 1994, the Company shall promptly advise Parent orally and in writing of the receipt by it (or any of the other entities or persons referred to above) after the date hereof of any Acquisition Proposal, or any inquiry which could lead to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the person making any such Acquisition Proposal or inquiry. The Company will keep Parent fully informed of the status and details of any such Acquisition Proposal or inquiry. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of this Section
5.10 by any officer, director or employee of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.10 by the Company. For purposes of this Agreement, "Acquisition Proposal" means any proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company or any Significant Subsidiary of the Company, or any purchase of all or any significant portion of the assets of the Company or any Significant Subsidiary of the Company, or any equity interest in the Company or any Significant Subsidiary of the Company, other than the transactions contemplated hereby or by the Citibank Commitment Letter.

          SECTION 5.11. Fiduciary Duties. The Board of Directors of the Company shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal, unless the Company receives an Acquisition Proposal and the Board of Directors of the Company determines in good faith, following consultation with outside counsel, that in order to comply with its fiduciary duties to stockholders under applicable law it is necessary for the Board of Directors to withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend such Acquisition Proposal, enter into an agreement with respect to such Acquisition Proposal or terminate this Agreement. In the event the Board of Directors of the Company takes any of the foregoing actions, the Company shall, concurrently with the taking of any such action, pay to Parent the Section 5.15(a) Fee or the Section 5.15(b) Fee, as applicable, plus all Expenses pursuant to Section
5.15. Nothing contained in this Section 5.11 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith reasonable judgment of the Board of Directors of the Company based on the advice of outside counsel, is required under applicable law; provided that the Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors permitted by this Section
5.11 shall not constitute a breach of this Agreement by the Company.

          SECTION 5.12. Consents, Approvals and Filings. (a) The Company and Parent will make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, including, without limitation, those required under the HSR Act, the Securities Act, the Exchange Act, the 1940 Act, the Advisers Act and applicable state insurance laws in order to facilitate prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, the Company and Parent will each use their best efforts, and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement. Each of the Company and Parent shall use reasonable efforts to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request.

           (b) Each of the parties shall provide to the other party copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement.

          SECTION 5.13. Company Satisfaction of the Conditions of Section 15 of the 1940 Act. (a) The Company shall, and shall cause each of KFS and the applicable subsidiaries of KFS (collectively, with KFS, the "Asset Management Subsidiaries") to, use their best efforts to cause the boards of trustees/directors of the Company Funds to approve, and to solicit their respective shareholders as promptly as practicable with regard to the approval of, new investment advisory agreements with the Asset Management Subsidiaries acting as investment advisers for such funds, to be effective on or as promptly as practicable after the Effective Time, pursuant to the provisions of Section 15 of the 1940 Act, and consistent with all requirements of the 1940 Act applicable thereto, provided that such agreements are identical in all respects to the existing agreements other than the term of the agreement. For purposes of this Agreement, "Company Funds" shall mean the registered investment companies for which the Company or any subsidiary acts as investment adviser or sub-adviser. Each Company Fund is identified in Section 5.13 of the Disclosure Schedule.

          (b) The Company shall, and shall cause each of the Asset Management Subsidiaries to, use their best efforts to ensure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act with respect to each of the Company Funds.

          SECTION 5.14. Advisory Contract Consents. As promptly as practicable, the Company shall cause the non-investment company advisory clients of the Asset Management Subsidiaries to be informed of the transactions contemplated by this Agreement and shall give such clients an opportunity to terminate their advisory contracts with such Asset Management Subsidiaries or
any of their affiliates.   Parent agrees that the Company may satisfy this
obligation insofar as it relates to non-investment company advisory clients by providing them with the notice contemplated by the first sentence of this
Section 5.14 and obtaining such clients' consent in the form of actual or implied consent by way of informing such clients of the Asset Management Subsidiaries' intention to continue the advisory services, pursuant to the Asset Management Subsidiaries' existing contracts with such clients, subject to such clients' right to terminate such contracts within 60 days of receipt of such notice, and that each such client's consent will be implied if it continues to accept the services without rejection during such specified 60 day period.

          SECTION 5.15. Certain Fees and Expenses. (a) The Company shall pay to Parent upon demand $25 million (the "Section 5.15(a) Fee"), payable in same-day funds, plus all Expenses (as defined below), if an Acquisition Proposal is commenced, publicly proposed, publicly disclosed or communicated to the Company (or the willingness of any person to make an Acquisition Proposal is publicly disclosed or communicated to the Company) and the Board of Directors of the Company prior to July 6, 1994, in accordance with Section 5.11, withdraws or modifies its approval or recommendation of this Agreement or the Merger, approves or recommends such Acquisition Proposal, enters into an agreement with respect to such Acquisition Proposal, terminates this Agreement, approves any transaction pursuant to Section 11(a)(ii)(B) or 13(d) of the Rights Agreement or amends or waives any provision of the Rights Agreement or redeems the Rights issued thereunder.

          (b) The Company shall pay to Parent upon demand $100 million (the "Section 5.15(b) Fee"), payable in same-day funds, plus all Expenses, if a bona fide Acquisition Proposal is commenced, publicly proposed, publicly disclosed or communicated to the Company (or the willingness of any person to make such an Acquisition Proposal is publicly disclosed or communicated to the Company) and (i) the Board of Directors of the Company on or after July 6, 1994, in accordance with Section 5.11, withdraws or modifies its approval or recommendation of this Agreement or the Merger, approves or recommends such Acquisition Proposal, enters into an agreement with respect to such Acquisition Proposal, terminates this Agreement, approves any transaction pursuant to
Section 11(a)(ii)(B) or 13(d) of the Rights Agreement or amends or waives any provision of the Rights Agreement or redeems the Rights issued thereunder or
(ii) the requisite approval of the Company's stockholders for the Merger is not obtained at the Stockholders Meeting and the Section 5.15(a) Fee did not and has not become due and payable.

          (c) For purposes of this Section, "Expenses" shall mean all documented out-of-pocket fees and expenses incurred or paid by or on behalf of Parent in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including all bank fees, financing fees, printing costs and fees and expenses of counsel, investment banking firms, accountants, experts and consultants to Parent; provided, however, that prior to July 6, 1994, Expenses shall not exceed $15.0 million.

          SECTION 5.16. Compliance with Section 15(f) of the 1940 Act by Parent. Parent shall use its best efforts to assure the satisfaction of the conditions of Section 15(f) of the 1940 Act with respect to each of the Company Funds.

          SECTION 5.17. Affiliates and Certain Stockholders. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time the Merger is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto. Parent shall not be required to maintain the effectiveness of the Form S-4 or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock by such affiliates and the certificates representing Parent Common Stock received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section 5.17.

          SECTION 5.18. NYSE Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

          SECTION 5.19.  Stockholder Litigation.  The Company shall give
Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Parent's consent, which consent shall not be unreasonably withheld.

          SECTION 5.20. Financing. Parent will use its best efforts to obtain the financing referred to in the Citibank Commitment Letter, the Morgan Stanley Highly Confident Letter and the CCP II Letter. The Company will, and will cause its subsidiaries to, cooperate with Parent and take all reasonable actions necessary in order to assist Parent in obtaining such financing.

          SECTION 5.21. Board Action Relating to Stock Option Plans. As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering a Company Stock Option Plan) shall adopt such resolutions or take such actions as may be required to adjust the terms of all outstanding Company Stock Options in accordance with Section 2.2 and shall make such other changes to the Company Stock Option Plans as it deems appropriate to give effect to the Merger (subject to the approval of Parent, which shall not be unreasonably withheld).


                         ARTICLE VI

                    CONDITIONS PRECEDENT

          SECTION 6.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the stockholders of the Company entitled to cast at least a majority of the votes which all stockholders of the Company are entitled to cast thereon and the Parent Stockholder Approval shall have been obtained.

          (b) Governmental and Regulatory Consents. All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, Governmental Entities, including, without limitation, those set forth in Section 3.1(c)(i) of the Disclosure Schedule, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company, Parent and Sub will have been made or obtained (as the case may be); provided, however, that such consents, approvals, permits and authorizations may be subject to (i) conditions customarily imposed by insurance regulatory authorities or (ii) other conditions that would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Parent and its subsidiaries taken as a whole (after giving effect to the consummation of the Merger).

          (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

          (e) Company Fund Approvals. In accordance with Section 15 of the 1940 Act, the respective boards of trustees/directors of the Company Funds, including in each case a majority of trustees/directors who are not parties to the investment advisory contracts of such Company Funds or "interested persons" (as such term is defined in the 1940 Act) of any such party (the "Non-Interested Directors"), and holders of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of Company Funds which, as of May 31, 1994, represented at least 90% of all of the net assets of all of the Company Funds as of such date, shall have approved new investment advisory contracts with the Asset Management Subsidiaries acting as investment advisers of such funds upon terms identical with those of each such Company Fund (other than changes in the term of the contract); and the board of trustees/directors, including a majority of the Non-Interested Directors, of each of the Company Funds which has approved a new investment advisory contract shall have approved new underwriting, distribution or dealer contracts, if any, with the applicable subsidiaries of the Company that are parties to such agreements pursuant to Section 15 of the 1940 Act and any other requirements applicable thereto contained in the 1940 Act.

          (f) Advisory Client Approvals. The Company shall have obtained, in accordance with Section 5.14, the consent of non-investment company advisory clients of the Asset Management Subsidiaries who are not affiliated with the Company and who, as of May 31, 1994, represent at least 80% of all of the net assets under management as of such date for all such advisory clients not affiliated with the Company.

          (g) Compliance with Section 15(f) of the 1940 Act. At the time of the Closing: (i) at least 75% of the members of the board of trustees/directors of each Company Fund which has approved a new investment advisory contract shall not be "interested persons" (as such term is defined in the 1940 Act) of Parent (or such other entity which will act as adviser to such Company Funds following the Effective Time), of the Company or of any affiliate of the Company that was the investment adviser of any such Company Fund immediately preceding the Effective Time; and (ii) the requirements of Section 15(f)(1)(B) of the 1940 Act shall have been complied with in that no "unfair burden" shall have been imposed on any of the Company Funds as a result of this Agreement, the transactions contemplated hereunder, new investment advisory contracts or otherwise.

          (h) Investors Fiduciary Trust Company. The Company will have divested its ownership interest in Investors Fiduciary Trust Company or Parent shall have obtained all regulatory approvals required in connection with acquiring the Company's interest in Investors Fiduciary Trust Company.

          (i) NYSE Listing. The shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (j) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          SECTION 6.2. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in Section 3.1 that are qualified as to materiality shall be true and correct and the representations and warranties of the Company set forth in Section 3.1 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect set forth in this paragraph.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c) Affiliates. Parent shall have received from each affiliate named in the letter referred to in Section 5.17 an executed copy of an agreement substantially in the form of Exhibit A hereto.

          (d) Financing. Parent shall have obtained all financing necessary to pay the aggregate Cash Consideration payable in connection with the Merger.

          SECTION 6.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in Section 3.2 that are qualified as to materiality shall be true and correct and the representations and warranties of Parent and Sub set forth in Section 3.2 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to the effect set forth in this paragraph.

          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.


                         ARTICLE VII

              TERMINATION, AMENDMENT AND WAIVER

          SECTION 7.1. Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

          (a)  by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company:

               (i) if, upon a vote at a duly held Stockholders Meeting or Parent Stockholders Meeting or any adjournment thereof, any required approval of the stockholders of the Company or Parent, as the case may be, shall not have been obtained;

               (ii) if the Merger shall not have been consummated on or before March 31, 1995, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

               (iii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                (iv) if the Board of Directors of the Company shall have exercised its rights set forth in Section 5.11 of this Agreement; or

          (c) by the Company, if definitive documentation with respect to the bank financing contemplated by the Citibank Commitment Letter (or with respect to any alternative bank financing that provides, in the aggregate, the same amount of financing) shall not have been executed by August 31, 1994.

          SECTION 7.2. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the last two sentences of Section 5.5 and Sections 3.1(p), 3.2(o), 5.15, 7.2 and 8.2. Nothing contained in this Section shall relieve any party from any liability resulting from any wilful and material breach of the representations, warranties, covenants or agreements set forth in this Agreement.

          SECTION 7.3. Amendment. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of the Merger by the stockholders of the Company, no amendment shall be made which reduces the consideration payable in the Merger or adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 7.4. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 7.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 7.5. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section 7.4 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.


                        ARTICLE VIII

                     GENERAL PROVISIONS

          SECTION 8.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, including, without limitation, Section 5.16.

          SECTION 8.2.  Fees and Expenses.  Except as provided otherwise in
Section 5.15, whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, except that expenses incurred in connection with printing and mailing the Joint Proxy Statement and the S-4, and the costs of preparing and distributing proxy materials to and of holding the meetings of the Company Funds' shareholders will be shared equally by Parent and the Company.

          SECTION 8.3.  Definitions.  For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

          (c) a "subsidiary" of any person means another person 50% of the equity securities of which are owned directly or indirectly by such first person; provided, however, that joint ventures or partnerships engaged in the business of real estate development, management or ownership shall not be deemed to be subsidiaries unless such first person owns directly or indirectly 80% of the equity securities of such joint venture or partnership.

          SECTION 8.4. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Sub, to

               Conseco, Inc.
               11825 North Pennsylvania Street
               Carmel, Indiana 46032
               Attention:  Lawrence W. Inlow, Esq.

               with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019
               Attention:  Allen Finkelson, Esq.

          (b)  if to the Company, to

               Kemper Corporation
               One Kemper Drive
               Long Grove, Illinois 60049
               Attention:  David B. Mathis
                           Chairman of the Board and
                              Chief Executive Officer
               with copies to:

               Kemper Corporation
               One Kemper Drive
               Long Grove, Illinois 60049
               Attention:  Kathleen A. Gallichio
                           Senior Vice President,
                              General Counsel and
                              Corporate Secretary

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017
               Attention:  Charles I. Cogut, Esq.

          SECTION 8.5. Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 8.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.7. Entire Agreement; Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties hereto and the third party beneficiaries referred to in the following sentence any rights or remedies. The parties hereto expressly intend the provisions of Sections 5.7(b) and (c), 5.8 and 5.16 to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third persons referred to in, or intended to be benefitted by, such provisions.


          SECTION 8.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 8.9. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware.

          SECTION 8.11. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                      CONSECO, INC.



                                      STEPHEN C. HILBERT
                                      ---------------------------
                                      Name: Stephen C. Hilbert
                                      Title: Chairman of the Board, President
                                               and Director


                                      Attest:



                                      ---------------------------
                                      Name:
                                      Title:


                                      [CORPORATE SEAL]

                                      KC ACQUISITION, INC.




                                      STEPHEN C. HILBERT
                                      ---------------------------
                                      Name: Stephen C. Hilbert
                                      Title: President and Chief
                                                Executive Officer


                                      Attest:



                                      ---------------------------
                                      Name:
                                      Title:


                                      [CORPORATE SEAL]


                                      KEMPER CORPORATION



                                      DAVID B. MATHIS
                                      ---------------------------
                                      Name: David B. Mathis
                                      Title: Chairman of the Board and Chief
                                               Executive Officer


                                      Attest:


                                      KATHLEEN A. GALLICHIO
                                      ---------------------------
                                      Name: Kathleen A. Gallichio
                                      Title: Corporate Secretary


                                      [CORPORATE SEAL]

                             DISCLOSURE SCHEDULES

                                   INDEX


Section                 Caption in Agreement
- -------                 --------------------
2.2                     Company Stock Options to be Assumed

3.1 (b)                 Capital Structure

3.1 (c)                 Authority; Noncontravention

3.1 (c) (i)             State Insurance Filings

3.1 (c) (ii)            Other Consents

3.1 (f)                 Absence of Certain Changes or Events

3.1 (g)                 Absence of Changes in Benefits Plans

3.1 (i)                 Tax Extension Waiver Requests

3.1 (j) Excess Parachute Payments; Section 162 (m) of the Code

4.1 (a) (iv)            Pending Acquisitions

4.1 (a) (v)             Disposition of Properties

4.1 (a) (vi)            Borrowings

4.1 (a) (viii)          Settlement of Claims

5.7 (b) (iii)           Performance Goals

5.7 (b) (v)             Severance Plans

5.7 (d)                 Termination Protection Agreements

5.13                 Company Funds

                                                     ANNEX 4
              DELAWARE GENERAL CORPORATION LAW


Section 262.  Appraisal Rights

                 (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to
Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word
"stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

                 (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251, 252, 254, 257, 258, 263 or 264 of this title:

                 (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchangeable or (ii) held of record by more than 2,000 stockholders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

                 (2)  Notwithstanding paragraph (1) of this
         subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                    a. Shares of stock of the corporation
                 surviving or resulting from such merger or consolidation;

                           b. Shares of stock of any other corporation
                 which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders;

                           c. Cash in lieu of fractional shares of the
                 corporations described in the foregoing
                 subparagraphs a. and b. of this paragraph; or

                           d. Any combination of the shares of stock and
                 cash in lieu of fractional shares described in the foregoing subparagraphs a., b. and c. of this paragraph.

                 (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under
         Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

                 (c)  Any corporation may provide in its
certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

                 (d)  Appraisal rights shall be perfected as
follows:

                 (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof, that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                 (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

                 (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court or

Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within
120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

                 (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation.
If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

                 (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights.
The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

       (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

                 (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other degrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

                 (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

                 (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

                 (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                      PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers

             See "COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF CONSECO AND KEMPER" in the Joint Proxy Statement/Prospectus for a description of the general effect of certain provisions of the Indiana Business Corporation Law and the Registrant's Amended and Restated Articles of Incorporation and Amended and Restated Code of By-laws which provide for the indemnification of directors and officers of the Registrant against certain liabilities incurred in their capacity as such.

Item 21. Exhibits and Financial Statement Schedules

 (a) Exhibits

      2. Agreement and Plan of Merger dated June 26, 1994 by and among the Registrant, Kemper and KC Acquisition, Inc. (included as Annex 1 to the Joint Proxy Statement/Prospectus (schedules omitted-the Registrant agrees to furnish a copy of any schedule to the Securities and Exchange Commission (the "Commission") upon request)).

      3.1 Amended and Restated Articles of Incorporation of the Registrant were filed with the Commission as Exhibit 3.1 to the Registrant's Registration Statement on Form S-2, No. 33-8498; Articles of Amendment thereto, as filed September 9, 1988 with the Indiana Secretary of State, were filed with the Commission as Exhibit 3.1.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988; and Articles of Amendment thereto, as filed June 13, 1989 with the Indiana Secretary of State, were filed with the Commission as Exhibit 3.1.2 to the Registrant's Report on Form 10-Q for the quarter ended June 30, 1989, and Articles of Amendment thereto, as filed June 29, 1993 with the Indiana Secretary of State, were filed with the Commission as Exhibit 3.1.3 to the Registrant's Report on Form 10-Q for the quarter ended June 30, 1993.

      3.2 Amended and Restated By-Laws of the Registrant effective February 10, 1986 were filed with the Commission as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, No. 33-4367, and an Amendment thereto was filed with the Commission as Exhibit 3.2.1 to Amendment No. 2 to such Registration Statement.

      3.3 Form of Amendment to Articles of Incorporation of the Registrant to authorize the change of the name of the Registrant to Kemper, Inc.*

      4.1 Specimen of the Registrant's common stock certificate.*

      4.8 Indenture dated as of February 18, 1993, between the Registrant and Shawmut Bank Connecticut, National Association, as
          Trustee, for the Registrant's 8 1/8 percent Senior Notes due 2003, was filed with the Commission as Exhibit 4.8 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992.

     4.11 Articles of Amendment to the Registrant's Articles of Incorporation as filed January 22, 1993 with the Indiana Secretary of State, establishing the designations, rights and preferences of the Registrant's Series D Cumulative Convertible Preferred Stock, were filed with the Commission as Exhibit 4.11 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992.

     4.12 Credit Agreement dated as of August 31, 1994, among KC Acquisition, Inc., as Borrower and the Registrant, as Guarantor, the Banks named therein, as Banks, The Bank of New York, Continental Bank, Deutsche Bank AG, New York Branch and/or
          Cayman Island Branches, The First National Bank of Chicago, First Union National Bank of North Carolina, International
          Nederlanden (U.S.) Capital Corporation, The Long-Term Credit Bank of Japan, Ltd. Chicago Branch, and NationsBank of
          Georgia, N.A., as Managing Agents, and Citicorp USA, Inc., as Administrative Agent.*

     4.13 Credit Agreement dated as of August 31, 1994, among CCP II Holdings Corp. as Borrower, the Banks named therein, as Banks, The Bank of New York, Continental Bank, Deutsche Bank AG, New York Branch and/or Cayman Island Branches, The First National Bank of Chicago, First Union National Bank of North Carolina, Internationale Nederlanden (U.S.) Capital Corporation, The Long-Term Credit Bank of Japan, Ltd. Chicago Branch, and NationsBank of Georgia, N.A., as Managing Agents, and Citicorp USA, Inc., as Administrative Agent.*

      5. Opinion of Lawrence W. Inlow as to the legality of the Conseco Common Stock being issued*

      8.  Opinion of Cravath, Swaine & Moore as to certain tax matters*

     24.1 Consent of Coopers & Lybrand L.L.P. with respect to the financial statements of the Registrant

     24.2 Consent of KPMG Peat Marwick LLP with respect to the financial statements of Kemper

     24.3 Consent of Ernst & Young LLP with respect to the financial statements of The Statesman Group, Inc.

     24.4 Consent of Morgan Stanley & Co. Incorporated*

     24.5 Consent of Goldman Sachs & Co.*

     24.6 Consent of Lawrence W. Inlow (included in Exhibit 5)

     24.7 Consent of Cravath, Swaine & Moore (included in Exhibit 8)

     25   Powers of Attorney (on signature page)

     28.3 Forms of Proxy Card for Conseco Common Stock

     28.4 Forms of Proxy Card for Kemper Common Stock

     99.1 Opinion of Morgan Stanley & Co. Incorporated (included as Annex 2 to the Joint Proxy Statement/Prospectus)*

     99.2 Opinion of Goldman Sachs & Co. (included as Annex 3 to the Joint Proxy Statement/Prospectus)*

(b) Financial Statement Schedules

      Inapplicable



*     To be filed by Amendment

Item 22. Undertakings

   The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   The Registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment of the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liabilities under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1993 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

   The undersigned Registrant hereby undertakes to supply by means of a post-effect amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and include in the Registration Statement when it became effective.

                                    SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, the State of Indiana, on September 14, 1994.

                           CONSECO, INC.



                           By: /s/ STEPHEN C. HILBERT
                               ________________________________________

                           Name:   Stephen C. Hilbert

                           Title:  Chairman of the Board

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence W. Inlow, James S. Adams and Karl W. Kindig, jointly and severally, as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact or agent or substitute lawfully does or causes to be done by virtue hereof.

     Signatures                            Capacity                            Date
     ----------                            --------                            ----
  /s/ STEPHEN C. HILBERT
  ------------------------------   Chairman of the Board, Chief                 September 14, 1994
  Stephen C. Hilbert                 Executive Officer and President
                                     (Principal Executive Officer) and
                                     Director
  /s/ ROLLIN M. DICK
  ------------------------------   Executive Vice President and Chief           September 14, 1994
  Rollin M. Dick                     Financial Officer (Principal
                                     Financial and Accounting Officer)
                                     and Director

  /s/ MICHAEL G. BROWNING
  ------------------------------   Director                                     September 14, 1994
  Michael G. Browning

  /s/ NGAIRE E. CUNEO
  ------------------------------   Director                                     September 14, 1994
  Ngaire E. Cuneo

  /s/ LOUIS P. FERRERO
  ------------------------------   Director                                     September 14, 1994
  Louis P. Ferrero

  /s/ DONALD F. GONGAWARE
  ------------------------------   Director                                     September 14, 1994
  Donald F. Gongaware


  ------------------------------   Director                                     September   , 1994
  M. Phil Hathaway


  ------------------------------   Director                                     September   , 1994
  James D. Massey

  /s/ DENNIS F. MURRAY, Sr.
  ------------------------------   Director                                     September 14, 1994
  Dennis F. Murray, Sr.

/TABLE

                          EXHIBIT INDEX
                    FORM S-4 OF CONSECO, INC.

      Exhibit
        No.    Document
        ---    --------
          2.   Agreement and Plan of Merger dated June 26, 1994 by and among the Registrant, Kemper and KC Acquisition,
               Inc. (included as Annex 1 to the Joint Proxy Statement/Prospectus (schedules omitted-the Registrant agrees to furnish a copy of any schedule to the Securities and Exchange Commission (the "Commission") upon request)).

          3.1  Amended and Restated Articles of Incorporation of the Registrant were filed with the Commission as Exhibit
               3.1 to the Registrant's Registration Statement on Form S-2, No. 33-8498; Articles of Amendment thereto, as filed September 9, 1988 with the Indiana Secretary of State, were filed with the Commission as Exhibit 3.1.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988; and Articles of
               Amendment thereto, as filed June 13, 1989 with the Indiana Secretary of State, were filed with the Commission as Exhibit 3.1.2 to the Registrant's Report on Form 10-Q for the quarter ended June 30, 1989, and Articles of Amendment thereto, as filed June 29, 1993 with the Indiana Secretary of State, were filed with the
               Commission as Exhibit 3.1.3 to the Registrant's Report on Form 10-Q for the quarter ended June 30, 1993.

          3.2  Amended and Restated By-Laws of the Registrant effective February 10, 1986 were filed with the Commission as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, No. 33-4367, and an Amendment thereto was filed with the Commission as Exhibit 3.2.1 to Amendment No. 2 to such Registration Statement.

          3.3  Form of Amendment to Articles of Incorporation of the Registrant to authorize the change of the name of the
               Registrant to Kemper, Inc.*

          4.1  Specimen of the Registrant's common stock certificate.*

          4.8  Indenture dated as of February 18, 1993, between the Registrant and Shawmut Bank Connecticut, National
               Association, as Trustee, for the Registrant's 8 1/8 percent Senior Notes due 2003, was filed with the
               Commission as Exhibit 4.8 to the Registrant's Annual Report on Form 10-K for the year ended December 31,
               1992.

          4.11 Articles of Amendment to the Registrant's Articles of Incorporation as filed January 22, 1993 with the Indiana
               Secretary of State, establishing the designations, rights and preferences of the Registrant's Series D Cumulative
               Convertible Preferred Stock, were filed with the Commission as Exhibit 4.11 to the Registrant's Annual Report
               on Form 10-K for the year ended December 31, 1992.

          4.12 Credit Agreement dated as of August 31, 1994, among KC Acquisition, Inc., as Borrower and the Registrant, as Guarantor, the Banks named therein, as Banks, The Bank of New York, Continental Bank, Deutsche Bank
               AG, New York Branch and/or Cayman Island Branches, The First National Bank of Chicago, First Union
               National Bank of North Carolina, Internationale Nederlanden (U.S.) Capital Corporation, The Long-Term Credit
               Bank of Japan, Ltd. Chicago Branch, and NationsBank of Georgia, N.A., as Managing Agents, and Citicorp
               USA, Inc., as Administrative Agent.*

          4.13 Credit Agreement dated as of August 31, 1994, among CCP II Holdings Corp. as Borrower, the Banks named therein, as Banks, The Bank of New York, Continental Bank, Deutsche Bank AG, New York Branch and/or
               Cayman Island Branches, The First National Bank of Chicago, First Union National Bank of
               North Carolina, Internationale Nederlanden (U.S.) Capital Corporation, The Long-Term Credit Bank
               of Japan, Ltd. Chicago Branch, and NationsBank of Georgia, N.A., as Managing Agents, and
               Citicorp USA, Inc., as Administrative Agent.*

          5    Opinion of Lawrence W. Inlow as to the legality of the Conseco Common Stock being issued*

          8    Opinion of Cravath, Swaine & Moore as to certain tax matters*

          24.1 Consent of Coopers & Lybrand L.L.P. with respect to the financial statements of the Registrant

          24.2 Consent of KPMG Peat Marwick LLP with respect to the financial statements of Kemper

          24.3 Consent of Ernst & Young LLP with respect to the financial statements of The Statesman Group, Inc.

          24.4 Consent of Morgan Stanley & Co. Incorporated*

          24.5 Consent of Goldman Sachs & Company*

          24.6 Consent of Lawrence W. Inlow (included in Exhibit 5)

          24.7 Consent of Cravath, Swaine & Moore (included in Exhibit 8)

          25   Powers of Attorney (on signature page)

          28.3 Forms of Proxy Card for Conseco Common Stock
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
          28.4 Forms of Proxy Card for Kemper Common Stock

          99.1 Opinion of Morgan Stanley & Co. Incorporated (included as Annex 2 to the Joint Proxy
                Statements/Prospectus)*

          99.2 Opinion of Goldman Sachs & Co. (included as Annex 3 to the Joint Proxy Statements/
                Prospectus)*


     *  To be filed by Amendment

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